As filed with the Securities and Exchange Commission on June 21, 2007
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AMERICAN REAL ESTATE PARTNERS, L.P.
(Exact name of co-registrant as specified in its charter)

Delaware	6512	13-3398766
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
______________
AMERICAN REAL ESTATE FINANCE CORP.
(Exact name of co-registrant as specified in its charter)

Delaware	6512	20-1059842
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
______________
AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant of guarantee as specified in its charter)

Delaware	6512	13-3398767
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
767 Fifth Avenue, Suite 4700
New York, New York 10153
(212) 702-4300
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrants’ Principal Executive Offices)
Keith A. Meister
Principal Executive Officer and Vice Chairman of the Board
767 Fifth Avenue, Suite 4700
New York, New York 10153
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)
Copies to:
Julie M. Allen, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Telephone: (212) 969-3000
Facsimile: (212) 969-2900
Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

7 1/8% Senior Notes due 2013	$500,000,000	100%	$500,000,000	$15,113.43
Guarantee(3)	—	—	—	—
(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
(2)
Pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended, the registration fee has been estimated based on the book value, as of March 31, 2007, of $492,294,000 of the private notes to be received by the registrant in exchange for the new notes to be issued hereunder in the exchange offer described herein.
(3)
Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantee.
The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), determines.

The information in this Preliminary Prospectus is not complete and may be changed. We may not exchange these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to exchange these securities and is not soliciting offers to exchange these securities in any State where the exchange is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 21, 2007

PROSPECTUS
$500,000,000
AMERICAN REAL ESTATE PARTNERS, L.P.
AMERICAN REAL ESTATE FINANCE CORP.
OFFER TO EXCHANGE OUR 7 1/8% SENIOR NOTES DUE 2013, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL OF OUR OUTSTANDING 7 1/8% SENIOR NOTES DUE 2013
_________________
MATERIAL TERMS OF THE EXCHANGE OFFER
We are jointly and severally offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the exchange offer), $500,000,000 in aggregate principal amount of our 7 1/8% senior exchange notes due 2013, or the new notes, for $500,000,000 in aggregate principal amount of our issued and outstanding 7 1/8% senior notes due 2013, or the private notes, and, collectively with the new notes, the notes.
•
The terms of the new notes are substantially identical to the private notes, except that the transfer restrictions and registration rights relating to the private notes will not apply to the new notes and the new notes will not provide for the payment of liquidated damages under circumstances related to the timing and completion of the exchange offer.
•
Expires 5:00 p.m., New York City time, on                            , 2007, unless extended.
•
Subject to the satisfaction or waiver of specified conditions, we will exchange your validly tendered unregistered private notes that have not been withdrawn prior to the expiration of the exchange offer for an equal principal amount of new notes which have been registered under the Securities Act of 1933, as amended, or the Securities Act.
•
The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission, or the SEC, and other customary conditions.
•
You may withdraw your tender of notes at any time before the exchange offer expires.
•
The exchange of notes should not be a taxable exchange for U.S. federal income tax purposes.
•
We will not receive any proceeds from the exchange offer.
•
The new notes will not be traded on any national securities exchange and, therefore, we do not anticipate that an active public market in the new notes will develop.
Please refer to “Risk Factors” beginning on page 7 of this document for certain important information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus                        , 2007

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.” This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of that person, a copy of any and all of this information. Requests for copies should be directed to Investor Relations Department, American Real Estate Partners, L.P., 769 Fifth Avenue, Suite 4700, New York, New York 10153; (212) 702-4300. Our web site address is http://www.AREP.com. You should request this information at least five business days in advance of the date on which you expect to make your decision with respect to the exchange offer.
In any event, in order to obtain timely delivery, you must request this information prior to                  , 2007, which is five business days before the expiration date of the exchange offer.
You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. We do not imply that there has been no change in the information contained in this prospectus or in our affairs since that date by delivering this prospectus.
NOTICE TO UNITED KINGDOM RESIDENTS
THE NOTES WILL NOT BE OFFERED OR SOLD TO PERSONS IN THE UNITED KINGDOM, EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR OTHERWISE IN CIRCUMSTANCES WHICH HAVE NOT RESULTED AND WILL NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995. THIS OFFERING MEMORANDUM MAY ONLY BE ISSUED OR PASSED ON, IN OR INTO THE UNITED KINGDOM TO A PERSON WHO IS OF A KIND DESCRIBED IN ARTICLE 11(3) OF THE FINANCIAL SERVICES ACT 1986 (INVESTMENT ADVERTISEMENTS) (EXEMPTIONS) ORDER 1996 OR IS A PERSON TO WHOM SUCH DOCUMENT MAY OTHERWISE LAWFULLY BE ISSUED OR PASSED ON.
NOTICE TO NEW HAMPSHIRE RESIDENTS
NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

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FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated herein by reference contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act; Section 27A of the Securities Act; and pursuant to the Private Securities Litigation Reform Act. These forward-looking statements are not historical facts, but rather our beliefs and expectations based on our current expectations, estimates, projections, beliefs and assumptions about our company and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are intended to identify forward-looking statements. There statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks include those set forth in the section of this prospectus called “Risk Factors.”
Those risks are representative of factors that could affect the outcome of the forward-looking statements. These and the other factors discussed elsewhere in this prospectus and the documents incorporated by reference herein are not necessarily all of the important factors that cause our results to differ materially from those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which reflect our view only as of the respective dates of this prospectus and the documents incorporated herein by reference or other dates that are specified in those documents.

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SUMMARY
This summary highlights information contained in the documents incorporated herein by reference. This summary does not contain all of the information that you should consider before deciding to make an investment decision. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus; the financial statements and related notes contained in our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2006, filed with the SEC on March 6, 2007 and March 16, 2007, respectively; our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on May 10, 2007; and the documents incorporated herein by reference . As used in this prospectus, “we,” “our,” “ours,” “us,” “company” and “AREP” mean American Real Estate Partners, L.P. and, unless the context otherwise indicates, include our consolidated subsidiaries.
Our Company
American Real Estate Partners, L.P., or AREP, is a master limited partnership formed in Delaware on February 17, 1987. We are a diversified holding company owning subsidiaries engaged in the following operating businesses:  gaming, real estate and home fashion. On April 22, 2007, American Entertainment Properties Corp., or AEP, a wholly owned indirect subsidiary of AREP, entered into a Membership Interest Purchase Agreement with W2007/ACEP Holdings, LLC, an affiliate of Whitehall Street Real Estate Funds, a series of real estate investment funds affiliated with Goldman, Sachs & Co., or Whitehall Street Real Estate Funds, to sell all of the issued and outstanding membership interests of American Casino & Entertainment Properties, LLC, or ACEP, which comprises our gaming operations. The parties expect to close the transaction in approximately December 2007. On February 9, 2007, we entered into an agreement and plan of merger, pursuant to which we would acquire Lear Corporation, or Lear, a publicly traded company that provides automotive interior systems worldwide, for an aggregate consideration of approximately $5.2 billion, including the assumption by the surviving entity of certain outstanding indebtedness of Lear and refinancing of Lear’s existing term loan and credit facility. The consummation of the transaction is subject to regulatory approvals and shareholder vote.
Our primary business strategy is to continually evaluate our existing operating businesses with a view to maximizing value to our unitholders. We may also seek to acquire additional businesses that are distressed or in out-of-favor industries and will consider the divestiture of businesses. In addition, we invest our available liquidity in debt and equity securities with a view to enhancing returns as we continue to assess further acquisitions of operating businesses.
Our general partner is American Property Investors, Inc., the general partner, or API, a Delaware corporation, which is indirectly wholly owned by Carl C. Icahn. We own our businesses and conduct our investment activities through a subsidiary limited partnership, American Real Estate Holdings Limited Partnership, or AREH, in which we own a 99% limited partnership interest, and its subsidiaries. API also acts as the general partner for AREH. API has a 1% general partnership interest in each of us and AREH. As of March 31, 2007, affiliates of Mr. Icahn beneficially owned 55,655,382 units representing AREP limited partner interests, or the depositary units, representing approximately 90.0% of the outstanding depositary units, and 10,304,013 cumulative pay-in-kind redeemable preferred units, representing AREP limited partner interests, or the preferred units, representing approximately 86.5% of the outstanding preferred units.
Our depositary units, representing limited partnership interests, trade on the New York Stock Exchange under the symbol “ACP.”
Our principal executive offices are located at 767 Fifth Avenue, Suite 4700, New York, New York 10153. Our phone number is (212) 702-4300. Our web site address is http://www.AREP.com.
American Real Estate Finance Corp., or AREP Finance, a Delaware corporation, is our wholly owned subsidiary. AREP Finance was incorporated on April 19, 2004 and was formed solely for the purpose of serving as co-issuer of debt securities of AREP. AREP Finance does not and will not have any operations or assets and does not and will not have any revenues. AREP Finance’s principal business address is 767 Fifth Avenue, Suite 4700, New York, New York 10153 and its telephone number is (212) 702-4300.

Summary of the Exchange Offer

The Offering of the Private Notes
On January 17, 2007, we issued $500 million in aggregate principal amount of our private notes in an offering not registered under the Securities Act. At the time we issued the private notes on January 17, 2007, we entered into a registration rights agreement in which we agreed to offer to exchange the private notes for new notes which have been registered under the Securities Act. This exchange offer is intended to satisfy that obligation. The private notes issued January 17, 2007 were additional notes issued under an indenture dated February 7, 2005 as described elsewhere in this prospectus. On February 1, 2005, we issued and sold $480.0 million of 7 1/8% senior notes due 2013, or the existing notes.

The Exchange Offer
We are offering to exchange the new notes which have been registered under the Securities Act for the private notes. As of this date, there is $500 million aggregate principal amount of private notes outstanding.

Required Representations
In order to participate in this exchange offer, you will be required to make certain representations to us in a letter of transmittal, including that:
•
any new notes will be acquired by you in the ordinary course of your business;
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you have not engaged in, do not intend to engage in, and do not have an arrangement or understanding with any person to participate in a distribution of the new notes; and
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you are not an affiliate of our company.

Resale of New Notes
We believe that, subject to limited exceptions, the new notes may be freely traded by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
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you are acquiring new notes in the ordinary course of your business;
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you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes; and
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you are not an affiliate of our company.

If our belief is inaccurate and you transfer any new note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, such liability.

Each broker-dealer that is issued new notes for its own account in exchange for private notes which were acquired by such broker-dealer as a result of market-making or other trading activities also must acknowledge that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the new notes and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes issued in the exchange offer.

We have agreed in the registration rights agreement that a broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the new notes issued to it in the exchange offer.
Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on                  , 2007, unless extended, in which case the term “expiration date” shall mean the latest date and time to which we extend the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which may be waived by us. The exchange offer is not conditioned upon any minimum principal amount of private notes being tendered.
Procedures for Tendering Private Notes
If you wish to tender your private notes for exchange, you must transmit to Wilmington Trust Company, as exchange agent, at the address set forth in this prospectus under the heading “The Exchange Offer — Exchange Agent,” and on the front cover of the letter of transmittal, on or before the expiration date, a properly completed and duly executed letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal and either:
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the private notes and any other required documentation, to the exchange agent; or
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a computer generated message transmitted by means of DTC’s Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

If either of these procedures cannot be satisfied on a timely basis, then you should comply with the guaranteed delivery procedures described below. By executing the letter of transmittal, each holder of private notes will make certain representations to us described under “The Exchange Offer — Procedures for Tendering.”

Special Procedures for Beneficial Owners
If you are a beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your private notes in the exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your private notes, either make appropriate arrangements to register ownership of the private notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures
If you wish to tender private notes and time will not permit the documents required by the letter of transmittal to reach the exchange agent prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your private notes according to the guaranteed delivery procedures described under “The Exchange Offer — Guaranteed Delivery Procedures.”

Acceptance of Private Notes and Delivery of New Notes
Subject to the conditions described under “The Exchange Offer — Conditions,” we will accept for exchange any and all private notes which are validly tendered in the exchange offer and not withdrawn, prior to 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights
You may withdraw your tender of private notes at any time prior to 5:00 p.m., New York City time, on the expiration date, subject to compliance with the procedures for withdrawal described in this prospectus under the heading “The Exchange Offer — Withdrawal of Tenders.”

Federal Income Tax Consequences
For a discussion of the material federal income tax considerations relating to the exchange of private notes for the new notes as well as the ownership of the new notes, see “Certain U.S. Federal Income Tax Consequences.”

Exchange Agent
The Wilmington Trust Company is serving as the exchange agent. The address, telephone number and facsimile number of the exchange agent are set forth in this prospectus under the heading “The Exchange Offer — Exchange Agent.”

Consequences of Failure to Exchange Private Notes
If you do not exchange private notes for new notes, you will continue to be subject to the restrictions on transfer provided in the private notes and in the indenture governing the private notes. In general, the unregistered private notes may not be offered or sold, unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

The New Notes
The terms of the new notes we are issuing in this exchange offer and the private notes that are outstanding are identical in all material respects except:
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The new notes will be registered under the Securities Act;
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The new notes will not contain transfer restrictions and registration rights that relate to the private notes.
The new notes will evidence the same debt as the private notes and will be governed by the same indenture. References to the notes include both private notes and new notes.

Issuer
AREP is a holding company. Its operations are conducted through its subsidiaries and substantially all of its assets consist of a 99% limited partnership interest in its subsidiary, AREH, which is a holding company for its  operating subsidiaries and investments. The new notes will be guaranteed by AREH.

Co-Issuer
AREP Finance is a wholly owned subsidiary of AREP. It was formed solely for the purpose of serving as a co-issuer of debt securities of AREP in order to facilitate offerings of the debt securities. Other than as a co-issuer of the notes, AREP Finance does not and will not have any operations or assets and will not have any revenues. As a result, holders of the notes should not expect AREP Finance to participate in servicing any obligations on the new notes.

Notes Offered	$500 million in aggregate principal amount of 7 1/8% senior notes due 2013.
Maturity	February 15, 2013.
Interest Payment Dates	February 15 and August 15 of each year, commencing February 15, 2007.
Guarantee	If we cannot make payments on the new notes when they are due, AREH must make them instead. Other than AREH, none of our subsidiaries will guarantee payments on the new notes.
Ranking
The new notes and the guarantee will rank equally with all of our and the guarantor’s existing and future senior unsecured indebtedness, including our existing notes, and will rank senior to all of our and the guarantor’s existing and future subordinated indebtedness. The new notes and the guarantee will be effectively subordinated to all of our and the guarantor’s existing and future secured indebtedness, to the extent of the collateral securing such indebtedness. The new notes and the guarantee also will be effectively subordinated to all indebtedness and other liabilities, including trade payables, of all our subsidiaries other than AREH. As of March 31, 2007, the new notes and the guarantee would have been effectively subordinated to an aggregate of $375.5 million of AREH’s secured debt and our subsidiaries’ debt, excluding trade payables.

Optional Redemption	We may, at our option, redeem some or all of the new notes at any time on or after February 15, 2009, at the redemption prices listed under “Description of Notes — Optional Redemption.”

In addition, prior to February 15, 2008, we may, at our option, redeem up to 35% of the new notes with the proceeds of certain sales of our equity at the redemption price listed under “Description of Notes — Optional Redemption.” We may make the redemption only if, after the redemption, at least 65% of the aggregate principal amount of the notes issued remains outstanding.

Redemption Based on Gaming Laws
The new notes are subject to mandatory disposition and redemption requirements following certain determinations by applicable gaming authorities. On April 22, 2007, AEP entered into a Membership Interest Purchase Agreement with W2007/ACEP Holdings, LLC, an affiliate of Whitehall Street Real Estate Funds, to sell all of the issued and outstanding membership interests of ACEP which comprises our gaming operations. If the sale is consummated, the new notes will no longer be subject to redemption based on gaming laws.

Certain Covenants
We will issue the new notes under the indenture with AREH and Wilmington Trust Company, as trustee acting on your behalf, dated February 7, 2005, which was established in connection with our existing notes. The indenture, among other things, restricts our and AREH’s ability to:
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incur additional debt;
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pay dividends and make distributions;
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repurchase equity securities;
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create liens;
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enter into transactions with affiliates; and
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merge or consolidate.

Our subsidiaries other than AREH will not be restricted in their ability to incur debt, create liens or merge or consolidate.
Absence of Established Market for Notes	The new notes will be new securities for which there is currently no market. We cannot assure you that a liquid market for the new notes will develop or be maintained.

RISK FACTORS
You should consider carefully each of the following risks and all other information contained in this prospectus before deciding to invest in the notes.
Risks Relating to the Exchange Offer
Holders who fail to exchange their private notes will continue to be subject to restrictions on transfer.
If you do not exchange your private notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your private notes described in the legend on your private notes. The restrictions on transfer of your private notes arise because we issued the private notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the private notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the private notes under the Securities Act.
Broker-dealers or holders of notes may become subject to the registration and prospectus delivery requirements of the Securities Act.
Any broker-dealer that:
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exchanges its private notes in the exchange offer for the purpose of participating in a distribution of the new notes or
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resells new notes that were received by it for its own account in the exchange offer may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the new notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act. In addition to broker-dealers, any holder of notes that exchanges its private notes in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that holder.
We cannot guarantee that there will be a trading market for the new notes.
The new notes are a new issue of securities and currently there is no market for them. We do not intend to apply to have the new notes listed or quoted on any exchange or quotation system. Accordingly, we cannot assure you that a liquid market will develop for the new notes.
The liquidity of any market for the new notes will depend on a variety of factors, including:
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the number of holders of the new notes;
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our performance; and
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the market for similar securities and the interest of securities dealers in making a market in the new notes.
A liquid trading market may not develop for the new notes.
Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. The market, if any, for the new notes may experience similar disruptions that may adversely affect the prices at which you may sell your new notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the new notes may be adversely affected.
To the extent private notes are tendered and accepted in the exchange offer, the trading market, if any, for the private notes that are not so tendered would be adversely affected.

Risks Relating to Our Structure and Indebtedness
Our general partner and its control person could exercise their influence over us to your detriment.
Mr. Icahn, through affiliates, currently owns 100% of API, our general partner, and approximately 86.5% of our outstanding preferred units and approximately 90% of our depositary units and, as a result, has the ability to influence many aspects of our operations and affairs. API also is the general partner of AREH.
The interests of Mr. Icahn, including his interests in entities in which he and we have invested or may invest in the future, may differ from your interests as a noteholder and, as such, he may take actions that may not be in your interest. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, Mr. Icahn’s interests might conflict with your interests as a noteholder.
In addition, if Mr. Icahn were to sell, or otherwise transfer, some or all of his interests in us to an unrelated party or group, a change of control could be deemed to have occurred under the terms of the indenture governing the notes which would require us to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes.
We have engaged, and in the future may engage, in transactions with our affiliates.
We have invested and may in the future invest in entities in which Mr. Icahn also invests. We also have purchased and may in the future purchase entities or investments from him or his affiliates. Although API has never received fees in connection with our investments, our partnership agreement allows for the payment of these fees. Mr. Icahn may pursue other business opportunities in industries in which we compete and there is no requirement that any additional business opportunities be presented to us.
We have entered into an agreement and plan of merger pursuant to which we would acquire all of the issued and outstanding common stock of Lear for an aggregate consideration of approximately $5.2 billion, including the assumption by the surviving entity of certain outstanding indebtedness of Lear and the refinancing of Lear’s existing term loan and credit facility. Mr. Icahn beneficially owns approximately 16.0% of Lear’s outstanding common stock. The consummation of the transaction is subject to regulatory approvals and shareholder vote.
Mr. Icahn previously proposed that we acquire his interest in American Railcar, Inc., or American Railcar, and Philip Services Corporation, or Philip Services. American Railcar is a publicly traded company that is primarily engaged in the business of manufacturing covered hoppers and tank railcars. Philip Services is an industrial services company that provides industrial outsourcing, environmental services and metal services to major industry sectors throughout North America. A committee of independent directors of the board was formed to consider those proposals. Currently, at Mr. Icahn’s request, only the proposal regarding the potential acquisition of the metal services business of Philip Services is being considered by the committee. Any acquisition would be subject to, among other things, the negotiation, execution and closing of a definitive agreement and the receipt of a fairness opinion. We continuously identify, evaluate and engage in discussions concerning potential investments and acquisitions, including potential investments in and acquisitions of affiliates of Mr. Icahn. There cannot be any assurance that any potential transactions that we consider will be completed.
Certain of our management are committed to the management of other businesses.
Certain of the individuals who conduct the affairs of API, including the chairman of our board of directors, Mr. Icahn, our principal executive officer, Keith A. Meister, and our president, Peter K. Shea, are, and will be, committed to the management of other businesses owned or controlled by Mr. Icahn and his affiliates. Accordingly, these individuals may focus significant amounts of time and attention on managing these other businesses. Conflicts may arise in the future between our interests and other entities or business activities in which such individuals are involved. Conflicts of interest may arise as we may compete with such affiliates for the same assets, purchasers and sellers of assets or financings.
We and AREH are holding companies and will depend on the businesses of our subsidiaries to satisfy our obligations under the notes.
We and AREH are holding companies. In addition to cash and cash equivalents, U.S. government and agency obligations, marketable equity and debt securities and other short-term investments, our assets consist primarily of investments in our subsidiaries. Moreover, if we make significant investments in operating businesses, it is likely that we will reduce the liquid assets at AREP and AREH in order to fund those investments and the ongoing operations of our subsidiaries. Consequently, our cash flow and our ability to meet our debt service obligations likely will depend on the cash flow of our subsidiaries and the payment of funds to us by our subsidiaries in the form of dividends, distributions, loans or otherwise.
The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment on the notes or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries may be subject or enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us. For example, the notes issued by our indirect wholly owned subsidiary, ACEP, contain restrictions on dividends and distributions and loans to us, as well as on other transactions with us. ACEP also has a credit agreement which contains financial covenants that have the effect of restricting dividends or distributions. This agreement precludes our receiving payments from the operations of our gaming properties which account for a significant portion of our revenues and cash flows. We have credit facilities for WestPoint International, Inc., or WPI, our majority owned subsidiary, and our real estate development properties that also restrict dividends, distributions and other transactions with us. To the degree any distributions and transfers are impaired or prohibited, our ability to make payments on the notes and other debt will be limited.
We, AREH or our subsidiaries may be able to incur substantially more debt.
We, AREH or our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes described herein, as well as the indentures governing our 8.125% senior notes due 2012 and our Variable Rate Senior Convertible Notes due 2013, do not prohibit us or our subsidiaries from doing so. We and AREH may incur additional indebtedness if we comply with certain financial tests contained in the indentures that govern these notes, including the indenture governing the notes described herein. As of March 31, 2007, based upon these tests, we and AREH could have incurred up to approximately $1.4 billion of additional indebtedness. If we complete the acquisition of Lear, and fund the acquisition with borrowings, as we currently contemplate, under the financial tests contained in the indentures (including the indenture governing the notes described herein), AREP and AREH will not be able to incur additional indebtedness. However, our subsidiaries, other than AREH are not subject to any of the covenants contained in the indentures (including the indenture governing the notes described herein), including the covenant restricting debt incurrence. If new debt is added to our, AREH’s and our subsidiaries’ current debt levels, the related risks that we, AREH and they now face could intensify.
The notes will be effectively subordinated to any secured indebtedness, and all the indebtedness and liabilities of our subsidiaries other than AREH.
The notes will be effectively subordinated to our and AREH’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness. We and AREH may be able to incur substantial additional secured indebtedness in the future. The terms of the indenture permit us and AREH to do so. The notes will also be effectively subordinated to all the indebtedness and liabilities, including trade payables, of all of our subsidiaries, other than AREH. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, other than AREH, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.
Our subsidiaries, other than AREH, will not be subject to any of the covenants in the indenture for the notes and only AREH will guarantee the notes. We may not be able to rely on the cash flow or assets of our subsidiaries to pay our indebtedness.
Our subsidiaries, other than AREH, will not be subject to the covenants under the indenture for the notes. We may form additional subsidiaries in the future which will not be subject to the covenants under the indenture for the notes. Of our existing and future subsidiaries, only AREH is required to guarantee the notes. Our existing and future non-guarantor subsidiaries may enter into financing arrangements that limit their ability to make dividends, distributions, loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of our subsidiaries to pay the notes.

Risks Relating to the Notes
Our failure to comply with the covenants contained under any of our debt instruments, including the indenture governing the notes (including our failure as a result of events beyond our control), could result in an event of default which would materially and adversely affect our financial condition.
If there were an event of default under one of our debt instruments, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. In addition, any event of default or declaration of acceleration under one debt instrument could result in an event of default under one or more of our other debt instruments, including the notes. It is possible that, if the defaulted debt is accelerated, our assets and cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments and we cannot assure you that we would be able to refinance or restructure the payments on those debt securities.
To service our indebtedness, we will require a significant amount of cash. Our ability to maintain our current cash position or generate cash depends on many factors beyond our control.
Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund operations will depend on existing cash balances and our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control.
Our current businesses and businesses that we acquire may not generate sufficient cash to service our debt, including the notes. In addition, we may not generate sufficient cash flow from operations or investments and future borrowings may not be available to us in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms or at all.
The indenture does not restrict our ability to change our lines of business or invest the proceeds of asset sales and allows for the sale of all or substantially all of our and AREH’s assets without the notes being assumed by the acquirers.
The indenture does not restrict in any way the businesses in which we may engage and if we were to change our current lines of business, in whole or in part, you would not be entitled to accelerated repayment of the notes. We also are not required to offer to purchase notes with the proceeds from asset sales, including in the event of the sale of all or substantially all of our assets or AREH’s assets, and we may reinvest the proceeds without the approval of noteholders. In addition, we and AREH may sell all or substantially all of our and its assets without the notes being assumed by the acquirers.
We may not have sufficient funds necessary to finance the change of control offer required by the indenture.
Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. Mr. Icahn, through affiliates, currently owns 100% of API and approximately 90.0% of our outstanding depositary units and 86.5% of our outstanding preferred units. If he were to sell or otherwise transfer some or all of his interests in us to unrelated parties, a change of control could be deemed to have occurred under the terms of the indenture governing the notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes.
Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the guarantor.
Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:
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received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and
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was insolvent or rendered insolvent by reason of such incurrence; or

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was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or
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intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.
In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
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the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or
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the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or
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it could not pay its debts as they become due.
On the basis of historical financial information, recent operating history and other factors, we believe that AREH, after giving effect to its guarantee of these notes, will not be insolvent, will not have unreasonably small capital for the businesses in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.
As a noteholder you may be required to comply with licensing, qualification or other requirements under gaming laws and could be required to dispose of the notes.
Currently, ACEP’s casino assets are comprised of the Stratosphere Casino Hotel & Tower, the Arizona Charlie’s Decatur, the Arizona Charlie’s Boulder and the Aquarius Casino Resort. We may be required to disclose the identities of the holders of the notes to the Nevada gaming authorities upon request. The Nevada Gaming Commission may, in its discretion, require a holder of the notes to file an application, be investigated and be found suitable to hold the notes. In addition, the Nevada Gaming Commission may, in its discretion, require the holder of any debt security of a company registered by the Nevada Gaming Commission as a publicly-traded corporation to file an application, be investigated and be found suitable to own such debt security.
If a record or beneficial holder of a note is required by the Nevada Gaming Commission to be found suitable, such owner will be required to apply for a finding of suitability within 30 days after request of such gaming authority or within such earlier time prescribed by such gaming authority. The applicant for a finding of suitability must pay all costs of the application and investigation for such finding of suitability. If the Nevada Gaming Commission determines that a person is unsuitable to own such security, then, pursuant to the Nevada Gaming Control Act, we can be sanctioned, including the loss of our approvals, if, without the prior approval of the Nevada Gaming Commission, we:
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pay to the unsuitable person any dividend, interest, or any distribution whatsoever;
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recognize any voting right of the unsuitable person with respect to such securities;
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pay the unsuitable person remuneration in any form; or
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make any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.
Each holder of the notes will be deemed to have agreed, to the extent permitted by law, that if the Nevada gaming authorities determine that a holder or beneficial owner of the notes must be found suitable, and if that holder or beneficial owner either refuses to file an application or is found unsuitable, that holder shall, upon our request, dispose of its notes within 30 days after receipt of our request, or earlier as may be ordered by the Nevada gaming authorities. We will also have the right to call for the redemption of notes of any holder at any time to prevent the loss or material impairment of a gaming license or an application for a gaming license at a redemption price equal to:

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the lesser of the cost paid by the holder or the fair market value of the notes, in each case, plus accrued and unpaid interest and liquidated damages, if any, to the earlier of the date of redemption, or earlier as may be required by the Nevada gaming authorities or the finding of unsuitability by the Nevada gaming authorities; or
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such other lesser amount as may be ordered by the Nevada gaming authorities.
We will notify the trustee under the indenture in writing of any redemption as soon as practicable. We will not be responsible for any costs or expenses you may incur in connection with your application for a license, qualification or a finding of suitability, or your compliance with any other requirement of a gaming authority. The indenture also provides that as soon as a gaming authority requires you to sell your notes, you will, to the extent required by applicable gaming laws, have no further right:
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to exercise, directly or indirectly, any right conferred by the notes or the indenture; or
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to receive from us any interest, dividends or any other distributions or payments, or any remuneration in any form, relating to the notes, except the redemption price we refer to above.
On April 22, 2007, AEP entered into a Membership Interest Purchase Agreement with W2007/ACEP Holdings, LLC, an affiliate of Whitehall Street Real Estate Funds, to sell all of the issued and outstanding membership interests of ACEP which comprises our gaming operations.
Since we are a limited partnership, you may not be able to pursue legal claims against us in U.S. federal courts.
We are a limited partnership organized under the laws of the state of Delaware. Under the rules of federal civil procedure, you may not be able to sue us in federal court on claims other than those based solely on federal law, because of lack of complete diversity. Case law applying diversity jurisdiction deems us to have the citizenship of each of our limited partners. Because we are a publicly traded limited partnership, it may not be possible for you to sue us in a federal court because we have citizenship in all 50 U.S. states and operations in many states. Accordingly, you will be limited to bringing any claims in state court. Furthermore, AREP Finance, our corporate co-issuer for the notes, has only nominal assets and no operations. While you may be able to sue the corporate co-issuer in federal court, you are not likely to be able to realize on any judgment rendered against it.
We may be subject to the pension liabilities of our affiliates.
Mr. Icahn, through certain affiliates, currently owns 100% of API and approximately 90% of our outstanding depositary units and 86.5% of our outstanding preferred units. Applicable pension and tax laws make each member of a “controlled group” of entities, generally defined as entities in which there are at least an 80% common ownership interest, jointly and severally liable for certain pension plan obligations of any member of the controlled group. These pension obligations include ongoing contributions to fund the plan, as well as liability for any unfunded liabilities that may exist at the time the plan is terminated. In addition, the failure to pay these pension obligations when due may result in the creation of liens in favor of the pension plan or the Pension Benefit Guaranty Corporation, or the PBGC, against the assets of each member of the controlled group.
As a result of the more than 80% ownership interest in us by Mr. Icahn’s affiliates, we and our subsidiaries are subject to the pension liabilities of all entities in which Mr. Icahn has a direct or indirect ownership interest of at least 80%. One such entity, ACF Industries LLC, or ACF, is the sponsor of several pension plans which, as of December 31, 2006, were not underfunded on an ongoing actuarial basis but would be underfunded by approximately $87.2million if those plans were terminated, as most recently reported by the plans’ actuaries. These liabilities could increase or decrease, depending on a number of factors, including future changes in promised benefits, investment returns, and the assumptions used to calculate the liability. As members of the controlled group, we would be liable for any failure of ACF to make ongoing pension contributions or to pay the unfunded liabilities upon a termination of the ACF pension plans. In addition, other entities now or in the future within the controlled group that includes us may have pension plan obligations that are, or may become, underfunded and we would be liable for any failure of such entities to make ongoing pension contributions or to pay the unfunded liabilities upon a termination of such plans.
The current underfunded status of the ACF pension plans requires ACF to notify the PBGC of certain “reportable events,” such as if we cease to be a member of the ACF controlled group, or if we make certain extraordinary dividends or stock redemptions. The obligation to report could cause us to seek to delay or reconsider the occurrence of such reportable events.

Starfire Holding Corporation, or Starfire, which is 100% owned by Mr. Icahn, has undertaken to indemnify us and our subsidiaries from losses resulting from any imposition of certain pension funding or termination liabilities that may be imposed on us and our subsidiaries or our assets as a result of being a member of the Icahn controlled group. The Starfire indemnity (which does not extend to pension liabilities of our subsidiaries that would be imposed on us as a result of our interest in these subsidiaries and not as a result of Mr. Icahn’s and his affiliates’ more than 80% ownership interest in us) provides, among other things, that so long as such contingent liabilities exist and could be imposed on us, Starfire will not make any distributions to its stockholders that would reduce its net worth to below $250.0 million. Nonetheless, Starfire may not be able to fund its indemnification obligations to us.
We are subject to the risk of possibly becoming an investment company.
Because we are a holding company and a significant portion of our assets may, from time to time, consist of investments in companies in which we own less than a 50% interest, we run the risk of inadvertently becoming an investment company that is required to register under the Investment Company Act of 1940, as amended, or the Investment Company Act. Registered investment companies are subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, dividends and transactions with affiliates. Registered investment companies are not permitted to operate their business in the manner in which we operate our business, nor are registered investment companies permitted to have many of the relationships that we have with our affiliated companies.
In order not to become an investment company required to register under the Investment Company Act, we monitor the value of our investments and structure transactions with an eye toward the Investment Company Act. As a result, we may structure transactions in a less advantageous manner than if we did not have Investment Company Act concerns, or we may avoid otherwise economically desirable transactions due to those concerns. In addition, events beyond our control, including significant appreciation or depreciation in the market value of certain of our publicly traded holdings, or adverse developments with respect to our ownership of certain of our subsidiaries, such as our loss of control of WPI, could result in our inadvertently becoming an investment company.
If it were established that we were an investment company, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both, in an action brought by the SEC, that we would be unable to enforce contracts with third parties or that third parties could seek to obtain rescission of transactions with us undertaken during the period it was established that we were an unregistered investment company.
We may become taxable as a corporation.
We believe that we have been and are properly treated as a partnership for federal income tax purposes. This allows us to pass through our income and deductions to our partners. However, the Internal Revenue Service, or IRS, could challenge our partnership status and we could fail to qualify as a partnership for past years as well as future years. Qualification as a partnership involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended, or the Code. For example, a publicly traded partnership is generally taxable as a corporation unless 90% or more of its gross income is “qualifying” income, which includes interest, dividends, oil and gas revenues, real property rents, gains from the sale or other disposition of real property, gain from the sale or other disposition of capital assets held for the production of interest or dividends, and certain other items. We believe that in all prior years of our existence at least 90% of our gross income was qualifying income and we intend to structure our business in a manner such that at least 90% of our gross income will constitute qualifying income this year and in the future. However, there can be no assurance that such structuring will be effective in all events to avoid the receipt of more than 10% of non-qualifying income. If less than 90% of our gross income constitutes qualifying income, we may be subject to corporate tax on our net income at a federal rate of up to 35% plus possible state taxes. Further, if less than 90% of our gross income constituted qualifying income for past years, we may be subject to corporate level tax plus interest and possibly penalties. In addition, if we register under the Investment Company Act, it is likely that we would be treated as a corporation for U.S. federal income tax purposes. The cost of paying federal and possibly state income tax, either for past years or going forward, could be a significant liability and would reduce our funds available to make interest and principal payments on our debt securities, including the notes. To meet the qualifying income test, we may structure transactions in a manner that is less advantageous than if this were not a consideration, or we may avoid otherwise economically desirable transactions. Recently proposed legislation may affect the status of publicly traded partnerships such as AREP. Although as proposed the legislation would not impact AREP’s status as a partnership for tax purposes, it is unclear whether such legislation would be enacted or, if enacted, what its final form and effect would be.

Risks Relating to Our Business
General
In addition to the following risk factors specific to each of our businesses, all of our businesses are subject to the effects of the following:
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the continued threat of terrorism;
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economic downturn;
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loss of any of our or our subsidiaries’ key personnel;
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the unavailability, as needed, of additional financing; and
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the unavailability of insurance at acceptable rates.
Our acquisition of Lear will require a significant investment or may not be successfully completed.
On February 9, 2007, we entered into an agreement and plan of merger, pursuant to which we would acquire Lear, a publicly traded company that provides automotive interior systems worldwide, for aggregate consideration of approximately $5.2 billion, including the assumption by the surviving entity of certain outstanding indebtedness of Lear and the refinancing of Lear’s existing term loan and credit facility. The consummation of the transaction is subject to regulatory approvals and shareholders vote. If we complete the acquisition of Lear, it would require a significant investment by us, including approximately $1.3 billion in cash. Under the financial tests contained in the indentures that govern our notes described herein and the notes due 2012, AREP and AREH will not be able to incur additional indebtedness as a result of borrowings to finance the Lear acquisition, which may limit our flexibility in entering into future financing arrangements, including those to support our existing businesses or to acquire new businesses. Lear also has significant pension and related liabilities for which we could become liable as a member of a controlled group of entities.
Our agreement with Lear permitted Lear to solicit proposals from other potential purchasers for 45 days after the signing of the agreement and to respond to offers after that date and until Lear’s stockholders approve the transaction with us. No competing proposals were received as of the date of this prospectus. We cannot assure you that we will be able to complete the transaction or that the completion of the transaction will be for the consideration described above.
Furthermore, the proposed transaction is subject to additional risks and uncertainties, including, but not limited to, the satisfaction of conditions to closing, which requires Lear stockholder approval and U.S. and foreign antitrust approval. If we were to complete the acquisition, Lear’s business and operations would be subject to various risks, including the uncertainty of its financial performance following completion of the proposed transaction; general conditions affecting the automotive industry, particularly in the United States; and general domestic and international market conditions.

In addition, we have been named as defendants in various lawsuits challenging the transaction. Specifically, a consolidated action is pending in the Court of Chancery of the State of Delaware which alleges, among other things, that the purchase price is unfair to Lear stockholders. A preliminary injunction was issued requiring supplemental disclosure. The supplemental disclosure requirement has been satisfied and, consequently, the injunction has been dissolved. A consolidated action filed in Michigan state court making virtually identical allegations was dismissed by the court because of the prior-filed Delaware action. Plaintiffs in the Michigan state action have filed a motion for reconsideration which is pending. Finally, a complaint is pending in the United States District Court for the Eastern District of Michigan, which alleges that the transaction would violate certain provisions of the Employment Retirement Income Security Act (referred to as the Federal Action). Motions to dismiss the Federal Action have been fully briefed and await disposition, as does plaintiff’s application for preliminary injunction. Based upon the above there is a risk that the transaction may be enjoined, or, if the transaction is completed, liability may nevertheless be imposed thereafter.

Gaming
Our sale of ACEP may not be successfully completed.
On April 22, 2007, AEP entered into a Membership Interest Purchase Agreement with Whitehall Street Real Estate Funds to sell all of the issued and outstanding membership interests of ACEP, which comprises our gaming operations. The transaction is subject to the approval of the Nevada Gaming Commission and the Nevada State Gaming Control Board, as well as customary conditions. The parties expect to close the transaction in approximately December 2007; however, we cannot assure you that we will be able to consummate the transaction.
The following risks relate to our current gaming operations.
The gaming industry is highly regulated. The gaming authorities and state and municipal licensing authorities have significant control over our operations.
Our properties currently conduct licensed gaming operations in Nevada. Various regulatory authorities, including the Nevada State Gaming Control Board and the Nevada Gaining Commission, require our properties to hold various licenses and registrations, findings of suitability, permits and approvals to engage in gaming operations and to meet requirements of suitability. These gaming authorities also control approval of ownership interests in gaming operations. These gaming authorities may deny, limit, condition, suspend or revoke our gaming licenses, registrations, findings of suitability or the approval of any of our ownership interests in any of our licensed gaming operations, any of which could have a significant adverse effect on our business, financial condition and results of operations, for any cause they may deem reasonable. If we violate gaming laws or regulations that are applicable to us, we may have to pay substantial fines or forfeit assets. If, in the future, we operate or have an ownership interest in casino gaming facilities located outside of Nevada, we would also be subject to the gaming laws and regulations of those other jurisdictions.
The sale of alcoholic beverages at our gaming properties is subject to licensing and regulation by local authorities. Any limitation, condition, suspension or revocation of, or disciplinary action with respect to, any such license would reduce the number of visitors to our casinos to the extent the availability of alcoholic beverages is important to them. Any reduction in our number of visitors will reduce our revenue and cash flow.
Rising operating costs for our gaming properties could have a negative impact on our profitability.
The operating expenses associated with our gaming properties could increase due to some of the following factors:
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our properties use significant amounts of electricity, natural gas and other forms of energy, and energy price increases may reduce our profitability;
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our properties use significant amounts of water and a water shortage may adversely affect our operations;
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some of our employees are covered by collective bargaining agreements and we may incur higher costs or work slow-downs or stoppages due to union activities; and
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our reliance on slot machine revenues and the concentration of manufacturing of slot machines in certain companies could impose additional costs on us.
We face substantial competition in the gaming industry.
The gaming industry in general, and the markets in which we compete in particular, are highly competitive:
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we compete with many world-class destination resorts with greater name recognition and different attractions, amenities and entertainment options;
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we compete with the continued growth of gaming on Native American tribal lands;
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the existence of legalized gambling in other jurisdictions may reduce the number of visitors to our properties;

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certain states have legalized, and others may legalize, casino gaming in specific venues, including race tracks and/or in specific areas, including metropolitan areas from which we traditionally attract customers; and
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our properties also compete, and will in the future compete, with all forms of legalized gambling.
Many of our competitors have greater financial, selling and marketing, technical and other resources than we do. We may not be able to compete effectively with our competitors and we may lose market share, which could reduce our revenue and cash flow.
We cannot guarantee that we will be able to recover our investment made in connection with the acquisition of the Aquarius.
On May 19, 2006, our wholly owned subsidiary, AREP Laughlin Corporation, acquired the Aquarius Casino Resort, or the Aquarius, from affiliates of Harrah’s Operating Company, Inc., or Harrah’s, for approximately $113.6 million, including working capital. Acquisitions generally involve significant risks, including difficulties in the assimilation of the operations, services and corporate culture of the acquired company.
Pursuant to Membership Interest Purchase Agreement that AEP has entered into with Whitehall Street Real Estate Funds to sell the issued and outstanding membership interests of ACEP, we have agreed to make capital expenditures, including $10.5 million through 2007 to refurbish rooms, upgrade amenities and acquire new gaming equipment for the Aquarius.
There can be no assurance that this acquisition will be profitable or that we will be able to recover our investments either upon the sale of ACEP or, if the sale is not consummated, in our future gaming operations.
Real Estate Operations
Our investment in property development may be more costly than anticipated.
We have invested and expect to continue to invest in unentitled land, undeveloped land and distressed development properties. These properties involve more risk than properties on which development has been completed. Unentitled land may not be approved for development. These investments do not generate any operating revenue, while costs are incurred to obtain government approvals and develop the properties. Construction may not be completed within budget or as scheduled and projected rental levels or sales prices may not be achieved and other unpredictable contingencies beyond our control could occur. We will not be able to recoup any of such costs until such time as these properties, or parcels thereof, are either disposed of or developed into income-producing assets.
We may be subject to environmental liability as an owner or operator of development and rental real estate.
Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances, pollutants and contaminants released on, under, in or from its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such substances. To the extent any such substances are found in or on any property invested in by us, we could be exposed to liability and be required to incur substantial remediation costs. The presence of such substances or the failure to undertake proper remediation may adversely affect the ability to finance, refinance or dispose of such property. We generally conduct a Phase I environmental site assessment on properties in which we are considering investing. A Phase I environmental site assessment involves record review, visual site assessment and personnel interviews, but does not typically include invasive testing procedures such as air, soil or groundwater sampling or other tests performed as part of a Phase II environmental site assessment. Accordingly, there can be no assurance that these assessments will disclose all potential liabilities or that future property uses or conditions or changes in applicable environmental laws and regulations or activities at nearby properties will not result in the creation of environmental liabilities with respect to a property.

Home Fashion Operations
Pending legal proceedings may result in our ownership of WPI’s common stock being reduced to less than 50%. A legal action in Delaware challenges the issuance to of the preferred stock of WPI. Uncertainties arising from these proceedings may adversely affect WPI’s operations and prospects and the value of our investment in it.
We currently own approximately 67.7% of the outstanding shares of common stock and 100% of the preferred stock of WPI. As a result of the decision of the U.S. District Court for the Southern District of New York reversing certain provisions of the Bankruptcy Court order pursuant to which we acquired our ownership of a majority of the common stock of WPI, the proceedings in the Bankruptcy Court on remand and the proceedings in the Delaware action, our percentage of the outstanding shares of common stock of WPI could be reduced to less than 50% and perhaps substantially less and our ownership of the preferred stock of WPI could also be affected. The Bankruptcy Court entered a stay of its order on remand. On May 9, 2007, the District Court issued an order conditioning the continuation of the Bankrupcty Court’s stay on the posting of a bond. No bond was posted. On May 22, 2007, WPI, its subsidiary WestPoint Home, Inc., and we filed a Petition for a Writ of Mandamus in the U.S. Court of Appeals for the Second Circuit requesting, among other relief, the reinstatement of the Sale Order. The Second Circuit scheduled oral argument on the Petition for Mandamus for June 26, 2007 and reinstated the stay pending its decision.
If we were to lose control of WPI, it could adversely affect the business and prospects of WPI and the value of our investment in it. In addition, we consolidated the balance sheet of WPI as of March 31, 2007 and WPI’s results of operations for the period from the date of acquisition through March 31, 2007. If we were to own less than 50% of the outstanding common stock or the challenge to our preferred stock ownership is successful, we would have to evaluate whether we should consolidate WPI and if so our financial statements could be materially different than as presented as of March 31, 2007, December 31, 2006 and December 31, 2005 and for the periods then ended.
WPI acquired its business from the former owners through bankruptcy proceedings. We cannot assure you that it will be able to operate profitably.
WPI acquired the assets of WestPoint Stevens Inc., or WestPoint Stevens, as part of its bankruptcy proceedings. Certain of the issues that contributed to WestPoint Stevens’ filing for bankruptcy, such as intense industry competition, the inability to produce goods at a cost competitive with overseas suppliers, the increasing prevalence of direct sourcing by principal customers and continued incurrence of overhead costs associated with an enterprise larger than the current business can profitably support, continue to exist and may continue to affect WPI’s business operations and financial condition adversely. In addition, during the protracted bankruptcy proceedings of WestPoint Stevens, several of its customers reduced the volume of business done with WestPoint Stevens. We have installed new management to address these issues, but we cannot assure you that new management will be effective.
WPI operated at a loss during fiscal year 2006 as well as for the three months ended March 31, 2007, and we expect that WPI will continue to operate at a loss during fiscal year 2007. We cannot assure you that it will be able to operate profitably in the future.
The loss of any of WPI’s large customers could have an adverse effect on WPI’s business.
During fiscal year 2006 and the three-month period ended March 31, 2007, WPI’s six largest customers accounted for approximately 50% and 52%, respectively, of its net sales. Other retailers have indicated that they intend to significantly increase their direct sourcing of home fashion products from foreign sources. The loss of any of WPI’s largest accounts, or a material portion of sales to those accounts, would have an adverse effect upon its business, which could be material.
A portion of WPI’s sales are derived from licensed designer brands. The loss of a significant license could have an adverse effect on WPI’s business.
A portion of WPI’s sales is derived from licensed designer brands. The license agreements for WPI’s designer brands generally are for a term of two or three years. Some of the licenses are automatically renewable for additional periods, provided that sales thresholds set forth in the license agreements are met. The loss of a significant license could have an adverse effect upon WPI’s business, which effect could be material. Under certain circumstances, these licenses can be terminated without WPI’s consent due to circumstances beyond WPI’s control.

A shortage of the principal raw materials WPI uses to manufacture its products could force WPI to pay more for those materials and, possibly, cause WPI to increase its prices, which could have an adverse effect on WPI’s operations.
Any shortage in the raw materials WPI uses to manufacture its products could adversely affect its operations. The principal raw materials that WPI uses in the manufacture of its products are cotton of various grades and staple lengths and polyester and nylon in staple and filament form. Since cotton is an agricultural product, its supply and quality are subject to weather patterns, disease and other factors. The price of cotton is also influenced by supply and demand considerations, both domestically and worldwide, and by the cost of polyester. Although WPI has been able to acquire sufficient quantities of cotton for its operations in the past, any shortage in the cotton supply by reason of weather patterns, disease or other factors, or a significant increase in the price of cotton, could adversely affect its operations. The price of man-made fibers, such as polyester and nylon, is influenced by demand, manufacturing capacity and costs, petroleum prices, cotton prices and the cost of polymers used in producing these fibers. In particular, the effect of increased energy prices may have a direct impact upon the cost of dye and chemicals, polyester and other synthetic fibers. Any significant prolonged petrochemical shortages could significantly affect the availability of man-made fibers and could cause a substantial increase in demand for cotton. This could result in decreased availability of cotton and possibly increased prices and could adversely affect WPI’s operations.
The home fashion industry is highly competitive and WPI’s success depends on WPI’s ability to compete effectively in the market.
The home fashion industry is highly competitive. WPI’s future success will, to a large extent, depend on its ability to remain a low-cost producer and to remain competitive. WPI competes with both foreign and domestic companies on, among other factors, the basis of price, quality and customer service. In the home fashion market, WPI competes with many companies. WPI’s future success depends on its ability to remain competitive in the areas of marketing, product development, price, quality, brand names, manufacturing capabilities, distribution and order processing. We cannot assure you of WPI’s ability to compete effectively in any of these areas. Any failure to compete effectively could adversely affect WPI’s sales and, accordingly, its operations. Additionally, the easing of trade restrictions over time has led to growing competition from low priced products imported from Asia and Latin America. The lifting of import quotas in 2005 has accelerated the loss of WPI’s market share. There can be no assurance that the foreign competition will not grow to a level that could have an adverse effect upon WPI’s ability to compete effectively.
WPI intends to increase the percentage of its products that are made overseas. There is no assurance that WPI will be successful in obtaining goods of sufficient quality on a timely basis and on advantageous terms. WPI will be subject to additional risks relating to doing business overseas.
WPI intends to increase the percentage of its products that are made overseas and may face additional risks associated with these efforts. Adverse factors that WPI may encounter include:
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logistical challenges caused by distance;
•
language and cultural differences;
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legal and regulatory restrictions;
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the difficulty of enforcing agreements with overseas suppliers;
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currency exchange rate fluctuations;
•
political and economic instability; and
•
potential adverse tax consequences.
There has been consolidation of retailers of WPI’s products that may reduce its profitability.
Retailers of consumer goods have become fewer and more powerful over time. As buying power has become more concentrated, pricing pressure on vendors has grown. With the ability to buy imported products directly from foreign sources, retailers’ pricing leverage has increased and also allowed for growth in private label brands that displace and compete with WPI proprietary brands. Retailers’ pricing leverage has resulted in a decline in WPI’s unit pricing and margins and resulted in a shift in product mix to more private label programs. If WPI is unable to diminish the decline in its pricing and margins, it may not be able to achieve or maintain profitability.
WPI is subject to various federal, state and local environmental and health and safety laws and regulations. If it does not comply with these regulations, it may incur significant costs in the future to become compliant.
WPI is subject to various federal, state and local laws and regulations governing, among other things, the discharge, storage, handling, usage and disposal of a variety of hazardous and non-hazardous substances and wastes used in, or resulting from, its operations, including potential remediation obligations under those laws and regulations. WPI’s operations are also governed by federal, state and local laws and regulations relating to employee safety and health which, among other things, establish exposure limitations for cotton dust, formaldehyde, asbestos and noise, and which regulate chemical, physical and ergonomic hazards in the workplace. Consumer product safety laws, regulations and standards at the federal and state level govern the manufacture and sale of products by WPI. Although WPI does not expect that compliance with any of these laws and regulations will adversely affect its operations, we cannot assure you that regulatory requirements will not become more stringent in the future or that WPI will not incur significant costs to comply with those requirements.
Investments
We may not be able to identify suitable investments, and our investments may not result in favorable returns or may result in losses.
Our partnership agreement allows us to take advantage of investment opportunities we believe exist outside of our operating businesses. The equity securities in which we may invest may include common stock, preferred stock and securities convertible into common stock, as well as warrants to purchase these securities. The debt securities in which we may invest may include bonds, debentures, notes, or non-rated mortgage-related securities, municipal obligations, bank debt and mezzanine loans. Certain of these securities may include lower rated or non-rated securities which may provide the potential for higher yields and therefore may entail higher risk and may include the securities of bankrupt or distressed companies. In addition, we may engage in various investment techniques, including derivatives, options and futures transactions, foreign currency transactions, “short” sales and leveraging for either hedging or other purposes. We may concentrate our activities by owning significant or controlling interest in certain investments. We may not be successful in finding suitable opportunities to invest our cash and our strategy of investing in undervalued assets may expose us to numerous risks.
Our investments may be subject to significant uncertainties.
Our investments may not be successful for many reasons including, but not limited to:
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fluctuation of interest rates;
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lack of control in minority investments;
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worsening of general economic and market conditions;
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lack of diversification;
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fluctuation of U.S. dollar exchange rates; and
•
adverse legal and regulatory developments that may affect particular businesses.

USE OF PROCEEDS
We will not receive any proceeds from the exchange of the new notes for the private notes pursuant to the exchange offer. On January 17, 2007, we issued and sold the private notes in a private offering, receiving net proceeds of approximately $492.1 million, after deducting selling and offering expenses.
We intend to use the net proceeds of the private offering for general business purposes, including to pursue our primary business strategy of acquiring undervalued assets in either our existing lines of business or other businesses and to provide additional capital to grow our existing business.
We will use the net proceeds of the private offering and conduct our activities in a manner so as not to be deemed an investment company under the Investment Company Act. Generally, this means that we do not intend to enter the business of investing in securities and that no more than 40% of our total assets will be invested in securities. The portion of our assets invested in each type of security or any single issuer or industry will not be limited.

THE EXCHANGE OFFER
Purpose of the Exchange Offer
In connection with the sale of the private notes, we and the initial purchaser entered into a registration rights agreement in which we and AREH agreed to:
•
file a registration statement with the SEC with respect to the exchange of the private notes for new notes, or the exchange offer registration statement, no later than July 16, 2007;
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use all commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to November 13, 2007; and
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commence the offer to exchange new notes for the private notes and use all commercially reasonable efforts to issue on or prior to 30 business days, or longer if required by the federal securities laws, after the date on which the exchange offer registration statement was declared effective by the SEC, new notes in exchange for all private notes tendered prior to that date in the exchange offer.
We are making the exchange offer to satisfy certain of our obligations under the registration rights agreement. We filed a copy of the registration rights agreement as an exhibit to the exchange offer registration statement that includes this prospectus.
Resale of Exchange Notes
Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, we believe that the new notes will generally be freely transferable by holders who have validly participated in the exchange offer without further registration under the Securities Act (assuming the truth of certain representations required to be made by each holder of notes, as set forth below). For additional information on the staff’s position, we refer you to the following no-action letters: Exxon Capital Holdings Corporation, available April 13, 1988; Morgan Stanley & Co. Incorporated, available June 5, 1991; and Shearman & Sterling, available July 2, 1993. However, any purchaser of private notes who is one of our “affiliates” or who intends to participate in the exchange offer for the purpose of distributing the new notes or who is a broker-dealer who purchased private notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:
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will not be able to tender its private notes in the exchange offer;
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will not be able to rely on the interpretations of the staff of the SEC; and
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must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the private notes unless such sale or transfer is made pursuant to an exemption from these requirements.
If you wish to exchange private notes for new notes in the exchange offer, you will be required to make representations in a letter of transmittal which accompanies this prospectus, including that:
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you are not our “affiliate” (as defined in Rule 405 promulgated under the Securities Act);
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any new notes to be received by you will be acquired in the ordinary course of your business;
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you have no arrangement or understanding with any person to participate in the distribution of the new notes in violation of the provisions of the Securities Act;
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if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of new notes; and
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if you are a broker-dealer, you acquired the private notes for your own account as a result of market-making or other trading activities (and as such, you are a “participating broker-dealer”), you have not entered into any arrangement or understanding with AREP or an affiliate of AREP to distribute the new notes and you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes.

Rule 405 promulgated under the Securities Act provides that an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.
The SEC has taken the position that participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act, and accordingly may fulfill their prospectus delivery requirements with respect to the new notes, other than a resale of an unsold allotment from the original sale of the notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we have agreed to use commercially reasonable efforts to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements, to use the prospectus contained in the exchange offer registration statement in connection with the resale of the new notes for a period of 270 days from the issuance of the new notes.
Terms of the Exchange Offer
This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange all private notes which are properly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the expiration date. After authentication of the new notes by the trustee or an authentication agent, we will issue and deliver $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding private notes accepted in the exchange offer. Holders may tender some or all of their private notes in the exchange offer in denominations of $1,000 and integral multiples thereof.
The form and terms of the new notes are identical in all material respects to the form and terms of the private notes, except that:
1.
the offering of the new notes has been registered under the Securities Act;
2.
the new notes generally will not be subject to transfer restrictions or have registration rights; and
3.
certain provisions relating to liquidated damages on the private notes provided for under certain circumstances will be eliminated.
The new notes will evidence the same debt as the private notes. The new notes will be issued under and entitled to the benefits of the indenture.
As of the date of this prospectus, $500 million in aggregate principal amount of the additional private notes issued on January 17, 2007 is outstanding. In connection with the issuance of the private notes, we made arrangements for the private notes to be issued and transferable in book-entry form through the facilities of DTC, acting as a depositary. The new notes will also be issuable and transferable in book-entry form through the DTC.
The exchange offer is not conditioned upon any minimum aggregate principal amount of private notes being tendered. However, our obligation to accept private notes for exchange pursuant to the exchange offer is subject to certain customary conditions that we describe under “— Conditions” below.
Holders who tender private notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of private notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “— Solicitation of Tenders; Fees and Expenses” for more detailed information regarding the expenses of the exchange offer.
By executing or otherwise becoming bound by the letter of transmittal, you will be making the representations described under “— Procedures for Tendering” below.
Expiration Date; Extensions; Amendments
The term “expiration date” will mean 5:00 p.m., New York City time, on
, 2007, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which we extend the exchange offer.
To extend the exchange offer, we will:

•
notify the exchange agent of any extension orally or in writing; and
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notify the registered holders of the private notes by means of a press release or other public announcement, each before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.
We reserve the right, in our reasonable discretion:
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to delay accepting any private notes;
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to extend the exchange offer; or
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if any conditions listed below under “— Conditions” are not satisfied, to terminate the exchange offer by giving oral or written notice of the delay, extension or termination to the exchange agent.
We will follow any delay in acceptance, extension or termination as promptly as practicable by oral or written notice to the registered holders. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders.
Interest on the New Notes
Interest on the new notes will accrue from the last interest payment date on which interest was paid on the private notes surrendered in exchange for new notes or, if no interest has been paid on the private notes, from the issue date of the private notes, January 17, 2007. Interest on the new notes will be payable semi-annually on February 15 and August 15 of each year, commencing on February 15, 2007.
Procedures for Tendering
You may tender your private notes in the exchange offer only if you are a registered holder of private notes. To tender in the exchange offer, you must:
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complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;
•
have the signatures thereof guaranteed if required by the letter of transmittal; and
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mail or otherwise deliver the letter of transmittal or such facsimile to the exchange agent, at the address listed below under “— Exchange Agent” for receipt prior to the expiration date.
In addition, either:
•
the exchange agent must receive certificates for the private notes along with the letter of transmittal into its account at DTC pursuant to the procedure described under “— Book-Entry Transfer” before the expiration date;
•
the exchange agent must receive a timely confirmation of a book-entry transfer, if the procedure is available, into its account at DTC pursuant to the procedure described under “— Book-Entry Transfer” before the expiration date; or
•
you must comply with the procedures described under “Guaranteed Delivery Procedures.”
Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.
The method of delivery of private notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that, instead of delivery by mail, you use an overnight or hand delivery service. In all cases, you should allow sufficient time to ensure delivery to the exchange agent prior to the expiration date. You should not send letters of transmittal or private notes to us. You may request that your respective brokers, dealers, commercial banks, trust companies or nominees effect the transactions described above for you.
If you are a beneficial owner whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your private notes, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, prior to completing and executing the letter of transmittal and delivering your private notes, you must either:
•
make appropriate arrangements to register ownership of your private notes in your name; or
•
obtain a properly completed bond power from the registered holder.
The transfer of record ownership may take considerable time unless private notes are tendered:
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by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instruction” on the letter of transmittal; or
•
for the account of an “Eligible Institution” which is either:
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a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;
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a commercial bank or trust company located or having an office or correspondent in the United States; or
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otherwise an “eligible guarantor institution” within meaning of Rule 17Ad-15 under the Exchange Act.
An Eligible Institution must guarantee the signatures on a letter of transmittal or a notice of withdrawal described below under “— Withdrawal of Tenders.”
If the letter of transmittal is signed by a person other than the registered holder, such private notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the private notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the private notes.
If the letter of transmittal or any private notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, they must submit evidence satisfactory to us of their authority to so act with the letter of transmittal.
The letter of transmittal will include representations to us as set forth under “Resale of Exchange Notes.”
You should note that:
•
all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered private notes will be determined by us in our sole discretion, which determination will be final and binding;
•
we reserve the absolute right to reject any and all private notes not properly tendered or any private notes the acceptance of which would, in our judgment or the judgment of our counsel, be unlawful;
•
we also reserve the absolute right to waive any irregularities or conditions of tender as to particular private notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of private notes must be cured within such time as we shall determine;
•
although we intend to notify holders of defects or irregularities with respect to any tender of private notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to tenders of private notes, nor shall any of them incur any liability for failure to give such notification; and
•
tenders of private notes will not be deemed to have been made until such irregularities have been cured or waived. Any private notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Book-Entry Transfer
The exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the private notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of private notes by causing DTC to transfer such private notes into the exchange agent’s account with respect to the private notes in accordance with DTC’s Automated Tender Offer Program procedures for such transfer. However, the exchange for the private notes so tendered will only be made after timely confirmation of such book-entry transfer of private notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming a part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant that is tendering private notes that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against the participant.
Although delivery of private notes may be effected through book-entry transfer into the exchange agent’s account at DTC, you must transmit and the exchange agent must receive, the letter of transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantee and all other required documents prior to the expiration date, or you must comply with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent.
Guaranteed Delivery Procedures
If you wish to tender your private notes but your private notes are not immediately available, or time will not permit your private notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may affect a tender if:
1.
the tender is made through an Eligible Institution;
2.
prior to the expiration date, the exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery:
•
stating the name and address of the holder, the certificate number or numbers of such holder’s private notes and the principal amount of such private notes tendered;
•
stating that the tender is being made thereby; and
•
guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or a facsimile thereof, together with the certificate(s) representing the private notes to be tendered in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent’s account at DTC of private notes delivered electronically, and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the exchange agent; and
3.
such properly completed and executed letter of transmittal, or a facsimile thereof, together with the certificate(s) representing all tendered private notes in proper form for transfer, or confirmation of a book-entry transfer into the exchange agent’s account at DTC of private notes delivered electronically and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.
Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your private notes according to the guaranteed delivery procedures described above.
Withdrawal of Tenders
Except as otherwise provided in this prospectus, you may withdraw tenders of private notes at any time prior to the expiration date.
For a withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth this prospectus prior to the expiration date. Any such notice of withdrawal must:
•
specify the name of the person who deposited the private notes to be withdrawn;

•
identify the private notes to be withdrawn, including the certificate number or number and principal amount of such private notes or, in the case of private notes transferred by book-entry transfer, the name and number of the account at DTC to be credited; and
•
be signed in the same manner as the original signature on the letter of transmittal by which such private notes were tendered, including any required signature guarantee.
We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices, and our determination shall be final and binding on all parties. We will not deem any properly withdrawn private notes to have been validly tendered for purposes of the exchange offer, and we will not issue new notes with respect those private notes unless you validly retender the withdrawn private notes. You may retender properly withdrawn private notes following one of the procedures described above under
“— Procedures for Tendering” at any time prior to the expiration date.
Conditions
Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the new notes for, any private notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the private notes, if:
•
the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC;
•
an action or proceeding has been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer;
•
there has been proposed, adopted or enacted any law, rule or regulation that, in our reasonable judgment would impair materially our ability to consummate the exchange offer; or
•
all governmental approvals which we deem necessary for the completion of the exchange offer have not been obtained.
If we determine in our reasonable discretion that any of these conditions are not satisfied, we may:
•
refuse to accept any private notes and return all tendered private notes to you;
•
extend the exchange offer and retain all private notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the private notes; or
•
waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered private notes that have not been withdrawn.
If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the private notes.
Exchange Agent
We have appointed Wilmington Trust Company, the trustee under the indenture, as exchange agent for the exchange offer. You should send all executed letters of transmittal to the exchange agent at one of the addresses set forth below. In such capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of directions of our company. You should direct questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal and requests for a notice of guaranteed delivery to the exchange agent addressed as follows:
By Certified or Registered Mail:
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1626
Attention: Alisha Clendaniel

By Overnight Courier or Hand Delivery:
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1626
Attention: Alisha Clendaniel
By Facsimile:
(302) 636-4139
Attention: Exchanges
Confirm By Telephone:
(302) 636-6470
For Information Call
(302) 636-6470
Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.
The trustee does not assume any responsibility for and makes no representation as to the validity or adequacy of this prospectus or the notes.
Solicitation of Tenders; Fees and Expenses
We will pay all expenses of soliciting tenders pursuant to the exchange offer. We are making the principal solicitation by mail. Our officers and regular employees may make additional solicitations in person or by telephone or telecopier.
We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection therewith.
We also may pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the private notes and in handling or forwarding tenders for exchange.
We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.
We will pay all transfer taxes, if any, applicable to the exchange of private notes for new notes pursuant to the exchange offer. If, however, certificates representing new notes or private notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the private notes tendered, or if tendered private notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of private notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed by us directly to such tendering holder.
Consequences of Failure to Exchange
Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Private notes that are not exchanged for new notes pursuant to the exchange offer will remain restricted securities. Accordingly, those private notes may be resold only:
•
to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A promulgated under the Securities Act;
•
in a transaction meeting the requirements of Rule 144 promulgated under the Securities Act;
•
outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S promulgated under the Securities Act;

•
in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request;
•
to us; or
•
pursuant to an effective registration statement.
In each case, the private notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

SELECTED CONSOLIDATED FINANCIAL DATA
The following table contains (1) our selected consolidated statement of operations and other financial data for the fiscal years ended December 31, 2006, 2005, 2004, 2003 and 2002 and our selected consolidated balance sheet data  at December 31, 2006, 2005, 2004, 2003 and 2002, which have been derived from our audited consolidated financial statements not included in this prospectus and which are incorporated by reference herein and (2) our selected consolidated statement of operations and other financial data for the three months ended March 31, 2007 and 2006 and our selected consolidated balance sheet data at March 31, 2007, which have been derived from our unaudited consolidated financial statements not included in this prospectus and which are incorporated by reference herein. You should read the selected consolidated financial data of AREP in conjunction with its financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference herein from our (i) Annual Reports on Form 10-K for the years ended December 31, 2006, 2005, 2004, 2003 and 2002 and (ii) Quarterly Report on Form 10-Q for the three months ended March 31, 2007 (referred to herein as the 2007 three-month period). The selected consolidated financial data as of March 31, 2007 and for the three months ended March 31, 2007 and 2006 are unaudited. For the three months ended March 31, 2007 and 2006, all adjustments, consisting only of normal and recurring adjustments, except for the adoption of SFAS No. 159 as described in Note 1 to our consolidated financial statements included in our Quarterly Report on Form 10-Q for the 2007 three-month period, which are, in our opinion, necessary for a fair presentation of the interim consolidated financial statements, have been included. Results for the 2007 three-month  period are not necessarily indicative of the results for the full year.

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(in 000s, except per unit amounts and ratio)
Statement of Operations Data:
Total revenues	$351,379	$350,147	$1,477,930	$900,962	$361,538	$309,213	$358,109
Income (loss) from continuing operations	$68,717	$(9,416)	$23,069	$(22,656)	$65,176	$42,415	$53,046
Total income (loss) from discontinued operations	$27,861	$59,146	$775,764	$(3,013)	$88,578	$26,005	$(4,320)
Earnings (loss) before cumulative effect of accounting change	$96,578	$49,730	$798,833	$(25,669)	$153,754	$68,420	$48,726
Cumulative effect of accounting change	—	—	—	—	—	1,912	—
Net earnings (loss)	$96,578	$49,730	$798,833	$(25,669)	$153,754	$70,332	$48,726
Net earnings (loss) attributable to:
Limited partners	$94,656	$48,741	$782,936	$(20,292)	$130,850	$51,074	$63,168
General partner	1,922	989	15,897	(5,377)	22,904	19,258	(14,442)
Net earnings (loss)	$96,578	$49,730	$798,833	$(25,669)	$153,754	$70,332	$48,726
Basic earnings:
Income (loss) from continuing operations per LP Unit	$1.09	$(0.15)	$0.40	$(0.31)	$0.96	$0.50	$1.37
Income from (loss) discontinued operations per LP Unit	0.44	0.94	12.29	(0.05)	1.88	0.55	(0.10)
Basic earnings (loss) per LP Unit	$1.53	$0.79	$12.69	$(0.36)	$2.84	$1.05	$1.27
Weighted average limited partnership units outstanding	61,857	61,857	61,857	54,085	46,098	46,098	46,098
Diluted earnings:
Income (loss) from continuing operations	$1.09	$(0.15)	$0.40	$(0.31)	$0.95	$0.50	$1.20
Income (loss) from discontinued operations per LP Unit	0.44	0.94	12.29	(0.05)	1.69	0.55	(0.08)
Diluted earnings (loss) per LP Unit	$1.53	$0.79	$12,69	$(0.36)	$2.64	$1.05	$1.12
Weighted average limited partnership units and equivalent partnership units outstanding	61,857	61,857	61,857	54,085	51,542	46,098	56,467
Other financial data:
Cash dividends declared (per LP Unit)	$0.15	$0.10	$0.40	$0.20	—	—	—
Ratio of earnings to fixed charges(1)	2.8	—	—	—	2.6	2.0	2.2

	As of March 31,	As of December 31,
	2007	2006	2005	2004	2003(1)	2002
	(in $000s)
Balance sheet data:
Cash and cash equivalents	$2,331,521	$1,912,235	$460,091	$762,708	$487,498	$79,540
Investments	765,495	719,047	820,817	350,527	167,727	395,495
Property, plant and equipment, net	898,594	907,071	749,712	580,428	597,487	735,236
Total assets	4,622,667	4,244,747	3,963,545	2,861,153	2,156,892	2,002,493
Long term debt (including current portion and debt related to assets held for sale)	1,699,118	1,208,960	1,435,821	759,807	374,421	435,675
Liability for preferred limited partnership units(2)	119,073	117,656	112,067	106,731	101,649	—
Partners’ equity	2,347,478	2,310,655	1,495,532	1,641,755	1,527,396	1,387,253

——————
(1)
Represents our ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes, equity in earnings (loss) of investees and minority interest plus fixed charges. Fixed charges include (a) interest on indebtedness (whether expensed or capitalized), (b) amortization premiums, discounts and capitalized expenses related to indebtedness and (c) the portion of rent expense we believe to be representative of interest. For fiscal years 2006 and 2005, fixed charges exceeded earnings by $44.4 million and $15.9 million, respectively. For the three months ended March 31, 2006, fixed charges exceeded earnings by $19.3 million.
(2)
On July 1, 2003, we adopted Statement of Financial Accounting Standards No. 150 (SFAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 requires that a financial instrument, which is an unconditional obligation, be classified as a liability. Previous guidance required an entity to include in equity financial instruments that the entity could redeem in either cash or stock. Pursuant, to SFAS 150, our preferred units, which are an unconditional obligation, have been reclassified from “Partners equity” to a liability account in the consolidated balance sheets.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements that follow are presented to give effect to:
•
the pending acquisition of Lear for an aggregate cash purchase price of approximately $2.9 billion, funded in part by approximately $1.3 billion from our cash and cash equivalents and investments;
•
the issuance of $2.6 billion of notes to be issued to finance a portion of the Lear acquisition and finance and replace a portion of Lear’s existing credit facilities; and
•
the pending sale of American Casino & Entertainment Properties LLC, or ACEP, our indirect wholly owned subsidiary.
The unaudited pro forma condensed combined financial statements are based on the historical financial statements of AREP, ACEP and Lear, as well as the assumptions and adjustments described below and in the accompanying notes to the unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined balance sheet as of March 31, 2007 is presented as if the pending acquisition of Lear and the notes to be issued to finance the Lear acquisition occurred on March 31, 2007. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2007 and the fiscal year ended December 31, 2006 has been prepared to give effect to the unaudited pro forma adjustments necessary as if the pending acquisition of Lear and the notes to be issued to finance the Lear acquisition had taken place on January 1, 2006.
As described in Note 3 to the pro forma condensed combined financial statements, on October 16, 2006 and March 31, 2007, Lear completed the divestiture of substantially all of its European and North American interior businesses, respectively. Accordingly, the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2007 gives effect to the IAC North America Transaction (as defined below) as if it had occurred as of January 1, 2007. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 gives effect to the IAC Europe Transaction (as defined below) and North America Transaction as if they had occurred as of January 1, 2006.
The unaudited pro forma condensed combined balance sheet as of March 31, 2007 is presented as if the pending sale of ACEP occurred on March 31, 2007. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2007 and the years ended December 31, 2006, 2005 and 2004 has been prepared to give effect to the unaudited pro forma adjustments necessary as if the pending sale of ACEP had taken place on January 1, 2004. In accordance with SEC guidelines, such historical pro forma statements of operations are presented for discontinued operations that are not yet required to be reflected in historical statements.
The preliminary allocation of the purchase price of Lear used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The estimates and assumptions, some of which cannot be made prior to completion of the Lear acquisition, are subject to change upon the acquisition date and finalization of the valuation of Lear’s assets and liabilities. Upon completion of the acquisition, AREP expects to make additional adjustments, and these valuations could change significantly from those used in the pro forma condensed combined financial data presented below. The final determination of the allocation of the purchase price will be based on the actual tangible and intangible assets of Lear that exist as of the acquisition date.
The unaudited pro forma condensed combined results do not purport to be indicative of the financial position and results of operations that we will obtain in the future, or that we would have obtained if the pending sale of ACEP and acquisition of Lear were effective as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that we believe are reasonable. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of AREP and Lear included in their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, and related amendments.

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
(amounts in 000s)

	March 31, 2007
	Historical		Pro Forma Adjustments
	AREP	LEAR	Acquisition of Lear		Sale of ACEP			Pro Forma Results

ASSETS
Current assets:
Cash and cash equivalents	$2,331,521	$330,400	$(1,456,491)	(4a)	$1,004,450	(5a)		$2,209,880
Investments	563,552	—	—		(3,159)	(5b)		560,393
Inventories, net	235,358	599,000	—		—			834,358
Trade, notes and other receivables, net	169,841	2,412,700	—		(6,348)	(5b)		2,576,193
Other current assets	124,594	355,900	—		(18,535)	(5b)		461,959
Total current assets	3,424,866	3,698,000	(1,456,491)		976,408			6,642,783
Property, plant and equipment, net	898,594	1,425,900	—		(417,978)	(5b)		1,906,516
Investments	201,943	183,200	—		—			385,143
Goodwill	—	2,006,600	2,182,900	(4b)	—			4,189,500
Intangible assets	25,772	40,900	—		(2,370)	(5b)		64,302
Other assets	71,492	306,400	—		(41,631)	(5b)		336,261
Total assets	$4,622,667	$7,661,000	$726,409		$514,429			$13,524,505

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Accounts payable	$66,497	$2,480,300	$—		$(6,749)	(5b)		$2,540,048
Accrued expenses and other current liabilities	168,744	1,181,000	—		210,981	(5b)		1,560,725
Current portion of long-term debt	23,620	26,400	—		(502)	(5b)		49,518
Total current liabilities	258,861	3,687,700	—		203,730			4,150,291
Long-term debt	1,675,498	2,431,800	1,481,600	(4c)	(257,202)	(5b)	(5c)	5,331,696
Other non-current liabilities	23,738	820,100	—		(6,144)	(5b)		837,694
Preferred limited partnership units	119,073	—	—		—			119,073
Total long-term liabilities	1,818,309	3,251,900	1,481,600		(263,346)			6,288,463
Total Liabilities	2,077,170	6,939,600	1,481,600		(59,616)			10,438,754

Minority interests	198,019	28,900	—		—			226,919
Partners’ equity	2,347,478	692,500	(755,191)	(4d)	574,045	(5d)		2,858,832
Total liabilities and partners’ equity	$4,622,667	$7,661,000	$726,409		$514,429			$13,524,505

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
(amounts in 000s except per unit amounts)

	Three Months Ended March 31, 2007
	Historical		Pro Forma Adjustments
	AREP	LEAR	Acquisition of Lear		Lear IAC Transaction (4f)		Sale of ACEP (5e)	Pro Forma Results

Revenues:
Lear Automotive	$—	$4,406,100	$—		$(580,500)		$—	$3,825,600
Gaming	112,888	—	—		—		(112,888)	—
Real Estate	27,887	—	—		—		—	27,887
Home Furnishings	210,604	—	—		—		—	210,604
	351,379	4,406,100	—		(580,500)		(112,888)	4,064,091
Expenses:
Lear Automotive	—	4,220,700	—		(579,600)		—	3,641,100
Loss on divestiture of Lear’s Interior business	—	25,600	—		(25,600)		—	—
Gaming	89,661	—	—		—		(89,661)	—
Real Estate	23,606	—	—		—		—	23,606
Home Furnishings	249,619	—	—		—		—	249,619
Holding Company Expenses	7,679	—	—		—		—	7,679
	370,565	4,246,300	—		(605,200)		(89,661)	3,922,004
Operating income (loss)	(19,186)	159,800	—		24,700		(23,227)	142,087
Other income (expense), net:
Interest expense	(32,977)	(51,500)	(27,743)	(4e)	200		5,436	(106,584)
Interest and other income	31,458	—	—		—		(419)	31,039
Other income (expense), net	84,781	(17,200)	—		3,100		—	70,681
Equity on earnings of affiliate	—	1,300	—		(400)	(4g)	—	900
Income (loss) from continuing operations before income taxes and minority interests	64,076	92,400	(27,743)		27,600		(18,210)	138,123
Income tax expense	(6,949)	(32,400)	—		1,600	(4h)	6,192	(31,557)
Minority interests	11,590	(10,100)	—		(300)		—	1,190
Income (loss) from continuing operations	68,717	49,900	(27,743)		28,900		(12,018)	107,756
Income (loss) from discontinued operations	27,861	—	—		—		12,018	39,879
Net earnings	$96,578	$49,900	$(27,743)		$28,900		$—	$147,635
Net earnings (loss) attributable to:
Limited partner	$94,656	$48,907	$(27,191)		$28,325		$—	$144,697
General partner	1,922	993	(552)		575		—	2,938
	$96,578	$49,900	$(27,743)		$28,900		$—	$147,635
Net earnings per limited partnership unit:
Basic earnings:
Income from continuing operations	$1.09							$1.71
Income from discontinued operations	0.44							0.63
Basic earnings per LP unit	$1.53							$2.34
Weighted average limited partnership units outstanding:	61,857							61,857
Diluted earnings:
Income from continuing operations	$1.09							$1.70
Income from discontinued operations	0.44							0.62
Diluted earnings per LP unit	$1.53							$2.32
Weighted average LP units and equivalent partnership units outstanding	61,857							62,920

See accompanying notes

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
(amounts in 000s except per unit amounts)

	Year Ended December 31, 2006
	Historical		Pro Forma Adjustments
	AREP	LEAR	Acquisition of Lear		Lear IAC Transactions (4f)		Sale of ACEP (5e)	Pro Forma Results
Revenues:
Lear Automotive	$—	$17,838,900	$—		$(3,067,200)		$—	$14,771,700
Gaming	385,699	—	—		—		(385,699)	—
Real Estate	134,575	—	—		—		—	134,575
Home Furnishings	957,656	—	—		—		—	957,656
	1,477,930	17,838,900	—		$(3,067,200)		(385,699)	15,863,931
Expenses:
Lear Automotive	—	17,545,500	—		(3,247,300)		—	14,298,200
Loss on divestiture of Lear’s Interior business	—	636,000	—		(636,000)		—	—
Gaming	326,984	—	—		—		(326,984)	—
Real Estate	106,621	—	—		—		—	106,621
Home Furnishings	1,108,293	—	—		—		—	1,108,293
Holding Company Expenses	25,822	—	—		—		—	25,822
	1,567,720	18,181,500	—		(3,883,300)		(326,984)	15,538,936
Operating income (loss)	(89,790)	(342,600)	—		816,100		(58,715)	324,995
Other income (expense), net:
Interest expense	(106,612)	(209,800)	(110,972)	(4e)	400		21,314	(405,670)
Interest and other income	52,672	—	—		—		(2,239)	50,433
Other income (expense), net	99,277	(101,000)	—		6,000		239	4,516
Equity on earnings of affiliate	12,620	16,200	—		(43,400	)(4g)	—	(14,580)
Loss from continuing operations before income taxes and minority interests	(31,833)	(637,200)	(110,972)		779,100		(39,401)	(40,306)
Income tax expense	(13,271)	(54,900)	—		(13,700	)(4h)	12,758	(69,113)
Minority interests	68,173	(18,300)	—		(1,100)		—	48,773
Income (loss) from continuing operations	23,069	(710,400)	(110,972)		764,300		(26,643)	(60,646)
Income (loss) from discontinued operations	775,764	—	—		—		26,643	802,407
Income (loss) before cumulative effect of a change in accounting principle	798,833	(710,400)	(110,972)		764,300		—	741,761
Cumulative effect of a change in accounting principle	—	2,900	—		—		—	2,900
Net earnings (loss)	$798,833	$(707,500)	$(110,972)		$764,300		$—	$744,661
Net earnings (loss) attributable to:
Limited partner	$782,936	$(693,420)	$(108,764)		749,090		$—	$729,842
General partner	15,897	(14,080)	(2,208)		15,210		—	14,819
	$798,833	$(707,500)	$(110,972)		$764,300		$—	$744,661
Net earnings per limited partnership unit:
Basic earnings:
Income (loss) from continuing operations	$0.40							$(0.93)
Income from discontinued operations	12.29							12.71
Cumulative effect of a change in accounting principle	—							0.05
Basic earnings (loss) per LP unit	$12.69							$11.83
Weighted average limited partnership units outstanding:	61,857							61,857
Diluted earnings:
Income (loss) from continuing operations	$0.40							$(0.93)
Income from discontinued operations	12.29							12.71
Cumulative effect of a change in accounting principle	—							0.05
Diluted earnings per LP unit	$12.69							$11.83
Weighted average LP units and equivalent partnership units outstanding:	61,857							61,857

See accompanying notes

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
(amounts in 000s except per unit amounts)

	Year Ended December 31, 2005
	Historical	Pro Forma Adjustments
	AREP	Sale of ACEP (5e)	Pro Forma Results

Revenues:
Gaming	$327,982	$(327,982)	$—
Real Estate	100,299	—	100,299
Home Furnishings	472,681	—	472,681
	900,962	(327,982)	572,980
Expenses:
Gaming	260,955	(260,955)	—
Real Estate	82,512	—	82,512
Home Furnishings	495,110	—	495,110
Holding Company Expenses	12,478	—	12,478
Acquisition costs	4,664	—	4,664
	855,719	(260,955)	594,764
Operating income (loss)	45,243	(67,027)	(21,784)
Other income (expense), net:
Interest expense	(91,174)	18,846	(72,328)
Interest and other income	42,791	(1,617)	41,174
Other income (expense), net	(12,861)	(25)	(12,886)
Equity on earnings of affiliate	1,375	—	1,375
Loss from continuing operations before income taxes and minority interests	(14,626)	(49,823)	(64,449)
Income tax expense	(18,170)	16,789	(1,381)
Minority interests	10,140	—	10,140
Loss from continuing operations	(22,656)	(33,034)	(55,690)
Income (loss) from discontinued operations	(3,013)	33,034	30,021
Net loss	$(25,669)	$—	$(25,669)
Net loss attributable to:
Limited partner	$(20,292)	$—	$(20,292)
General partner	(5,377)	—	(5,377)
	$(25,669)	$—	$(25,669)
Net loss per limited partnership unit:
Basic earnings:
Loss from continuing operations	$(0.31)		$(0.90)
Income from discontinued operations	(0.05)		0.54
Basic loss per LP unit	$(0.36)		$(0.36)
Weighted average limited partnership units outstanding:	54,085		54,085
Diluted earnings:
Loss from continuing operations	$(0.31)		$(0.90)
Income (loss) from discontinued operations	(0.05)		0.54
Diluted loss per LP unit	$(0.36)		$(0.36)
Weighted average LP units and equivalent partnership units outstanding	54,085		54,085

See accompanying notes

AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
(amounts in 000s except per unit amounts)

	Year Ended December 31, 2004
	Historical	Pro Forma Adjustments
	AREP	Sale of ACEP (5e)	Pro Forma Results

Revenues:
Gaming	$299,981	$(299,981)	$—
Real Estate	61,557	—	61,557
	361,538	(299,981)	61,557
Expenses:
Gaming	251,119	(251,119)	—
Real Estate	49,681	—	49,681
Holding Company Expenses	4,327	—	4,327
Acquisition costs	414	—	414
	305,541	(251,119)	54,422
Operating income (loss)	55,997	(48,862)	7,135

Other income (expense), net:
Interest expense	(47,320)	18,939	(28,381)
Interest and other income	42,145	(1,049)	41,096
Other income (expense), net	24,453	—	24,453
Income (Loss) from continuing operations before income taxes	75,275	(30,972)	44,303
Income tax expense	(10,099)	10,099	—
Income (loss) from continuing operations	65,176	(20,873)	44,303
Income from discontinued operations	88,578	20,873	109,451
Net earnings	$153,754	$—	$153,754
Net earnings attributable to:
Limited partner	$130,850	$—	$130,850
General partner	22,904	—	22,904
	$153,754	$—	$153,754
Net earnings per limited partnership unit:
Basic earnings:
Income from continuing operations	$0.96		$0.51
Income from discontinued operations	1.88		2.33
Basic earnings per LP unit	$2.84		$2.84
Weighted average limited partnership units outstanding:	46,098		46,098
Diluted earnings:
Income from continuing operations	$0.95		$0.51
Income from discontinued operations	1.69		2.33
Diluted earnings per LP unit	$2.64		$2.84
Weighted average LP units and equivalent partnership units outstanding	51,542		46,098

See accompanying notes

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. DESCRIPTION OF TRANSACTIONS
Potential Acquisition
On February 9, 2007, we entered into an agreement and plan of merger pursuant to which we would acquire Lear for an aggregate consideration of approximately $5.2 billion, including the assumption by the surviving entity of certain outstanding indebtedness of Lear and the refinancing of Lear’s existing term loan and credit facility. In connection with the planned merger, our subsidiary, AREP Car Holdings Corp., entered into a commitment letter with Bank of America, N.A., and Banc of America Securities LLC on February 8, 2007, pursuant to which Bank of America would act as the initial lender under two senior secured credit facilities in an aggregate principal amount of $3.6 billion, consisting of a $1.0 billion senior secured revolving facility and a $2.6 billion senior secured term loan B facility. The credit facilities, along with cash on hand, are intended to refinance and replace Lear’s existing credit facilities and to fund the transactions contemplated by the merger. We intend to fund approximately $1.3 billion of the purchase price from our cash and cash equivalents and investments. The transaction is conditioned upon (i) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the applicable foreign antitrust laws of certain other jurisdictions, (ii) approval of the merger and adoption of the merger agreement by Lear stockholders and (iii) other customary closing conditions. AREP expects that the transaction will close on or about July 1, 2007, or shortly thereafter, provided the foregoing conditions which have not yet been satisfied or waived are satisfied or waived. There can be no assurance that we will be able to consummate the transaction.
Pending Sale of American Casino & Entertainment Properties LLC
On April 22, 2007, American Entertainment Properties Corp, or AEP, a wholly owned indirect subsidiary of AREP, entered into a Membership Interest Purchase Agreement with W2007/ACEP Holdings, LLC, an affiliate of Whitehall Street Real Estate Funds, a series of real estate investment funds affiliated with Goldman, Sachs & Co., to sell all of the issued and outstanding membership interests of ACEP, which comprises our gaming operations, for $1.3 billion, plus or minus certain adjustments such as working capital, more fully described in the agreement. Pursuant to the terms of the agreement, AEP is required to cause ACEP to repay, from funds provided by AEP, the principal, interest, prepayment penalty or premium due on ACEP’s 7.85% senior secured notes due 2012 and ACEP’s senior secured credit facility. With this transaction, we anticipate realizing a gain of approximately $0.57 billion on our investments in ACEP, after income taxes. ACEP’s casino assets are comprised of the Stratosphere Casino Hotel & Tower, the Arizona Charlie’s Decatur, the Arizona Charlie’s Boulder and the Aquarius Casino Resort. The transaction is subject to the approval of the Nevada Gaming Commission and the Nevada State Gaming Control Board, as well as customary conditions. The parties expect to close the transaction in approximately December 2007; however, there can be no assurance that we will be able to consummate the transaction.
2. BASIS OF PRESENTATION
AREP accounts for acquisitions under Financial Accounting Standards Board Statement No. 141, Business Combinations. In accordance with business combination accounting, AREP will allocate the purchase price of Lear to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. AREP’s management has not yet determined the fair value of the assets and liabilities to be acquired as the acquisition has not yet been consummated. The final determination of such assumptions and estimates cannot be made until AREP completes the acquisition of Lear. Therefore, for purposes of the pro forma financial statements, the excess of the purchase price over the book value of Lear’s assets and liabilities has been allocated to goodwill.
3. LEAR ACQUISITION
The purchase price and purchase price allocation below are preliminary estimates as the acquisition has not been completed and the date for which the assets to be acquired and liabilities to be assumed has not been determined.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
3. LEAR ACQUISITION – (continued)
Preliminary Purchase Price
The total preliminary purchase price to be allocated is comprised of:

(in 000s)
Purchase of outstanding common stock of Lear at $36.00 per share	$2,857,991
Less: amount to be allocated to the general partner(1)	(62,691)
Total preliminary purchase price to be allocated	$2,795,300
——————
(1)
As of March 31, 2007, Icahn Partners LP, Icahn Partners Master Fund LP, Koala Holding Limited Partnership and High River Limited Partnership, which are affiliates of Mr. Icahn, beneficially owned approximately 16% of Lear’s outstanding common stock. In accordance with generally accepted accounting principles, in connection with the acquisition of Lear stock, the excess of cash disbursed over the historical cost of the shares beneficially owned by Mr. Icahn, which amounts to approximately $62.7 million, will be charged to AREP’s general partner’s equity.
Preliminary Purchase Price Allocation
For purposes of the pro forma financial statements, AREP has used Lear’s assets and liabilities as of March 31, 2007 as the basis for developing AREP’s fair value estimates.
The total preliminary purchase price will be allocated to Lear’s tangible and intangible assets acquired, and liabilities assumed based on their estimated fair values as of the acquisition date. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. For purposes of the accompanying pro forma financial statements, the total preliminary purchase price was allocated as follows:

(in 000s)
Current assets	$3,579,600
Property, plant & equipment, net	1,425,900
Investments	183,200
Other non current assets	347,300
Goodwill, net	4,189,500
Current liabilities	(3,671,000)
Long-term debt	(2,431,800)
Other non current liabilities and minority interests	(827,400)
Total preliminary purchase price allocation	$2,795,300
Lear IAC Transaction
On October 16, 2006, Lear completed the contribution of substantially all of its European interior business to International Automotive Components Group, LLC (“IAC Europe”), its joint venture with WL Ross & Co. LLC and Franklin Mutual Advisers, LLC, in exchange for a one-third equity interest in IAC Europe (the “IAC Europe Transaction”). On March 31, 2007, Lear completed the transfer of substantially all of the assets of its North American interior business (as well as its interests in two China joint ventures) to International Automotive Components Group North America, Inc. (“IAC North America Transaction”). In addition, a wholly owned subsidiary of Lear contributed approximately $27 million in cash to International Automotive Components Group North America, LLC (“IACNA”) in exchange for a 25% equity interest in IACNA and warrants for an additional 7% of the current outstanding common equity of IACNA. In connection with the IAC North America Transaction, International Automotive Components Group North America, Inc. assumed the ordinary course liabilities of Lear’s North American interior business, and Lear retained certain pre-closing liabilities, including pension and postretirement liabilities incurred through the closing date of the transaction.
For accounting purposes, Lear’s interests in IACNA and IAC Europe will be accounted for under the equity method of accounting. The pro forma adjustments related to Lear’s accounting for these equity investments do not

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
3. LEAR ACQUISITION – (continued)
reflect purchase accounting adjustments to be recorded by IACNA and IAC Europe and do not reflect the operations of other businesses acquired by IAC Europe. Consequently, the amounts reflected in Lear’s unaudited pro forma condensed consolidated financial statements are subject to change.
4. PRO FORMA ADJUSTMENTS – LEAR ACQUISITION
The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet:
4a
To record the following adjustments to cash:

(in 000s)
Estimated proceeds from borrowings	$2,600,000
Estimated cash paid for Lear common stock	(2,857,991)
Estimated transaction costs – Lear	(80,100)
Estimated repayment of Lear debt	(1,118,400)
Total adjustments to cash	$(1,456,491)
4b
To record the following adjustments to goodwill:

(in 000s)
Preliminary fair value	$4,189,500
Historical amount	2,006,600
Increase	$2,182,900
4c
To record the following adjustments to long-term debt:

(in 000s)
Estimated proceeds from borrowings	$2,600,000
Estimated repayment of Lear debt	(1,118,400)
Increase	$1,481,600
4d
To eliminate Lear’s historical stockholders’ equity and to record $62.7 million of the purchase price of Lear stock allocated to the General Partner.
4e
To record additional interest expense associated with the net increase in debt as per Note 4c above.
4f
To eliminate the results of operations arising from the IAC North America Transaction and the IAC Europe Transaction.
4g
To reflect Lear’s estimated equity loss of $0.4 million and $42.1 million for the three months ended March 31, 2007 and the year ended December 31, 2006, respectively, related to its 25% ownership interest in IACNA and Lear’s estimated equity loss of $1.3 million for the year ended December 31, 2006 related to its one-third equity interest in IAC Europe. These adjustments do not reflect purchase accounting adjustments to be made by IACNA and IAC Europe and do not reflect the operations of other businesses acquired by IAC Europe.
4h
Primarily reflects the elimination of tax expense relating to the IAC North America Transaction for the three months ended March 31, 2007, and the elimination of tax benefits relating to the IAC North America Transaction and the IAC Europe transaction for the year ended December 31, 2006.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
5. PRO FORMA ADJUSTMENTS – DISPOSITION OF ACEP
5a
To record the following adjustments to cash:

(in 000s)
Estimated gross proceeds from sale of ACEP	$1,300,000
Add: net working capital	50,335
Total proceeds	1,350,335
Repayment of long-term debt (including redemption fees)	(263,600)
Net proceeds	1,086,735
Estimated transaction costs	(6,757)
Stay bonuses	(5,000)
ACEP’s cash balance included in net working capital	(70,528)
Total adjustments to cash	$1,004,450
5b
Reflects the elimination of the March 31, 2007 carrying value of the assets and liabilities of ACEP.
5c
Reflects the payment of ACEP’s long-term debt by AREP of $255 million.
5d
Reflects the amount of the estimated net gain on the transaction, net of income taxes.
5e
Reflects the reversal of revenues and expenses included in income from continuing operations attributable to the sale of ACEP, net of income taxes.

DESCRIPTION OF NOTES
General
You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the word “AREP” refers only to American Real Estate Partners, L.P., the words “AREP Finance” refer only to AREP Finance, the word “AREH” refers only to American Real Estate Holdings Limited Partnership, and the word “API” refers only to American Property Investors, Inc., and, in each case, not to any of their respective Subsidiaries. In addition, the word “notes” refers to the notes issued on January 17, 2007 together with the Existing Notes. For the avoidance of doubt, AREH will be deemed to be a Subsidiary of AREP for so long as AREH remains a Guarantor. The term “Issuers” refers to AREP and AREP Finance, collectively.
The Issuers issued the private notes, and will issue the new notes, under the indenture dated February 7, 2005 among the Issuers, AREH, as guarantor, and Wilmington Trust Company, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The notes issued on January 17, 2007 were additional notes issued under the indenture described above. On February 1, 2005, the Issuers issued and sold $480.0 million of the Existing Notes. The notes issued on January 17, 2007 are pari passu with, of the same series as, and vote on any matter submitted to the noteholders with, the Existing Notes. Subsequent to the consummation of the exchange offer, the publicly registered exchange notes will be identical to, and will trade as a single class with, the Existing Notes.
The following description is a summary of the material provisions of the indenture. It does not restate the indenture in entirety. We urge you to read the indenture because it and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture and the registration rights agreement.
For the avoidance of doubt, the inclusion of exceptions to the provisions (including covenants and definitions) set forth herein will not be interpreted to imply that the matters permitted by the exception would be limited by the terms of such provisions but for such exceptions.
The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.
Brief Description of the Notes and the Note Guarantee
The Notes
The notes are:
•
the general unsecured obligation of each of the Issuers;
•
pari passu in right of payment to all existing and future senior Indebtedness of each of the Issuers;
•
senior in right of payment to any future subordinated Indebtedness of each of the Issuers; and
•
effectively subordinated to the secured Indebtedness of the Issuers to the extent of the value of the collateral securing such Indebtedness. As of March 31, 2007, the Issuers did not have any secured Indebtedness.
The Note Guarantee
The Guarantee of the notes is:
•
the general unsecured obligation of AREH;
•
pari passu in right of payment to all existing and future senior Indebtedness of AREH;
•
senior in right of payment to any future subordinated Indebtedness of AREH; and
•
effectively subordinated to the secured Indebtedness of AREH to the extent of the value of the collateral securing such Indebtedness. As of March 31, 2007, AREH had $108.0 million of secured Indebtedness.

The operations of AREP are conducted through its Subsidiaries (including AREH) and, therefore, AREP depends on the cash flow of AREP’s Subsidiaries and AREH to meet its obligations, including its obligations under the notes. The notes will not be guaranteed by any of AREP’s Subsidiaries other than AREH. The notes and the guarantee will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of AREP’s Subsidiaries (other than AREH). Any right of the Issuers or AREH to receive assets of any of their Subsidiaries (other than AREH) upon that Subsidiary’s liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary’s creditors, except to the extent that any of the Issuers or AREH is itself recognized as a creditor of that Subsidiary, in which case the claims of the Issuers and AREH would still be subordinate in right of payment to any security in the assets of the Subsidiary and any Indebtedness of the Subsidiary senior to that held by the Issuers or AREH. The covenants of the notes do not restrict the ability of AREP’s Subsidiaries, other than AREH, from incurring additional Indebtedness or creating liens, nor do the covenants of the notes restrict the ability of AREH, AREP or its Subsidiaries from making investments or entering into sale and leaseback transactions. See “Risk Factors  The notes will be effectively subordinated to any secured indebtedness, and the indebtedness and liabilities of our subsidiaries other than AREH” and “Risk Factors  Our subsidiaries, other than AREH, will not be subject to any of the covenants in the indenture for the notes and only AREH will guarantee the notes. We may not be able to rely on the cash flow or assets of our subsidiaries to pay our indebtedness.”
Principal, Maturity and Interest
The Issuers issued $500.0 million in aggregate principal amount of private notes and will issue $500.0 million in aggregate principal amount of new notes. The Issuers may issue additional notes (“Additional Notes”) from time to time. Any offering of Additional Notes is subject to the covenant “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” In the case of each series, the notes and any Additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemption and offers to purchase. The Issuers will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on February 15, 2013.
Interest on the notes will accrue at the rate of 7 1/8% per annum and is payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2007. Interest on overdue principal and interest and Liquidated Damages, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. The Issuers will make each interest payment to the holders of record on the immediately preceding February 1 and August 1.
Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Methods of Receiving Payments on the Notes
If a noteholder holds at least $2.0 million aggregate principal amount of notes, such holder may give wire transfer instructions to AREP and the Issuers will instruct the trustee to pay all principal, interest and premium and Liquidated Damages, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders. In addition, all payments will be subject to the applicable rules and procedures of the settlement systems (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Paying Agent and Registrar for the Notes
The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuers or any of their Subsidiaries (including AREH) may act as paying agent or registrar.

Transfer and Exchange
A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
Note Guarantee
The notes will be guaranteed by AREH. AREP may, at its option, add subsidiary Guarantors to the notes. Each Guarantor’s obligations under its Note Guarantee will be limited as necessary to prevent the Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the guarantor.”
Any Guarantor’s Note Guarantee will be released:
(1) upon the substitution of a successor to AREH or other release as described under the heading “Certain Covenants — Merger, Consolidation or Sale of Assets”; and
(2) upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions “— Covenant Defeasance” and “— Satisfaction and Discharge.”
Optional Redemption
At any time prior to February 15, 2008, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of notes (including Additional Notes) issued under the indenture at a redemption price of 107 1/8% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, however, that:
(1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by AREP and its Subsidiaries (including any Guarantor)); and
(2) the redemption occurs within 60 days of the date of the closing of such Equity Offering.
Except pursuant to the preceding paragraph, the notes will not be redeemable at the Issuers’ option prior to February 15, 2009.
On or after February 15, 2009, the Issuers may redeem all or a part of the notes upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on one of the years indicated below:

Year	Percentage

2009	103.563%
2010	101.781%
2011 and thereafter	100.000%
Mandatory Disposition Pursuant to Gaming Laws
If any Gaming Authority requires that a holder or Beneficial Owner of notes be licensed, qualified or found suitable under any applicable Gaming Law and such holder or Beneficial Owner:
(1) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority; or

(2) is denied such license or qualification or not found suitable; AREP shall then have the right, at its option:
(a) to require each such holder or Beneficial Owner to dispose of its notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (1) or (2) above, or
(b) to redeem the notes of each such holder or Beneficial Owner, in accordance with Rule 14e-1 of the Exchange Act, if applicable, at a redemption price equal to the lowest of:
(i) the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption, the date 30 days after such holder or Beneficial Owner is required to apply for a license, qualification or finding of suitability (or such shorter period that may be required by any applicable Gaming Authority) if such holder or Beneficial Owner fails to do so (“Application Date”) or of the date of denial of license or qualification or of the finding of unsuitability by such Gaming Authority;
(ii) the price at which such holder or Beneficial Owner acquired the notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption, the Application Date or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority; and
(iii) such other lesser amount as may be required by any Gaming Authority.
Immediately upon a determination by a Gaming Authority that a holder or Beneficial Owner of the notes will not be licensed, qualified or found suitable and must dispose of the notes, the holder or Beneficial Owner will, to the extent required by applicable Gaming Laws, have no further right:
(1) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the notes, the Note Guarantee or the indenture; or
(2) to receive any interest, Liquidated Damages, dividend, economic interests or any other distributions or payments with respect to the notes and the Note Guarantee or any remuneration in any form with respect to the notes and the Note Guarantee from the Issuers, any Note Guarantor or the trustee, except the redemption price referred to above.
AREP shall notify the trustee in writing of any such redemption as soon as practicable. Any holder or Beneficial Owner that is required to apply for a license, qualification or a finding of suitability will be responsible for all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities and the Issuers and any Note Guarantor will not reimburse any holder or Beneficial Owner for such expense.
Mandatory Redemption
The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.
Repurchase at the Option of Holders
Change of Control
If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control offer on the terms set forth in the indenture. In the Change of Control offer, the Issuers will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

On the Change of Control payment date, the Issuers will, to the extent lawful:
(1) accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the Change of Control offer;
(2) deposit with the paying agent an amount equal to the Change of Control payment in respect of all notes or portions of notes properly tendered; and
(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.
The paying agent will promptly mail to each holder of notes properly tendered the Change of Control payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Issuers will publicly announce the results of the Change of Control offer on or as soon as practicable after the Change of Control payment date.
The provisions described above that require the Issuers to make a Change of Control offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
The Issuers will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control offer.
The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition by AREP or AREH of “all or substantially all” of its properties or assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of AREP or AREH to another Person or group may be uncertain. In addition, under certain circumstances the definition of Change of Control excludes certain sales, leases transfers, conveyances or other dispositions even if they constitute “all or substantially all” of the properties or assets of AREP or AREH.
Certain Covenants
Restricted Payments
AREP will not, and will not permit any of its Subsidiaries (including any Guarantor) to:
(1) declare or pay any dividend or make any other distribution on account of AREP’s or any of its Subsidiaries’ (including any Guarantor’s) Equity Interests or to the holders of AREP’s or any of its Subsidiaries’ (including AREH’s) Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of AREP or to AREP or a Subsidiary of AREP (including AREH));
(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving AREP) any Equity Interests of AREP; or
(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of AREP or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among AREP and any of its Subsidiaries (including any Guarantor)), except a payment of interest, Other Liquidated Damages or principal at the Stated Maturity on such subordinated Indebtedness (all such payments and other actions set forth in these clauses (1) through (3) (except as excluded therein) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(2) AREP or any Guarantor would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption
“— Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by AREP and its Subsidiaries (including any Guarantor) after May 12, 2004 (excluding Restricted Payments permitted by clauses (2), (3), (4), (6) and (8) of the next succeeding paragraph) is less than the sum, without duplication, of:
(a) 50% of the Consolidated Net Income of AREP for the period (taken as one accounting period) from July 1, 2006 to the end of AREP’s most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); provided, however, that to the extent any payments of Tax Amounts were not deducted in the calculation of Consolidated Net Income during the applicable period, for purposes of this clause (a), such payments of Tax Amounts will be deducted from Consolidated Net Income, plus
(b) 100% of the aggregate net cash proceeds received by AREP since May 12, 2004 as a contribution to its equity capital or from the issue or sale of Equity Interests of AREP (excluding Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of AREP that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of AREP (including AREH)).
So long as no Default or Event of Default has occurred and is continuing or would be caused thereby (except with respect to clauses (6) and (8), which payments will be permitted notwithstanding an Event of Default), the preceding provisions will not prohibit:
(1) the payment of any dividend or the consummation of any irrevocable redemption or payment within 60 days after the date of declaration of the dividend or giving of the redemption notice or becoming irrevocably obligated to make such payment, as the case may be, if at the date of declaration or notice or becoming irrevocably obligated to make such payment, the dividend or payment would have complied with the provisions of the indenture;
(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of AREP (including any Guarantor)) of, Equity Interests (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to AREP; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;
(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of AREP or any Guarantor that is contractually subordinated to the notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
(4) the declaration or payment of any dividend or distribution by a Subsidiary of AREP (including any Guarantor) to the holders of its Equity Interests; provided, that if any such dividend or distribution is paid to an Affiliate of the Principal (other than AREP or any of its Subsidiaries (including any Guarantor)), that any such dividend or distribution is paid on a pro rata basis to all holders (including AREP or any of its Subsidiaries (including any Guarantor)) that hold securities whose terms (either contractually or by law) entitle them to the same distribution upon which such dividend or distribution is paid;
(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of AREP or any Subsidiary of AREP (including any Guarantor) held by any member of AREP’s (or any of its Subsidiaries’ (including any Guarantors)) management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million;
(6) for so long as AREP is a partnership or otherwise a pass-through entity for federal income tax purposes for any period, AREP may make cash distributions to its equity holders or partners in an amount not to exceed the Tax Amount for such period; provided that a distribution of the Tax Amount shall be made no earlier than 20 days prior to the due date for such tax (or the date that quarterly estimated taxes are required to be paid) that would be payable by AREP if it were a Delaware corporation;
(7) the purchase, redemption or retirement for value of Capital Stock of AREP not owned by the Principal or any Affiliate of the Principal, provided that (a) AREP would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) after giving effect to such purchase, redemption or retirement, the Partners’ Equity is at least $1.0 billion;
(8) the payment of dividends on the Preferred Units in the form of additional Preferred Units or other Capital Stock of AREP (that is not Disqualified Stock) or the payment of cash dividends on the Preferred Units in lieu of fractional Preferred Units; provided that the aggregate amount of cash under this clause (8) does not exceed $100,000 in any calendar year;
(9) the purchase, redemption or retirement for value of the Preferred Units on or before March 31, 2010, provided that (a) AREP would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) after giving effect to such purchase, redemption or retirement, the Partners’ Equity is at least $1.0 billion; and
(10) other Restricted Payments in an aggregate amount not to exceed $50.0 million since the date of the indenture.
For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (10) above, or is permitted to be made pursuant to the first paragraph of this covenant, AREP shall, in its sole discretion, classify (or later reclassify, in whole or in part, in its sole discretion) such Restricted Payment in any manner that complies with this covenant.
The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by AREP or such Subsidiary (including AREH), as the case may be, pursuant to the Restricted Payment.
Incurrence of Indebtedness and Issuance of Preferred Stock
Neither AREP nor any Guarantor will create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and neither AREP nor any Guarantor will issue any Disqualified Stock; provided, however, that AREP or any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if immediately after giving effect to the incurrence of additional Indebtedness (including Acquired Debt) or issuance of Disqualified Stock (including a pro forma application of the net proceeds therefrom), the ratio of the aggregate principal amount of all outstanding Indebtedness (excluding Indebtedness incurred pursuant to clauses (4), (7) and (8) of the following paragraph and any Hedging Obligations of AREP’s Subsidiaries that are not Guarantors) of AREP and its Subsidiaries (including any Guarantor) on a consolidated basis determined in accordance with GAAP (including an amount of Indebtedness equal to the principal amount of any Guarantees by AREP or its Subsidiaries (including any Guarantor) of any Indebtedness of a Person (that is not AREP or a Subsidiary) to the extent such Guarantees were not included in computing AREP’s or its Subsidiaries’ (including any Guarantor’s) outstanding Indebtedness) to the Tangible Net Worth of AREP and its Subsidiaries (including any Guarantor) on a consolidated basis, would have been less than 1.75 to 1.

The preceding paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
(1) the incurrence by AREP or any Guarantor of Indebtedness represented by the notes to be issued on the date of the indenture and the exchange notes to be issued pursuant to the registration rights agreement;
(2) the incurrence by AREP or any Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (1), (2) or (9) of this paragraph or any Existing Indebtedness;
(3) the incurrence by AREP or any Guarantor of intercompany Indebtedness between or among AREP and any of its Subsidiaries (including AREH) or the issuance of Disqualified Stock by any Guarantor to AREP;
(4) the incurrence by AREP or any Guarantor of Hedging Obligations that are incurred in the normal course of business;
(5) the incurrence by AREP or any Guarantor of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;
(6) the incurrence by AREP or any Guarantor of the Existing Indebtedness;
(7) Indebtedness arising from any agreement entered into by AREP or AREH providing for indemnification, purchase price adjustment or similar obligations, in each case, incurred or assumed in connection with an asset sale;
(8) Indebtedness of AREP or any Guarantor attributable to Bad Boy Guarantees; and
(9) the incurrence by AREP or any Guarantor of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed $10.0 million at any one time outstanding.
Neither AREP nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of AREP or any Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the Note Guarantee, as applicable, on substantially identical terms; provided, however, that no Indebtedness of AREP or any Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of AREP or any Guarantor for purposes of this paragraph solely by virtue of being unsecured or secured to a lesser extent or on a junior Lien basis.
To the extent AREP or any Guarantor incurs any intercompany Indebtedness, (a) if AREP or any Guarantor is the obligor on such Indebtedness, such Indebtedness (other than intercompany Indebtedness of any Guarantor to or from AREP or another Guarantor) must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes and (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than AREP or a Subsidiary of AREP (including any Guarantor) and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either AREP or a Subsidiary of AREP (including any Guarantor) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by AREP or any Guarantor, that is not intercompany Indebtedness; provided that in the case of clause (a), that no restriction on the payment of principal, interest or other obligations in connection with such intercompany Indebtedness shall be required by such subordinated terms except during the occurrence and continuation of a Default or Event of Default.
For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (9) above or is entitled to be incurred pursuant to the first paragraph of this covenant, in each case, as of the date of incurrence thereof, AREP shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this covenant and such Indebtedness will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by AREP.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest or Other Liquidated Damages on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that AREP or any Guarantor may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
The amount of any Indebtedness outstanding as of any date will be:
(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(a) the Fair Market Value of such assets at the date of determination; and
(b) the amount of the Indebtedness of the other Person.
Limitation on Liens
Neither AREP nor any Guarantor will, (a) issue, assume or guarantee any Indebtedness if such Indebtedness is secured by a Lien upon, or (b) secure any then outstanding Indebtedness by granting a Lien upon, any Principal Property of AREP or any Guarantor, now owned or hereafter acquired by AREP or any Guarantor, without effectively providing that the notes and the Note Guarantee shall be secured equally and ratably with such Indebtedness, except that the foregoing restrictions shall not apply to:
(1) Liens on any Principal Property acquired after the Issuance Date to secure or provide for the payment of the purchase price or acquisition cost thereof;
(2) Liens on Principal Property acquired after the Issuance Date existing at the time such Principal Property is acquired;
(3) Liens on any Principal Property acquired from a corporation merged with or into AREP or any Guarantor;
(4) Liens in favor of AREP or any Guarantor;
(5) Liens in existence on any Principal Property on the Issuance Date;
(6) Liens on any Principal Property constituting unimproved real property constructed or improved after the Issuance Date to secure or provide for the payment or cost of such construction or improvement;
(7) Liens in favor of, or required by, governmental authorities;
(8) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insure carriers under insurance arrangements;
(9) Liens for taxes, assessments or governmental charges or statutory liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business or in the improvement or repair of any Principal Property not yet due or which are being contested in good faith by appropriate proceedings;
(10) any judgment attachment or judgment Lien not constituting an Event of Default;
(11) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business and in the improvement or repair of any Principal Property and which obligations are not expressly prohibited by the indenture;

(12) Liens to secure Indebtedness of AREP or any Guarantor attributable to Bad Boy Guarantees;
(13) Liens in favor of the trustee and required by the covenant “Maintenance of Interest Coverage”;
(14) Liens to secure margin Indebtedness; provided that such Liens are secured solely by the applicable margin securities; or
(15) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) through (xiv), inclusive;
provided that in the case of clauses (1), (2) and (3) such Liens shall only extend to the Principal Property so acquired (including through any merger or consolidation) and not to any other Principal Property of AREP or any Guarantor.
Maintenance of Interest Coverage
On each Quarterly Determination Date, the Fixed Charge Coverage Ratio of AREP and the Guarantors will be at least 1.5 to 1.0 for the four consecutive fiscal quarters most recently completed prior to such Quarterly Determination Date; provided that, in the event that the Fixed Charge Coverage Ratio of AREP and the Guarantors is less than 1.5 to 1.0 for such four consecutive fiscal quarters, the Issuers shall be deemed to have satisfied this maintenance test if there is deposited, within 2 Business Days of such Quarterly Determination Date, an amount in cash such that the deposited funds, together with any funds previously deposited pursuant to this covenant (and that have not been paid out or otherwise released) are in an amount equal to the Issuers’ obligations to pay interest on the notes for one year; provided further, that the Issuers shall grant to the trustee, on behalf of the holders of the notes, a first priority security interest in such deposited funds. At any subsequent Quarterly Determination Date, if the Fixed Charge Coverage Ratio of AREP and the Guarantors is at least 1.5 to 1.0 for the four consecutive fiscal quarters most recently completed prior to such Quarterly Determination Date, such deposited funds will be released from the security interest granted to the trustee and paid to or at the direction of AREP.
Maintenance of Total Unencumbered Assets
On each Quarterly Determination Date, the ratio of Total Unencumbered Assets to the then outstanding principal amount of the Unsecured Indebtedness will be greater than 1.5 to 1.0 as of the last day of the fiscal quarter most recently completed.
Compliance with Law
AREP will, and will cause its Subsidiaries (including any Guarantor) to, comply in all material respects with all applicable laws, rules and regulations.
No Investment Company
Neither AREP nor any Guarantor will register as an “investment company” as such term is defined in the Investment Company Act.
Merger, Consolidation or Sale of Assets
AREP will not: (1) consolidate or merge with or into another Person (whether or not AREP, is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of AREP in one or more related transactions, to another Person; unless:
(1) either: (a) AREP is the surviving entity, or (b) the Person formed by or surviving any such consolidation or merger (if other than AREP) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2) the Person formed by or surviving any such consolidation or merger (if other than AREP) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of AREP under the notes, the indenture and the registration rights agreement and upon such assumption such Person will become the successor to, and be substituted for, AREP thereunder and all references to AREP in each thereof shall then become references to such Person and such Person shall thereafter be able to exercise every right and power of AREP thereunder;
(3) immediately after such transaction no Default or Event of Default exists;
(4) AREP or the Person formed by or surviving any such consolidation or merger (if other than AREP), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock; and
(5) AREP has delivered to the trustee an Officers’ Certificate and opinion of counsel, which may be an opinion of in-house counsel of AREP or an Affiliate, each stating that such transaction complies with the terms of the indenture.
Clauses (1), (2) or (4) above will not apply to or be required to be complied with in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of AREP’s properties or assets to:
(1) an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change AREP into a corporation or other form of business entity or to change the jurisdiction of formation of AREP and such transaction does not cause the realization of any material federal or state tax liability that will be paid by AREP or any of its Subsidiaries (including AREH). For purposes of this paragraph, the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Tangible Net Worth of AREP and its Subsidiaries (including AREH) on a consolidated basis; or
(2) any Person; provided that AREP receives consideration in Cash Equivalents and marketable securities with an aggregate Fair Market Value determined at the time of the execution of such relevant agreement of at least $1.0 billion for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of AREP’s properties or assets. In any transaction referred to in this clause (2), and subject to the terms and conditions thereof, the trustee shall, without the need of any action by the noteholders, (x) confirm that such Person shall not be liable for and release such Person from, any obligation of AREP’s under the indenture and the notes and (y) release any Guarantor from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.
AREP or the Person formed by or surviving any merger or consolidation will not have to comply with clause (4) above in connection with any merger or consolidation if the effect of the merger or consolidation is to cause the Capital Stock of AREP not owned by the Principal or any Affiliate of the Principal to be retired or extinguished for consideration that was provided by the Principal or an Affiliate of the Principal (other than AREP or its Subsidiaries (including AREH) or the Person formed by or surviving any merger or consolidation) and the Partners’ Equity immediately after giving effect to the merger or consolidation is not less than the Partners’ Equity immediately prior to such merger or consolidation.
In addition, AREP may not lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. In the case of a lease of all or substantially all of the assets of AREP, AREP will not be released from its obligations under the notes or the indenture, as applicable.
AREH will not: (1) consolidate or merge with or into another Person (whether or not AREH, is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of AREH in one or more related transactions, to another Person; unless:
(1) either: (a) AREH is the surviving entity, or (b) the Person formed by or surviving any such consolidation or merger (if other than AREH) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2) the Person formed by or surviving any such consolidation or merger (if other than AREH) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of AREH under the Note Guarantee (and becomes a Guarantor), the notes, the indenture and the registration rights agreement, and upon such assumption such Person will become the successor to, and be substituted for, AREH thereunder, and all references to AREH in each thereof shall than become references to such Person and such Person shall thereafter be able to exercise every right and power of AREH thereunder;
(3) immediately after such transaction no Default or Event of Default exists;
(4) AREH or the Person formed by or surviving any such consolidation or merger (if other than AREP), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption
“— Incurrence of Indebtedness and Issuance of Preferred Stock; and
(5) AREH has delivered to the trustee an Officers’ Certificate and opinion of counsel which may be an opinion of in-house counsel of AREP or an Affiliate, each stating that such transaction complies with the terms of the indenture.
Clauses (1), (2) or (4) above will not apply to or be required to be complied with in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of AREH’s properties or assets to:
(1) an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change AREH into a corporation or other form of business entity or to change the jurisdiction of formation of AREH and such transaction does not cause the realization of any material federal or state tax liability that will be paid by AREH or any of its Subsidiaries. For purposes of this paragraph, the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Tangible Net Worth of AREP and its Subsidiaries (including AREH) on a consolidated basis;
(2) any Person; provided that AREP receives consideration in Cash Equivalents and marketable securities with an aggregate Fair Market Value determined at the time of the execution of such relevant agreement of at least $1.0 billion for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of AREH’s properties or assets; or
(3) any Person; provided that AREH receives consideration in Cash Equivalents and marketable securities with an aggregate Fair Market Value determined at the time of the execution of such relevant agreement of at least $1.0 billion for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of AREH’s properties or assets and AREH remains a Subsidiary of AREP.
In any transaction referred to in clause (2) or (3) above, and subject to the terms and conditions thereof, the trustee shall, without the need of any action by the noteholders, (x) confirm that such other Person shall not be liable for and shall be released from any obligation of AREP’s or AREH’s under the indenture, the notes and the Note Guarantees, and (y) release any Guarantor from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.
This “Merger, Consolidation or Sale of Assets” covenant will not apply to:
(1) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among AREP, AREH or any one or more Guarantors; or
(2) any sale, assignment, transfer, conveyance or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents, or any purchase of property and assets, including, without limitation, securities, debt obligations or Capital Stock, with Cash Equivalents.
Transactions with Affiliates
AREP will not, and will not permit any of its Subsidiaries (including any Guarantor) to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, any Affiliate of AREP (each, an “Affiliate Transaction”), unless:
(1) the Affiliate Transaction is on terms that are not materially less favorable to AREP or the relevant Subsidiary (including any Guarantor) than those that would have been obtained in a comparable transaction by AREP or such Subsidiary (including any Guarantor) with an unrelated Person as determined in good faith by the Board of Directors of AREP; and
(2) AREP delivers to the trustee:
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors of AREP set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of AREP; and
(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to AREP or such Subsidiary (including any Guarantor) of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of recognized standing.
The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by AREP or any of its Subsidiaries (including any Guarantor) in the ordinary course of business and payments pursuant thereto including payments or reimbursement of payments by API with respect to any such agreement, plan or arrangement entered into by API with respect to or for the benefit of officers or directors of API (other than any such agreements, plans or arrangements entered into by AREP or any of its Subsidiaries (including AREH) with Carl Icahn (other than employee benefit plans and officer or director indemnification agreements generally applicable to officers and directors of API, AREP or its Subsidiaries (including AREH));
(2) transactions between or among AREP, any Guarantor and/or their respective Subsidiaries (except any Subsidiaries of which Carl Icahn or Affiliates of Carl Icahn (other then AREP, AREH or their Subsidiaries) own more than 10% of the Voting Stock);
(3) payment (or reimbursement of payments by API) of directors’ fees to Persons who are not otherwise Affiliates of AREP;
(4) any issuance of Equity Interests (other than Disqualified Stock) and Preferred Unit Distributions of AREP to Affiliates of AREP;
(5) Restricted Payments that do not violate the provisions of the indenture described above under the caption “— Restricted Payments”;
(6) transactions between AREP and/or any of its Subsidiaries (including any Guarantor), on the one hand, and other Affiliates, on the other hand, for the provision of goods or services in the ordinary course of business by such other Affiliates; provided that such other Affiliate is in the business of providing such goods or services in the ordinary course of business to unaffiliated third parties and the terms and pricing for such goods and services overall are not less favorable to AREP and/or its Subsidiaries (including AREH) than the terms and pricing upon which such goods and services are provided to unaffiliated third parties;
(7) the provision or receipt of accounting, financial, management, information technology and other ancillary services to or from Affiliates, provided that AREP or its Subsidiaries (including any Guarantor) in the case of the provision of such services, are paid a fee not less than its out of pocket costs and allocated overhead (including a portion of salaries and benefits) and in the case of the receipt of such services, paid a fee not more than such Person’s out-of-pocket costs and allocated overhead (including a portion of salaries and benefits), in each case, as determined by AREP in its reasonable judgment;

(8) the license of a portion of office space pursuant to a license agreement, dated as of February 1, 1997, between AREP and an Affiliate of API and any renewal thereof;
(9) the payment to API and reimbursements of payments made by API of expenses relating to AREP’s, AREH’s or any Guarantors’ status as a public company;
(10) services provided and payments received by NEG from NEG Operating LLC, TransTexas Gas Corporation and Panaco, Inc. pursuant to the NEG Management Agreements;
(11) the pledge by NEG of its interest in the Capital Stock of NEG Holding LLC pursuant to the NEG Credit Agreement;
(12) the exchange by AREH of its GB Securities for other securities of GB Holdings, Inc.; provided that such exchange is on terms no less favorable to AREH as the exchange of GB Securities offered to other non-Affiliated Persons;
(13) payments by AREH, AREP or any Subsidiary to API in connection with services provided to AREH, AREP or any Subsidiary in accordance with the AREP Partnership Agreement; and
(14) the Acquisitions.
Reports
Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Issuers will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations:
(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such reports; and
(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.
All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuers’ consolidated financial statements by the Issuers’ certified independent accountants. In addition, the Issuers will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and, if the SEC will not accept such a filing, will post the reports on its website within those time periods.
If, at any time, the Issuers are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuers will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuers’ filings for any reason, the Issuers will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Issuers were required to file those reports with the SEC.
In addition, the Issuers agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Events of Default and Remedies
The following constitutes an Event of Default:
(1) default in payment when due and payable, upon redemption or otherwise, of principal or premium, if any, on the notes;
(2) default for 30 days or more in the payment when due of interest or Liquidated Damages on the notes;

(3) failure by the Issuers to call or cause to be called for redemption or to purchase or cause to be called any notes, in each case when required under the indenture;
(4) failure by AREP or any Guarantor for 30 days after written notice from the trustee to comply with the provisions described under the captions “— Restricted Payments” or “— Incurrence of Indebtedness and Issuance of Preferred Stock”;
(5) failure by AREP or any Guarantor for 30 days after written notice from the trustee to comply with the provisions described under the captions “— Maintenance of Interest Coverage” or “— Maintenance of Total Unencumbered Assets”;
(6) failure by the Issuers or any Guarantor for 60 days after notice from the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of their other agreements in the indenture or the notes or the Note Guarantee;
(7) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers or any Guarantor or default on any Guarantee by the Issuers or AREH of Indebtedness, whether such Indebtedness or Guarantee now exists or is created after the Issuance Date, which default (a) is caused by a failure to pay when due at final maturity (giving effect to any grace period or waiver related thereto) the principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness as to which AREP or any Guarantor is obligated to pay, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity as to which AREP or any Guarantor is obligated to pay, aggregates $10.0 million or more;
(8) failure by the Issuers or any Guarantor to pay final judgments aggregating in excess of $10.0 million, which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days after such judgment becomes a final judgment;
(9) except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or AREH or any other Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and
(10) certain events of bankruptcy or insolvency with respect to AREP or any Guarantor that is a Significant Subsidiary.
If any Event of Default (other than by reason of bankruptcy or insolvency) occurs and is continuing, the holders of more than 25% in principal amount of the then outstanding notes may declare the principal, premium, if any, interest, Liquidated Damages, if any, and any other monetary obligations on all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers or any Guarantor that is a Significant Subsidiary all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law or the indenture that the trustee determines may be unduly prejudicial to the rights of other holders of notes or that may involve the trustee in personal liability. The trustee may withhold from holders of notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the interests of the holders of the notes. In addition, the trustee shall have no obligation to accelerate the notes if in the best judgment of the trustee acceleration is not in the best interest of the holders of the notes.
At any time after a declaration of acceleration with respect to the notes and subject to certain conditions, the holders of a majority in aggregate principal amount of notes outstanding may rescind and cancel such acceleration and its consequences.
The holders of at least a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any note held by a non-consenting holder.
The Issuers will be required to deliver to the trustee annually a statement regarding compliance with the indenture, and the Issuers will be required, within ten Business Days, upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying such Default or Event of Default.
No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders
No director, officer, employee, incorporator, manager (or managing member) direct or indirect member, partner or stockholder of the Issuers, AREH, API or any additional Guarantor shall have any liability for any obligations of the Issuers, AREH, API or any additional Guarantor under the notes, the indenture, any Note Guarantee or for any claim based on, in respect of, or by reason of such obligations or its creation. Each holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.
Covenant Defeasance
The Issuers may, at their option and at any time, elect to have their obligations and the obligations of any of their Subsidiaries or AREH released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and, thereafter, any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes or any Note Guarantee. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.
In order to exercise Covenant Defeasance:
(1) the Issuers must irrevocably deposit, or cause to be deposited, with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, interest and Liquidated Damages, if any, due on the outstanding notes on the stated maturity date or on the applicable redemption date, as the case may be, in accordance with the terms of the indenture;
(2) no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit;
(3) such Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound;
(4) the Issuers shall have delivered to the trustee an opinion of counsel, which may be an opinion of in-house counsel to AREP or an Affiliate, containing customary assumptions and exceptions, to the effect that upon and immediately following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable law;
(5) the Issuers shall have delivered to the trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of AREP or others; and
(6) the Issuers shall have delivered to the trustee an Officers’ Certificate and an opinion of counsel in the United States, which may be an opinion of in-house counsel to AREP or an Affiliate (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Covenant Defeasance have been complied with.

Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:
(1) either:
(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to AREP, have been delivered to the trustee for cancellation; or
(b) all notes that have not been delivered to the trustee for cancellation (1) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (2) will become due and payable within one year or (3) are to be called for redemption within 12 months under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the reasonable expense of the Issuers, and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal and premium, if any, and accrued but unpaid interest to the date of maturity or redemption;
(2) no Default of Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuers are a party or by which the Issuers are bound;
(3) the Issuers have paid or caused to be paid all sums payable by it under the indenture; and
(4) the Issuers or any Guarantor have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.
In addition, the Issuers must deliver an Officers’ Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Note Guarantee may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for notes), and any existing default or compliance with any provision of the indenture, the notes or the Note Guarantee may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for notes).
Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a nonconsenting holder of notes):
(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;
(2) reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption of the notes;
(3) reduce the rate of or change the time for payment of interest on any note;
(4) waive a Default or Event of Default in the payment of principal of, premium or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);
(5) make any note payable in money other than that stated in the notes;
(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

(7) release AREH or any other Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or
(8) make any change in the foregoing amendment and waiver provisions.
Notwithstanding the foregoing, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee together may amend or supplement the indenture, any Note Guarantee or the notes to cure any ambiguity, defect or inconsistency, to comply with the covenant relating to mergers, consolidations and sales of assets, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of the Issuers’ or any Guarantor’s obligations to holders of the notes and any Note Guarantee in the case of a merger, consolidation or asset sale, to make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the legal rights under the indenture of any such holder.
Concerning the Trustee
The indenture will contain certain limitations on the rights of the trustee, should it become a creditor of the Issuers or AREH, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or resign.
The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture will provide that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
Governing Law
The indenture and the notes will be, subject to certain exceptions, governed by and construed in accordance with the internal laws of the State of New York, without regard to the choice of law rules thereof.
The issuance of the notes and the Note Guarantee will also be subject to a certain extent to the laws of the jurisdiction of formation of AREP.
Additional Information
Any holder of the notes may obtain a copy of the indenture without charge by writing to American Real Estate Partners, L.P., Attn: Chief Financial Officer at 765 Fifth Avenue, New York, NY 10153.
Book-Entry, Delivery and Form
The new notes will be issued in one or more notes in global form or Global Notes. Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. The Global Notes will be deposited upon issuance with the trustee as custodian for DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC, as described below.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.
In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to such extent.
So long as the Global Note Holder is the registered owner of any notes, the Global Note Holder will be considered the sole holder under the indenture of any notes evidenced by the Global Notes. Beneficial owners of notes evidenced by the Global Notes will not be considered the owners of holders of the notes under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither the issuers nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any record of DTC relating to the notes.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, and Liquidated Damages, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuers and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers or the trustee nor any agent of the Issuers or the trustee has or will have any responsibility or liability for:
(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for Certificated Notes if:
(1) DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary;
(2) the Issuers, at their option, notify the trustee in writing that it elects to cause the issuance of the Certificated Notes; or
(3) there has occurred and is continuing a Default or Event of Default with respect to the notes.
In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Exchange of Certificated Notes for Global Notes
Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.
Same Day Settlement and Payment
The Issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, interest and premium, if any, and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Certain Definitions
Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
“Acquired Debt” means, with respect to any specified Person:
(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“API” means American Property Investors, Inc.
“AREH” means American Real Estate Holdings Limited Partnership.
“AREP” means American Real Estate Partners, L.P.
“AREP Finance” means American Real Estate Finance Corp.
“AREP Partnership Agreement” means AREP’s Amended and Restated Agreement of Limited Partnership, dated May 12, 1987 as amended February 22, 1995 and August 16, 1996.
“Bad Boy Guarantees” means the Indebtedness of any specified Person attributable to “bad boy” indemnification or Guarantees, which Indebtedness would be non-recourse to AREP and AREH other than recourse relating to the specific events specified therein, which such events shall be usual and customary exceptions typically found in non-recourse financings at such time as determined by management in its reasonable judgment.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:
(1)
with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)
with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)
with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the Board of Directors of the managing member; and
(4)
with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such jurisdictions are authorized or required by law or other governmental action to close.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Stock” means:
(1) in the case of a corporation, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1) United States dollars;
(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and, in each case, maturing within one year after the date of acquisition; and
(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Cash Flow of AREP and the Guarantors” means, with respect to any period, the Net Income of AREP and the Guarantors for such period plus, without duplication:
(1) provision for taxes based on income or profits of AREP and the Guarantors or any payments of Tax Amounts by AREP for such period, to the extent that such provision for taxes or such payments of Tax Amounts were deducted in computing such Net Income of AREP or any Guarantor; plus
(2) the Fixed Charges of AREP or any Guarantor for such period, to the extent that such Fixed Charges of AREP and such Guarantor were deducted in computing such Net Income of AREP and such Guarantor; plus
(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of AREP and any Guarantor for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Net Income of AREP and any Guarantor; minus
(4) non-cash items increasing such Net Income of AREP and any Guarantor for such period, other than the accrual of revenue in the ordinary course of business, in each case, consolidating such amounts for AREP and any Guarantor but excluding any net income, provision for taxes, fixed charges, depreciation, amortization or other amounts of any of the Subsidiaries of AREP (other than any Guarantor) and otherwise determined in accordance with GAAP; provided, further, that the Net Income of AREP and any Guarantor shall include income from investments or Subsidiaries of AREP (other than any Guarantor) but only to the extent such income is realized in Cash Equivalents by AREP or any Guarantor.
“Change of Control” means the occurrence of any of the following:
(1) the sale, lease, transfer, conveyance or other disposition by AREP or AREH (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of AREP or AREH to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than the Principal or a Related Party; provided, however, that (x) if AREP or AREH receives consideration in Cash Equivalents and marketable securities with an aggregate Fair Market Value determined at the time of the execution of each relevant agreement of at least $1.0 billion for such sale, lease, transfer, conveyance or other disposition of properties or assets, then such transaction shall not be deemed a Change of Control and (y) any sale, assignment, transfer or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents or purchase of property, assets or Capital Stock with Cash Equivalents, will not constitute a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets for purposes of this clause (1);
(2) the adoption of a plan relating to the liquidation or dissolution of AREP;
(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Principal or the Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of a Controlling Entity of AREP, measured by voting power rather than number of shares;
(4) the first day on which a majority of the members of the Board of Directors of the Controlling Entity are not Continuing Directors; or
(5) for so long as AREP is a partnership, upon any general partner of AREP ceasing to be an Affiliate of the Principal or a Related Party.
“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of net income (loss) of such Person, on a consolidated basis with its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends; provided that:

(1) the Net Income of any Person that is accounted for by the equity method of accounting or that is a Subsidiary will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person;
(2) the Net Income of any of its Subsidiaries will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and
(3) the cumulative effect of a change in accounting principles will be excluded.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of AREP who:
(1) was a member of such Board of Directors on the date of the indenture; or
(2) was nominated for election or elected to such Board of Directors with the approval of the Principal or any of the Related Parties or with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of Voting Stock, by agreement or otherwise.
“Controlling Entity” means (1) for so long as AREP is a partnership, any general partner of AREP, (2) if AREP is a limited liability company, any managing member of AREP or (3) if AREP is a corporation, AREP.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require AREP or any Guarantor to repurchase such Capital Stock upon the occurrence of a change of control, event of loss, an asset sale or other special redemption event will not constitute Disqualified Stock if the terms of such Capital Stock provide that AREP or any Guarantor may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments” or where the funds to pay for such repurchase was from the net cash proceeds of such Capital Stock and such net cash proceeds was set aside in a separate account to fund such repurchase. Furthermore, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require AREP or any Guarantor to redeem such Capital Stock, including, without limitation, upon maturity will not constitute Disqualified Stock if the terms of such Capital Stock provide that AREP or any Guarantor may redeem such Capital Stock for other Capital Stock that is not Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that AREP and its Subsidiaries (including any Guarantor) may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. For the avoidance of doubt, and by way of example, the Preferred Units, as in effect on the date of the indenture, do not constitute Disqualified Stock.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of AREP (other than an offer and sale relating to equity securities issuable under any employee benefit plan of AREP) or a capital contribution in respect of Capital Stock (other than Disqualified Stock) of AREP.

“Existing Indebtedness” means up to $394.4 million in aggregate principal amount of Indebtedness of AREP and any Guarantor, in existence on the Issuance Date, until such amounts are repaid.
“Existing Notes” means the 7 1/8% Senior Notes due 2013 issued and sold by the Issuers on February 1, 2005.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of AREP (unless otherwise provided in the indenture).
“Fixed Charge Coverage Ratio of AREP and the Guarantors” means the ratio of the Cash Flow of AREP and the Guarantors for such period to the Fixed Charges of AREP and the Guarantors for such period. In the event that AREP, the Guarantors or any Guarantor incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio of AREP and the Guarantors is being calculated and on or prior to the Quarterly Determination Date for which the calculation of the Fixed Charge Coverage Ratio of AREP and the Guarantors is being made (the “Calculation Date”), then the Fixed Charge Coverage Ratio of AREP and the Guarantors will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1) acquisitions that have been made by the specified Person, including through mergers or consolidations, or any Person acquired by the specified Person, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;
(2) the Cash Flow of AREP and the Guarantors attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(3) the Fixed Charges of AREP and the Guarantors attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that such Fixed Charges of AREP and the Guarantors are equal to or less than the Cash Flow of AREP and the Guarantors from the related discontinued operation excluded under clause (3) for such period; and
(4) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).
“Fixed Charges of AREP and the Guarantors” means, with respect to any period, the sum, without duplication, of:
(1) the interest expense of AREP, and any Guarantor for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
(2) the interest expense of AREP and any Guarantor that was capitalized during such period; plus
(3) any interest on Indebtedness of another Person that is guaranteed by AREP or any Guarantor (other than Bad Boy Guarantees unless such Bad Boy Guarantee is called upon) or secured by a Lien on assets of AREP or any additional Guarantor, whether or not such Guarantee or Lien is called upon; provided that for purposes of calculating interest with respect to Indebtedness that is Guaranteed or secured by a Lien, the principal amount of Indebtedness will be calculated in accordance with the last two paragraphs of the definition of Indebtedness; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of AREP, other than dividends on preferred stock to the extent payable in Equity Interests of AREP (other than Disqualified Stock) or dividends on preferred equity payable to AREP, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of AREP (however, for so long as AREP is a partnership or otherwise a pass-through entity for federal income tax purposes, the combined federal, state and local income tax rate shall be the rate that was utilized to calculate the Tax Amount of AREP to the extent that the Tax Amount was actually distributed with respect to such period (and if less than the Tax Amount is distributed, such rate shall be proportionately reduced) and if no Tax Amount was actually distributed with respect to such period, such combined federal, state and local income tax rate shall be zero), expressed as a decimal; provided that this clause (4) will not include any Preferred Unit Distribution paid in additional Preferred Units, in each case, determined on a consolidated basis between AREP and any Guarantor but on a non-consolidated basis with the Subsidiaries of AREP (other than any Guarantor) and otherwise in accordance with GAAP.
“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date. For the purposes of the indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.
“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or other national government, any state, province or any city or other political subdivision, including, without limitation, the State of Nevada or the State of New Jersey, whether now or hereafter existing, or any officer or official thereof and any other agency with authority thereof to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Principal, its Related Parties, the Issuers or any of their respective Subsidiaries or Affiliates.
“Gaming Law” means any gaming law or regulation of any jurisdiction or jurisdictions to which the Issuers or any of their Subsidiaries (including AREH) is, or may at any time after the issue date be, subject.
“Government Instrumentality” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, court, tribunal, commission, bureau or entity or any arbitrator with authority to bind a party at law.
“Government Securities” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.
“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantor” means any Subsidiary of AREP (initially only AREH) that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1) in respect of borrowed money;
(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3) in respect of banker’s acceptances;
(4) representing Capital Lease Obligations;
(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or
(6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
The amount of any Indebtedness outstanding as of any date attributable to a Guarantee shall be the maximum principal amount guaranteed by such specified Person as of such date.
The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness with original issue discount, (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness and (c) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of (x) the Fair Market Value of such assets at the date of determination and (y) the amount of the Indebtedness of the other Person to the extent so secured. Notwithstanding anything in the indenture to the contrary, Indebtedness of AREP, AREH or any Note Guarantor shall not include any Indebtedness that has been either satisfied and discharged or defeased through covenant defeasance or legal defeasance.
“Issuance Date” means the closing date for the sale and original issuance of the Existing Notes.
“Issuers” means AREP and AREP Finance, collectively.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Liquidated Damages” means all liquidated damages then owing pursuant to the registration rights agreement.
“Net Income” means, with respect to any specified Person for any four consecutive fiscal quarter period, the net income (loss) of such Person determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Note Guarantee” means the Guarantee by any Subsidiary of AREP of the Issuers’ obligations under the indenture and the notes, executed pursuant to the provisions of the indenture which initially will only be by AREH.
“Notes” means AREP’s 7 1/8% senior notes issued under the indenture, including any Additional Notes issued.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Officer” means with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.
“Officers’ Certificate” means a certificate signed on behalf of API or AREP Finance by two Officers (or if a limited liability company, two Officers of the managing member of such limited liability company) of API or AREP Finance, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of API or AREP Finance that meets the requirements set forth in the indenture.
“Other Liquidated Damages” means liquidated damages arising from a registration default under a registration rights agreement with respect to the registration of subordinated Indebtedness permitted to be incurred under the indenture.
“Partners’ Equity” with respect to any Person means as of any date, the partners’ equity as of such date shown on the consolidated balance sheet of such Person and its Subsidiaries or if such Person is not a partnership, the comparable line-item on a balance sheet, each prepared in accordance with GAAP.
“Permitted Refinancing Indebtedness” means any Indebtedness of AREP or any Guarantor issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of AREP or any Guarantor (other than intercompany Indebtedness); provided that:
(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, and Other Liquidated Damages, incurred in connection therewith);
(2) in the case of any Indebtedness other than notes redeemed in accordance with “— Mandatory Disposition Pursuant to Gaming Laws,” such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.
“Preferred Units” means AREP’s 5% Cumulative Pay-in-Kind Redeemable Preferred Units payable on or before March 31, 2010.
“Preferred Unit Distribution” means the scheduled annual Preferred Unit distribution, payable on March 31 of each year in additional Preferred Units at the rate of 5% of the liquidation preference of $10.00 per Preferred Unit.
“Principal” means Carl Icahn.

“Principal Property” of a specified Person means any property, assets or revenue of such Person now owned or hereafter acquired.
“Quarterly Determination Date” means, in connection with AREP’s first, second and third fiscal quarters, the earlier of (i) the date AREP would have been required to file a quarterly report with the SEC on Form 10-Q if AREP were required to file such reports and (ii) the date AREP files its quarterly report with the SEC on Form 10-Q. In connection with AREP’s fourth fiscal quarter, the earlier of (i) the date AREP would have been required to file an annual report with the SEC on Form 10-K if AREP were required to file such a report and (ii) the date AREP files its annual report with the SEC on Form 10-K.
“Related Parties” means (1) Carl Icahn, any spouse and any child, stepchild, sibling or descendant of Carl Icahn, (2) any estate of Carl Icahn or any person under clause (1), (3) any person who receives a beneficial interest in any estate under clause (2) to the extent of such interest, (4) any executor, personal administrator or trustee who holds such beneficial interest in AREP for the benefit of, or as fiduciary for, any person under clauses (1), (2) or (3) to the extent of such interest and (5) any corporation, partnership, limited liability company, trust, or similar entity, directly or indirectly owned or Controlled by Carl Icahn or any other person or persons identified in clauses (1), (2) or (3).
“SEC” means the United States Securities and Exchange Commission.
“Secured Indebtedness” of any specified Person means any Indebtedness secured by a Lien upon the property of such Person.
“Securities Act” means the Securities Act of 1933, as amended.
“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issuance Date.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value, or principal prior to the date originally scheduled for the payment or accretion thereof.
“Subordinated Indebtedness” means any Indebtedness that by its terms is expressly subordinated in right of payment in any respect (either in the payment of principal or interest) to the payment of principal, Liquidated Damages or interest on the notes.
“Subsidiary” means, with respect to any specified Person:
(1) any corporation, association or other business entity of which more than 50% of the total Voting Stock is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
For the avoidance of doubt, AREH will be deemed to be a Subsidiary of AREP so long as AREH remains a Guarantor.
“Tangible Net Worth” of any specified Person as of any date means, the total shareholders’ equity (or if such Person were not a corporation, the equivalent account) of such Person and its Subsidiaries on a consolidated basis determined in conformity with GAAP less any and all goodwill and other intangible assets reflected on the consolidated balance sheet of such Person as of the last day of the fiscal quarter most recently completed before the date of determination for which financial statements are then available, but taking into account any change in total shareholders’ equity (or the equivalent account) as a result of any (x) Restricted Payments made, (y) asset sales or (z) contributions to equity or from the issuance or sale of Equity Interests (excluding Disqualified Stock) or from the exchange or conversion (other than to Disqualified Stock) of Disqualified Stock or debt securities, completed since such fiscal quarter end.

“Tax Amount” means, for any period, the combined federal, state and local income taxes, including estimated taxes, that would be payable by AREP if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such period and owned 100% of AREH; provided, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if AREP were a Delaware corporation shall be taken into account; provided, further that (i) if there is an adjustment in the amount of the Taxable Income for any period, an appropriate positive or negative adjustment shall be made in the Tax Amount, and if the Tax Amount is negative, then the Tax Amount for succeeding periods shall be reduced to take into account such negative amount until such negative amount is reduced to zero and (ii) any Tax Amount other than amounts relating to estimated taxes shall be computed by a nationally recognized accounting firm (but, including in any event, AREP’s auditors). Notwithstanding anything to the contrary, the Tax Amount shall not include taxes resulting from AREP’s change in the status to a corporation for tax purposes.
“Taxable Income” means, for any period, the taxable income or loss of AREP for such period for federal income tax purposes.
“Total Unencumbered Assets” means, as of any Quarterly Determination Date, the book value of all of the assets of AREP and any Guarantor (including, without limitation, the Capital Stock of their Subsidiaries, but excluding goodwill and intangibles) that do not secure, by a Lien, any portion of any Indebtedness (other than assets secured by a Lien in favor of the notes and such assets are not secured by a Lien in favor of any other Indebtedness) as of such date (determined on a consolidated basis between AREP and any Guarantor but not on a consolidated basis with their Subsidiaries and otherwise in accordance with GAAP).
“Unsecured Indebtedness” of AREP, AREH and any additional Guarantor means any Indebtedness of such Person that is not Secured Indebtedness.
“Voting Stock” means, with respect to any Person that is (a) a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency, (b) a limited liability company, membership interests entitled to manage, or to elect or appoint the Persons that will manage the operations or business of the limited liability company, or (c) a partnership, partnership interests entitled to elect or replace the general partner thereof.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following general discussion summarizes certain material U.S. federal income tax consequences that apply to beneficial owners of the private notes who:
(1) acquired the private notes at their original issue price for cash,
(2) exchange the private notes for new notes in this exchange offer, and
(3) held the private notes and hold the new notes as “capital assets” (generally, for investment) as defined in the Code.
This summary, however, does not consider state, local or foreign tax laws. In addition, it does not include all of the rules which may affect the U.S. tax treatment of your investment in the notes. For example, special rules not discussed here may apply to you if you are:
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A broker-dealer, a dealer in securities or a financial institution;
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An S corporation;
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A bank;
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A thrift;
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An insurance company;
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A tax-exempt organization;
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A partnership or other pass-through entity;
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Subject to the alternative minimum tax provisions of the Code;
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Holding the private notes or the new notes as part of a hedge, straddle or other risk reduction or constructive sale transaction;
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A person with a “functional currency” other than the U.S. dollar; or
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A U.S. expatriate.
If you are a partner in a partnership which holds the new notes, you should consult your own tax advisor regarding special rules that may apply.
This summary is based on the Code and applicable Treasury Regulations, rulings, administrative pronouncements and decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. We have not sought and will not seek any rulings from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in this summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
Each holder is urged to consult his tax advisor regarding the specific federal, state, local, and foreign income and other tax considerations of participating in this exchange offer and holding the new notes.
Exchange of Private Notes for New Notes
The exchange of the private notes for the new notes pursuant to this exchange offer should not be a taxable event for U.S. federal income tax purposes. Accordingly, holders participating in this exchange offer should not recognize any income, gain or loss in connection with the exchange. In addition, immediately after the exchange, any such holder should have the same adjusted tax basis and holding period in the new notes as it had in the private notes, immediately before the exchange.
Consequences of Holding the New Notes
U.S. Holders
If you are a “U.S. Holder,” as defined below, this section applies to you. Otherwise, the section “Non-U.S. Holders” applies to you.

Definition of U.S. Holder
You are a “U.S. Holder” if you are the beneficial owner of a new note and you are, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;
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a corporation or an entity, treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any political subdivision thereof;
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an estate the income of which is subject to U.S. federal income tax regardless of its sources; or
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a trust (i) if a court within the United States can exercise primary supervision over the administration of the trust and one or more U.S. persons has authority to control all substantial decisions of the trust, or (ii) if the trust was in existence on August 20, 1996, and treated as a domestic trust on August 19, 1996, and it has elected to continue to be treated as a U.S. person.
Taxation of Stated Interest
Generally, you must include the interest on the new notes in your gross income as ordinary income:
•
when it accrues, if you use the accrual method of accounting for U.S. federal income tax purposes; or
•
when you receive it, if you use the cash method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition of the New Notes
You will generally recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a new note. The amount of your gain or loss will equal the difference between the amount you receive for the new note (in cash or other property, valued at fair market value), except to the extent amounts received are attributable to accrued interest on the note, and your adjusted tax basis in the new note. Your tax basis in the new note generally will equal the price you paid for the private note that was exchanged for the new note. Your gain or loss will generally be long-term capital gain or loss if your holding period for the new note is more than one year at the time of the sale, exchange, redemption, retirement or other taxable disposition. Otherwise, it will be short-term capital gain or loss. For this purpose, your holding period for the new note should include your holding period for the private note that was exchanged for the new note. Long-term capital gains recognized in years beginning before December 31, 2008 by certain non-corporate holders are generally taxed at a maximum rate of 15%. The ability to deduct capital losses is subject to limitations. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income.
Information Reporting and Backup Withholding
We will report to certain holders of the new notes and to the IRS the amount of any interest paid on the new notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments. You may be subject to a backup withholding tax when you receive interest payments on a new note or proceeds upon the sale or other disposition of the new note. Certain holders (including, among others, corporations, financial institutions and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. In addition, the backup withholding tax will not apply to you if you provide to us or our paying agent your correct social security or other taxpayer identification number, or TIN, in the prescribed manner unless:
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the IRS notifies us or our paying agent that the TIN you provided is incorrect;
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you underreport interest and dividend payments that you receive on your tax return and the IRS notifies us or our paying agent that withholding is required; or
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you fail, under certain circumstances, to certify under penalties of perjury that you are not subject to backup withholding.
The backup withholding tax rate is currently 28%. Any amounts withheld from a payment to you under the backup withholding rules may be credited against your U.S. federal income tax liability, and may entitle you to a refund, provided the required information is properly furnished to the IRS on a timely basis.

You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedures for obtaining such exemption.
Non-U.S. Holders
The following general discussion is limited to the U.S. federal income tax consequences relevant to a “Non-U.S. Holder.” A “Non-U.S. Holder” is any beneficial owner of a new note if such owner is, for U.S. federal income tax purposes, a nonresident alien, or a corporation, estate, or trust that is not a U.S. Holder.
Interest
Portfolio Interest Exemption. You will generally not be subject to U.S. federal income tax or withholding tax on interest paid or accrued on the new notes if:
•
you do not own, actually or constructively, 10% or more of our capital or profits interests;
•
you are not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;
•
you are not a bank receiving interest described in Section 881(c)(3)(A) of the Code;
•
such interest is not effectively connected with the conduct by you of a trade or business in the United States; and
•
either (i) you represent that you are not a United States person for U.S. federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8BEN (or a suitable substitute form) signed under penalties of perjury, or (ii) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds the new note on your behalf, certifies to us or our paying agent under penalties of perjury that it has received IRS Form W-8BEN (or a suitable substitute form) from you or from another qualifying financial institution intermediary, and provides a copy of the Form W-8BEN (or a suitable substitute form) to us or our paying agent.
U.S. Federal Income or Withholding Tax If Interest Is Not Portfolio Interest. If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption described above, you may be subject to a 30% withholding tax on the gross amount of interest payments, unless reduced or eliminated by an applicable income tax treaty.
However, income from payments or accruals of interest that is effectively connected with the conduct by you of a trade or business in the United States will be subject to U.S. federal income tax on a net basis at a rate applicable to United States persons generally (and, if paid to corporate holders, may also be subject to a branch profits tax at a rate of 30% or lower applicable treaty rate). If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to United States withholding tax so long as you provide us or our paying agent with a properly executed IRS Form W-8ECI.
Non-U.S. Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of the branch profits tax, or other rules different from those described above. Generally, in order to claim any treaty benefits you must submit a properly executed IRS Form W-8BEN.
Reporting. We may report annually to the IRS and to you the amount of interest paid to you, and the tax withheld, if any, with respect to you.
Sale or Other Disposition of New Notes
You will generally not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of a new note unless such gain is effectively connected with the conduct by you of a trade or business within the United States. Any gain that is effectively connected with the conduct by you of a trade or business within the United States will be subject to U.S. federal income tax on a net basis at the rates generally applicable to U.S. persons as described above.

Backup Withholding and Information Reporting
Payments From U.S. Office. If you receive payment of interest or principal directly from us or through the U.S. office of a custodian, nominee, agent or broker, you may be subject to both backup withholding and information reporting.
With respect to interest payments made on the new notes, however, backup withholding and information reporting will not apply if you certify, generally on a Form W-8BEN (or Form W-8ECI) or suitable substitute form, that you are not a U.S. person in the manner described above under the heading “Non-U.S. Holders — Interest,” or you otherwise establish an exemption.
Moreover, with respect to proceeds received on the sale, exchange, redemption, or other disposition of a new note, backup withholding or information reporting generally will not apply if you properly provide, generally on Form W-8BEN (or Form W-8ECI) or a suitable substitute form, a statement that you are an “exempt foreign person” for purposes of the broker reporting rules, and other required information. If you are not subject to United States federal income or withholding tax on the sale or other disposition of a new note, as described above under the heading “Non-U.S. Holders-Interest — Sale or Other Disposition of New Notes,” you will generally qualify as an “exempt foreign person” for purposes of the broker reporting rules.
Payments From Foreign Office. If payments of principal and interest are made to you outside the United States by or through the foreign office of your foreign custodian, nominee or other agent, or if you receive the proceeds of the sale of a new note through a foreign office of a “broker,” as defined in the pertinent U.S. Treasury Regulations, you will generally not be subject to backup withholding or information reporting. You will however, be subject to backup withholding and information reporting if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that you are a U.S. person. You will also be subject to information reporting, but not backup withholding, if the payment is made by a foreign office of a custodian, nominee, agent or broker that has certain relationships to the United States unless the broker has in its records documentary evidence that you are a Non-U.S. Holder and certain other conditions are met.
Refunds. Any amounts withheld from a payment to you under the backup withholding rules may be credited against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is properly furnished to the IRS on a timely basis.
The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting interest and withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or other agreement.
The preceding summary is for general information only and is not tax advice. Please consult your own tax advisor to determine the tax consequences of purchasing, holding and disposing of the notes under your particular circumstances.

PLAN OF DISTRIBUTION
Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for private notes where such private notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 270 days after the expiration date (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                , 200_ all dealers effecting transactions in the new notes may be required to deliver a prospectus.
We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
Furthermore, any broker-dealer that acquired any of its private notes directly from us:
•
may not rely on the applicable interpretation of the staff of the Commission’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (May 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983); and
•
must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.
For a period of 270 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the private notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the private notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
The validity of the notes offered by this prospectus and certain legal matters in connection with the exchange offer will be passed upon for us by Proskauer Rose LLP, New York, New York.
EXPERTS
The consolidated financial statements of American Real Estate Partners, L.P. and Subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2006, incorporated by reference in this prospectus have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their reports with respect thereto, (which report on the consolidated financial statements refers to the change in accounting for the Partnership’s investment in ImClone Systems Incorporated and Subsidiary from an available for sale security to the equity method) and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.
The consolidated financial statements of American Real Estate Holdings Limited Partnership and Subsidiaries as of December 31, 2006, and for each of the three years in the period ended December 31, 2006 included in this prospectus, have been audited by Grant Thornton LLP, independent registered public accountants, as stated in its report with respect thereto, (which report on the consolidated financial statements refers to the change in accounting for the Partnership’s investment in ImClone Systems Incorporated and Subsidiary from an available for sale security to the equity method) and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.
The balance sheet of American Property Investors, Inc., as of December 31, 2006, included in this prospectus has been audited by Grant Thornton LLP, independent accountants, as stated in its report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.
The consolidated financial statements of ImClone Systems Incorporated and subsidiary as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, have been included and incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included in this registration statement and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2006 consolidated financial statements refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment.”
The consolidated financial statements of GB Holdings, Inc. and subsidiaries for the year ended December 31, 2004 have been included and incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements and financial statement schedule of Lear Corporation as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 included elsewhere in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-4 under the Securities Act. This prospectus is part of the registration statement. This prospectus does not contain all the information contained in the registration statement because we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, which you may read and copy at the public reference facilities maintained by the SEC at 100 F Street, N. E. Room 1580, Washington, D.C. 20549. You may obtain copies at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding us. You may access the SEC’s web site at http://www.sec.gov.
We are subject to the informational requirements of the Exchange Act. As a result, we are required to file reports, proxy statements and other information with the SEC. These materials can be copied and inspected at the locations described above. Copies of these materials can be obtained from the Public Reference Section of the SEC at 100 F Street, N. E. Room 1580, Washington, D.C. 20549, at prescribed rates. Our depositary units are listed on the New York Stock Exchange under the symbol “ACP.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, all filings made pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and any other future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing disclosure furnished under Items 2.02, 7.01 or 8.01 of Form 8-K, unless otherwise indicated therein):
•
Our Annual Report on Form 10-K and Form 10-K/A, Amendment No. 1 for the fiscal year ended December 31, 2006, filed with the SEC on March 6, 2007 and March 16, 2007, respectively (SEC File No. 001-09516);
•
Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed with the SEC on May 10, 2007 (SEC File No. 001-09516); and
•
Our Current Reports on Form 8-K, filed with the SEC on April 3, 2007, April 5, 2007, April 17, 2007, April 24, 2007, April 27, 2007 and May 10, 2007 (SEC File No. 001-09516).
You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:
American Real Estate Partners, L.P.
767 Fifth Avenue, Suite 4700
New York, New York 10153
Attn: Chief Financial Officer
Telephone requests may be directed to (212) 702-4300
This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.
You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.
Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and in each instance reference is made to the copy of that contract or document filed as an exhibit to the registration statement or as an exhibit to another filing, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

INDEX TO FINANCIAL STATEMENTS

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Partners of
American Real Estate Holdings Limited Partnership
We have audited the accompanying consolidated balance sheets of American Real Estate Holdings Limited Partnership and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in partners’ equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2006. These consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of GB Holdings, Inc. and Subsidiaries for the year ended December 31, 2004, which statements reflect losses of $12,822,000 included in the discontinued operations. Those statements were audited by other auditors, whose report thereon has been furnished to us, and our opinion, insofar as it relates to the amounts included for GB Holdings, Inc. and Subsidiaries, is based solely on the report of the other auditors. Those auditors expressed an unqualified opinion with emphasis on a going concern matter on those financial statements in their report dated March 11, 2005. Also, we did not audit the financial statements of ImClone Systems Incorporated and Subsidiary, the investment in which, as discussed in Notes 2 and 7 to the financial statements, is accounted for by the equity method of accounting. The investment in ImClone Systems Incorporated and Subsidiary was $164,307,000 and $97,255,000 as of December 31, 2006 and 2005, respectively, and the equity in its net income was $12,620,000 and $1,375,000 respectively, for the years then ended. The financial statements of ImClone Systems Incorporated and Subsidiary were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for ImClone Systems Incorporated and Subsidiary, is based solely on the reports of the other auditors.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.
In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Real Estate Holdings Limited Partnership and Subsidiaries as of December 31, 2006 and 2005, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.
As discussed in Notes 2 and 7, in 2006, the Partnership changed the accounting for its investment in ImClone Systems Incorporated and Subsidiary from an available for sale security to the equity method.
/s/ GRANT THORNTON LLP
New York, New York
March 2, 2007

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders of GB Holdings, Inc.
We have audited the consolidated statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2004 of GB Holdings, Inc. and subsidiaries. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of GB Holdings, Inc. and subsidiaries for the year ended December 31, 2004, in conformity with US generally accepted accounting principles.
The consolidated financial statements have been prepared assuming that GB Holdings, Inc. will continue as a going concern. As discussed in Notes 1 and 2 to the consolidated financial statements, the Company has suffered recurring net losses, has a net working capital deficiency and has significant debt obligations which are due within one year that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ KPMG LLP
Short Hills, New Jersey
March 11, 2005

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To Board of Directors and Stockholders
ImClone Systems Incorporated:
We have audited the consolidated balance sheets of ImClone Systems Incorporated and subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive income, and cash flows for the years then ended, not presented separately herein. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ImClone Systems Incorporated and subsidiary as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.
As discussed in notes 2(i) and 11(d) to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” effective January 1, 2006.
/s/ KPMG LLP
Princeton, New Jersey
March 1, 2007

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005

	December 31,
	2006	2005
	(in $000s)
ASSETS
Current assets:
Cash and cash equivalents	$1,912,134	$459,315
Investments	539,115	720,526
Inventories, net	245,502	244,239
Trade, notes and other receivables, net	176,496	195,321
Other current assets	134,987	214,860
Assets held for sale	47,503	1,177,397
Total current assets	3,055,737	3,011,658
Property, plant and equipment, net:
Gaming	422,715	295,432
Real Estate	283,974	288,254
Home Fashion	200,382	166,026
Total property, plant and equipment, net	907,071	749,712
Equity investment and other	177,682	98,041
Intangible assets	25,916	23,402
Other assets	85,237	85,406
Total assets	$4,251,643	3,968,219

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Accounts payable	$69,854	$57,602
Accrued expenses and other current liabilities	197,792	143,427
Current portion of long-term debt	23,970	18,103
Securities sold not yet purchased	25,398	75,883
Margin liability on marketable securities	—	131,061
Liabilities of discontinued operations held for sale	—	489,598
Total current liabilities	317,014	915,674
Long-term debt	1,175,271	1,100,220
Other non-current liabilities	22,212	24,006
Total long-term liabilities	1,197,483	1,124,226
Total liabilities	1,514,497	2,039,900
Minority interests	292,221	304,599
Commitments and contingencies (Note 17)
Partners’ equity
Limited partner	2,420,476	1,607,483
General partner	24,449	16,237
Partners’ equity	2,444,925	1,623,720
Total liabilities and partners’ equity	$4,251,643	$3,968,219

See notes to consolidated financial statements.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2006, 2005 and 2004

	Years Ended December 31,
	2006	2005	2004
	(in $000s)
Revenues:
Gaming	$385,699	$327,982	$299,981
Real Estate	134,575	100,299	61,557
Home Fashion	957,656	472,681	—
	1,477,930	900,962	361,538
Expenses:
Gaming	326,984	260,955	251,119
Real Estate	106,621	82,512	49,681
Home Fashion	1,108,293	495,110	—
Holding Company	25,822	12,478	4,327
Acquisition costs	—	4,664	414
	1,567,720	855,719	305,541
Operating (loss) income	(89,790)	45,243	55,997
Other income (expense), net:
Interest expense	(100,514)	(85,418)	(42,209)
Interest income	52,656	42,791	42,145
Other income (expense), net	99,277	(12,861)	24,453
Equity in earnings of affiliate	12,620	1,375	—
(Loss) income from continuing operations before income taxes and minority interests	(25,751)	(8,870)	80,386
Income tax expense	(13,271)	(18,170)	(10,099)
Minority interests	68,173	10,140	—
Income (loss) from continuing operations	29,151	(16,900)	70,287
Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	154,831	(28,544)	11,307
Gain on sales of assets, net of income taxes	676,444	21,849	75,197
Minority interests	(55,511)	3,682	2,074
Income (loss) from discontinued operations	775,764	(3,013)	88,578
Net earnings (loss)	$804,915	$(19,913)	$158,865
Net earnings (loss) attributable to:
Limited partners	$796,866	$(19,714)	$157,276
General partner	8,049	(199)	1,589
	$804,915	$(19,913)	$158,865

See notes to consolidated financial statements.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’
EQUITY AND COMPREHENSIVE INCOME (LOSS)
Years Ended December 31, 2006, 2005 and 2004

	General Partner’s Equity	Limited Partners’ Equity	Total Partners’ Equity
	(in $000s)
Balance, December 31, 2003	$16,447	$1,628,268	$1,644,715
Comprehensive income:
Net earnings	1,589	157,277	158,865
Reclassification of unrealized gains on marketable securities sold	(96)	(9,472)	(9,568)
Net unrealized gains on securities available for sale	0	33	33
Comprehensive income	1,493	147,837	149,330
Capital distribution from American Casino	(179)	(17,737)	(17,916)
Capital contribution to American Casino	228	22,572	22,800
Arizona Charlies acquisition	(1,259)	(124,641)	(125,900)
Change in deferred tax asset related to acquisition of Arizona Charlies	25	2,465	2,490
Net adjustment for Panaco acquisition	916	90,645	91,561
Distribution to general partner	(19)	(1,900)	(1,919)
Other	(10)	(966)	(976)
Balance, December 31, 2004	17,642	1,746,544	1,764,185
Comprehensive income:
Net earnings (loss)	(199)	(19,714)	(19,913)
Net unrealized gains (loss) on securities available for sale	(42)	(4,155)	(4,197)
Other comprehensive income (loss)	(1)	(76)	(77)
Comprehensive loss	(242)	(23,945)	(24,187)
General partner contribution	93	9,186	9,279
AREP Oil & Gas acquisitions	(1,717)	(170,025)	(171,742)
GBH/Atlantic Coast acquisitions	582	57,667	58,249
Change in reporting entity and other	24	2,426	2,450
CEO LP unit options	5	487	492
Return of capital to GB Holdings, Inc.	(26)	(2,572)	(2,598)
Partnership distributions	(126)	(12,496)	(12,622)
Equity in ImClone capital transactions	2	210	212
Balance, December 31, 2005	16,237	1,607,483	1,623,720
Comprehensive income:
Net earnings	8,049	796,866	804,915
Net unrealized gains on securities available for sale	297	29,387	29,684
Other comprehensive income	1	149	150
Comprehensive Income	8,347	826,402	834,749
CEO LP unit options	62	6,186	6,248
Atlantic Coast bond conversion	22	2,189	2,211
Partnership distributions	(252)	(24,993)	(25,245)
Equity in ImClone capital transactions	32	3,210	3,242
Balance, December 31, 2006	$24,449	$2,420,476	$2,444,925
Accumulated other comprehensive income (loss) at December 31, 2006, 2005 and 2004 was $25.4 million, $(4.5) million and $(0.1) million, respectively.

See notes to consolidated financial statements.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2006, 2005 and 2004

	Years Ended December 31,
	2006	2005	2004
	(in $000s)
Cash Flows from Operating Activities:
Cash Flows from Continuing Operations:
Income (loss) from continuing operations	$29,151	$(16,900)	$70,287
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	70,945	48,188	28,975
Investment (gains) losses	(91,308)	21,260	(16,540)
Minority interest	(68,173)	(10,140)	—
Equity in earnings of affiliate	(12,620)	(1,375)	—
Stock based compensation expense	6,248	492	—
Deferred income tax expense	2	8,364	7,507
Impairment loss on fixed assets	33,701	—	—
Net cash provided by activities on trading securities	70,636	28,560	—
Other, net	(5,927)	(2,571)	(9,690)
Changes in operating assets and liabilities:
Decrease (increase) in trade notes and other receivables	49,710	10,671	(7,921)
Decrease (increase) in other assets	34,118	(9,684)	(124,004)
(Increase) decrease in inventory	8,822	17,880	—
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(7,570)	(51,399)	89,477
Net cash provided by continuing operations	117,735	43,346	38,091
Cash Flows from Discontinued Operations:
Income (loss) from discontinued operations	775,764	(3,013)	88,578
Depreciation, depletion and amortization	106,936	108,496	77,458
Change in fair market value of Oil & Gas derivative contracts	(99,707)	69,254	9,179
Impairment loss on GBH	—	52,366	15,600
Net (gain) from sales of businesses and properties	(676,444)	(21,849)	(75,197)
Other, net	65,904	(30,441)	9,661
Net cash provided by discontinued operations	172,453	174,813	125,279
Net cash provided by operating activities	290,188	218,159	163,370
Cash Flows from Investing Activities:
Cash Flows from Continuing Operations:
Capital expenditures	(61,338)	(36,380)	(109,532)
Purchases of marketable equity and debt securities	(243,162)	(764,271)	(283,615)
Proceeds from sales of marketable equity and debt securities	566,575	190,287	93,556
Net proceeds from the sale and disposition of real estate	—	8,414	43,590
Net proceeds from the sale and disposition of fixed assets	21,867	—	—
Purchase of debt securities of affiliates	—	—	(101,500)
Acquisitions of businesses, net of cash acquired	(208,645)	(293,649)	(125,900)
Other, net	—	9,586	50,848
Net cash provided by (used in) investing activities – continuing operations	75,297	(886,013)	(432,553)
Cash Flows from Discontinued Operations:
Capital expenditures	(306,696)	(326,309)	(132,220)
Net proceeds from the sales and disposition of assets	1,308,713	54,752	202,344
Other, net	(18,427)	4,704	21,090
Net cash provided by (used in) investing activities – discontinued operations	983,590	(266,853)	91,214
Net cash provided by (used in) investing activities	1,058,887	(1,152,866)	(341,339)

See notes to consolidated financial statements.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)
Years Ended December 31, 2006, 2005 and 2004

	Years Ended December 31,
	2006	2005	2004
	(in $000s)
Cash Flows from Financing Activities:
Cash Flows from Continuing Operations:
Partners’ equity:
Members contribution	$—	$9,279	$22,800
Partnership distributions	(25,245)	(12,622)	(17,916)
Debt:
Proceeds from issuance of senior notes payable	—	474,000	557,594
Proceeds from credit facilities	60,000	—
Repayment of credit facilities	(21,034)	—	—
Net change in due to/from affiliates	674	21,636	(16,468)
Proceeds from mortgages payable	34,250	4,425	10,000
Mortgages paid upon disposition of properties	—	(3,777)	(26,800)
Periodic principal payments	(6,473)	(3,941)	(5,248)
Debt issuance costs	(8,257)	(8,952)	(18,111)
Other, net	—	4,258	(3)
Net cash provided by financing activities – continuing operations	33,915	484,306	505,848
Cash Flows from Discontinued Operations:
Net cash (used in) provided by financing activities – discontinued operations	(24,276)	219,568	(74,797)
Net cash provided by financing activities	9,639	703,874	431,051
Net increase (decrease) in cash and cash equivalents	1,358,714	(230,833)	253,082
Net change in cash of assets held for sale	94,104	(72,432)	22,125
Cash and cash equivalents, beginning of period	459,316	762,581	487,374
Cash and cash equivalents, end of period	$1,912,134	$459,316	$762,581

Supplemental information
Cash payments for interest, net of amounts capitalized	$106,635	$77,745	$60,472
Cash payments for income taxes, net of refunds	$15,439	$10,194	$2,912
Conversion of bonds in connection with acquisition of WPI	$—	$205,850	$—
Net unrealized gains (losses) on securities available for sale	$29,684	$(4,197)	$33
LP unit issuance	$—	$456,998	$—
Change in tax asset related to acquisitions	$—	$7,329	$2,490
Debt conversion relating to Atlantic Coast	$2,211	$29,500	$—
Equity received in consideration for sale of oil and gas operations	$231,156	$—	$—

See notes to consolidated financial statements.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
1. Description of Business and Basis of Presentation
General
American Real Estate Holdings Limited Partnership, or the Company or AREH, is a diversified holding company owning subsidiaries engaged in the following continuing operating businesses: Gaming; Real Estate; and Home Fashion. In November 2006, we divested our Oil and Gas operating business and our Atlantic City gaming properties. Further information regarding our reportable segments is contained in Note 15.
AREH is a limited partnership formed in Delaware on February 17, 1987. American Real Estate Partners, L.P. (“AREP” or the “Limited Partner”) is a master limited partnership formed in Delaware on February 17, 1987. AREP owns a 99% limited partner interest in the Company. American Property Investors, Inc. (the “General Partner”) owns a 1% general partner interest in both AREH and AREP representing an aggregate 1.99% general partner interest in the Company and AREP. The General Partner is owned and controlled by Mr. Carl C. Icahn (“Icahn” or “Mr. Icahn”).
Under our amended Partnership Agreement we are permitted to make non-real estate related acquisitions and investments to enhance our partners’ value and further diversify our assets. Investments may include equity and debt securities of domestic and foreign issuers. The portion of the Company’s assets invested in any one type of security or any single issuer are not limited.
We will conduct our activities in such a manner as not to be deemed an investment company under the Investment Company Act of 1940, or the 1940 Act. Generally, this means that no more than 40% of the Company’s total assets will be invested in investment securities, as such term is defined in the 1940 Act. In addition, we do not intend to invest in securities as our primary business. We will structure our investments to continue to be taxed as a partnership rather than as a corporation under the applicable publicly traded partnership rules of the Internal Revenue Code.
Acquisitions
On August 8, 2005, WestPoint International, Inc., or WPI, our indirect majority-owned subsidiary, completed the acquisition of substantially all of the assets of WestPoint Stevens Inc., or WPS. Operating results for WPI are included with AREP’s results beginning as of August 8, 2005. In December 2006, WPI acquired a manufacturing facility in Bahrain for an aggregate cash consideration of $98.6 million and a seller note of $10.6 million. The purchase price is subject to working capital adjustments.
On May 19, 2006, our wholly-owned subsidiaries, AREP Laughlin Corporation, and AREP Boardwalk Properties LLC, completed the purchases, respectively, of the Flamingo Laughlin Hotel and Casino, now known as the Aquarius Casino Resort, or the Aquarius, in Laughlin, Nevada, and 7.7 acres of land adjacent to The Sands Hotel and Casino in Atlantic City, New Jersey, known as the Traymore site, from affiliates of Harrah’s Operating Company, Inc., or Harrah’s. Operating results for the Aquarius are included with AREH’s results beginning as of May 19, 2006.
Discontinued Operations
On November 17, 2006, our indirect majority owned subsidiary, Atlantic Coast Entertainment Holdings, Inc., completed the sale to Pinnacle Entertainment, Inc., or Pinnacle, of the outstanding membership interests in ACE Gaming LLC, the owner of The Sands and 100% of the equity interests in certain subsidiaries of AREH which own parcels of real estate adjacent to The Sands, including the Traymore site to Pinnacle. See Note 5 for additional information regarding the sale.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
1. Description of Business and Basis of Presentation – (continued)
On November 21, 2006, our indirect wholly-owned subsidiary, AREP O & G Holdings LLC, consummated the sale of all of the issued and outstanding membership interests of NEG Oil & Gas LLC to SandRidge Energy, Inc formerly Riata Energy, Inc. See Note 5 for additional information regarding the sale.
Certain of our real estate properties are classified as discontinued operations. The properties classified as discontinued operations have changed during 2006 and, accordingly, certain amounts in the accompanying 2005 and 2004 financial statements have been reclassified to conform to the current classification of properties.
The financial position and results of these operations are presented as assets and liabilities of discontinued operations held for sale in the consolidated balance sheets and discontinued operations in the consolidated statements of operations, respectively, for all periods presented in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.
Filing Status of Subsidiaries
National Energy Group, Inc., or NEGI, and Atlantic Coast are reporting companies under the Securities Exchange Act of 1934. In addition, American Casino & Entertainment Properties LLC, or American Casino or ACEP, voluntarily files annual, quarterly and current reports. Each of these reports is separately filed with the Securities and Exchange Commission and are publicly available.
2. Summary of Significant Accounting Policies
As discussed in Note 1, we operate in several diversified segments. The accounting policies related to the specific segments or industries are differentiated, as required, in the list of significant accounting policies set out below.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of AREH and the majority-owned subsidiaries in which AREH has a controlling financial interest as of the financial statement date. We are considered to have control if we have a direct or indirect ability to make decisions about an entity’s activities through voting or similar rights. We use the guidance set forth in AICPA Statement of Position No. 78-9, Accounting for Investments in Real Estate Ventures, and Emerging Issues Task Force Issue No. 04-05, Investor’s Accounting for an Investment in a Limited Partnership when the Investor is the Sole General Partner and the Limited Partners have Certain Rights, with respect to our investments in partnerships and limited liability companies. All intercompany balance and transactions are eliminated.
We utilize the equity method of accounting with respect to investments where we exercise significant influence, but not control, over the operating and financial policies of the investee. A voting interest of at least 20% and no greater than 50% is normally a prerequisite for utilizing the equity method. However, we may apply the equity method with less than 20% voting interests based upon the facts and circumstances including representation on the investee’s Board of Directors, contractual veto or approval rights, participation in policy making processes and the existence or absence of other significant owners. In applying the equity method, investments are recorded at cost and subsequently increased or decreased by our proportionate share of the net earnings or losses of the investee. We also record our proportionate share of other comprehensive income items of the investee as a component of our comprehensive income. Dividends or other equity distributions are recorded as a reduction of the investment.
In accordance with generally accepted accounting principles, assets and liabilities transferred between entities under common control are accounted for at historical cost in a manner similar to a pooling of interests, and the financial statements of previously separate companies for periods prior to their acquisition are retrospectively adjusted on a combined basis.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
2. Summary of Significant Accounting Policies – (continued)
As required by FIN 46R, Consolidation of Variable Interest Entities, we evaluate our investments and other financial relationships to determine whether any further entities are required to be consolidated.
Retrospective Application of Change in Accounting for Investment in ImClone Systems Incorporated
In the fourth quarter of 2006 we changed our method of accounting for our investment in ImClone Systems Incorporated, or ImClone, to the equity method of accounting. Previously, we accounted for our investment in ImClone as an available for sale security. In accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, available for sale securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders’ equity as “Other Comprehensive Income.” We record our proportionate equity in the ImClone’s earnings and capital transactions on a one calendar quarter time lag.
From the first quarter of 2005 through the third quarter of 2006, AREH and certain other affiliates of Mr. Icahn purchased shares of common stock of ImClone. As of September 30, 2006, the total shares of ImClone held by AREH as a percentage of ImClone’s total outstanding shares was 5.4%. Also, in October 2006, Mr. Icahn was appointed Chairman of the board of directors of ImClone and certain other changes to ImClone’s board of directors took place which resulted in Mr. Icahn having the ability to exercise significant influence over the operating and financial policies of ImClone.
In assessing the applicability of Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock, we have determined that, because of the ability of Mr. Icahn to exercise significant influence over ImClone’s operating and financial policies, we were required to adopt the equity method of accounting for our investment in ImClone, and accordingly the 2005 financial statements have been adjusted to apply the new method retrospectively. See Note 7 for information regarding the effect of this change on net income and total partners equity.
Use of Estimates in Preparation of Financial Statements
The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period.
The more significant estimates include (1) the valuation allowances of accounts receivable and inventory,
(2) the valuation of long-lived assets, mortgages and notes receivable, marketable equity and debt securities and other investments, (3) costs to complete for land, house and condominium developments, (4) gaming-related liability and promotional programs, (5) deferred tax assets, (6) oil and gas reserve estimates, (7) asset retirement obligations and (8) fair value of derivatives. Actual results may differ from the estimates and assumptions used in preparing the consolidated financial statements.
Cash and Cash Equivalents
We consider short-term investments, which are highly liquid with original maturities of three months or less at date of purchase, to be cash equivalents.
Restricted Cash
Restricted cash results primarily from escrow deposits, funds held in connection with collateralizing letters of credit and proceeds from securities sold but not yet purchased that require cash to be on deposit with the relevant brokerage institution. Restricted cash was $87.4 million and $161.2 million at December 31, 2006 and 2005, respectively, and is included as a component of other current assets in the accompanying consolidated balance sheets.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
2. Summary of Significant Accounting Policies – (continued)
Investments
Investments in equity and debt securities are classified as either trading or available for sale based upon whether we intend to hold the investment for the foreseeable future. Trading securities are valued at quoted market value at each balance sheet date with the unrealized gains or losses reflected in the consolidated statements of operations. Available for sale securities are carried at fair value on our balance sheet. Unrealized holding gains and losses on available for sale securities are excluded from earnings and reported as a separate component of partners’ equity and when sold are reclassified out of partners’ equity. For purposes of determining gains and losses, the cost of securities is based on specific identification.
A decline in the market value of any available for sale security below cost that is deemed to be other than temporary results in an impairment that is charged to earnings and the establishment of a new cost basis for the investment. Dividend income is recorded when declared and interest income is recognized when earned.
Accounts Receivable
An allowance for doubtful accounts is determined through analysis of the aging of accounts receivable at the date of the consolidated financial statements, assessments of collectibility based on an evaluation of historic and anticipated trends, the financial condition of our customers, and an evaluation of the impact of economic conditions. Our allowance for doubtful accounts is an estimate based on specifically identified accounts as well as general reserves based on historical experience.
Inventories
Inventories are stated at the lower of cost (first-in, first-out method) or market. The cost of manufactured goods, which are held only by WPI, includes material, labor and factory overhead. We maintain reserves for estimated excess, slow moving and obsolete inventory as well as inventory whose carrying value is in excess of net realizable value.
Inventories consisted of the following (in $000s):

	December 31,
	2006	2005

Raw materials and supplies	$32,059	$33,083
Goods in process	83,592	100,337
Finished goods	129,851	110,819
	$245,502	$244,239
Property, Plant and Equipment
Land and construction-in-progress costs are stated at the lower of cost or net realizable value. Interest is capitalized on expenditures for long-term projects until a salable condition is reached. The interest capitalization rate is based on the interest rate on specific borrowings to fund the projects.
Buildings, furniture and equipment are stated at cost less accumulated depreciation unless declines in the values of the fixed assets are considered other than temporary, at which time the property is written down to net realizable value. Depreciation is principally computed using the straight-line method over the estimated useful lives of the particular property or equipment, as follows: buildings and improvements, 4 to 40 years; furniture, fixtures and equipment, 1 to 18 years. Leasehold improvements are amortized over the life of the lease or the life of the improvement, whichever is shorter.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
2. Summary of Significant Accounting Policies – (continued)
Maintenance and repairs are charged to expense as incurred. The cost of additions and improvements is capitalized and depreciated over the remaining useful lives of the assets. The cost and accumulated depreciation of assets sold or retired are removed from our consolidated balance sheet, and any gain or loss is recognized in the year of disposal.
Real estate properties held for use or investment, other than those accounted for under the financing method, are carried at cost less accumulated depreciation. Where declines in the values of the properties are determined to be other than temporary, the cost basis of the property is written down to net realizable value. A property is classified as held for sale at the time management determines that the criteria in SFAS No. 144 Accounting for the Impairmentor Disposal of Long-Lived Assets have been met. Properties held for sale are carried at the lower of cost or net realizable value. Such properties are no longer depreciated and their results of operations are included in discontinued operations. As a result of the reclassification of certain real estate to properties held for sale during the year ended December 31, 2006, income and expenses of such properties are reclassified to discontinued operations for all prior periods. If management determines that a property classified as held for sale no longer meets the criteria in SFAS 144, the property is reclassified as held for use.
Intangible Assets
Intangible assets consist of trademarks of WPI (Note 4). In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill and intangible assets with indefinite lives are no longer amortized, but instead tested for impairment.
Accounting for the Impairment of Long-Lived Assets
We evaluate our long-lived assets in accordance with the application of SFAS No. 144. Accordingly, we evaluate the realizability of our long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Inherent in the reviews of the carrying amounts of the above assets are various estimates, including the expected usage of the asset. Assets must be tested at the lowest level for which identifiable cash flows exist. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from our estimates. If our ongoing estimates of future cash flows are not met, we may have to record impairment charges in future accounting periods. Our estimates of cash flows are based on the current regulatory, social and economic climates, recent operating information and budgets of the operating property.
Accounting for Asset Retirement Obligations
Effective January 1, 2003, we adopted the provisions of SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 provides accounting requirements for costs associated with legal obligations to retire tangible, long-lived assets. Under SFAS No. 143, an asset retirement obligation is recorded at fair value in the period in which it is incurred by increasing the carrying amount for the related long-lived asset which is depreciated over its useful life. In each subsequent period, the liability is adjusted to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. Our asset retirement obligations relate to our oil and gas operating unit, which was sold to SandRidge in November 2006.
Oil and Natural Gas Properties
We utilized the full cost method of accounting for our crude oil and natural gas properties. Under the full cost method, all productive and nonproductive costs incurred in connection with the acquisition, exploration and development of crude oil and natural gas reserves are capitalized and amortized on the units-of-production method based upon total proved reserves. The costs of unproven properties are excluded from the amortization calculation until the individual properties are evaluated and a determination is made as to whether reserves exist. Conveyances of properties, including gains or losses on abandonment of properties, are treated as adjustments to the cost of crude oil and natural gas properties, with no gain or loss recognized.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
2. Summary of Significant Accounting Policies – (continued)
Under the full cost method, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% per year (the ceiling limitation). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, abandonment costs, and certain production related and ad-valorem taxes are deducted. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant indefinitely, except for changes which are fixed and determinable by existing contracts. The net book value of oil and gas properties is compared to the ceiling limitation on a quarterly basis. We did not incur a ceiling write-down in 2006, 2005 or 2004.
We have capitalized internal general and administrative costs of $1.5 million, $1.1 million and $1.0 million for the period from January 1, 2006 to November 21, 2006 and the years ended December 31, 2005 and 2004, respectively, with respect to our oil and gas activities. We have not capitalized interest expense. In November 2006, we sold our oil and gas operating units to SandRidge. Therefore, as of December 31, 2006 we have no capitalized costs relating to these operations.
Our oil and natural gas properties are subject to extensive Federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require us to remove or mitigate the environment effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.
Derivatives
From time to time our subsidiaries enter into derivative contracts, including (a) commodity price collar agreements entered into by our Oil & Gas segment to reduce our exposure to price risk in the spot market for natural gas and oil and (b) commodity futures contracts, forward purchase commodity contracts and option contracts entered into by our Home Fashion segment primarily to manage our exposure to cotton commodity price risk. We follow SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which was amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. These pronouncements established accounting and reporting standards for derivative instruments and for hedging activities, which generally require recognition of all derivatives as either assets or liabilities in the balance sheet at their fair value. The accounting for changes in fair value depends on the intended use of the derivative and its resulting designation. Through December 31, 2006, we did not use hedge accounting and accordingly, all unrealized gains and losses are reflected in our consolidated statement of operations.
Revenue and Expense Recognition
Home Fashion— WPI records revenue when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the price to the customer is fixed and determinable and collectibility is reasonably assured. Unless otherwise agreed in writing, title and risk of loss pass from WPI to the customer when WPI delivers the merchandise to the designated point of delivery, to the designated point of destination, or to the designated carrier, free on board. Provisions for certain rebates, sales incentives, product returns and discounts to customers are recorded in the same period the related revenue is recorded.
Customer incentives are provided to WPI customers primarily for new sales programs. These incentives begin to accrue when a commitment has been made to the customer and are recorded as a reduction to sales.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
2. Summary of Significant Accounting Policies – (continued)
Gaming— Gaming segment revenue consists of casino, hotel and restaurant revenues. We recognize revenues in accordance with industry practice. Casino revenue is the net win from gaming activities (the difference between gaming wins and losses). Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Gross revenues include the estimated retail value of hotel rooms, food and beverage and other items that are provided to customers on a complimentary basis. A corresponding amount is deducted as promotional allowances. The costs of such complimentary revenues are included in gaming expenses. Hotel and restaurant revenue is recognized when services are performed.
We also reward our customers, through the use of loyalty programs with points based on amounts wagered, that can be redeemed for a specified period of time for cash. We deduct the cash incentive amounts from casino revenue.
Oil and Gas— Revenues from the natural gas and oil produced are recognized upon the passage of title, net of royalties. We account for natural gas production imbalances using the sales method, whereby we recognize revenue on all natural gas sold to our customers notwithstanding the fact its ownership may be less than 100% of the natural gas sold. Liabilities are recorded by us for imbalances greater than our proportionate share of remaining natural gas reserves. We had $0 million and $1.1 million in gas balancing liabilities as of December 31, 2006 and 2005, respectively.
Revenues from the sale of oil and natural gas are shown net of the impact of realized and unrealized derivative losses.
Real Estate— Revenue from real estate sales and related costs are recognized at the time of closing primarily by specific identification. We follow the guidelines for profit recognition set forth by SFAS No. 66, Accounting for Sales of Real Estate.
Leases— Substantially all of the property comprising our net lease portfolio is leased to others under long-term net leases and we account for these leases in accordance with the provisions of SFAS No. 13, Accounting for Leases, as amended. This statement sets forth specific criteria for determining whether a lease is to be accounted for as a financing lease or an operating lease. Under the financing method, minimum lease payments to be received plus the estimated value of the property at the end of the lease are considered the gross investment in the lease. Unearned income, representing the difference between gross investment and actual cost of the leased property, is amortized to income over the lease term so as to produce a constant periodic rate of return on the net investment in the lease. Under the operating method, revenue is recognized as rentals become due, and expenses (including depreciation) are charged to operations as incurred.
Income Taxes
No provision has been made for Federal, state or local income taxes on the results of operations generated by partnership activities, as such taxes are the responsibility of the partners. Provision has been made for Federal, state or local income taxes on the results of operations generated by our corporate subsidiaries. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
Deferred tax assets are limited to amounts considered to be realizable in future periods. A valuation allowance is recorded against deferred tax assets if management does not believe that we have met the “more likely than not” standard imposed by SFAS No. 109 Accounting for Income Taxes to allow recognition of such an asset.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
2. Summary of Significant Accounting Policies – (continued)
Share-Based Compensation
In December 2004, SFAS No. 123 (Revised 2004), Share-Based Payment (“SFAS No. 123R”) was issued. This accounting standard eliminated the ability to account for share-based compensation transactions using the intrinsic value method in accordance with APB Opinion No. 25 and requires instead that such transactions be accounted for using a fair-value-based method. SFAS No. 123R requires public entities to record non-cash compensation expense related to payment for employee services by an equity award, such as stock options, in their financial statements over the requisite service period. We have adopted SFAS No. 123R as of June 30, 2005. The adoption of SFAS No. 123R did not have any impact on our consolidated financial statements since there were no pre-existing unit options.
Recently Issued Accounting Pronouncements
In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 provides guidance on how to evaluate prior period financial statement misstatements for purposes of assessing their materiality in the current period. If the prior period effect is material to the current period, then the prior period is required to be corrected. Correcting prior year financial statements would not require an amendment of prior year financial statements, but such corrections would be made the next time the company files the prior year financial statements. Upon adoption, SAB 108 allows a one-time transitional cumulative effect adjustment to retained earnings for corrections of prior period misstatements required under this statement. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material affect on our consolidated financial statements.
In September 2006, the FASB issued FAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, SFAS 157 does not require any new fair value measurements. We are currently evaluating the impact this standard will have on our operating income and statement of financial position. This statement is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We will adopt SFAS 157 as of January 1, 2008, as required.
In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a tax return, including issues relating to financial statement recognition and measurement. FIN 48 provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is “more-likely-than-not” of being sustained if the position were to be challenged by a taxing authority. The assessment of the tax position is based solely on the technical merits of the position, without regard to the likelihood that the tax position may be challenged. If an uncertain tax position meets the “more-likely-than-not” threshold, the largest amount of tax benefit that is greater than 50 percent likely of being recognized upon ultimate settlement with the taxing authority, is recorded. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. FIN 48 is effective for fiscal years beginning after December 15, 2006, and will be adopted by the Company on January 1, 2007. The Company has not been able to complete its evaluation of the impact of adopting FIN 48 and as a result, is not able to estimate what effect the adoption will have on its financial position and results of operations, including its ability to comply with current debt covenants.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
2. Summary of Significant Accounting Policies – (continued)
On February 16, 2006, the FASB issued Statement No. 155, Accounting for Certain Hybrid Instruments — an amendment of FASB Statements No. 133 and 140. The statement amends Statement 133 to permit fair value measurement for certain hybrid financial instruments that contain an embedded derivative, provides additional guidance on the applicability of Statement 133 and 140 to certain financial instruments and subordinated concentrations of credit risk. The new standard is effective for the first fiscal year beginning after September 15, 2006. We are currently evaluating the impact this new standard will have on our financial statements.
In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115 (“SFAS 159”). The fair value option established by SFAS 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date after adoption. The fair value option: (a) may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method; (b) is irrevocable (unless a new election date occurs); and (c) is applied only to entire instruments and not to portions of instruments. FASB No. 159 is effective as of the beginning of fiscal years beginning after November 15, 2007, but early adoption is permitted. We are currently evaluating the impact of adopting SFAS 159.
3. Operating Units
Through the second quarter of 2006, we conducted our continuing operating businesses in four principal areas: Oil and Gas, Gaming, Real Estate and Home Fashion. As described above, in November 2006, we sold our Oil and Gas operations. As a result, our Oil and Gas operations are now classified as discontinued operations and thus are not considered a reportable segment of our continuing operations. We now conduct our operating businesses in three principal areas: Gaming, Real Estate and Home Fashion.
a. Gaming
We own and operate gaming properties in Nevada. Our properties include the Stratosphere Casino Hotel and Tower, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder in Las Vegas and the Aquarius Casino Resort in Laughlin. Results for the Aquarius are included from the date of its acquisition, May 19, 2006. As described above, in November 2006, we sold our Atlantic City gaming property. As a result, such operations are now classified as discontinued operations.
Summary balance sheets for our Gaming segment as of December 31, 2006 and 2005, included in the consolidated balance sheet, are as follows (in $000s):

	December 31,
	2006	2005

Current assets	$85,583	$130,625
Property, plant and equipment, net	422,715	295,432
Other assets	44,455	43,719
Total assets	$552,753	$469,776
Current liabilities	$54,763	$37,890
Long term debt	257,329	217,335
Other liabilities	5,993	10,327
Total liabilities	$318,085	$265,552

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
3. Operating Units – (continued)
Summarized income statement information for the years ended December 31, 2006, 2005 and 2004 is as follows (in $000s):

	December 31,
	2006	2005	2004

Revenues:
Casino	$220,814	$182,938	$167,972
Hotel	75,587	61,862	54,653
Food and beverage	83,667	70,060	66,953
Tower, retail and other income	35,912	35,413	33,778
Gross Revenues	415,980	350,273	323,356
Less promotional allowances	30,281	22,291	23,375
Net revenues	385,699	327,982	299,981
Expenses:
Casino	80,060	63,216	61,985
Hotel	33,419	26,957	24,272
Food and beverage	60,052	51,784	48,495
Tower, retail and other	16,856	15,372	14,035
Selling, general and administrative	108,977	81,321	78,816
Depreciation and amortization	27,620	22,305	23,516
Total costs and expenses	326,984	260,955	251,119
Operating income	$58,715	$67,027	$48,862
b. Real Estate
Our Real Estate operations consist of rental real estate, property development, and associated resort activities.
Summarized income statement information attributable to real estate operations is as follows (in $000s):

	December 31,
	2006	2005	2004

Revenues:
Rental real estate:
Interest income on financing leases	$6,736	$7,299	$9,880
Rental income	8,177	7,083	6,686
Property development	90,955	58,270	27,073
Resort operations	28,707	27,647	17,918
Total revenues	134,575	100,299	61,557
Operating expenses:
Rental real estate	5,015	4,588	8,171
Property development	73,041	48,679	22,949
Resort operations	28,565	29,245	18,561
Total expenses	106,621	82,512	49,681
Operating income	$27,954	$17,787	$11,876

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
3. Operating Units – (continued)
Rental Real Estate
As of December 31, 2006, we owned 37 rental real estate properties. These primarily consist of fee and leasehold interests in real estate in 19 states. Most of these properties are net-leased to single corporate tenants. Approximately 89% of these properties are currently net-leased, 3% are operating properties and 8% are vacant.
Property Development and Associated Resort Activities
We own, primarily through our Bayswater subsidiary, residential development properties. Bayswater, a real estate investment, management and development company, focuses primarily on the construction and sale of single-family houses, multi-family homes and lots in subdivisions and planned communities and raw land for residential development. Our New Seabury development property in Cape Cod, Massachusetts, and our Grand Harbor and Oak Harbor development property in Vero Beach, Florida each include land for future residential development of more than 400 and 1,000 units of residential housing, respectively. Both developments operate golf and resort activities.
A summary of real estate assets as of December 31, 2006 and 2005, included in the consolidated balance sheet, is as follows (in $000s):

	December 31,
	2006	2005

Rental Properties:
Finance leases, net	$66,335	$73,292
Operating leases	46,170	52,572
Property development	126,537	116,007
Resort properties	44,932	46,383
Total real estate	$283,974	$288,254
In addition to the above are properties held for sale which amounted to $23.7 million and $27.2 million at December 31, 2006 and 2005, respectively. The operating results of certain of these properties are classified as discontinued operations.
Real Estate Leased to Others Accounted for Under the Financing Method
Real estate leased to others accounted for under the financing method is summarized as follows (in $000s):

	December 31,
	2006	2005

Minimum lease payments receivable	$69,366	$79,849
Unguaranteed residual value	39,843	43,429
	109,209	123,278
Less unearned income	39,341	46,239
	69,868	77,039
Less current portion of lease amortization	3,533	3,747
	$66,335	$73,292

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
3. Operating Units – (continued)
The following is a summary of the anticipated future receipts of the minimum lease payments receivable at December 31, 2006 (in $000s):

2007	$9,570
2008	8,214
2009	7,993
2010	5,067
2011	4,973
Thereafter	33,549
$69,366
At December 31, 2006 and 2005, $60.6 million and $65.4 million, respectively, of the net investment in financing leases was pledged to collateralize the payment of nonrecourse mortgages payable.
Real Estate Leased to Others Accounted for Under the Operating Method
Real estate leased to others accounted for under the operating method is summarized as follows (in $000s):

	December 31,
	2006	2005

Land	$8,605	$12,449
Commercial Buildings	52,246	58,816
	60,851	71,265
Less accumulated depreciation	14,681	18,693
	$46,170	$52,572
The following is a summary of the anticipated future receipts of minimum lease payments under non-cancelable leases at December 31, 2006 (in $000s):

2007	$11,963
2008	11,637
2009	10,606
2010	9,532
2011	8,468
Thereafter	24,635
$76,841
At December 31, 2006 and 2005, $22.7 million and $21.0 million, respectively, of net real estate leased to others were pledged to collateralize the payment of non-recourse mortgages payable.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
3. Operating Units – (continued)
Property Held for Sale
We market for sale portions of our commercial real estate portfolio. Sales activity was as follows (in $000s, except unit data):

	December 31,
	2006	2005	2004

Properties sold	18	14	57
Proceeds received	$25,340	$52,525	$254,424
Mortgage debt repaid	$—	$10,702	$93,845
Total gain recorded	$12,776	$16,315	$80,459
Gain recorded in continuing operations	$—	$176	$5,262
Gain recorded in discontinued operations(1)	$12,776	$16,139	75,197
——————
(1)
In addition to gains on the rental portfolio of $16.1 million, a gain of $5.7 million on the sale of a resort property was recognized in 2005.
The following is a summary of property held for sale (in $000s):

	December 31,
	2006	2005

Leased to others	$28,668	$29,230
Vacant	50	1,049
	28,718	30,279
Less accumulated depreciation	5,053	3,046
	$23,665	$27,233
At December 31, 2006 and 2005, $19.8 million of real estate held for sale was pledged to collateralize the payment of non-recourse mortgages payable.
Other
In July 2004, we purchased two Vero Beach, Florida waterfront communities, Grand Harbor and Oak Harbor, “Grand Harbor”, including their respective golf courses, tennis complex, fitness center, beach club and clubhouses. The acquisition also included properties in various stages of development, including land for future residential development, improved lots and finished residential units ready for sale. The purchase price was $75.0 million, which included $62.0 million of land and construction in progress. We plan to invest in the further development of these properties and the enhancement of the existing infrastructure.
c. Home Fashion
WPI is engaged in the business of manufacturing, sourcing, marketing and distributing bed and bath home fashion products including, among others, sheets, pillowcases, comforters, blankets, bedspreads, pillows, mattress pads, towels and related products. WPI recognizes revenue primarily through the sale of home fashion products to a variety of retail and institutional customers. WPI currently operates 32 retail outlet stores that sell home fashion products, including, but not limited to, WPI’s home fashion products. In addition, WPI receives a small portion of its revenues through the licensing of its trademarks.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
3. Operating Units – (continued)
Summary balance sheets for Home Fashion as of December 31, 2006 and 2005 as included in the consolidated balance sheets are as follows (in $000s):

	December 31, 2006	December 31, 2005

Current assets	$567,419	$560,853
Assets held for sale	23,838	22,643
Property, plant and equipment, net	200,382	166,026
Other assets	38,199	23,402
Total assets	$829,838	$772,924
Current liabilities	$101,609	$103,931
Other liabilities	8,980	5,214
Total liabilities	$110,589	$109,145
Summarized statement of operations for the year ended December 31, 2006 and the period from August 8, 2005 (acquisition date) to December 31, 2005 is as follows (in $000s):

	Year Ended December 31, 2006	Period August 8, 2005 to December 31, 2005

Revenues	$957,656	$472,681
Costs and expenses:
Cost of sales	901,735	421,408
Selling, general and administrative	160,911	72,044
Restructuring and impairment charges	45,647	1,658
Total costs and expenses	1,108,293	495,110
Operating loss	$(150,637)	$(22,429)
A relatively small number of customers have historically accounted for a significant portion of WPI’s net revenue. During the year ended December 31, 2006 and the period August 8, 2005 to December 31, 2005, sales to six customers amounted to approximately 49.9% of net revenues. One customer accounted for 15% or more of WPI’s net revenue in both periods.
For the year ended December 31, 2006, total depreciation was $31.6 million, of which $25.5 million was included in cost of sales and $6.1 million was included in selling, general and administrative expenses. Total expenses for the year included $33.3 million of impairment charges related to the fixed assets of plants that have been or will be closed and $12.3 million of restructuring charges (of which approximately $3.4 million relates to severance and $8.9 million relates to continuing costs of closed plants).
Impairment and restructuring charges for the year ended December 31, 2006 are included in Home Fashion operating expenses in the accompanying consolidated statements of operations.
To improve WPI’s competitive position, we intend to continue to restructure its operations to significantly reduce its cost of goods sold by closing certain plants located in the United States, sourcing goods from lower cost overseas facilities, and acquiring overseas manufacturing facilities. The Company has incurred impairment charges to write-down the value of WPI plants taken out of service to their estimated liquidation value. As of December 31, 2006, approximately $139.5 million of WPI’s assets are located outside of the United States, primarily in Bahrain.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
3. Operating Units – (continued)
Included in restructuring expenses are cash charges associated with the ongoing costs of closed plants, employee severance, benefits and related costs. The amount of accrued restructuring costs at December 31, 2005 was $0.1 million. During the year ended December 31, 2006, we incurred additional restructuring costs of $12.3 million, of which $11.2 million was paid during the period. As of December 31, 2006, the accrued liability balance was $1.2 million which is included in accounts payable and accrued expenses in our consolidated balance sheet.
Total cumulative impairment and restructuring charges for the period from acquisition, August 5, 2005, through December 31, 2006, were $47.3 million.
We expect that restructuring charges will continue to be incurred throughout 2007. As of December 31, 2006, WPI expects to incur additional restructuring costs and impairment charges over the next year relating to the current restructuring plan of between $25.0 million and $30.0 million. Restructuring costs could be affected by, among other things, our decision to accelerate or delay restructuring efforts. As a result, actual costs incurred could vary materially from these amounts.
4. Acquisitions
Gaming
As described above, on May 19, 2006, our wholly-owned subsidiaries, AREP Laughlin and AREP Boardwalk Properties, completed the purchases of the Aquarius and the Traymore site, respectively, from affiliates of Harrah’s. The transactions were completed pursuant to an asset purchase agreement, dated as of November 28, 2005, between AREP Laughlin, AREP Boardwalk LLC, Harrah’s and certain affiliates of Harrah’s. Under the agreement, AREP Laughlin acquired the Aquarius and AREP Boardwalk Properties, an assignee of AREP Boardwalk LLC, acquired the Traymore site for an aggregate purchase price of approximately $170 million (excluding transaction costs and working capital of approximately $5.7 million). On November 17, 2006, we sold the Traymore site to Pinnacle.
The Aquarius is located on approximately 18 acres of land located next to the Colorado River in Laughlin, Nevada and is a tourist-oriented gaming and entertainment destination property. The Aquarius is the largest hotel in Laughlin, with 1,907 rooms in two 15-story towers, a 57,000 square-foot casino, five fast food franchise restaurants and four restaurants, a parking garage with capacity for 2,420 cars, over 35,000 square-feet of meeting space and a 3,300-seat amphitheater. The property also features an outdoor pool, fitness center and lighted tennis courts.
The following table summarizes the estimated fair values of the net assets acquired on May 19, 2006 (in $000s):

	May 19, 2006 Fair Value
	Aquarius	Traymore Site	Total

Current assets	$7,172	$—	$7,172
Land	13,000	61,651	74,651
Building and equipment	95,336	—	95,336
Intangible assets	2,939	—	2,939
Assets acquired	118,447	61,651	180,098
Liabilities assumed	(4,874)	—	(4,874)
Net assets acquired	$113,573	$61,651	$175,224
The purchase price allocations for the Aquarius are based on estimated fair values as determined by independent appraisers. If the acquisitions of the Aquarius and the Traymore site had occurred at the beginning of 2006, our consolidated unaudited pro forma net revenue, net income and diluted earnings per share for the year ended December 31, 2006 would not have been materially different than the amounts we reported, and, therefore, pro forma results are not presented.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
4. Acquisitions – (continued)
The results of operations of the Aquarius from May 19, 2006 to December 31, 2006 are included in the Company’s consolidated results of operations for the year ended December 31, 2006.
Home Fashion
On August 8, 2005, we acquired 13.2 million, or 67.7%, of the 19.5 million outstanding common shares of WPI. In consideration for the shares, we paid $219.9 million in cash and received the balance in respect of a portion of the debt of WestPoint Stevens owned by us. Pursuant to the asset purchase agreement between WPI and WestPoint Stevens, rights to subscribe for an additional 10.5 million shares of common stock at a price of $8.772 per share, or the rights offering, were allocated among former creditors of WestPoint Stevens. Under the asset purchase agreement and the bankruptcy court order approving the sale, we would have received rights to subscribe for 2.5 million of such shares and we agreed to purchase up to an additional 8.0 million shares of common stock to the extent that any rights were not exercised by the holders of such rights. Accordingly, upon completion of the rights offering and depending upon the extent to which the other holders exercise certain subscription rights, we would beneficially own between 15.7 million and 23.7 million shares of WPI common stock representing between 52.3% and 79.0% of the 30.0 million shares that would then be outstanding.
The foregoing description assumes that the subscription rights are allocated and exercised in the manner set forth in the asset purchase agreement and the sale order. However, certain of the first lien creditors of WestPoint Stevens appealed portions of the bankruptcy court’s ruling. In connection with that appeal, the subscription rights distributed to the second lien lenders at closing were placed in escrow. Additionally, the first lien creditors and Beal Bank, S.S.B have filed a complaint in Delaware seeking among other relief, an order to “unwind” the issuance of the preferred stock, or, alternatively, directing that such stock be held in escrow. We are vigorously contesting the Delaware action and any changes to the sale order. As a result of the bankruptcy proceedings and the Delaware proceedings, we may own less than a majority of WPI’s shares of common stock and our ownership of the preferred stock may also be affected. If we were to lose control of WPI, it  could adversely affect WPI’s business and the value of our investment.
On December 20, 2006, we acquired (1) 1,000,000 shares of Series A-1 Preferred Stock for a purchase price of $100 per share, for an aggregate purchase price of $100.0 million, and (2) 1,000,000 shares of Series A-2 Preferred Stock for a purchase price of $100.0 per share, for an aggregate purchase price of $100.0 million. Each of the Series A-1 Preferred Stock and Series A-2 Preferred Stock have a 4.50% annual dividend rate which is paid quarterly. For the first two years after issuance, the dividends are paid in the form of additional preferred stock. Thereafter, the dividends are to be paid in either cash or in additional preferred stock at the option of WPI. Each of Series A-1 Preferred Stock and Series A-2 Preferred Stock is convertible into common shares of WPI at a rate of $10.50 per share, subject to certain anti-dilution provisions. Assuming full conversion of both series of preferred stock into common shares, prior to completion of the rights offering, we would have owned, as of December 31, 2006, 32.2 million shares, representing 83.7% of the 38.5 million shares that would then have been outstanding. Assuming the rights offering were to have been completed as of December 31, 2006, we would have owned between 32.7 million shares or 69.5% and 34.0 million shares or 84.4% of the 47.0 million shares or 40.3 million shares of WPI common stock, respectively, that would be outstanding depending upon the extent to which the other shareholders exercised their subscription rights.
We consolidated the operating results and balance sheets of WPI as of December 31, 2006 and 2005 and for the period from the date of acquisition through December 31, 2006. If we were to own less than 50% of the outstanding common stock and lose control of WPI, we no longer would consolidate it and our financial statements could be materially different than those presented as of December 31, 2006 and 2005 and for the periods then ended.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
4. Acquisitions – (continued)
The aggregate consideration paid for the acquisition was as follows (in $000s):

Book value of first and second lien debt	$205,850
Cash purchases of additional equity	187,000
Exercise of rights	32,881
Transaction costs	2,070
$427,801
The following table summarizes the estimated fair values of the assets acquired and liabilities assumed on August 8, 2005. The purchase price allocations are based on estimated fair values as determined by independent appraisers (in $000s):

	August 8, 2005 Fair Value	Excess Fair Value Over Cost	Basis August 8, 2005

Current assets	$588,000	$—	$588,000
Property and equipment	294,360	(98,399)	195,961
Intangible assets	35,700	(12,298)	23,402
Assets acquired	918,060	(110,697)	807,363
Current liabilities	111,363	—	111,363
Other liabilities	11,044	—	11,044
Liabilities assumed	122,407	—	122,407
Net assets acquired	$795,653	$(110,697)	$684,956
Minority interest at acquisition			(257,155)
			$427,801
The amount allocated to intangible assets was attributed to trademarks, which have been determined to have an indefinite life.
Our basis in WPI is less than our share of the equity in WPI by $110.7 million as of August 8, 2005. The excess of fair value over cost of net assets acquired has been reflected as a reduction of long-lived assets in our consolidated balance sheet. Fixed assets were reduced by $98.4 million and intangible assets were reduced by $12.3 million. As a result, the financial statements of WPI presented herein could be materially different from the results reflected in the books and records of WPI.
The following table summarizes unaudited pro forma financial information assuming the acquisition of WPI had occurred on January 1, 2004. This unaudited pro forma financial information does not necessarily represent what would have occurred if the transaction had taken place on the dates presented and should not be taken as representative of our future consolidated results of operations or financial position.

	Twelve Months Ended December 31, 2005
	AREH	WPI	Pro Forma Adjustments	Total
		(January 1, 2005 to August 7, 2005)
	(In $000s)
Revenues	$900,962	$728,362	$—	$1,629,324
(Loss) income from continuing operations	$(16,900)	$(157,935)	$98,487	$(76,348)

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
4. Acquisitions – (continued)

	Twelve Months Ended December 31, 2004
	AREH	WPI	Pro Forma Adjustments	Total
	(In $000s)
Revenues	$361,538	$1,618,684	$—	$1,980,222
Income (loss) income from continuing operations	$70,287	$(183,275)	$178,954	$65,966
The pro forma adjustments relate, principally, to the elimination of interest expense, bankruptcy expense and other expenses at WPI, a reduction in interest income of AREH and adjustments to reflect AREH’s depreciation expense based on values assigned in applying purchase accounting. WPI balances included in the pro forma table for the twelve months ended December 31, 2004 are derived from the audited financial statements of WestPoint for that period. Unaudited WPI balances included in the pro forma table for the twelve months ended December 31, 2005 are for the period from January 1, 2005 to August 7, 2005. Data for the period from August 8, 2005, the acquisition date, to December 31, 2005 are included in AREH’s results.
As discussed in Note 20, legal proceedings with respect to the acquisition are ongoing.
5. Discontinued Operations and Assets Held for Sale
The Sands and Related Assets
On November 17, 2006, Atlantic Coast, ACE, AREH, and certain other entities owned by or affiliated with AREH completed the sale to Pinnacle of the outstanding membership interests in ACE and 100% of the equity interests in certain subsidiaries of AREH which own parcels of real estate adjacent to The Sands, including 7.7 acres of land adjacent to The Sands known as the Traymore site. We own, through subsidiaries, approximately 67.6% of Atlantic Coast, which owned 100% of ACE. The aggregate price was approximately $274.8 million, of which approximately $200.6 million was paid to Atlantic Coast and approximately $74.2 million was paid to affiliates of AREH for subsidiaries which own the Traymore site and the adjacent properties. Under the terms of the agreement, $50.0 million of the purchase price paid to Atlantic Coast was deposited into escrow to fund indemnification obligations with regard to the GBH creditors’ claims. In February 2007 we resolved all outstanding litigation involving our interest in our Atlantic City gaming operations. See Note 20. Subsequent Events.
Oil and Gas Operations
On November 21, 2006, our indirect wholly-owned subsidiary, AREP O & G Holdings, consummated the sale of all of the issued and outstanding membership interests of NEG Oil & Gas to SandRidge, for consideration consisting of $1.025 billion in cash, 12,842,000 shares of SandRidge’s common stock, valued, at the date of closing, at $18 per share, and the repayment by SandRidge of $300.0 million of debt of NEG Oil & Gas.
SandRidge is a working interest owner and the operator of a majority of the Longfellow Ranch area oil and gas properties. The interest in Longfellow Ranch was the single largest oil and gas property owned by NEG Oil & Gas.
On November 21, 2006, pursuant to an agreement dated October 25, 2006 among AREH, NEG Oil & Gas and NEGI, NEGI`1 sold its membership interest in NEG Holding to NEG Oil & Gas for consideration of approximately $261.1 million. Of that amount, $149.6 million was used to repay the principal of and accrued interest with respect to the NEGI 10.75% senior notes due 2007, all of which was held by us.
Real Estate
Certain of our real estate properties are classified as discontinued operations. The properties classified as discontinued operations have changed during 2006 and, accordingly, certain amounts in the accompanying 2005 and 2004 financial statements have been reclassified to conform to the current classification of properties.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
5. Discontinued Operations and Assets Held for Sale – (continued)
Results of Operations and Assets Held for Sale
The financial position and results of our Oil and Gas, Real Estate and our Atlantic City Gaming operations described above are presented as assets and liabilities of discontinued operations held for sale in the consolidated balance sheets and discontinued operations in the consolidated statements of operations, respectively, for all periods presented in accordance with SFAS No. 144.
A summary of the results of operations for our discontinued operations for years ended December 31, 2006, 2005 and 2004 is as follows (in $000’s):

	December 31,
	2006	2005	2004

Revenues:
Oil and gas	$353,539	$198,854	$137,988
Atlantic City gaming	138,378	162,339	170,855
Real estate	5,143	6,940	20,757
Total revenues	$497,060	$368,133	$329,600
Net operating income (loss):
Oil and gas	$183,281	$37,521	$33,053
Atlantic City Gaming	(13,091)	(6,848)	2,373
Real estate	4,144	4,179	11,294
Total operating income	174,334	34,852	46,720
Interest expense	(26,266)	(14,005)	(18,303)
Interest and other income	11,004	5,897	6,703
Impairment loss on GBH bankruptcy	—	(52,366)	(15,600)
Income (loss) from discontinued operation before income taxes and minority interest	159,072	(25,622)	19,520
Income tax (expense) benefit	(4,241)	(2,922)	(8,213)
Income (loss) from discontinued operations	154,831	(28,544)	11,307
Gain on sales of discontinued operations, net of income tax expense of $22,637 in 2006	676,444	21,849	75,197
Minority interests	(55,511)	3,682	2,074
	$775,764	$(3,013)	$88,578
Derivative Contracts
We record derivative contracts as assets or liabilities in the balance sheet at fair value. As of December 31, 2005, these derivatives were recorded as a liability of discontinued operations held for sale of $85.0 million. We have elected not to designate any of these instruments as hedges for accounting purposes and, accordingly, both realized and unrealized gains and losses are included in the oil and gas revenues for discontinued operations. Our realized and unrealized losses on our derivative contracts for the periods indicated were as follows (in $000’s):

	Years Ended December 31,
	2006	2005	2004

Realized loss (net cash payments)	$(25,948)	$(51,263)	$(16,625)
Unrealized gain (loss)	99,707	(69,254)	(9,179)
	$73,759	$(120,517)	$(25,804)

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
5. Discontinued Operations and Assets Held for Sale – (continued)
GBH Impairment
On September 29, 2005, GBH filed a voluntary petition for bankruptcy relief under Chapter 11 of the U.S. Bankruptcy Code. As a result of this filing, we determined that we no longer control GBH and have deconsolidated our investment effective the date of the bankruptcy filing. As a result of GBH’s bankruptcy, we recorded impairment charges of $52.4 million related to the write-off of the remaining carrying amount of our investment ($6.7 million) and also to reflect a dilution in our effective ownership percentage of Atlantic Coast, 41.7% of which is owned directly by GBH ($45.7 million).
In the year ended December 31, 2004, we recorded an impairment loss of $15.6 million on our equity investment in GBH. The purchase price pursuant to an agreement to purchase additional shares of GBH in 2005 indicated that the fair value of our investment was less than our carrying value. An impairment charge was recorded to reduce the carrying value to the value implicit in the purchase agreement.
We recorded $34.5 million of income tax benefits in the third quarter of 2006 as a result of the reversal of deferred tax valuation allowances for our oil and gas and Atlantic City gaming operations. See Note 16, Income Taxes, for further information.
A summary of assets held for sale and liabilities of discontinued operations held for sale as of December 31, 2006 and 2005 is as follows (in $000’s):

	December 31,
	2006	2005

Cash and cash equivalents	$—	$116,032
Trade, notes and other receivables	—	57,133
Other current assets	47,503	73,125
Property, plant and equipment	—	888,086
Other assets	—	43,021
Assets held for sale	$47,503	$1,177,397
Accounts payable and accrued expenses	$—	118,468
Long-term debt	—	306,052
Other non-current liabilities	—	65,078
Liabilities of discontinued operations held for sale	$—	$489,598
Oil and Gas Disclosures
Capitalized Costs
Capitalized costs as of December 31, 2005 relating to oil and gas producing activities are as follows (in $000s):

December 31, 2005

Proved properties	$1,229,923
Other property and equipment	6,029
Total	1,235,952
Less: Accumulated depreciation, depletion and amortization	493,493
$742,459

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
5. Discontinued Operations and Assets Held for Sale – (continued)
Costs incurred in connection with property acquisition, exploration and development activities for the period from January 1, 2006 to November 21, 2006 and the years ended December 31, 2005 and 2004 were as follows (in $000s, except depletion rate):

	January 1 – November 21,	Years Ended December 31,
	2006	2005	2004

Acquisitions	$14,113	$114,244	$128,673
Exploration costs	83,463	75,357	62,209
Development costs	133,459	124,305	52,765
Total	$231,035	$313,906	$243,647
Depletion rate per Mcfe	$2.10	$2.33	$2.11
As of December 31, 2005, all capitalized costs relating to oil and gas activities have been included in the full cost pool.
Supplemental Reserve Information (Unaudited)
The accompanying tables present information concerning our oil and natural gas producing activities during the period from January 1, 2006 to November 21, 2006 and the years ended December 31, 2005 and 2004 and are prepared in accordance with SFAS No. 69, Disclosures about Oil and Gas Producing Activities.
Estimates of our proved reserves and proved developed reserves were prepared by independent firms of petroleum engineers, based on data supplied to them by NEG Oil & Gas. Estimates relating to oil and gas reserves are inherently imprecise and may be subject to substantial revisions due to changing prices and new information, such as reservoir performance, production data, additional drilling and other factors becomes available.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
5. Discontinued Operations and Assets Held for Sale – (continued)
Proved reserves are estimated quantities of oil, natural gas, condensate and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Natural gas liquids and condensate are included in oil reserves. Proved developed reserves are those proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves include those reserves expected to be recovered from new wells on undrilled acreage or existing wells on which a relatively major expenditure is required for recompletion. Natural gas quantities represent gas volumes which include amounts that will be extracted as natural gas liquids. Our estimated net proved reserves and proved developed reserves of oil and condensate and natural gas for the period from January 1, 2006 to November 21, 2006 and the years ended December 31, 2005 and 2004 were as follows:

	Crude Oil	Natural Gas
	(Barrels)	(Thousand cubic feet)

December 31, 2003	8,165,562	206,259,821
Reserves of National Offshore purchased from affiliate of general partner	5,203,599	25,981,749
Sales of reserves in place	(15,643)	(344,271
Extensions and discoveries	524,089	50,226,279
Revisions of previous estimates	204,272	9,810,665
Production	(1,484,005)	(18,895,077)
December 31, 2004	12,597,874	273,039,166
Purchase of reserves in place	483,108	94,937,034
Sales of reserves in place	(624,507)	(7,426,216)
Extensions and discoveries	743,019	79,591,588
Revisions of previous estimates	494,606	17,015,533
Production	(1,789,961)	(28,106,819)
December 31, 2005	11,904,139	429,050,286
Purchase of reserves in place	282,267	9,597,085
Extensions and discoveries	2,169,222	73,753,558
Revisions of previous estimates	(201,907	(58,470,950)
Production	(1,655,516)	(31,094,079)
Sale of properties to SandRidge	(12,498,206)	(422,835,900)
November 21, 2006	—	—

Proved developed reserves:
December 31, 2004	8,955,300	151,765,372
December 31, 2005	8,340,077	200,519,972
Asset Retirement Obligations — Oil and Gas
Our asset retirement obligations represent expected future costs to plug and abandon our wells, dismantle facilities, and reclamate sites at the end of the related assets’ useful lives.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
5. Discontinued Operations and Assets Held for Sale – (continued)
As of December 31, 2005, we had $24.3 million held in various escrow accounts relating to the asset retirement obligations for certain offshore properties. The escrow accounts and the asset retirement obligations were transferred to the purchaser in connection with the sale of our Oil and Gas business. The following table summarizes changes in the Company’s asset retirement obligations during the period from January 1, 2006 to November 21, 2006 and the year ended December 31, 2005 (in $000s):

	January 1 – November 21, 2006	Year Ended December 31, 2005

Beginning of year	$41,228	$56,524
Add: Accretion	2,537	3,019
Drilling additions/Purchases	4,269	2,067
Less: Revisions	—	(2,813)
Settlements	—	(431)
Dispositions	(48,034)	(17,138)
End of period	$—	$41,228
6. Related Party Transactions
We have entered into several transactions with entities affiliated with Mr. Icahn. The transactions include purchases by us of businesses and business interests, including debt, of the affiliated entities. Additionally, other transactions have occurred as described below.
All related party transactions are reviewed and approved by our Audit Committee. Where appropriate, our Audit Committee will obtain independent financial advice and counsel on the transactions.
In accordance with generally accepted accounting principles, assets transferred between entities under common control are accounted for at historical cost similar to a pooling of interest, and the financial statements of previously separate companies for periods prior to the acquisition are restated on a combined basis. Additionally, the earnings, losses, capital contribution and distributions of the acquired entities are allocated to the general partner as an adjustment to equity, as is the difference between the consideration paid and the book basis of the entity acquired.
a. Acquisitions
Oil and Gas
In October 2003, pursuant to a purchase agreement dated as of May 16, 2003, we acquired certain debt and equity securities of NEGI from entities affiliated with Mr. Icahn for an aggregate cash consideration of $148.1 million plus $6.7 million in cash for accrued interest on the debt securities. The securities acquired were $148.6 million in principal amount of outstanding 10.75% senior notes due 2006 of NEGI and 5,584,044 shares of common stock of NEGI. As a result of the foregoing transaction and the acquisition by us of additional securities of NEGI prior to the closing, we beneficially owned in excess of 50% of the outstanding common stock of NEGI. In connection with the acquisition of stock in NEGI, the excess of cash disbursed over the historical cost, which amounted to $2.8 million, was charged to the general partner’s equity. NEGI owned a 50% interest in NEG Holdings; the other 50% interest in NEG Holdings was held by an affiliate of Mr. Icahn prior to our acquisition of the interest during the second quarter of 2005. NEG Holdings owned NEG Operating LLC (“Operating LLC”) which owned operating oil and gas properties managed by NEGI.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
6. Related Party Transactions – (continued)
On December 6, 2004, we purchased from affiliates of Mr. Icahn $27.5 million aggregate principal amount, or 100% of the outstanding term notes issued by TransTexas, (the “TransTexas Notes”). The purchase price was $28.2 million in cash, which equaled the principal amount of the TransTexas Notes plus accrued but unpaid interest.
In December 2004, we purchased all of the membership interests of MidRiver LLC, or MidRiver, from affiliates of Mr. Icahn for an aggregate purchase price of $38.0 million. The assets of Mid River consist of $38.0 million principal amount of term loans of Panaco.
In January 2005, we entered into an agreement to acquire TransTexas (subsequently known as National Onshore), Panaco (subsequently known as National Offshore) and the membership interest in NEG Holdings other than that already owned by NEGI for cash consideration of $180.0 million and depositary units valued, in the aggregate, at $445.0 million, from affiliates of Mr. Icahn. The acquisition of TransTexas was completed on April 6, 2005 for $180.0 million in cash. The acquisition of Panaco and the membership interest in NEG Holdings was completed on June 30, 2005 for 15,344,753 depository units, valued at $445.0 million.
As discussed above, on November 21, 2006, our indirect wholly-owned subsidiary, AREP O & G Holdings, consummated the sale of all of the issued and outstanding membership interests of NEG Oil & Gas to SandRidge. See Note 5 for additional information regarding the sale.
Gaming
Las Vegas Properties
In January 2004, ACEP entered into an agreement to acquire Arizona Charlie’s Decatur and Arizona Charlie’s Boulder, from Mr. Icahn and an entity affiliated with Mr. Icahn, for aggregate consideration of $125.9 million. The acquisition was completed on May 26, 2004.
Atlantic City Property
In 1998 and 1999, we acquired an interest in The Sands, by purchasing the principal amount of $31.4 million of first mortgage notes issued by GB Property Funding Corp. or GB Property. The purchase price for the notes was $25.3 million. GB Property was organized as a special purpose entity by Greate Bay Hotel and Casino, Inc. or Greate Bay for the purpose of borrowing funds. Greate Bay was a wholly-owned subsidiary of GBH. An affiliate of the general partner also made an investment. A total of $185.0 million in notes were issued.
In January 1998, GB Property and Greate Bay filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code to restructure its long-term debt.
In July 2000, the U.S. Bankruptcy Court ruled in favor of the reorganization plan proposed by affiliates of the general partner which provided for an additional investment of $65.0 million by the Icahn affiliates in exchange for a 46% equity interest in GBH, with bondholders (which also included the Icahn affiliates) to receive $110.0 million principal amount of new notes of GB Property First Mortgage, or the GB Notes, and a 54% equity interest in GBH. Interest on the GB Notes was payable at the rate of 11% per annum on March 29 and September 29, beginning March 29, 2001. The outstanding principal was due September 29, 2005. The principal and interest that was due on September 29, 2005 was not paid. On September 29, 2005, GBH filed for bankruptcy for protection under Chapter 11 of the Bankruptcy Code.
Until July 22, 2004, Greate Bay was the owner and operator of The Sands. Atlantic Coast was a wholly-owned subsidiary of Greate Bay which was a wholly-owned subsidiary of GBH. ACE is a wholly-owned subsidiary of Atlantic Coast. Atlantic Coast and ACE were formed in connection with a transaction (the “Transaction”), which included a Consent Solicitation and Offer to Exchange in which holders of the GB Notes were given the opportunity to exchange such notes, on a dollar for dollar basis, for $110.0 million of 3% Notes due 2008 (the “3%  Notes”),

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
6. Related Party Transactions – (continued)
issued by Atlantic Coast. The Transaction and the Consent Solicitation and Offer to Exchange were consummated on July 22, 2004, and holders of $66.3 million of GB Notes exchanged such notes for $66.3 million Atlantic Coast 3% Notes. Also on July 22, 2004, in connection with the Consent Solicitation and Offer to Exchange, the indenture governing the GB Notes was amended to eliminate certain covenants and to release the liens on the collateral securing such notes. The Transaction included, among other things, the transfer of substantially all of the assets of GBH to Atlantic Coast.
The Atlantic Coast 3% Notes are guaranteed by ACE. Also on July 22, 2004, in connection with the consummation of the Transaction and the Consent Solicitation and Offer to Exchange, GB Property and Greate Bay merged into GBH, with GBH as the surviving entity. In connection with the transfer of the assets and certain liabilities of GBH, including the assets and certain liabilities of Greate Bay, Atlantic Coast issued 2,882,937 shares of common stock, par value $0.01 per share, to Greate Bay which, following the merger of Greate Bay became the sole asset of GBH. Substantially all of the assets and liabilities of GBH and Greate Bay (with the exception of the remaining GB Notes and accrued interest thereon, the Atlantic Coast Common Stock, and the related pro rata share of deferred financing costs) were transferred to Atlantic Coast or ACE. As part of the Transaction, an aggregate of 10,000,000 warrants were distributed on a pro rata basis to the stockholders of GBH upon the consummation of the Transaction. Such warrants allow the holders to purchase from Atlantic Coast at an exercise price of $0.01 per share, an aggregate of 2,750,000 shares of Atlantic Coast Common Stock and are only exercisable following the earlier of (a) either the 3% Notes being paid in cash or upon conversion, in whole or in part, into Atlantic Coast Common Stock, (b) payment in full of the outstanding principal of the GB Notes exchanged, or (c) a determination by a majority of the board of directors of Atlantic Coast (including at least one independent director of Atlantic Coast) that the Warrants may be exercised. A gaming license to operate The Sands was granted to ACE by the New Jersey Casino Control Commission.
On December 27, 2004, we purchased $37.0 million principal amount of Atlantic Coast 3% Notes from two Icahn affiliates for cash consideration of $36.0 million. We already owned $26.9 million principal amount of 3% Notes.
On May 17, 2005, we (1) converted $28.8 million in principal amount of 3% Notes into 1,891,181 shares of Atlantic Coast common stock and (2) exercised warrants to acquire 997,620 shares of Atlantic Coast common stock. Also on May 17, 2005, affiliates of Mr. Icahn exercised warrants to acquire 1,133,284 shares of Atlantic Coast common stock. Prior to May 17, 2005, GBH owned 100% of the outstanding Common Stock of Atlantic Coast.
On June 30, 2005, we completed the purchase of 4,121,033 shares of common stock of GBH and 1,133,284 shares of Atlantic Coast from affiliates of Mr. Icahn in consideration of 413,793 of our depositary units. The agreement provided that up to an additional 206,897 depositary units could be issued if Atlantic Coast met certain earnings targets during 2005 and 2006. The depositary units issued in consideration for the acquisitions were valued at $12.0 million. Based on the 2005 and 2006 operating performance of The Sands, no additional depositary units have been issued.
After the purchases from affiliates of Mr. Icahn, we owned 77.5% of the common stock of GBH and 58.2% of the common stock of Atlantic Coast. As a result, we obtained control of GBH and Atlantic Coast. The period of common control for GBH and Atlantic Coast began prior to January 1, 2002. The financial statements give retroactive effect to the consolidation of GBH and Atlantic Coast. We had previously accounted for GBH on the equity method. On September 29, 2005, GBH filed for bankruptcy.
On November 17, 2006, we completed the sale to Pinnacle of the outstanding membership interests in ACE which owns The Sands and 100% of the equity interests in certain subsidiaries of AREH which own parcels of real estate adjacent to The Sands, including the Traymore site. See Note 5 for additional information regarding the sale.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
6. Related Party Transactions – (continued)
b. Administrative Services
In 1997, we entered into a license agreement with an affiliate of API for office space. The license agreement expired in June 2005. In July 2005, we entered into a new license agreement with an API affiliate for the non-exclusive use of approximately 1,514 square feet for which we pay monthly base rent of $13,000 plus 16.4% of certain “additional rent.” The license agreement expires in May 2012. Under the agreement, base rent is subject to increases in July 2008 and December 2011. Additionally, we are entitled to certain annual rent credits each December beginning December 2005 and continuing through December 2011. For the years ended December 31, 2006, 2005 and 2004, we paid such affiliate $162,000, $138,000 and $162,000, respectively, in connection with this licensing agreement.
An affiliate occupies a portion of certain office space leased by us. Monthly payments from the affiliate for the use of the space began on October 12, 2006. For the period beginning October 12, 2006 and ending December 31, 2006, we received $17,000 for the use of such space.
For the years ended December 31, 2006, 2005 and 2004, we paid $783,000, $1,016,000 and $506,000, respectively, to XO Holdings, Inc., formerly known as XO Communications, Inc., an affiliate of the general partner, for telecommunication services.
An affiliate of the general partner provided certain professional services to us for which we incurred charges from the affiliate of $344,986 and $81,600 for the years ended December 31, 2005 and 2004, respectively. No charges were incurred in 2006.
We provided certain professional services to an affiliate of the general partner for which we charged $695,000, $324,548 and $80,000 for the years ended December 31, 2006, 2005 and 2004, respectively. In October 2006, an affiliate remitted $355,691 to us as an advance payment for future services. As of December 31, 2006, current liabilities in the consolidated balance sheet included $287,380 to be applied to our charges to the affiliate for services to be supplied to it.
An affiliate provided certain professional services to WPI for which it incurred charges of approximately $218,000 for the year ended December 31, 2006.
c. Related Party Debt Transactions
In connection with TransTexas’ plan of reorganization on September 1, 2003, TransTexas as borrower, entered into the Restructured Oil and Gas (O&G) Note with Thornwood, an affiliate of Mr. Icahn, as lender. The Restructured O&G Note was a term loan in the amount of $32.5 million with interest at a rate of 10% per annum. Interest was payable semi-annually commencing six months after the effective date. Annual principal payments in the amount of $5.0 million was due on the first through fourth anniversary dates of the effective date with the final principal payment of $12.5 million due on the fifth anniversary of the effective date. The Restructured O&G Note was purchased by us in December 2004 and is eliminated in consolidation.
During fiscal year 2002, Fresca, LLC, which was acquired by American Casino in May 2004, entered into an unsecured line of credit in the amount of $25.0 million with Starfire Holding Corporation, or Starfire, an affiliate of Mr. Icahn. The outstanding balance, including accrued interest, was due and payable on January 2, 2007. As of December 31, 2003, Fresca, LLC had $25.0 million outstanding. The note bore interest on the unpaid principal balance from January 2, 2002 until maturity at the rate per annum equal to the prime rate, as established by Fleet Bank, from time to time, plus 2.75%. Interest was payable semi-annually in arrears on the first day of January and July, and at maturity. The note was guaranteed by Mr. Icahn. The note was repaid during May 2004. The interest rate at December 31, 2003 was 6.75%.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
7. Investments and Related Matters
Investments consist of the following (in $000s):

	December 31, 2006		December 31, 2005
	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value

Current Investments:
Trading
Marketable equity and debt securities	$—	$—	$33,301	$39,232
Other investments	—	20,538	—	—
Total current trading	—	20,538	33,301	39,232
Available for Sale
U.S. Government and agency obligations	—	—	3,346	3,346
Marketable equity and debt securities	242,080	265,411	650,986	646,666
Other securities	251,131	253,166	31,282	31,282
Total current available for sale	493,211	518,577	685,614	681,294
Total current investments	$493,211	$539,115	$718,915	$720,526
Proceeds from the sales of available for sale securities were $726,807, $96,848 and $82,300 for the years ended December 31, 2006, 2005 and 2004, respectively. The gross realized gains on available for sale securities sold for the years ended December 31, 2006, 2005 and 2004 were $47,522, $8,552 and $37,200, respectively. For purposes of determining gains and losses, the cost of securities is based on specific identification. Net unrealized holding gains (losses) on available for sale securities in the amount of $29,684, $(4,197) and $(9,535) for the years ended December 31, 2006, 2005 and 2004, respectively, have been included in accumulated other comprehensive income.
In the third quarter of 2005, we began using the services of an unaffiliated third party investment manager to manage certain fixed income investments. At December 31, 2006 and 2005, $163.7 million and $448.8 million, respectively, had been invested at the discretion of such manager in a diversified portfolio consisting predominantly of short-term investment grade debt securities. Investments managed by the third party investment manager are classified as available for sale securities in the accompanying consolidated balance sheets. As of December 31, 2006, accrued expenses and other current liabilities included $46.4 million relating to unsettled trades of securities.
Included in other securities are 12,842,000 shares of SandRidge’s common stock, received as consideration for the sale of our Oil & Gas operations, and which are valued at $231.2 million as of December 31, 2006. There is no readily available market for such securities.
Investment in ImClone Systems Incorporated
As described in Note 2 above, in the fourth quarter of 2006 we changed our method of accounting for our investment in ImClone Systems Incorporated to the equity method of accounting. As a result, the financial statements of prior years have been adjusted to apply the new method retrospectively.
The effect of the change increased our 2006 net income by $12.6 million. The financial statements for 2005 have been retrospectively adjusted for the change, which resulted in an increase of net income for 2005 of $1.4 million. The cumulative effect of the change resulted in an increase and decrease in our total partners’ equity by $42.2 million and $2.9 million at December 31, 2006 and 2005, respectively, as a result of  recording our proportionate share of ImClone’s net income, other comprehensive income and other changes in ImClone’s stockholders’ equity.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
7. Investments and Related Matters – (continued)
At December 31, 2006 and 2005 our carrying value of our equity investment in ImClone was $164.3 million and $97.3 million, respectively. As of December 31, 2006, the market value of our ImClone shares held was $122.2 million. As of September 30, 2006 our underlying equity in the net assets of ImClone was approximately $36.3 million. While we recognize that the carrying value of our investment in ImClone as of December 31, 2006 is greater than the market value of our shares held, we do not believe that this is an other than temporary decline and accordingly no impairment has been recognized.
The equity method of accounting requires an evaluation comparing the company’s investment to the fair value of ImClone’s underlying net assets at each acquisition date. Since the Company changed its method of accounting in the fourth quarter of 2006, we have not yet been able to evaluate all of the factors required in order to complete this analysis. We anticipate that such evaluation will be completed in 2007.
The combined results of operations and financial position of ImClone for the periods indicated are as follows (in $000s):

	Nine Months Ended September 30, 2006	Year Ended December 31, 2005

Condensed Income Statement Information:
Net Sales	$545,684	$383,673
Operating Income	$240,196	$66,779
Net Income	$324,116	$86,496
Condensed Balance Sheet Information:
Current Assets	$1,187,060	$909,118
Non-Current Assets	597,728	434,297
Total Assets	$1,784,788	$1,343,415
Current Liabilities	$237,304	$242,119
Non-Current Liabilities	874,900	848,892
Equity	672,584	252,404
Total Liabilities and Equity	$1,784,788	$1,343,415
Other Investments
The carrying value of other noncurrent investments was $13.4 million and $0.8 million as of December 31, 2006 and 2005, respectively. Included in other securities is an investment of 4.4% of the common stock of Philip Services Corp., an entity controlled by related parties. The investment has a cost basis of $0.7 million, which is net of significant impairment charges taken in prior years.
Margin Liability on Marketable Securities
At December 31, 2005, a liability of $13.1 million was recorded related to purchases of securities from a broker that had been made on margin. There was no margin liability outstanding at December 31, 2006. The margin liability is secured by the securities we purchased and cannot exceed certain pre-established percentages of the fair market value of the securities collateralizing the liability. If the balance of the margin exceeds certain pre-established percentages of the fair market value of the securities collateralizing the liability, we will be subject to a margin call and required to fund the account to return the margin balance to certain pre-established percentages of the fair market value of the securities collateralizing the liability.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
8. Trade, Notes and Other Receivables, Net
Trade, notes and other receivables, net consist of the following (in $000s):

	December 31,
	2006	2005

Trade receivables – Home Fashion	$134,111	$173,050
Allowance for doubtful accounts – Home Fashion	(8,303)	(8,313)
Other	50,688	30,584
	$176,496	$195,321
9. Other Current Assets
Other current assets consist of the following (in $000s):

	December 31,
	2006	2005

Restricted cash	$87,428	$161,210
Other	47,559	53,650
	$134,987	$214,860
Restricted cash is primarily composed of funds required as collateral for the outstanding short security position. Additionally, there are restricted cash balances for escrow deposits and funds held in connection with collateralizing letters of credit. As of December 31, 2006, restricted cash included $50.8 million relating to cash placed in escrow relating to our sale of ACE to Pinnacle.
10. Property, Plant and Equipment, Net
Property, plant and equipment consist of the following (in $000s):

	December 31,
	2006	2005

Land	$129,729	$122,586
Buildings and improvements	446,878	324,917
Machinery, equipment and furniture	333,741	255,807
Assets leased to others	123,398	141,997
Construction in progress	90,672	69,669
	1,124,418	914,976
Less accumulated depreciation and amortization	(217,347)	(165,264)
	$907,071	$749,712
Depreciation and amortization expense from continuing operations related to property, plant and equipment for the years ended December 31, 2006, 2005 and 2004 was $65.3 million, $46.8 million and $28.8 million, respectively.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
11. Other Non-Current Assets
Other non-current assets consist of the following (in $000s):

	December 31,
	2006	2005

Deferred income taxes	$48,976	$51,509
Deferred finance costs, net of accumulated amortization of $4,827 and $0 as of December 31, 2006 and 2005, respectively	11,684	6,544
Other	24,577	27,353
	$85,237	$85,406
12. Minority Interests
Minority interests consist of the following (in $000s):

	December 31,
	2006	2005

WPI	$178,843	$247,015
Atlantic Coast	70,563	57,584
NEGI	42,815	—
	$292,221	$304,599
13. Long-Term Debt
Long-term debt consists of the following (in $000s):

	December 31,
	2006	2005

Senior unsecured 7.125% notes due 2013 – AREP	$475,500	$474,750
Senior unsecured 8.125% notes due 2012 – AREP, net of discount	346,027	344,726
Senior secured 7.85% notes due 2012 – ACEP	215,000	215,000
Borrowings under credit facilities – ACEP	40,000	—
Borrowings under credit facilities – NEG Oil & Gas	—	300,000
Mortgages payable	109,289	81,512
Other	13,425	8,387
Total long-term debt	1,199,241	1,424,375
Less: current portion, including debt related to assets held for sale	(23,970)	(324,155)
	$1,175,271	$1,100,220
Senior unsecured notes — AREP
Senior unsecured 7.125% notes due 2013
On February 7, 2005, AREP and American Real Estate Finance Corp., or AREF, completed their offering of senior notes due 2013. AREF, a wholly-owned subsidiary of the Company, was formed solely for the purpose of serving as a co-issuer of debt securities. AREF does not have any operations or assets and does not have any revenues. The notes, in the aggregate principal amount of $480.0 million, were priced at 100% of principal amount. The notes have a fixed annual interest rate of 7 1/8%, which will be paid every six months on February 15 and August 15. The notes will mature on February 15, 2013. AREH is a guarantor of the debt. No other subsidiaries guarantee payment on the notes.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
13. Long-Term Debt – (continued)
As described below, the notes restrict the ability of AREP and AREH, subject to certain exceptions, to, among other things: incur additional debt; pay dividends or make distributions; repurchase depository units; create liens; and enter into transactions with affiliates.
Senior unsecured 8.125% notes due 2012
On May 12, 2004, AREP and AREF closed on their offering of senior notes due 2012. The notes, in the aggregate principal amount of $353 million, were priced at 99.266% of principal amount. The notes have a fixed annual interest rate of 8 1/8%, which will be paid every six months on June 1 and December 1, commencing December 1, 2004. The notes will mature on June 1, 2012. AREH is a guarantor of the debt. No other subsidiaries guarantee payment on the notes.
As described below, the notes restrict the ability of AREP and AREH, subject to certain exceptions, to, among other things; incur additional debt; pay dividends or make distributions; repurchase depository units; create liens; and enter into transactions with affiliates.
Senior unsecured notes restrictions and covenants
Both issuances of our senior unsecured notes restrict the payment of cash distributions, the purchase of equity interests or the purchase, redemption, defeasance or acquisition of debt subordinated to the senior unsecured notes. The notes also restrict the incurrence of debt or the issuance of disqualified stock, as defined, with certain exceptions, provided that we may incur debt or issue disqualified stock if, immediately after such incurrence or issuance, the ratio of the aggregate principal amount of all outstanding indebtedness of AREP and its subsidiaries on a consolidated basis to the tangible net worth of AREP and its subsidiaries on a consolidated basis would have been less than 1.75 to 1.0. As of December 31, 2006, such ratio was less than 1.75 to 1.0. Based on this ratio, we and AREH could have incurred up to approximately $1.6 billion of additional indebtedness.
In addition, both issuances of notes require that on each quarterly determination date we and the guarantor of the notes (currently only AREH) maintain a minimum ratio of cash flow to fixed charges each as defined, of 1.5 to 1.0, for the four consecutive fiscal quarters most recently completed prior to such quarterly determination date. For the four quarters ended December 31, 2006, the ratio of cash flow to fixed charges was greater than 1.5 to 1.0.
The notes also require, on each quarterly determination date, that the ratio of total unencumbered assets, as defined, to the principal amount of unsecured indebtedness, as defined, be greater than 1.5 to 1.0 as of the last day of the most recently completed fiscal quarter. As of December 31, 2006, such ratio was in excess of 1.5 to 1.0.
The notes also restrict the creation of liens, mergers, consolidations and sales of substantially all of our assets, and transactions with affiliates.
As of December 31, 2006, we were in compliance with each of the covenants contained in our senior unsecured notes. We expect to be in compliance with each of the debt covenants for the period of at least twelve months from December 31, 2006.
AREP Senior Secured Revolving Credit Facility
On August 21, 2006, we and AREP Finance as the Borrowers, and certain of our subsidiaries, as Guarantors, entered into a credit agreement with Bear Stearns Corporate Lending Inc., as Administrative Agent, and certain other lender parties. Under the credit agreement, we are permitted to borrow up to $150.0 million, including a $50.0 million sub-limit that may be used for letters of credit. Borrowings under the agreement, which are based on our credit rating, bear interest at LIBOR plus 1.0% to 2.0%. We pay an unused line fee of 0.25% to 0.5%. As of December 31, 2006, there were no borrowings under the facility.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
13. Long-Term Debt – (continued)
Obligations under the credit agreement are guaranteed by and secured by liens on substantially all of the assets of certain of our indirect wholly-owned holding company subsidiaries. The credit agreement has a term of four years and all amounts will be due and payable on August 21, 2010. The credit agreement includes covenants that, among other things, restrict the creation of liens and certain dispositions of property by our wholly-owned holding company subsidiaries that are guarantors. Obligations under the credit agreement are immediately due and payable upon the occurrence of certain events of default.
Senior secured 7.85% notes due 2012 — ACEP
In January 2004, ACEP issued senior secured notes due 2012. The notes, in the aggregate principal amount of $215.0 million, bear interest at the rate of 7.85% per annum, which will be paid every six months, on February 1 and August 1.
ACEP’s 7.85% senior secured notes due 2012 restrict the payment of cash dividends or distributions by ACEP, the purchase of its equity interests, the purchase, redemption, defeasance or acquisition of debt subordinated to ACEP’s notes and investments as “restricted payments.” ACEP’s notes also prohibit the incurrence of debt or the issuance of disqualified or preferred stock, as defined, by ACEP, with certain exceptions, provided that ACEP may incur debt or issue disqualified stock if, immediately after such incurrence or issuance, the ratio of consolidated cash flow to fixed charges (each as defined) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional indebtedness is incurred or disqualified stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis giving effect to the debt incurrence or issuance. As of December 31, 2006, such ratio was in excess of 2.0 to 1.0. The ACEP notes also restrict the creation of liens, the sale of assets, mergers, consolidations or sales of substantially all of its assets, the lease or grant of a license, concession, other agreements to occupy, manage or use ACEP’s assets, the issuance of capital stock of restricted subsidiaries and certain related party transactions. The ACEP notes allow it to incur indebtedness, among other things, of up to $50.0 million under credit facilities, non-recourse financing of up to $15.0 million to finance the construction, purchase or lease of personal or real property used in its business, permitted affiliate subordinated indebtedness (as defined), the issuance of additional 7.85% senior secured notes due 2012 in an aggregate principal amount not to exceed 2.0 times net cash proceeds received from equity offerings and permitted affiliate subordinated debt, and additional indebtedness of up to $10.0 million.
ACEP Senior Secured Revolving Credit Facility
Effective May 11, 2006, ACEP, and certain of ACEP’s subsidiaries, as Guarantors, entered into an amended and restated credit agreement with Wells Fargo Bank N.A., as syndication agent, Bear Stearns Corporate Lending Inc., as administrative agent, and certain other lender parties. As of December 31, 2006, the interest rate on the outstanding borrowings under the credit facility was 6.85% per annum. The credit agreement amends and restates, and is on substantially the same terms as, a credit agreement entered into as of January 29, 2004. Under the credit agreement, ACEP will be permitted to borrow up to $60.0 million. Obligations under the credit agreement are secured by liens on substantially all of the assets of ACEP and its subsidiaries. The credit agreement has a term of four years and all amounts will be due and payable on May 10, 2010. As of December 31, 2006, there were $40.0 million of borrowings under the credit agreement. The borrowings were incurred to finance a portion of the purchase price of the Aquarius.
The credit agreement includes covenants that, among other things, restrict the incurrence of additional indebtedness by ACEP and its subsidiaries, the issuance of disqualified or preferred stock, as defined, the creation of liens by ACEP or its subsidiaries, the sale of assets, mergers, consolidations or sales of substantially all of ACEP’s assets, the lease or grant of a license or concession, other agreements to occupy, manage or use ACEP’s assets, the issuance of capital stock of restricted subsidiaries and certain related party transactions. The credit agreement also requires that, as of the last date of each fiscal quarter, ACEP’s ratio of consolidated first lien debt to consolidated cash flow not be more than 1.0 to 1.0. As of December 31, 2006, such ratio was less than 1.0 to 1.0. As of December 31, 2006, ACEP was in compliance with each of the covenants.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
13. Long-Term Debt – (continued)
The restrictions imposed by ACEP’s senior secured notes and the credit facility likely will limit our receiving payments from the operations of our hotel and gaming properties.
NEG Oil & Gas LLC Senior Secured Revolving Credit Facility
On December 22, 2005, NEG Oil & Gas entered into a credit facility, dated as of December 20, 2005, with Citicorp USA, Inc. as administrative agent, Bear Stearns Corporate Lending Inc., as syndication agent, and certain other lender parties.
Under the credit facility, NEG Oil & Gas was permitted to borrow up to $500.0 million. Borrowings under the revolving credit facility was subject to a borrowing base determination based on the oil and gas properties of NEG Oil & Gas and its subsidiaries and the reserves and production related to those properties. Obligations under the credit facility were secured by liens on all of the assets of NEG Oil & Gas and its wholly-owned subsidiaries. The credit facility had a term of five years and all amounts were due and payable on December 20, 2010. Advances under the credit facility will be in the form of either base rate loans or Eurodollar loans, each as defined. At December 31, 2005, the interest rate on the outstanding amount under the credit facility was 6.44%. Commitment fees for the unused credit facility range from 0.375% to 0.50% and are payable quarterly.
NEG Oil & Gas used the proceeds of the initial $300.0 million borrowings to (1) purchase the existing obligations of its indirect subsidiary, NEG Operating, from the lenders under NEG Operating’s credit facility with Mizuho Corporate Bank, Ltd., as administrative agent; (2) repay a National Onshore loan borrowed from AREP of approximately $85.0 million used to purchase properties in the Minden Field; (3) pay a distribution to AREP of $78.0 million; and (4) pay transaction costs.
As discussed above, on November 21, 2006, our indirect wholly-owned subsidiary, AREP O & G Holdings LLC, consummated the sale of all of the issued and outstanding membership interests of NEG Oil & Gas LLC to SandRidge Energy, Inc. for consideration consisting of $1.025 billion in cash, 12,842,000 shares of SandRidge’s common stock, valued at $18 per share on the date closing, and the repayment by SandRidge of the outstanding borrowings under the NEG Oil & Gas $300.0 million credit facility.
Mortgages Payable
Mortgages payable, all of which are nonrecourse to us, are summarized below. The mortgages bear interest at rates between 4.97 and 7.99% and have maturities between September 1, 2008 and July 1, 2016. The following is a summary of mortgages payable (in $000s):

	December 31,
	2006	2005

Total mortgages	$109,289	$81,512
Less current portion and mortgages on properties held for sale	(18,174)	(18,104)
	$91,115	$63,408
On June 30, 2006, certain of our indirect subsidiaries engaged in property development and associated resort activities entered into a $32.5 million loan agreement with Textron Financial Corp. The loan is secured by a mortgage on our New Seabury golf course and resort in Mashpee, Massachusetts. The loan bears interest at the rate of 7.96% per annum and matures in five years with a balloon payment due of $30.0 million. Annual debt service payments of $3.0 million are required, which are payable in monthly installment amounts based on a 25-year amortization schedule.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
13. Long-Term Debt – (continued)
WestPoint Home Secured Revolving Credit Agreement
On June 16, 2006, WestPoint Home, Inc., an indirect wholly-owned subsidiary of WPI, entered into a $250.0 million loan and security agreement with Bank of America, N.A., as Administrative Agent and lender. On September 18, 2006, The CIT Group/Commercial Services, Inc., General Electric Capital Corporation and Wells Fargo Foothill, LLC were added as lenders under this credit agreement. Under the five-year agreement, borrowings are subject to a monthly borrowing base calculation and include a $75.0 million sub-limit that may be used for letters of credit. Borrowings under the agreement bear interest, at the election of WestPoint Home, either at the prime rate adjusted by an applicable margin ranging from minus 0.25% to plus 0.50% or LIBOR adjusted by an applicable margin ranging from plus 1.25% to 2.00%. WestPoint Home pays an unused line fee of 0.25% to 0.275%. Obligations under the agreement are secured by WestPoint Home’s receivables, inventory and certain machinery and equipment.
The agreement contains covenants including, among others, restrictions on the incurrence of indebtedness, investments, redemption payments, distributions, acquisition of stock, securities or assets of any other entity and capital expenditures. However, WestPoint Home is not precluded from effecting any of these transactions if excess availability, after giving effect to such transaction, meets a minimum threshold.
As of December 31, 2006, there were no borrowings under the agreement, but there were outstanding letters of credit of approximately $40.1 million, the majority of which relate to trade obligations.
Maturities
The following is a summary of the maturities of our debt obligations (in $000s):

2007	$23,970
2008	29,227
2009	6,670
2010	1,684
2011	31,446
2012 – 2017	1,115,963
$1,208,960
14. Other Income (Expense), Net
Other Income (Expense), net, is comprised of the following (in $000s):

	December 31,
	2006	2005	2004

Net realized gains on sales of marketable securities	$69,099	$10,120	$40,159
Unrealized gains (losses) on marketable securities	21,288	9,856	(4,812)
Net realized losses on securities sold short	(17,146)	(37,058)	—
Unrealized gains (losses) on securities sold short	18,067	(4,178)	(18,807)
Gain on sale assets	3,372	201	5,262
Other	4,597	8,198	2,651
	$99,277	$(12,861)	$24,453

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
15. Segment Reporting
Through the second quarter of 2006, we maintained the following six reportable segments: (1) Oil and Gas; (2) Gaming; (3) Rental Real Estate; (4) Property Development; (5) Associated Resort Activities; and (6) Home Fashion. Our three real estate related operating and reportable segments are all individually immaterial and have been aggregated for purposes of the accompanying consolidated balance sheets and statements of operations. WPI markets a broad range of manufactured and sourced bed, bath and basic bedding products, including sheets, pillowcases, bedspreads, quilts, comforters and duvet covers, bath towels, bath rugs, beach towels, shower curtains, bath accessories, bedskirts, bed pillows, flocked blankets, woven blankets and throws, and heated blankets and mattress pads.
As described above, on November 21, 2006, we sold all of our Oil and Gas operations to SandRidge Energy, Inc. As a result, our Oil and Gas operations are now classified as discontinued operations and thus are not considered a reportable segment of our continuing operations. We now maintain the five remaining reportable segments.
We assess and measure segment operating results based on segment earnings from operations as disclosed below. Segment earnings from operations are not necessarily indicative of cash available to fund cash requirements nor synonymous with cash flow from operations. As discussed above, the terms of financings for the Gaming, Home Fashion and Resorts segments impose restrictions on their ability to transfer funds to us, including restrictions on dividends, distributions, loans and other transactions.
Our operating businesses are organized based on the nature of products and services provided. The accounting policies of the segments are the same as those described in Note 2.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
15. Segment Reporting – (continued)
The revenues, net segment operating income, assets and capital expenditures for each of the reportable segments are summarized as follows for the years ended December 31, 2006, 2005 and 2004 (in $000s):

	December 31,
	2006	2005	2004

Revenues:
Gaming	$385,699	$327,982	$299,981
Real estate
Property development	90,955	58,270	27,073
Rental real estate	14,913	14,382	16,566
Resort operations	28,707	27,647	17,918
Total real estate	134,575	100,299	61,557
Home Fashion	957,656	472,681	—
Total revenues	$1,477,930	$900,962	$361,538
Net segment operating income:
Gaming	$58,715	$67,027	$48,862
Real estate
Property development	17,914	9,591	4,124
Rental real estate	9,898	9,794	8,395
Resort operations	142	(1,598)	(643)
Total real estate	27,954	17,787	11,876
Home Fashion	(150,637)	(22,429)	—
Total segment earnings (loss)	(63,968)	62,385	60,738
Holding Company costs(i)	(25,822)	(17,142)	(4,741)
Total operating income (loss)	(89,790)	45,243	55,997
Interest expense	(100,514)	(85,418)	(42,209)
Interest income	52,656	42,791	42,145
Other income (expense)	99,277	(12,861)	24,453
Equity on earnings of affiliate	12,620	1,375	—
Income tax expense	(13,271)	(18,170)	(10,099)
Minority Interest	68,173	10,140	—
Income (loss) from continuing operations	$29,151	$(16,900)	$70,287
——————
(i)
Holding Company costs include general and administrative expenses and acquisition (legal and professional) costs at the holding company level. Certain real estate expenses are included in the Holding Company to the extent they relate to administration of our various real estate holdings. Selling, general and administrative expenses of the segments are included in their respective operating expenses in the accompanying consolidated statements of operations.

	December 31,
	2006	2005

Assets
Gaming	$552,753	$469,776
Real estate	382,220	415,361
Home Fashion	806,000	750,281
Subtotal	1,740,973	1,635,418
Assets held for sale	47,503	1,177,398
Reconciling items(ii)	2,463,167	1,155,403
Total assets	$4,251,643	$3,968,219

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
15. Segment Reporting – (continued)

	December 31,
	2006	2005	2004

Depreciation and amortization (D&A):
Gaming	$27,620	$22,305	$23,516
Real estate:
Rental real estate	2,010	1,944	2,281
Property Development	374	—	—
Resort operations	3,666	3,158	2,989
Total real estate	6,050	5,102	5,270
Home Fashion	31,584	19,406	—
D&A in operating expenses	65,254	46,813	28,786
Amortization in interest expense	5,691	1,375	189
	$70,945	$48,188	$28,975
Capital expenditures:
Gaming	$46,852	$28,219	$14,009
Rental real estate	1,262	187	11,783
Property Development	—	—	67,843
Resort operations	2,115	2,256	15,897
Home Fashion	11,109	5,718	—
	$61,338	$36,380	$109,532
——————
(ii)
Reconciling items relate principally to cash and investments of the Holding Company.
16. Income Taxes
The difference between the book basis and the tax basis of our net assets, not directly subject to income taxes, is as follows (in $000s):

	December 31,
	2006	2005

Book basis of AREH net assets excluding corporate entities	$1,954,251	$2,156,608
Book/tax basis difference	(15,084)	(559,043)
Tax basis of net assets	$1,939,167	$1,597,565
Our corporate subsidiaries recorded the following income tax (expense) benefit attributable to our taxable subsidiaries (in $000s):

	December 31,
	2006	2005	2004

Continuing Operations:
Current	$(13,269)	$(8,323)	$(2,670)
Deferred	(2)	(9,847)	(7,429)
	$(13,271)	$(18,170)	$(10,099)
Discontinued Operations:
Current	$(28,589)	$(2,639)	$(1,346)
Deferred	1,711	(283)	(6,867)
	$(26,878)	$(2,922)	$(8,213)

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
16. Income Taxes – (continued)
In 2006, the income tax expense attributable to income from discontinued operations was $4.2 million and the income tax expense attributable to the gain on sale of assets was $22.6 million.
The tax effect of significant differences representing net deferred tax assets (the difference between financial statement carrying values and the tax basis of assets and liabilities) is as follows (in $000s):

	December 31,
	2006	2005

Deferred tax assets:
Property, plant and equipment	$63,308	$26,219
Net operating loss	70,504	54,583
Other	17,507	21,802
	151,319	102,604
Valuation allowance	(95,754)	(48,788)
Net deferred tax assets	$55,565	$53,816
Less: Current portion	(6,589)	(2,307)
Deferred tax asset – Non-current	$48,976	$51,509
A reconciliation of the effective tax rate on continuing operations as shown in the consolidated statement of operations to the federal statutory rate is as follows:

	2006	2005	2004

Federal statutory rate	35.0%	35.0%	35.0%
Valuation allowance	(104.1)	(110.9)	(2.3)
Income not subject to taxation	15.4	(137.6)	(22.0)
Other	2.1	8.6	1.9
	(51.6)%	(204.9)%	12.6%
For the year ended December 31, 2006, the valuation allowance on deferred tax assets increased approximately $47.0 million. The increase is primarily attributable to an $81.5 million increase attributable to the additional valuation allowance established on the deferred tax assets of WPI, offset by a $25.7 million reversal of the valuation allowance at Atlantic Coast, and an $8.8 million reversal of the valuation allowance at NEG.
Gaming Segment
SFAS No. 109 requires that a “more likely than not” criterion be applied when evaluating the realizability of a deferred tax asset. As of December 31, 2005, given Atlantic Coast’s history of losses for income tax purposes and certain other factors, Atlantic Coast had established a valuation allowance of $27.7 million on its deferred tax assets. However, at December 31, 2006, based on various factors including the sale of its gaming operations and the future taxable income projections from the reinvestment of the sales proceeds, Atlantic Coast determined that it was more likely than not that a significant portion of  the deferred tax assets will be realized and removed $25.7 million of the valuation allowance.
At December 31, 2006, Atlantic Coast had federal net operating loss carryforwards totaling approximately $41.7 million, which will expire in the years 2023 through 2025. We also had New Jersey net operating loss carryforwards totaling approximately $0.6 million as of December 31, 2006, which will begin expiring in the year 2012. Additionally, Atlantic Coast had general business credit carryforwards of approximately $1.4 million which expire in 2009 through 2026, and New Jersey alternative minimum assessment (AMA) credit carryforwards of approximately $1.9 million, which can be carried forward indefinitely.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
16. Income Taxes – (continued)
Oil and Gas Operations
As of December 31, 2005, NEGI had established a valuation allowance of approximately $8.8 million due to the uncertainty that it would generate enough future taxable income in order to utilize all of its deferred tax assets. During the year ended December 31, 2006, NEGI generated enough taxable income, primarily from the gain on its sale of its interest in NEG Holdings, to utilize all of its net operating loss carryforwards, and as of December 31, 2006 has no remaining deferred tax assets. Accordingly, during the year ended December 31, 2006, the valuation allowance of $8.8 million was also reversed.
17. Commitments and Contingencies
We are from time to time parties to various legal proceedings arising out of our businesses. We believe however, that other than the proceedings discussed below, there are no proceedings pending or threatened against us which, if determined adversely, would have a material adverse effect on our business, financial condition, results of operations or liquidity.
Lear Corporation
We have been named as a defendant in various actions recently filed in connection with our agreement and plan of merger to acquire Lear Corporation (See Note 20). The following actions have been filed in the Court of Chancery of State of Delaware, New Castle County; Market Street Securities, Inc. v. Rossiter, et al; Harry Massie, Jr. v. Lear Corporation, et al; and Emilio Valentine v. Lear Corporation, et al. Some of the actions also name certain of our affiliates, AREP Car Holdings, Corp. and AREP Car Acquisition Corp., and one of our directors as defendants. The above referenced actions generally allege that members of Lear’s board of directors breached their fiduciary duties to Lear and that we, and in some cases our named affiliates, aided and abetted the Lear directors. All of these cases were filed in February 2007 and thus are in the very preliminary stages. We intend to vigorously defend against these claims.
WPI Litigation
In November and December 2005, the U.S. District Court for the Southern District of New York rendered a decision in Contrarian Funds Inc. v. WestPoint Stevens, Inc. et al., and issued orders reversing certain provisions of the Bankruptcy Court order, or the Sale Order, pursuant to which we acquired our ownership of a majority of the common stock of WPI. WPI acquired substantially all of the assets of WestPoint Stevens, Inc. On April 13, 2006, the Bankruptcy Court entered a remand order, or the Remand Order, which provides, among other things, that all of the shares of common stock and rights to acquire shares of common stock of WPI issued to us and the other first lien lenders or held in escrow pursuant to the Sale Order constituted “replacement collateral”, other than 5,250,000 shares of common stock that we acquired for cash. The 5,250,000 shares represent approximately 27% of the 19,498,389 shares of common stock of WPI now outstanding. According to the Remand Order, we would share pro rata with the other first lien lenders in proceeds realized from the disposition of the replacement collateral and, to the extent there is remaining replacement collateral after satisfying first lien lender claims, we would share pro rata with the other second lien lenders in any further proceeds. We were holders of approximately 39.99% of the outstanding first lien debt and approximately 51.21% of the outstanding second lien debt. On April 13, 2006, the Bankruptcy Court also entered an order staying the Remand Order pending appeal. The parties filed cross-appeals of the Remand Order and Contrarian Funds and certain other first lien lenders, or the Contrarian Group, filed a motion to lift the stay of the Remand Order pending appeal. Oral argument was held in the District Court on October 19, 2006. As of the date hereof, no decision has been issued.
On December 11, 2006, the Contrarian Group filed a motion in the District Court seeking a temporary restraining order, or the NY TRO, restraining WPI from proceeding with a stockholders’ meeting scheduled for December 20, 2006, which was to consider corporate actions relating to a proposed offering of $200 million of preferred stock of WPI, and for related relief. The District Court held a hearing on December 15, 2006, at which it entered an order denying the Contrarian Group’s application for the NY TRO.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
17. Commitments and Contingencies – (continued)
On December 18, 2006, the Contrarian Group filed an action in the Court of Chancery of the State of Delaware, New Castle County, Contrarian Funds, LLC, et al v. WestPoint International Inc., et al., seeking, among other things, a temporary order restraining the stockholders’ meeting and the preferred stock offering. The application was denied by order dated December 19, 2006. The stockholders’ meeting took place on December 20, 2006, the preferred stock offering was approved, and other corporate actions were taken. We purchased all of the $200.0 million of preferred stock.
On January 19, 2007, Beal Bank and the Contrarian Group filed an Amended Complaint, captioned Beal Bank, S.S.B. et al v. WestPoint International, Inc., et al. Plaintiffs seek, among other relief, an order declaring that WPI is obliged to register the common stock (other than the 5,250,000 shares purchased by us) in Beal Bank’s name, an order declaring certain corporate governance changes implemented in 2005 invalid, an order declaring invalid the actions taken at the December 20, 2006 stockholders’ meeting and an order to “unwind” the issuance of the preferred stock, or, alternatively, directing that such preferred stock be held in trust. The Delaware action remains pending and we intend to vigorously defend against such claims.
We currently own approximately 67.7% of the outstanding shares of common stock and 100% of the preferred stock of WPI. As a result of the District Court’s order in the Bankruptcy case, the proceedings on remand, and the proceedings in the Delaware action, our percentage of the outstanding shares of common stock of WPI could be reduced to less than 50% and perhaps substantially less and our ownership of the preferred stock of WPI could also be affected. If we were to lose control of WPI, it could adversely affect the business and prospects of WPI and the value of our investment in it. In addition, we consolidated the balance sheet of WPI as of December 31, 2006 and WPI’s results of operations for the period from the date of acquisition through December 31, 2006. If we were to own less than 50% of the outstanding common stock or the challenge to our preferred stock ownership is successful, we would have to evaluate whether we should consolidate WPI and if so our financial statements could be materially different than as presented as of December 31, 2006 and December 31, 2005 and for the periods then ended.
We cannot predict the outcome of these proceedings or the ultimate impact on our investment in WPI or the business prospects of WPI.
GBH
On September 29, 2005, GBH filed a voluntary petition for bankruptcy relief under Chapter 11 of the Bankruptcy Code. As a result of this filing, we determined that we no longer control GBH for accounting purposes, and deconsolidated our investment in GBH effective September 30, 2005.
An Official Committee of Unsecured Creditors, or the Committee, of GBH, was formed and, on October 13, 2006, was granted standing by the Bankruptcy Court to commence litigation in the name of GBH against us, ACE, Atlantic Coast and other entities affiliated with Carl C. Icahn, as well as the directors of GBH. The Committee challenged the transaction in July 2004 that, among other things, resulted in the transfer of The Sands to ACE, a wholly owned subsidiary of Atlantic Coast, the exchange by certain holders of GBH’s 11% notes for Atlantic Coast 3% senior secured convertible notes due 2008, or the 3% notes, the issuance to the holders of GBH’s common stock of warrants allowing the holders to purchase shares of Atlantic Coast common stock and, ultimately, our ownership of approximately 67.6% of the outstanding shares of Atlantic Coast common stock and ownership by GBH ^ of approximately 30.7% of such stock. We also maintained ownership of approximately 77.5% of the outstanding shares of GBH common stock. The Committee originally filed an objection to the allowance of our claims against GBH. The Bankruptcy Court placed the consideration of the Committee’s Proposed Plan of Liquidation and Disclosure Statement in abeyance until the resolution of the proposed litigation.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
17. Commitments and Contingencies – (continued)
Additionally, on September 2, 2005, Robino Stortini Holdings, LLC, or RSH, which claimed to own beneficially 1,652,590 shares of common stock of GBH, filed a complaint in the Court of Chancery of the State of Delaware against GBH and its Board of Directors seeking appointment of a custodian and receiver for GBH and a declaration that the director defendants breached their fiduciary duties.
During the fourth quarter of 2006, we and other entities affiliated with Mr. Icahn entered into a term sheet with the Committee, GBH and RSH which outlined the resolution of claims relating to the July 2004 transactions. The provisions of the term sheet were incorporated in the Committee’s Eighth Modified Chapter 11 Plan of Liquidation of GBH. On January 30, 2007, the Bankruptcy Court approved the plan. On February 22, 2007, in accordance with the plan, we acquired (1) all of the Atlantic Coast common stock owned by GBH for a cash payment of approximately $52.0 million and in satisfaction of all claims arising under the Loan and Security Agreement, dated as of July 25, 2005, between GBH and us and (2) all of the warrants to acquire Atlantic Coast common stock and the Atlantic Coast common stock owned by RSH for a cash payment of $3.7 million. As a result, Atlantic coast is our indirect wholly-owned subsidiary. In accordance with the Plan, GBH used the $52.0 million to pay amounts owed to its creditors, including the holders of GBH’s 11% notes and holders of administrative claims and to establish an approximate $330,000 fund to be distributed pro rata to holders of equity interests in GBH other than us and other Icahn affiliated entities. In addition, we and other Icahn affiliated entities received releases of all direct and derivative claims that could be asserted by GBH, its creditors and stockholders, including RSH. All issues relating to GBH have now been resolved. See Note 20, Subsequent Events.
Leases
Future minimum lease payments under operating leases and capital leases with initial or remaining terms of one or more years consist of the following at December 31, 2006 (in $000s):

	Operating Leases	Capital Leases

2007	$18,872	$660
2008	16,121	660
2009	13,102	963
2010	9,921	85
2011	6,928	85
Thereafter	31,974	7,233
Total minimum lease payments	$96,918	9,686
Less imputed interest costs		6,860
Present value of net minimum capital lease payments		$2,826
Other
In the ordinary course of business, we, our subsidiaries and other companies in which we invest are parties to various legal actions. In management’s opinion, the ultimate outcome of such legal actions will not have a material effect on our consolidated financial statements taken as a whole.
18. Employee Benefit Plans
Employees of our subsidiaries who are members of various unions are covered by union-sponsored, collectively bargained, multi-employer health and welfare and defined benefit pension plans. Our subsidiaries recorded expenses for such plans of $14.0 million, $14.7 million and $13.3 million for the years ended December 31, 2006, 2005 and 2004, respectively.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
18. Employee Benefit Plans – (continued)
We and certain of our subsidiaries have retirement savings plans under Section 401(k) of the Internal Revenue Code covering our non-union employees. The plans allow employees to defer, within prescribed limits, a portion of their income on a pre-tax basis through contributions to the plans. We currently match the deferrals based upon certain criteria, including levels of participation by our employees. We recorded charges for matching contributions of $1,197,000, $824,000 and $840,000 for the years ended December 31, 2006, 2005 and 2004, respectively.
19. Fair Value of Financial Instruments
The estimated fair values of our financial instruments as of December 31, 2006 and 2005 are as follows (in $000s):

	Carrying Value		Fair Value
	2006	2005	2006	2005

Investments	$716,797	$818,567	$674,613	$834,413
Long-term debt	1,175,271	1,100,220	1,180,083	1,125,377
In determining fair value of financial instruments, we used quoted market prices when available. For instruments where quoted market prices were not available, we estimated the present values utilizing current risk adjusted market rates of similar instruments. The carrying values of cash and cash equivalents, accounts receivable and payable, other accruals, securities sold under agreements to repurchase and other liabilities are deemed to be reasonable estimates of their fair values because of their short-term nature.
Considerable judgment is necessarily required in interpreting market data used to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value.
20. Subsequent Events
Debt Offering
On January 16, 2007, we issued $500.0 million principal amount of 7 1/8% senior notes due 2013. The notes were issued pursuant to an indenture dated February 7, 2005, between us, as issuer, AREP Finance as co-issuer, AREH, as Guarantor, and Wilmington Trust Company, as trustee. The notes were issued by us at 99.5% of par or a 0.5% discount and the amount paid to us included accrued interest from August 15, 2006 through the issue date. The notes have a fixed annual interest rate of 7 1/8% per annum, which will be paid every six months on February 15 and August 15 commencing on February 15, 2007. The notes will mature on February 15, 2013.
Potential Acquisition of Lear Corporation
On February 9, 2007, we entered into an agreement and plan of merger pursuant to which we would acquire Lear Corporation for aggregate consideration of approximately $5.2 billion, including the assumption of debt. Lear is a publicly traded company that provides automotive interior systems worldwide. Our agreement with Lear permits Lear to solicit proposals from other potential purchasers for 45 days after the signing of the agreement, until March 26, 2007, after which Lear may continue discussions with any party that has made a bona fide acquisition proposal and respond to unsolicited acquisition proposals until Lear’s stockholders approve the transaction with us. Mr. Icahn beneficially owns approximately 15.8% of Lear’s outstanding common stock.
Consummation of the Merger is subject to various conditions, including receipt of the affirmative vote of the holders of a majority of the outstanding shares of Lear, antitrust approvals, and other customary closing conditions. Mr. Icahn beneficially owns approximately 15% of Lear’s outstanding common stock.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006, 2005 and 2004
20. Subsequent Events – (continued)
On February 8, 2007, our subsidiary, AREP Car Holdings Corp. entered into a commitment letter with Bank of America, N.A. and Banc of America Securities LLC, pursuant to which Bank of America will act as the initial lender under two senior secured credit facilities in an aggregate amount of $3.6 billion, consisting of a $1.0 billion senior secured revolving facility and a $2.6 billion senior secured term loan B facility. The credit facilities, along with cash on hand, are intended to refinance and replace Lear’s existing credit facilities and to fund the transactions contemplated by the merger.
Settlement of GBH Bankruptcy Proceedings
On January 30, 2007, the Eighth Modified Chapter 11 Plan of Liquidation of GBH was approved. On February 22, 2007, in accordance with the plan, we acquired (1) all of the Atlantic Coast common stock owned by GBH for a cash payment of approximately $52.0 million and in satisfaction of all claims arising under the Loan and Security Agreement, dated as of July 25, 2005, between GBH and us and (2) all of the warrants to acquire Atlantic Coast common stock and the Atlantic Coast common stock owned by RSH for a cash payment of $3.7 million. As a result, Atlantic Coast is our indirect wholly-owned subsidiary. In accordance with the plan, GBH used the $52.0 million to pay amounts owed to its creditors, including the holders of GBH’s 11% notes and holders of administrative claims and to establish an approximate $330,000 fund to be distributed pro rata to holders of equity interests in GBH other than us and other Icahn affiliated entities. In addition, we and other Icahn affiliated entities received releases of all direct and derivative claims that could be asserted by GBH, its creditors and stockholders, including RSH. We expect to record a gain of $18 million in the first quarter of 2007 in connection with the settlement of these claims. All claims relating to GBH asserted by its creditors and RSH have now been resolved.
Declaration of Dividend on Depositary Units
On February 27, 2007, the Board of Directors of AREP approved payment of a quarterly cash distribution of $0.10 per unit on its depositary units for the first quarter of 2007 consistent with the distribution policy established in 2005. The distribution is payable on March 29, 2007 to depositary unitholders of record at the close of business on March 14, 2007.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in $000s)

	March 31, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,331,421	$1,912,134
Investments	563,552	539,115
Inventories, net	235,358	245,502
Trade, notes and other receivables, net	169,841	176,496
Other current assets	76,389	134,987
Assets of discontinued operations held for sale	48,205	47,503
Total current assets	3,424,766	3,055,737
Property, plant and equipment, net:
Gaming	417,978	422,715
Real Estate	273,852	283,974
Home Fashion	206,764	200,382
Total property, plant and equipment, net	898,594	907,071
Investments	199,693	177,682
Intangible assets	25,772	25,916
Other assets	81,314	85,237
Total assets	$4,630,139	$4,251,643
LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Accounts payable	$66,497	$69,854
Accrued expenses and other current liabilities	160,062	197,792
Current portion of long-term debt	23,620	23,970
Securities sold not yet purchased	8,682	25,398
Total current liabilities	258,861	317,014
Long-term debt	1,666,211	1,175,271
Other non current liabilities	23,738	22,212
Total long-term liabilities	1,689,949	1,197,483
Total liabilities	1,948,810	1,514,497
Minority interests	198,019	292,221
Commitments and contingencies (Note 16)
Partners’ equity:
Limited partners	2,458,477	2,420,476
General partner	24,833	24,449
Partners’ equity	2,483,310	2,444,925
Total liabilities and partners’ equity	$4,630,139	$4,251,643

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2007 and 2006

	Three Months Ended March 31,
	2007	2006
	(unaudited) (in $000s)
Revenues:
Gaming	$112,888	$85,945
Real Estate	27,887	20,712
Home Fashion	210,604	243,490
	351,379	350,147
Expenses:
Gaming	89,661	67,322
Real Estate	23,606	17,238
Home Fashion	249,619	281,448
General and administrative expenses	7,668	11,145
	370,554	377,153

Operating loss	(19,175)	(27,006)

Other income (expense), net:
Interest expense	(31,432)	(23,692)
Interest income	31,458	11,554
Other income (expense), net	84,781	21,309
Equity in earnings of affiliate	—	24
Income (loss) from continuing operations before income taxes and minority interests	65,632	(17,811)
Income tax expense	(6,949)	(5,211)
Minority interests	11,590	15,069
Income (loss) from continuing operations	70,273	(7,953)
Discontinued operations:
Income from discontinued operations, net of income taxes	16,470	58,841
Minority interest	(1,794)	54
Gain on sales of assets, net of income taxes	13,185	251
Income from discontinued operations, net of income taxes	27,861	59,146
Net earnings	$98,134	$51,193
Net earnings attributable to:
Limited partners	$97,153	$50,681
General partner	981	512
	$98,134	$51,193

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES
IN PARTNERS’ EQUITY AND COMPREHENSIVE INCOME
Three Months Ended March 31, 2007
(Unaudited) (In $000s)

	General Partner’s Equity (Deficit)	Limited Partners’ Equity Depositary Units	Total Partners’ Equity

Balance, December 31, 2006	$24,449	$2,420,476	$2,444,925
Cumulative effect of adjustment from adoption of SFAS No. 159	(422)	(41,762)	(42,184)
Comprehensive income:
Net earnings	981	97,153	98,134
Net unrealized losses on securities available for sale	(114)	(11,315)	(11,429)
Comprehensive income	867	85,838	86,705
Partnership distribution	(63)	(6,248)	(6,311)
Other	2	173	175
Balance, March 31, 2007	$24,833	$2,458,477	$2,483,310
Accumulated other comprehensive income at March 31, 2007 was $13.9 million.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended March 31, 2007 and 2006

	2007	2006
	(unaudited) (in $000s)
Cash Flows from Operating Activities:
Cash Flows from Continuing Operations:
Income (loss) from continuing operations	$70,273	$(7,953)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	16,166	18,355
Investment gains	(79,410)	(13,750)
Minority interests	(11,590)	(15,069)
Equity in earnings of affiliate	—	(24)
Stock-based compensation expense	—	6,248
Deferred income tax expense (benefit)	362	(384)
Impairment loss on fixed assets	313	7,828
Net cash used in activities on trading securities	(14,866)	(40,671)
Other, net	4,785	2,802
Changes in operating assets and liabilities:
(Increase) decrease in trade notes and other receivables	(6,602)	20,107
Increase in other assets	(1,164)	(32,228)
Decrease (increase) in inventory	10,144	(31,246)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	63	(2,743)
Net cash used in continuing operations	(11,526)	(88,728)
Cash Flows from Discontinued Operations:
Income from discontinued operations	27,861	59,146
Depreciation, depletion and amortization	194	28,124
Change in fair market value of Oil and Gas derivative contracts	—	(37,252)
Changes in operating assets and liabilities	—	5,240
Gains on sales of assets	(13,185)	—
Other, net	(15,471)	3,708
Net cash (used in) provided by discontinued operations	(601)	58,966
Net cash used in operating activities	(12,126)	(29,762)

Cash Flows from Investing Activities:
Cash Flows from Continuing Operations:
Capital expenditures	(16,898)	(5,221)
Purchases of marketable equity and debt securities	(75,671)	(72,378)
Proceeds from sales of marketable equity and debt securities	51,471	44,056
Net proceeds from sales and disposition of fixed assets	6,775	7,094
Other	—	(18)
Net cash used in investing activities – continuing operations	(34,323)	(26,467)
Cash Flows from Discontinued Operations:
Capital expenditures	—	(51,476)
Net proceeds from the sales of real estate	4,359	991
Purchase of minority interest of investment in subsidiary	(47,283)	—
Release of escrow funds relating to asset sales	50,000	—
Other	(7,319)	(387)
Net cash used in investing activities – discontinued operations	(243)	(50,872)
Net cash used in investing activities	(34,566)	(77,339)

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)
Three Months Ended March 31, 2007 and 2006

	2007	2006
	(unaudited) (in $000s)
Cash Flows from Financing Activities:
Cash Flows Continuing Operations:
Partners’ equity:
Partnership distributions	$(6,311)	$—
Dividend paid to minority holders of subsidiary	(18,451)	—
Debt:
Net change in due to/from affiliates	679	(3)
Proceeds from senior notes payable	492,130	—
Repayment of credit facilities	(127)	—
Periodic principal payments	(1,262)	(1,098)
Net cash provided by (used in) financing activities – continuing operations	466,658	(1,101)
Net cash used in financing activities – discontinued operations	—	(3,075)
Net Cash Provided by (used in) Financing Activities	466,658	(4,176)
Net increase (decrease) in cash and cash equivalents	419,965	(111,277)
Net change in cash of assets held for sale	—	37,112
Cash and cash equivalents, beginning of period	1,911,456	459,315
Cash and cash equivalents, end of period	$2,331,421	$385,150

Supplemental information
Cash payments for interest	$45,982	$26,950
Cash payments for income taxes, net of refunds	$3,429	$798
Net unrealized losses on securities available for sale	$(11,429)	$(10,751)

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 1 — General
American Real Estate Holdings Limited Partnership, or the Company or AREH, is a diversified holding company owning subsidiaries engaged in the following continuing operating businesses: Gaming; Real Estate; and Home Fashion. In November 2006, we divested our Oil and Gas operating business and our Atlantic City gaming properties. Further information regarding our reportable segments is contained in Note 14.
AREH is a limited partnership formed in Delaware on February 17, 1987. American Real Estate Partners, L.P. (“AREP” or the “Limited Partner”) is a master limited partnership formed in Delaware on February 17, 1987. AREP owns a 99% limited partner interest in the Company. American Property Investors, Inc. (the “General Partner”) owns a 1% general partner interest in both AREH and AREP representing an aggregate 1.99% general partner interest in the Company and AREP. The General Partner is owned and controlled by Mr. Carl C. Icahn (“Icahn or Mr. Icahn”).
Under our amended Partnership Agreement we are permitted to make non-real estate acquisitions and investments to enhance our partners’ value and further diversify our assets. Investments may include equity and debt securities of domestic and foreign issuers. The portion of the Company’s assets invested in any one type of security or any single issuer is not limited.
We will conduct our activities in such a manner as not to be deemed an investment company under the Investment Company Act of 1940, or the 1940 ACT. Generally, this means that no more than 40% of the Company’s total assets will be invested in investment securities, as such term is defined in the 1940 ACT. In addition, we do not intend to invest in securities as our primary business. We will structure our investments to continue to be taxed as a partnership rather than as a corporation under the applicable publicly traded partnership rules of the Internal Revenue Code.
Gaming Acquisition and Pending Divestiture
On November 28, 2005, AREP Laughlin Corporation entered into an agreement to purchase the Flamingo Laughlin Hotel and Casino, now known as the Aquarius Casino Resort, or the Aquarius, in Laughlin, Nevada from Harrah’s Operating Company, Inc. AREP Laughlin Corporation was formed by AREH to acquire, own and operate the Aquarius, and AREH contributed 100% of the stock of AREP Laughlin to American Casino and Entertainment Properties LLC, or ACEP, our indirect wholly owned subsidiary, on April 4, 2006. The transaction was approved by the Nevada Gaming Commission upon recommendation of the Nevada Gaming Control Board and closed on May 19, 2006. Accordingly, our financial statements include the financial position and results of operations of the Aquarius from May 19, 2006 forward.
As discussed in Note 18, on April 22, 2007, we entered into an agreement to sell all of the issued and outstanding membership interests of ACEP, which comprise all of our current gaming properties. Accordingly, in the second quarter of fiscal 2007 the financial position and the results of ACEP’s operations will be presented as assets and liabilities of discontinued operations held for sale in the consolidated balance sheets and discontinued operations in the consolidated statements of operations for all periods in accordance with SFAS No. 144.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 1 — General – (continued)
Discontinued Operations
On November 17, 2006, our indirect majority owned subsidiary, Atlantic Coast Entertainment Holdings, Inc., or Atlantic Coast, completed the sale to Pinnacle Entertainment, Inc., or Pinnacle, of the outstanding membership interests in ACE Gaming LLC or ACE, the owner of The Sands Hotel and Casino, or The Sands, in Atlantic City, New Jersey, and 100% of the equity interests in certain subsidiaries of AREH that owned parcels of real estate adjacent to The Sands, including the Traymore site, to Pinnacle.
On November 21, 2006, our indirect wholly owned subsidiary, AREP O & G Holdings LLC, consummated the sale of all of the issued and outstanding membership interests of NEG Oil & Gas LLC, or NEG Oil & Gas, to SandRidge Energy, Inc. or SandRidge, formerly Riata Energy, Inc.
Operating properties of our real estate segment are reclassified to held for sale when subject to a contract or letter of intent. The operations of such properties are classified as discontinued operations. The properties classified as discontinued operations have changed during fiscal 2007 and, accordingly, certain amounts in the statement of operations and cash flows for the three months ended March 31, 2007 and 2006 have been reclassified to conform to the current classification of properties. During the first quarter of 2007 two properties were reclassified to held for sale.
The financial position and results of these operations are presented as assets and liabilities of discontinued operations held for sale in the consolidated balance sheets and discontinued operations in the consolidated statements of operations.
Filing Status of Subsidiaries
National Energy Group, Inc., or NEGI, and Atlantic Coast are reporting companies under the Securities Exchange Act of 1934, as amended, or the, ‘34 Act. In addition, ACEP voluntarily files annual, quarterly and current reports under the, ‘34 Act.
New Accounting Pronouncements
SFAS No. 155. On February 16, 2006, the FASB issued Statement No. 155, Accounting for Certain Hybrid Instruments – an Amendment of FASB Statements No. 133 and 140 (“SFAS 155”). The statement amends Statement 133 to permit fair value measurement for certain hybrid financial instruments that contain an embedded derivative, provides additional guidance on the applicability of SFAS 133 and 140 to certain financial instruments and subordinated concentrations of credit risk. The new standard is effective for the first fiscal year beginning after September 15, 2006. The adoption of SFAS 155 as of January 1, 2007 did not have any impact on our consolidated financial statements.
EITF 06-3. In June 2006, the Emerging Issues Task Force (“EITF”) issued EITF 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That is, Gross versus Net Presentation)” to clarify diversity in practice on the presentation of different types of taxes in the financial statements. The EITF concluded that, for taxes within the scope of the issue, a company may adopt a policy of presenting taxes either gross within revenue or net. That is, it may include charges to customers for taxes within revenues and the charge for the taxes from the taxing authority within cost of sales, or, alternatively, it may net the charge to the customer and the charge from the taxing authority. If taxes are reported on a gross basis, and are significant, an entity should disclose the amounts of those taxes subject to EITF 06-3. The guidance is effective for periods beginning after December 15, 2006. We present sales tax on a net basis in our consolidated financial statements, and the adoption of EITF 06-3 did not have any impact on our financial position, results of operations, or cash flows.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 1 — General – (continued)
FIN No. 48. In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a tax return, including issues relating to financial statement recognition and measurement. FIN 48 provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is “more-likely-than-not” to be sustained if the position were to be challenged by a taxing authority. The assessment of the tax position is based solely on the technical merits of the position, without regard to the likelihood that the tax position may be challenged. If an uncertain tax position meets the “more-likely-than-not” threshold, the largest amount of tax benefit that is greater than 50 percent likely to be recognized upon ultimate settlement with the taxing authority is recorded. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We adopted FIN 48 as of January 1, 2007. The adoption of FIN 48 did not have a material impact on our consolidated financial statements. See Note 15 for additional information.
SFAS No. 157. In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, SFAS 157 does not require any new fair value measurements. We adopted SFAS 157 as of January 1, 2007, in conjunction with the adoption of SFAS No. 159, as required. The adoption of SFAS 157 did not have any impact on our consolidated financial statements.
SFAS No. 159. In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115 (“SFAS 159”), which gives entities the option to measure eligible financial assets, financial liabilities and firm commitments at fair value (i.e., the fair value option), on an instrument-by-instrument basis, that are otherwise not permitted to be accounted for at fair value under other accounting standards. The election to use the fair value option is available when an entity first recognizes a financial asset or financial liability or upon entering into a firm commitment. Subsequent changes in fair value must be recorded in earnings. Additionally, SFAS 159 allows for a one-time election for existing positions upon adoption, with the transition adjustment recorded to beginning partners’ equity.
We adopted SFAS 159 as of January 1, 2007 and elected to apply the fair value option to our investment in ImClone Systems Incorporated, or ImClone. In the fourth quarter of the fiscal year ended December 31, 2006, we first applied the equity method of accounting to our investment in ImClone due to changes in ImClone’s board resulting in our having the ability to exercise significant influence over ImClone. We believe that the quality of the earnings and the value of the investment that we report over time relating to our investment in ImClone is more accurately reflected by the market value methodology of SFAS 159 rather than the equity method of accounting. The equity method of accounting would require an appraisal of the fair values of ImClone’s assets and liabilities at the dates that we acquired shares of common stock of ImClone as well as future appraisals should there be any material indications of impairment. We believe that such an appraisal would be subjective given the nature of ImClone’s pharmaceutical operations.
As of the date of adoption, the carrying value of our investment in ImClone was approximately $164.3 million and the fair value of our investment was approximately $122.2 million. In accordance with the transition requirements of SFAS 159, we recorded a cumulative effect adjustment to beginning partners’ equity for the difference between the fair value and carrying value on the date of adoption, which reduced partners’ equity by approximately $42.2 million.
As a result of the adoption of SFAS 159, we are required to record unrealized gains or losses for the change in fair value of our investment in ImClone. During the three-month period ended March 31, 2007, we recorded approximately $63.9 million of unrealized gains resulting from the change in the market value of ImClone’s stock which is recorded as a component of other income (expense), net in the consolidated statement of operations.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 2 — Operating Units
Through the second quarter of the fiscal year ended December 31, 2006, or fiscal 2006, we had four principal operating businesses: Oil and Gas, Gaming, Real Estate and Home Fashion. As described in Note 3, in November 2006 we divested our Oil and Gas operating businesses and our Atlantic City Gaming properties. As a result, our Oil and Gas operations and our Atlantic City Gaming properties are now classified as discontinued operations and thus are not considered a reportable segment of our continuing operations. We now have three principal operating businesses: Gaming, Real Estate and Home Fashion.
a. Gaming
We own and operate gaming properties in Nevada. Our properties include the Stratosphere Casino Hotel and Tower, Arizona Charlie’s Decatur, and Arizona Charlie’s Boulder in Las Vegas and the Aquarius Casino Resort in Laughlin. Results for the Aquarius are included from the date of acquisition, May 19, 2006. As described above, in November 2006, we sold our Atlantic City Gaming properties. As a result, such operations are now classified as discontinued operations.
Summary balance sheets for the continuing operations of our Gaming segment as of March 31, 2007 and December 31, 2006 as included in the consolidated balance sheets are as follows (in $000s):

	March 31, 2007	December 31, 2006
	(unaudited)
Current assets	$98,667	$85,583
Property, plant and equipment, net	417,978	422,715
Other non-current assets	44,001	44,455
Total assets	$560,646	$552,753
Current liabilities	$50,614	$54,763
Long-term debt	257,202	257,329
Other non-current liabilities	6,144	5,993
Total liabilities	$313,960	$318,085
As discussed in Note 18, on April 22, 2007, we entered into an agreement to sell all of the issued and outstanding membership interests of ACEP for $1.3 billion, plus or minus certain adjustments such as working capital. Accordingly, in the second quarter of fiscal 2007 the financial position and the results of ACEP’s operations will be presented as assets and liabilities of discontinued operations held for sale in the consolidated balance sheets and discontinued operations in the consolidated statements of operations for all periods in accordance with SFAS No. 144.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 2 — Operating Units – (continued)
Summarized unaudited statements of operations for the continuing operations of our Gaming segment for the three months ended March 31, 2007 and 2006 are as follows (in $000s):

	Three Months Ended March 31,
	2007	2006
Revenues:
Casino	$67,370	$48,022
Hotel	22,616	17,433
Food and beverage	23,109	18,070
Tower, retail and other income	9,311	8,219
Gross revenues	122,406	91,744
Less promotional allowances	9,518	5,799
Net revenues	112,888	85,945
Expenses:
Casino	22,566	16,488
Hotel	9,063	6,843
Food and beverage	15,975	13,201
Tower, retail and other income	4,244	4,248
Selling, general and administrative	29,472	20,782
Depreciation and amortization	8,341	5,760
Total costs and expenses	89,661	67,322
Operating income from continuing operations	$23,227	$18,623
b. Real Estate
Our real estate operations consist of three segments: rental real estate, property development and associated resort activities.
A summary of real estate property and equipment as of March 31, 2007 and December 31, 2006 as included in the consolidated balance sheets is as follows (in $000s):

	March 31, 2007	December 31, 2006
	(unaudited)
Rental properties:
Finance leases, net	$65,302	$66,335
Operating leases	41,653	46,170
Property development	122,306	126,537
Resort properties	44,591	44,932
Total real estate	$273,852	$283,974

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 2 — Operating Units – (continued)
Summarized unaudited statements of operations attributable to our continuing real estate operations are as follows (in $000s):

	Three Months Ended March 31,
	2007	2006

Revenues:
Rental real estate:
Interest income on financing leases	$1,578	$1,735
Rental income	1,939	1,511
Property development	18,145	11,384
Resort activities	6,225	6,082
Total revenues	27,887	20,712
Operating expenses:
Rental real estate	1,493	998
Property development	15,612	9,976
Resort activities	6,501	6,264
Total expenses	23,606	17,238
Operating income	$4,281	$3,474
Rental Real Estate
As of March 31, 2007, we owned 36 rental real estate properties. These primarily consist of fee and leasehold interests in real estate in 18 states. Most of these properties are net-leased to single corporate tenants. Approximately 89% of these properties are currently net-leased, 3% are operating properties and 8% are vacant.
Property Held for Sale
The following is a summary of property held for sale (in $000s):

	March 31, 2007	December 31, 2006
	(unaudited)
Leased to others	$34,653	$28,015
Vacant	703	703
	35,356	28,718
Less: accumulated depreciation	(8,097)	(5,053)
Total	$27,259	$23,665
At March 31, 2007 and December 31, 2006, $19.8 million of real estate held for sale was pledged to collateralize the payment of non-recourse mortgages payable.
We market portions of our commercial real estate portfolio for sale. Unaudited sales activity was as follows (in $000s, except unit data):

	Three Months Ended March 31,
	2007	2006

Properties sold	1	4
Proceeds received	$4,359	$973
Total gain recorded	$3,862	$251
Gain recorded in discontinued operations	$3,862	$251

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 2 — Operating Units – (continued)
Property Development and Associated Resort Activities
We own, primarily through our Bayswater subsidiary, residential development properties. Bayswater, a real estate investment, management and development company, focuses primarily on the construction and sale of single-family houses, multi-family homes and lots in subdivisions and planned communities and raw land for residential development. Our New Seabury development property in Cape Cod, Massachusetts and our Grand Harbor and Oak Harbor development property in Vero Beach, Florida each include land for future residential development of more than 400 and 1,000 units of residential housing, respectively. Both developments operate golf and resort activities. We are also developing residential communities in Naples, Florida and Westchester County, New York.
Unaudited property development sales activity was as follows (in 000s except unit data):

	Three Months Ended March 31,
	2007	2006

Units sold:
New Seabury, Massachusetts	6	10
Grand Harbor/Oak Harbor, Florida	5	2
Falling Waters, Florida	23	—
Westchester, New York	2	—
Tampa Bay, Florida	1	—
	37	12
Revenues:
New Seabury, Massachusetts	$3,583	$9,033
Grand Harbor/Oak Harbor, Florida	4,349	2,321
Falling Waters, Florida	5,466	—
Westchester, New York	3,243	30
Tampa Bay, Florida	1,504	—
	$18,145	$11,384
c. Home Fashion
We conduct our Home Fashion operations through our majority ownership in West Point International Inc., or WPI, a manufacturer and distributor of home fashion consumer products.
Summary balance sheets for Home Fashion as of March 31, 2007 and December 31, 2006 as included in the consolidated balance sheets are as follows (in $000s):

	March 31, 2007	December 31, 2006
	(unaudited)
Current assets	$533,815	$567,419
Assets held for sale	20,946	23,838
Property plant and equipment, net	206,764	200,382
Intangible and other assets	38,333	38,199
Total assets	$799,858	$829,838
Current liabilities	$107,447	$101,609
Other liabilities	6,941	8,980
Total liabilities	$114,388	$110,589

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 2 — Operating Units – (continued)
Unaudited summarized statements of operations for the three months ended March 31, 2007 and 2006 are as follows (in $000s):

	Three Months Ended March 31,
	2007	2006

Net sales	$210,604	$243,490
Cost of goods sold	205,910	228,360
Gross earnings	4,694	15,130
Selling, general and administrative expenses	39,398	43,317
Restructuring and impairment charges	4,311	9,771
Operating loss	$(39,015)	$(37,958)
Total depreciation for the three months ended March 31, 2007 was $4.8 million, of which $3.7 million was included in cost of sales and $1.1 million was included in selling, general and administrative expenses. Total depreciation for the three months ended March 31, 2006 was $10.4 million, of which $8.6 million was included in cost of sales and $1.8 million was included in selling, general and administrative expenses. Total expenses for the three months ended March 31, 2007 include $4.3 million of restructuring charges (of which approximately $1.3 million relates to severance and $3.0 million relates to continuing costs of closed plants). There were no impairment charges recorded in the first quarter of fiscal 2007. Total expenses for the three months ended March 31, 2006 include $9.8 million of restructuring charges (of which approximately $1.2 million related to severance, $0.9 million related to continuing costs of closed plants and $7.7 million related to non-cash charges for impairment of fixed assets).
Impairment and restructuring charges for the three months ended March 31, 2007 and 2006 are included in Home Fashion operating expenses in the accompanying consolidated statements of operations.
To improve WPI’s competitive position, we intend to continue to restructure its operations to significantly reduce its cost of goods sold by closing certain plants located in the United States, sourcing goods from lower cost overseas facilities and, potentially, acquiring manufacturing facilities outside of the United States. WPI has incurred impairment charges to write-down the value of WPI plants taken out of service to its estimated liquidation value.
Included in restructuring expenses are cash charges associated with the ongoing costs of closed plants, employee severance, benefits and related costs. The amount of the accrued liability balance was $1.2 million as of December 31, 2006. During the three months ended March 31, 2007, we incurred additional restructuring costs of $4.3 million, and $4.5 million was paid during the period. As of March 31, 2007, the accrued liability balance was $1.0 million, which is included in accounts payable and accrued expenses in our consolidated balance sheet.
Total cumulative impairment and restructuring charges for the period from our acquisition of WPI on August 8, 2005, through March 31, 2007, were $51.6 million.
We expect that restructuring charges will continue to be incurred throughout fiscal 2007. As of March 31, 2007, WPI expects to incur additional restructuring costs over the next year relating to the current restructuring plan of between $25 million and $30 million.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 3 — Discontinued Operations and Assets Held for Sale
The Sands and Related Assets
On November 17, 2006, Atlantic Coast, ACE, AREH, and certain other entities owned by or affiliated with AREH completed the sale to Pinnacle of the outstanding membership interests in ACE and 100% of the equity interests in certain subsidiaries of AREH that own parcels of real estate adjacent to The Sands, including 7.7 acres of land adjacent to The Sands known as the Traymore site. We owned, through subsidiaries, approximately 67.6% of Atlantic Coast, which owned 100% of ACE. The aggregate price was approximately $274.8 million, of which approximately $200.6 million was paid to Atlantic Coast and approximately $74.2 million was paid to affiliates of AREH for subsidiaries that owned the Traymore site and the adjacent properties. Under the terms of the agreement, $51.8 million of the purchase price paid to Atlantic Coast was deposited into escrow to fund indemnification obligations with regard to the claims of creditors and stockholders of GB Holdings, Inc., or GB Holdings. On February 22, 2007 we resolved all outstanding litigation involving our interest in our Atlantic City gaming operations resulting in a release of all claims against us. As a result of the settlement, our ownership of Atlantic Coast increased from 67.6% to 96.9% and $50.0 million of the amount placed into escrow was released to us.
Oil and Gas Operations
On November 21, 2006, our indirect wholly owned subsidiary, AREP O & G Holdings, LLC, consummated the sale of all of the issued and outstanding membership interests of NEG Oil & Gas to SandRidge, for consideration consisting of $1.025 billion in cash, 12,842,000 shares of SandRidge’s common stock valued, at the date of closing, at $18 per share, and the repayment by SandRidge of $300.0 million of debt of NEG Oil & Gas. On April 4, 2007, we sold our entire position in SandRidge for cash consideration of approximately $243.2 million.
On November 21, 2006, pursuant to an agreement dated October 25, 2006 among AREH, NEG Oil & Gas and National Energy Group, Inc., or NEGI, NEGI sold its membership interest in NEG Holding LLC to NEG Oil & Gas for consideration of approximately $261.1 million paid in cash. Of that amount, $149.6 million was used to repay the principal of and accrued interest with respect to the NEGI 10.75% senior notes due 2007, all of which were held by us.
Real Estate
Operating properties are reclassified to held for sale when subject to a contract or letter of intent. The operations of such properties are classified as discontinued operations. The properties classified as discontinued operations have changed during fiscal 2007 and, accordingly, certain amounts in the statement of operations and cash flows for the three months ended March 31, 2007 and 2006 have been reclassified to conform to the current classification of properties. During the first quarter of 2007 two properties were reclassified to held for sale.
Results of Operations and Assets Held for Sale
The financial position and results of our Oil and Gas and Real Estate operations and of our Atlantic City Gaming operations described above are presented as assets and liabilities of discontinued operations held for sale in the consolidated balance sheets and discontinued operations in the consolidated statements of operations, respectively, for all periods presented in accordance with SFAS No. 144.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 3 — Discontinued Operations and Assets Held for Sale – (continued)
A summary of the results of operations for our discontinued operations for the three months ended March 31, 2007 and 2006 is as follows (in $000s) (unaudited):

	Three Months Ended March 31,
	2007	2006

Revenues
Oil and Gas	$—	$108,292
Atlantic City Gaming	—	40,773
Rental Real Estate	1,238	1,718
Total revenues	$1,238	$150,783

Operating income from discontinued operations:
Oil and Gas	$—	$64,988
Atlantic City Gaming	—	732
Rental Real Estate	1,079	962
Total operating income	1,079	66,682
Interest expense	(270)	(5,435)
Interest and other income	18,642	1,040
Income tax expense	(2,981)	(3,446)
Income from discontinued operations	16,470	58,841
Minority interest	(1,794)	54
Gain on sales of discontinued operations, net of income taxes	13,185	251
	$27,861	$59,146
Interest and other income for the three months ended March 31, 2007 includes approximately $8.5 million relating to a real estate tax refund received by Atlantic Coast and approximately $10.1 million representing the net gain on the settlement of litigation relating to GB Holdings.
The gain on sales of discontinued operations in the three months ended March 31, 2007 includes approximately $3.9 million of gain on sales of real estate and $9.3 million relating to the working capital adjustment to the gain recorded on the sale of our Oil and Gas operations in November 2006.
Assets held for sale as of March 31, 2007 and December 31, 2006 totaled $48.2 million and $47.5 million, respectively. These relate to assets of WPI and Real Estate that are classified as held for sale in accordance with SFAS 144.
Note 4 — Related Party Transactions
Administrative Services
In July 2005, we entered into a license agreement with an affiliate for the non-exclusive use of approximately 1,514 square feet of office space for which we pay monthly base rent of $13,000 plus 16.4% of certain “additional rent.” The license agreement expires in May 2012. Under the agreement, base rent is subject to increases in July 2008 and December 2011. Additionally, we are entitled to certain annual rent credits each December beginning December 2005 and continuing through December 2011. In each of the three months ended March 31, 2007 and 2006, we paid rent of approximately $40,000.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 4 — Related Party Transactions – (continued)
An affiliate occupies a portion of certain office space leased by us. Monthly payments from the affiliate for the use of the space began on October 12, 2006. For the three months ended March 31, 2007, we received $19,000 for the use of such space.
In the three months ended March 31, 2007 and 2006, we paid approximately $162,000 and $214,500, respectively, to an affiliate for telecommunication services.
An affiliate provided certain professional services to WPI for which WPI incurred charges of approximately $27,000 and $81,000 for the three months ended March 31, 2007 and 2006, respectively.
We provided certain professional services to affiliates for which we charged $175,000 and $113,000 in the three months ended March 31, 2007 and 2006, respectively. As of March 31, 2007, current liabilities in the consolidated balance sheet included $116,164 to be applied to our charges to the affiliate for services to be provided to it.
Note 5 — Investments and Related Matters
a. Current Investments
Current investments consist of the following (in $000s):

	March 31, 2007		December 31, 2006
	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(unaudited)
Current Investments:
Trading
Other investments	$—	$28,727	$—	$20,538
Total current trading	—	28,727	—	20,538
Available for Sale
Marketable equity and debt securities	236,354	247,880	242,080	265,411
Other investments	284,535	286,945	251,131	253,166
Total current available for sale	520,889	534,825	493,211	518,577
Total current investments	$520,889	$563,552	$493,211	$539,115
We use the services of an unaffiliated third-party investment manager to manage certain fixed income investments. As of March 31, 2007 and December 31, 2006, $162.0 million and $163.7 million, respectively, had been invested at the discretion of such manager in a diversified portfolio consisting predominantly of short-term investment grade debt securities. Investments managed by the third-party investment manager are classified as available for sale securities in the above table.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 5 — Investments and Related Matters – (continued)
b. Noncurrent Investments
Investment in ImClone Systems Incorporated
As described in Note 1 above, we adopted SFAS 159 as of January 1, 2007 and elected to apply the fair value option to our investment in ImClone at the time of adoption. Previously, we accounted for our investment in ImClone under the equity method in accordance with APB 18, The Equity Method of Accounting for Investments in Common Stock. The transition adjustment to beginning partners’ equity related to the adoption of SFAS 159 was a charge of approximately $42.2 million. We recorded approximately $63.9 million of unrealized gains in the first quarter of fiscal 2007 resulting from the change in the market price of ImClone’s stock.
At March 31, 2007 and December 31, 2006, our carrying value of our equity investment in ImClone was $186.1 million based on the fair value method of accounting and $164.3 million based on the equity method of accounting, respectively. As of March 31, 2007 and December 31, 2006, the market value of our ImClone shares held was $186.1 million and $122.2 million, respectively, which we believe is not material to our total assets. As of March 31, 2007, the total shares of ImClone common stock held by us as a percentage of ImClone’s total outstanding shares was 5.4%. ImClone is a registered SEC filer and its consolidated financial statements are readily available at www.sec.gov.
Other Noncurrent Investments
The carrying value of other noncurrent investments was $13.7 million and $13.4 million as of March 31, 2007 and December 31, 2006, respectively. Included in other securities is an investment of 4.4% of the common stock of Philip Services Corporation, an entity controlled by related parties. The investment has a cost basis of $0.7 million, which is net of significant impairment charges taken in prior years.
Note 6 — Inventories, Net
Inventories, net, relate solely to our Home Fashion segment and consist of the following (in $000s):

	March 31, 2007	December 31, 2006
	(unaudited)
Raw materials and supplies	$26,372	$32,059
Goods in process	77,481	83,592
Finished goods	131,505	129,851
	$235,358	$245,502
Note 7 — Trade, Notes and Other Receivables, Net
Trade notes and other receivables, net, consist of the following (in $000s):

	March 31, 2007	December 31, 2006
	(unaudited)
Trade receivables – Home Fashion	$142,827	$134,111
Allowance for doubtful accounts – Home Fashion	(8,136)	(8,303)
Other	35,150	50,688
	$169,841	$176,496

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 8 — Other Current Assets
Other current assets consist of the following (in $000s):

	March 31, 2007	December 31, 2006
	(unaudited)
Restricted cash	$33,090	$87,428
Other	43,299	47,559

	$76,389	$134,987
As of December 31, 2006, restricted cash included $50.0 million placed into escrow related to our sale of ACE to Pinnacle, which was released in February 2007 in connection with the settlement of the litigation with GB Holdings. Additionally, restricted cash consists of balances for escrow deposits and funds held to collateralize letters of credit.
Note 9 — Property, Plant and Equipment
Property, plant and equipment consists of the following (in $000s):

	March 31, 2007	December 31, 2006
	(unaudited)
Land	$115,236	$129,729
Buildings and improvements	443,402	446,878
Machinery, equipment and furniture	332,614	333,741
Assets leased to others	117,110	123,398
Construction in progress	112,480	90,672
	1,120,842	1,124,418
Less accumulated depreciation and amortization	(222,248)	(217,347)
Net property, plant and equipment	$898,594	$907,071
Depreciation and amortization expense related to property, plant and equipment for the three months ended March 31, 2007 and 2006 were $14.5 million and $17.4 million, respectively.
Note 10 — Other Non Current Assets
Other non current assets consist of the following (in $000s):

	March 31, 2007	December 31, 2006
	(unaudited)
Deferred taxes	$45,626	$48,976
Deferred finance costs, net of accumulated amortization of $4,945 and $4,827 as of March 31, 2007 and December 31, 2006, respectively	10,325	11,684
Other	25,363	24,577
	$81,314	$85,237

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 11 — Minority Interests
Minority interests consist of the following (in $000s):

	March 31, 2007	December 31, 2006
	(unaudited)
WPI	$166,938	$178,843
Atlantic Coast	6,969	70,563
NEGI	24,112	42,815
	$198,019	$292,221
The minority interest in Atlantic Coast was reduced primarily as a result of the settlement of the litigation relating to GB Holdings. As a result, our ownership in Atlantic Coast increased from 67.6% to 96.9%.
Note 12 — Long-Term Debt
Long-term debt consists of the following (in $000s):

	March 31, 2007	December 31, 2006
	(unaudited)
Senior unsecured 7.125% notes due 2013 – AREP	$967,982	$475,500
Senior unsecured 8.125% notes due 2012 – AREP	346,352	346,027
Senior secured 7.85% notes due 2012 – ACEP	215,000	215,000
Borrowings under credit facility – ACEP	40,000	40,000
Mortgages payable	108,027	109,289
Other	12,470	13,425
Total long-term debt	1,689,831	1,199,241
Less current portion	(23,620)	(23,970)
	$1,666,211	$1,175,271
Senior unsecured 7.125% notes due 2013
On February 7, 2005, we issued $480.0 million aggregate principal amount of 7.125% senior unsecured notes due 2013, or the 7.125% notes, priced at 100% of principal amount. The 7.125% notes were issued pursuant to an indenture dated February 7, 2005 between us, as issuer, American Real Estate Finance Corp., or AREF, as co-issuer, AREH, as guarantor, and Wilmington Trust Company, as trustee (referred to herein as the 2005 Indenture). Other than AREH, no other subsidiaries guarantee payment on the notes. AREF, our wholly owned subsidiary, was formed solely for the purpose of serving as a co-issuer of the 7.125% notes.
On January 16, 2007, we issued an additional $500.0 million aggregate principal amount of 7.125% notes, or the additional 7.125% senior notes (the 7.125% notes and the additional 7.125% senior notes being referred to herein as the notes), priced at 98.4% of par, or at a discount of 1.6%, pursuant to the 2005 Indenture. The notes have a fixed annual interest rate of 7.125%, which will be paid every six months on February 15 and August 15 and will mature on February 15, 2013. At the time we issued the additional 7.125% senior notes, we entered into a new registration rights agreement in which we agreed to permit noteholders to exchange the notes for new notes which have been registered under the Securities Act of 1933, as amended, or the Securities Act.
Senior unsecured 8.125% notes due 2012
On May 12, 2004, AREP and AREH co-issued senior unsecured 8.125% notes due 2012, or the 8.125% notes, in the aggregate principal amount of $353 million. The 8.125% notes were priced at 99.266% of principal amount and have a fixed annual interest rate of 8.125%, which will be paid every six months on June 1 and December 1, commencing December 1, 2004. The 8.125% notes will mature on June 1, 2012. AREH is a guarantor of the debt. No other subsidiaries guarantee payment on the notes.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 12 — Long-Term Debt – (continued)
Senior unsecured notes restrictions and covenants — AREP
The indentures governing our senior unsecured notes restrict the payment of cash dividends or distributions, the purchase of equity interests or the purchase, redemption, defeasance or acquisition of debt subordinated to the senior unsecured notes. The indentures also restrict the incurrence of debt or the issuance of disqualified stock, as defined, with certain exceptions, provided that we may incur debt or issue disqualified stock if, immediately after such incurrence or issuance, the ratio of the aggregate principal amount of all outstanding indebtedness of AREP and its subsidiaries on a consolidated basis to the tangible net worth of AREP and its subsidiaries on a consolidated basis would be less than 1.75 to 1.0. As of March 31, 2007, such ratio was less than 1.75 to 1.0.
The indentures governing our senior unsecured notes require that on each quarterly determination date we and the guarantor maintain a minimum ratio of cash flow to fixed charges, each as defined, of 1.5 to 1.0, for the four consecutive fiscal quarters most recently completed prior to such quarterly determination date. For the first fiscal quarter ended March 31, 2007, the ratio of cash flow to fixed charges was greater than 1.5 to 1.0.
The indentures also require, on each quarterly determination date, that the ratio of total unencumbered assets, as defined, to the principal amount of unsecured indebtedness, as defined, be greater than 1.5 to 1.0 as of the last day of the most recently completed fiscal quarter. As of March 31, 2007, such ratio was in excess of 1.5 to 1.0. Based on this ratio, as of March 31, 2007, we and AREH could have incurred up to approximately $1.4 billion of additional indebtedness.
AREP Senior Secured Revolving Credit Facility
On August 21, 2006, we and AREF, as the borrowers, and certain of our subsidiaries, as guarantors, entered into a credit agreement with Bear Stearns Corporate Lending Inc., as administrative agent, and certain other lender parties. Under the credit agreement, we are permitted to borrow up to $150.0 million, including a $50.0 million sub-limit that may be used for letters of credit. Borrowings under the agreement, which are based on our credit rating, bear interest at LIBOR plus 1.0 % to 2.0%. We pay an unused line fee of 0.25 % to 0.5%. As of March 31, 2007, there were no borrowings under the facility.
Obligations under the credit agreement are guaranteed by and secured by liens on substantially all of the assets of certain of our indirect wholly owned holding company subsidiaries. The credit agreement has a term of four years and all amounts are due and payable on August 21, 2010. The credit agreement includes covenants that, among other things, restrict the creation of liens and certain dispositions of property by holding company subsidiaries that are guarantors. Obligations under the credit agreement are immediately due and payable upon the occurrence of certain events of default.
Senior secured 7.85% notes due 2012 — ACEP
The indenture governing ACEP’s 7.85% senior secured notes due 2012 restrict the payment of cash dividends or distributions by ACEP, the purchase of its equity interests, the purchase, redemption, defeasance or acquisition of debt subordinated to ACEP’s notes and investments as “restricted payments.” The indenture also prohibits the incurrence of debt or the issuance of disqualified or preferred stock, as defined, by ACEP, with certain exceptions, provided that ACEP may incur debt or issue disqualified stock if, immediately after such incurrence or issuance, the ratio of consolidated cash flow to fixed charges (each as defined) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional indebtedness is incurred or disqualified stock or preferred stock is issued would be at least 2.0 to 1.0, determined on a pro forma basis giving effect to the debt incurrence or issuance. As of March 31, 2007, such ratio was in excess of 2.0 to 1.0. The indenture also restricts the creation of liens, the sale of assets, mergers, consolidations or sales of substantially all of ACEP’s assets, the lease or grant of a license, concession, other agreements to occupy, manage or use ACEP’s assets, the issuance of capital stock of restricted subsidiaries and certain related party transactions. The

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 12 — Long-Term Debt – (continued)
ACEP notes allow ACEP to incur indebtedness, among other things, of up to $50.0 million under credit facilities, non-recourse financing of up to $15.0 million to finance the construction, purchase or lease of personal or real property used in its business, permitted affiliate subordinated indebtedness (as defined), the issuance of additional 7.85% senior secured notes due 2012 in an aggregate principal amount not to exceed 2.0 times net cash proceeds received from equity offerings and permitted affiliate subordinated debt, and additional indebtedness of up to $10.0 million.
ACEP Senior Secured Revolving Credit Facility
Effective May 11, 2006, ACEP, and certain of ACEP’s subsidiaries, as guarantors, entered into an amended and restated credit agreement with Wells Fargo Bank N.A., as syndication agent, Bear Stearns Corporate Lending Inc., as administrative agent, and certain other lender parties. As of March 31, 2007, the interest rate on the outstanding borrowings under the credit facility was 6.82% per annum. The credit agreement amends and restates, and is on substantially the same terms as, a credit agreement entered into as of January 29, 2004. Under the amended and restated credit agreement, ACEP will be permitted to borrow up to $60.0 million. Obligations under the credit agreement are secured by liens on substantially all of the assets of ACEP and its subsidiaries. The credit agreement has a term of four years and all amounts are due and payable on May 10, 2010. As of March 31, 2007, there were $40.0 million of borrowings under the credit agreement. The borrowings were incurred to finance a portion of the purchase price of the Aquarius.
The credit agreement includes covenants that, among other things, restrict the incurrence of additional indebtedness by ACEP and its subsidiaries, the issuance of disqualified or preferred stock, as defined, the creation of liens by ACEP or its subsidiaries, the sale of assets, mergers, consolidations or sales of substantially all of ACEP’s assets, the lease or grant of a license or concession, other agreements to occupy, manage or use ACEP’s assets, the issuance of capital stock of restricted subsidiaries and certain related party transactions. The credit agreement also requires that, as of the last date of each fiscal quarter, ACEP’s ratio of consolidated first lien debt to consolidated cash flow not be more than 1.0 to 1.0. As of March 31, 2007, such ratio was less than 1.0 to 1.0. As of March 31, 2007, ACEP was in compliance with each of the covenants.
The restrictions imposed by ACEP’s senior secured notes and the credit facility likely will limit our receiving payments from the operations of our hotel and gaming properties.
Mortgages Payable
Mortgages payable, all of which are non-recourse to us, bear interest at rates between 4.97% and 7.99% and have maturities between September 1, 2008 and July 1, 2016.
WestPoint Home Secured Revolving Credit Agreement
On June 16, 2006, WestPoint Home, Inc., an indirect wholly owned subsidiary of WPI, entered into a $250.0 million loan and security agreement with Bank of America, N.A., as administrative agent and lender. On September 18, 2006, The CIT Group/Commercial Services, Inc., General Electric Capital Corporation and Wells Fargo Foothill, LLC were added as lenders under this credit agreement. Under the five-year agreement, borrowings are subject to a monthly borrowing base calculation and include a $75.0 million sub-limit that may be used for letters of credit. Borrowings under the agreement bear interest, at the election of WestPoint Home, either at the prime rate adjusted by an applicable margin ranging from minus 0.25% to plus 0.50% or LIBOR adjusted by an applicable margin ranging from plus 1.25% to 2.00%. WestPoint Home pays an unused line fee of 0.25% to 0.275%. Obligations under the agreement are secured by WestPoint Home’s receivables, inventory and certain machinery and equipment.
The agreement contains covenants including, among others, restrictions on the incurrence of indebtedness, investments, redemption payments, distributions, acquisition of stock, securities or assets of any other entity and capital expenditures. However, WestPoint Home is not precluded from effecting any of these transactions if excess availability, after giving effect to such transaction, meets a minimum threshold.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 12 — Long-Term Debt – (continued)
As of March 31, 2007, there were no borrowings under the agreement, but there were outstanding letters of credit of approximately $26.6 million, the majority of which relate to trade obligations.
Note 13 — Other Income (Expense)
Unaudited Other Income (Expense), net, is comprised of the following (in $000s):

	Three Months Ended March 31,
	2007	2006

Net realized gains on sales of marketable securities	$5,177	$33,431
Unrealized gains on marketable securities	72,126	15,478
Net realized losses on securities sold short	(1,510)	(5,131)
Unrealized gains (losses) on securities sold short	3,617	(25,476)
Gain on sale of assets	3,612	—
Other	1,759	3,007
	$84,781	$21,309
We recorded approximately $63.9 million of unrealized gains in the first quarter of fiscal 2007 resulting from the change in the market price of ImClone’s stock.
Note 14— Segment Reporting
Through the second quarter of fiscal 2006, we maintained the following six reportable segments: (1) Oil and Gas; (2) Gaming; (3) Rental Real Estate; (4) Property Development; (5) Associated Resort Activities; and (6) Home Fashion. Our three real estate related operating and reportable segments are all individually immaterial and have been aggregated for purposes of the accompanying consolidated balance sheets and statements of operations.
In November 2006, we divested our Oil and Gas operating units. As a result, our Oil and Gas operations are now classified as discontinued operations and thus are not considered a reportable segment of our continuing operations. We now maintain the five remaining reportable segments.
We assess and measure segment operating results based on segment earnings from operations as disclosed below. Segment earnings from operations are not necessarily indicative of cash available to fund cash requirements nor synonymous with cash flow from operations. As discussed above, the terms of financings for the Gaming, Home Fashion and Associated Resorts Activities segments impose restrictions on their ability to transfer funds to us, including restrictions on dividends, distributions, loans and other transactions.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 14 — Segment Reporting – (continued)
The revenues and net segment operating income for each of the reportable segments of our continuing operations are summarized as follows for the three months ended March 31, 2007 and 2006 (in $000s) (unaudited):

	Three Months Ended March 31,
	2007	2006

Revenues:
Gaming, net	$112,888	$85,945
Real Estate:
Rental Real Estate	3,517	3,246
Property development	18,145	11,384
Resort operations	6,225	6,082
Total Real Estate	27,887	20,712
Home Fashion	210,604	243,490
Total revenues	$351,379	$350,147
Net segment operating income (loss):
Gaming	$23,227	$18,623
Real Estate:
Rental Real Estate	2,024	2,248
Property development	2,533	1,408
Resort operations	(276)	(182)
Total Real Estate	4,281	3,474
Home Fashion	(39,015)	(37,958)
Total segment operating loss	(11,507)	(15,861)
Holding Company costs(i)	(7,668)	(11,145)
Total operating loss	(19,175)	(27,006)
Interest expense	(31,432)	(23,692)
Interest income	31,458	11,554
Other income (expense), net	84,781	21,309
Equity in earnings of affiliate	—	24
Income from continuing operations before income taxes & minority interest	65,632	(17,811)
Income tax expense	(6,949)	(5,211)
Minority interests	11,590	15,069
Income (loss) from continuing operations	$70,273	$(7,953)
——————
(i)
Holding Company costs include general and administrative expenses and acquisition (legal and professional) costs at the Holding Company level. Selling, general and administrative expenses of the segments are included in their respective operating expenses in the accompanying statements of operations.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 14 — Segment Reporting – (continued)

	March 31, 2007	December 31, 2006
	(unaudited)	(restated)
Assets (in $000s):
Gaming	$560,646	$552,753
Real Estate	386,833	382,220
Home Fashion	778,912	806,000
Subtotal	1,726,391	1,740,973
Assets of discontinued operations held for sale	48,205	47,503
Reconciling items(ii)	2,855,543	2,463,167
Total assets	$4,630,139	$4,251,643
——————
(ii)
Reconciling items relate principally to cash and investments of the Holding Company.
Note 15 — Income Taxes
Our corporate subsidiaries recorded the following income tax expense attributable to continuing operations for our taxable subsidiaries for the three months ended March 31, 2007 and 2006 (in $000s) (unaudited):

	Three Months Ended March 31,
	2007	2006

Current	$(6,587)	$(5,595)
Deferred	$(362)	384
	$(6,949)	(5,211)
We recorded income tax provisions of $6.9 million and $5.2 million on pre-tax income of $64.1 million for the three months ended March 31, 2007 and pre-tax loss of ($19.3) million for the three months ended March 31, 2006. Our effective income tax rate was 10.8% and (27.0)% for the respective periods. The difference between the effective tax rate and the statutory federal rate of 35% is due principally to income or losses from partnership entities in which taxes are the responsibility of the partners, as well as changes in valuation allowances.
We adopted the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48), on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with SFAS No. 109 , “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The adoption of FIN 48 did not have a material impact on our consolidated financial statements.
As of the date of adoption, our unrecognized tax benefits totaled $5.0 million, all of which, if recognized, would affect the annual effective tax rate. During the three months ended March 31, 2007, there have been no changes to the amount of unrecognized tax benefits. We believe it is reasonably possible that the total amounts of unrecognized tax benefits could materially change as a result of settlements due to audits and the expiration of statutes of limitations prior to March 31, 2008; however, quantification of an estimated amount cannot be made at this time.
We recognize interest accrued related to uncertain tax positions in interest expense. Penalties are recognized as a component of income tax expense. The amount of accrued interest and penalties on uncertain tax positions was $1.2 million and $1.1 million as of March 31, 2007 and January 1, 2007, respectively. The amount of interest and penalties accrued during the three months ended March 31, 2007 was approximately $0.1 million.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 15 — Income Taxes (continued)
We or certain of our subsidiaries file income tax returns in the U.S. federal jurisdiction, various state jurisdictions, and various non-U.S. jurisdictions. We are no longer subject to U.S. federal, state, and non-U.S. income tax examinations for years prior to 2002.
Note 16 — Commitments and Contingencies
We are from time to time parties to various legal proceedings arising out of our businesses. We believe, however, that other than the proceedings described below there are no proceedings pending or threatened against us which, if determined adversely, would have a material adverse effect on our business, financial condition, results of operations or liquidity
WPI Litigation
In August 2005, WPI acquired substantially all of the assets of WestPoint Stevens, Inc. pursuant to an order of the Bankruptcy Court, or the Sale Order. We were holders of approximately 39.99% of the outstanding first lien debt and approximately 51.21% of the outstanding second lien debt of WestPoint Stevens, Inc. Since 2005, we have been involved in litigation with certain of the first lien holders of WestPoint Stevens, Inc., or the Contrarian Group, in the Bankruptcy Court, the U.S. District Court for the Southern District of New York and, since 2006, in the Delaware Chancery Court, relating to the Sale Order and our ownership of a majority of the common stock of WPI. In late 2005, the District ruled on the Contrarian Group’s appeal of the Sale Order and remanded the matter to the Bankruptcy Court. On April 13, 2006, the Bankruptcy Court entered a remand order, or the Remand Order, which provides, among other things, that all of the shares of common stock and rights to acquire shares of common stock of WPI issued to us and the other first lien lenders or held in escrow pursuant to the Sale Order constituted “replacement collateral”, other than 5,250,000 shares of common stock that we acquired for cash. The Bankruptcy Court also issued a stay of the Remand Order pending the parties’ appeal. Both parties appealed the Bankruptcy Court’s Remand Order to the District Court. In addition, the Contrarian Group requested that the stay be lifted or that we be required to post a bond as a condition to the continuance of the stay. On May 9, 2007, the District Court denied the Contrarian Group’s motion to lift the stay of the Remand Order, but conditioned the continuation of the stay on the posting of a bond of $200 million by May 17, 2007. The order is without prejudice to the right of any party to seek a change in the amount of the bond. We are currently reviewing the order. As of the date hereof, the District Court has not rendered a decision on the cross-appeals.
On January 19, 2007, the trustee for the first lien lenders, Beal Bank, and certain of the first lien lenders filed an Amended Complaint, captioned Beal Bank, S.S.B. et al v. WestPoint International, Inc., et al. Plaintiffs seek, among other relief, an order declaring that WPI is obliged to register the common stock (other than the 5,250,000 shares purchased by us) in Beal Bank’s name, an order declaring certain corporate governance changes implemented in 2005 invalid, an order declaring invalid the actions taken at the December 20, 2006 stockholders’ meeting and an order to “unwind” the issuance to us in December 2006 of the preferred stock of WPI, or, alternatively, directing that such preferred stock be held in trust. We have filed a motion to dismiss the Delaware action to which the Plaintiffs have objected. Oral argument is scheduled for May 23, 2007.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 16 — Commitments and Contingencies (continued)
We currently own approximately 67.7% of the outstanding shares of common stock and 100% of the preferred stock of WPI. As a result of the District Court’s order in the Bankruptcy case, the proceedings on remand, and the proceedings in the Delaware action, our percentage of the outstanding shares of common stock of WPI could be reduced to less than 50% and perhaps substantially less and our ownership of the preferred stock of WPI could also be affected. If we were to lose control of WPI, it could adversely affect the business and prospects of WPI and the value of our investment in it. In addition, we consolidated the balance sheet of WPI as of March 31, 2007 and WPI’s results of operations for the period from the date of acquisition through March 31, 2007. If we were to own less than 50% of the outstanding common stock or the challenge to our preferred stock ownership is successful, we would have to evaluate whether we should consolidate WPI and if so our financial statements could be materially different than as presented as of March 31, 2007, December 31, 2006 and December 31, 2005 and for the periods then ended.
We cannot predict the outcome of these proceedings or the ultimate impact on our investment in WPI or the business prospects of WPI.
Note 17 — Fair Value of Financial Instruments
The following table sets forth our financial instruments owned, at fair value, and financial instruments sold, but not yet purchased, at fair value (in $000s):

	March 31, 2007	December 31, 2006
	(unaudited)
Financial Instruments Owned:
Trading investments	$28,727	$20,538
Available for sale investments:
Marketable equity and debt securities	247,880	265,411
Other securities	286,945	253,166
Investment in ImClone Systems Incorporated	186,058	122,122
	$749,610	$661,237
Securities sold not yet purchased	$8,682	$25,398

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 17 — Fair Value of Financial Instruments (continued)
The following table sets forth our financial assets and liabilities that were accounted for at fair value as of March 31, 2007 by level within the fair value hierarchy. As required by SFAS 157, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	Assets and Liabilities at Fair Value As of March 31, 2007 ($000)
	Level 1		Level 2		Total
	(unaudited)
Assets
Trading investments(i)	$28,727		$—		$28,727
Available for sale investments:
Marketable equity and debt securities(i)	247,880		—		247,880
Other securities	23,500	(i)	263,445	(ii)	286,945
Investment in ImClone Systems Incorporated(i)	186,058		—		186,058
	$486,165		$263,445		$749,610
Liabilities
Securities sold not yet purchased(i)	$8,682		—		8,682
——————
(i)
Based on quoted prices in active markets of the securities.
(ii)
Includes $243.2 million representing 13,508,666 shares of SandRidge valued at $18.00 per share based on an appraisal conducted in November 2006. As disclosed in Note 18, on April 4, 2007, we sold all of our shares of SandRidge common stock to a consortium of investors for $18.00 per share.
Note 18 — Subsequent Events
Sale of Common Stock of SandRidge Energy, Inc.
On April 4, 2007, our subsidiaries signed agreements to sell their entire position in the common stock of SandRidge  to a consortium of investors in a series of private transactions. The per share selling price was $18, and total cash consideration received at closing was approximately $243.2 million.
Issuance of Convertible Debt
In April 2007, we sold an aggregate of $600.0 million of Variable Rate Senior Convertible Notes due 2013, or the Notes. The Notes were sold in a private placement pursuant to Section 4(2) of the Securities Act. The Notes bear interest at a rate of three month LIBOR minus 125 basis points, but no less than 4.0% nor higher than 5.5%, and are convertible into depositary units of AREP at a conversion price of $132.595 per share, subject to adjustments in certain circumstances.

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AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
March 31, 2007
Note 18 — Subsequent Events – (continued)
The Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. In connection with the sale of the Notes, we and the buyers have entered into a registration rights agreement, pursuant to which we have agreed to file one or more shelf registration statements with respect to resales of depositary units issuable upon conversion of the Notes.
Sale of American Casino & Entertainment Properties LLC
On April 22, 2007, American Entertainment Properties Corp, or AEP, a wholly owned indirect subsidiary of AREP, entered into a Membership Interest Purchase Agreement with W2007/ACEP Holdings, LLC, an affiliate of Whitehall Street Real Estate Funds, a series of real estate investment funds affiliated with Goldman, Sachs & Co., to sell all of the issued and outstanding membership interests of ACEP, which comprises our gaming operations, for $1.3 billion, plus or minus certain adjustments such as working capital, more fully described in the agreement. Pursuant to the terms of the agreement, AEP is required to cause ACEP to repay from funds provided by AEP, the principal, interest, prepayment penalty or premium due on ACEP’s 7.85% senior secured notes due 2012 and ACEP’s senior secured credit facility. With this transaction, we anticipate realizing a gain of approximately $0.8 billion on our investments in ACEP, before income taxes. ACEP’s casino assets are comprised of the Stratosphere Casino Hotel & Tower, the Arizona Charlie’s Decatur, the Arizona Charlie’s Boulder and the Aquarius Casino Resort. The transaction is subject to the approval of the Nevada Gaming Commission and the Nevada State Gaming Control Board, as well as customary conditions. The parties expect to close the transaction in approximately eight months; however, we can not assure you that we will be able to consummate the transaction.
Declaration of Distribution on Depositary Units
On May 4, 2007, the Board of Directors approved a $0.05 increase in our quarterly distribution policy and payment of a quarterly cash distribution of $0.15 per unit on our depositary units payable in the second quarter of fiscal 2007. The distribution will be paid on June 1, 2007 to depositary unitholders of record at the close of business on May 22, 2007. Under the terms of the indenture dated April 5, 2007 governing our senior convertible notes due 2013, we will also be making a $0.05 distribution to holders of these notes in accordance with the formula set forth in the indenture.
Potential Acquisitions
In February 2007, we entered into an agreement and plan of merger pursuant to which we would acquire Lear Corporation, or Lear, for an aggregate purchase price of approximately $5.2 billion. In connection with the planned merger, our subsidiary, AREP Car Holdings Corp., entered into a commitment letter with Bank of America, N.A., and Banc of America Securities LLC on February 8, 2007, pursuant to which Bank of America would act as the initial lender under two senior secured credit facilities in an aggregate principal amount of $3.6 billion, consisting of a $1.0 billion senior secured revolving facility and a $2.6 billion senior secured term loan B facility. The credit facilities, along with cash on hand, are intended to refinance and replace Lear’s existing credit facilities and to fund the transactions contemplated by the merger. We intend to fund approximately $1.4 billion of the purchase price from our cash and cash equivalents and investments.
Mr. Carl C. Icahn has proposed that we acquire his interests in American Railcar, Inc., or ARI, and Philip Services Corporation. A committee of independent directors of the board has been formed to consider the proposals. No agreement has been reached as to price or terms. Any acquisition would be subject to, among other things, the negotiation, execution and closing of a definitive agreement and the receipt of a fairness opinion. We continuously identify, evaluate and engage in discussions concerning potential investments and acquisitions, including potential investments in and acquisitions of affiliates of Mr. Icahn. There cannot be any assurance that the current proposals or any other potential transactions that we consider will be completed. ARI is a publicly traded company that is primarily engaged in the business of manufacturing covered hoppers and tank railcars. Philip is an industrial services company that provides industrial outsourcing, environmental services and metal services to major industry sectors throughout North America.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
American Property Investors, Inc.
We have audited the accompanying balance sheet of American Property Investors, Inc. as of December 31, 2006. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.
We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.
In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of American Property Investors, Inc. as of December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
New York, New York
June 15, 2007

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AMERICAN PROPERTY INVESTORS, INC.
BALANCE SHEET

December 31, 2006

ASSETS
Cash and cash equivalents	$1,204,034
Investment in partnerships (Note B)	52,342,623
$53,546,657

LIABILITIES AND STOCKHOLDER’S EQUITY

Accounts payable and accrued expenses	6,059

Stockholder’s equity:
Common stock – $1 par value, 1,216 shares authorized, 216 shares outstanding	216
Additional paid-in capital	35,507,904
Note receivable from affiliate (Note C)	(9,500,000)
Retained earnings	26,938,478
Accumulated other comprehensive income	594,000
Total stockholder’s equity	53,540,598
Total liabilities and stockholder's equity	$53,546,657

See notes to balance sheet.

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AMERICAN PROPERTY INVESTORS, INC.
NOTES TO BALANCE SHEET
December 31, 2006
Note A — Business and Summary of Significant Accounting Policies
1. Organization
American Property Investors, Inc. (“API” or “the Company”) is the general partner of both American Real Estate Partners, L.P. (“AREP”) and American Real Estate Holdings Limited Partnership (“AREH”). API has 1% general partnership interest in both AREP and AREH. API is a wholly-owned subsidiary of Becton Corporation (“Becton”) which in turn is owned by Carl C. Icahn. Mr. Icahn also owns, indirectly, approximately 90% of the limited partnership interests of AREP, a New York Stock Exchange master limited partnership.
2. Cash and Cash Equivalents
The Company considers all temporary cash investments with maturity at the date of purchase of three months or less to be cash equivalents.
3. Use of Estimates
Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statement to prepare this balance sheet in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.
4. Income Taxes
The Company and its parent have elected and the stockholders have consented, under the applicable provisions of the Internal Revenue Code, to report their income for Federal income tax purposes as a Subchapter S Corporation. The stockholders report their respective shares of the net taxable income or loss on their personal tax returns. Accordingly, no liability has been accrued for current or deferred Federal income taxes related to the operations of the Company in the accompanying balance sheet. State and local taxes are de minimus
5. Investments in Partnerships
The Company evaluates its investments in partially-owned entities in accordance with FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, or FIN 46R. If the partially-owned entity is a “variable interest entity,” or a “VIE,” and that the Company is the “primary beneficiary” as defined in FIN 46R, the Company would account for such investment as if it were a consolidated subsidiary.
For a partnership investment which is not a VIE or in which the Company is not the primary beneficiary, the Company follows the accounting set forth in AICPA Statement of Position No. 78-9 – Accounting for Investments in Real Estate Ventures (SOP 78-9). In accordance with this pronouncement, investments in joint ventures are accounted for under the equity method when its ownership interest is less than 50% and it does not exercise direct or indirect control. Factors that are considered in determining whether or not the Company exercises control include important rights of partners in significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representation and authority and other contractual rights of the partners. To the extent that the Company is deemed to control these entities, these entities would be consolidated.
The Company has determined that the AREP and AREH partnerships are not VIEs and therefore it accounts for these investments under the equity method of accounting as the limited partners have important rights as defined in SOP 78-9. This investment was recorded initially at cost and was subsequently adjusted for equity in earnings or losses and cash contributions and distributions as well as other comprehensive income/loss.

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AMERICAN PROPERTY INVESTORS, INC.
NOTES TO BALANCE SHEET
December 31, 2006
Note A — Business and Summary of Significant Accounting Policies – (continued)
On a periodic basis the Company evaluates whether there are any indicators that the value of its investments in partnerships are impaired. An investment is considered to be impaired if the Company’s estimate of the value of the investment is less than the carrying amount. The ultimate realization of the Company’s investments in partnerships is dependent on a number of factors including the performance of that entity and market conditions. If the Company determines that a decline in the value of a partnership is other than temporary, then the Company would record an impairment charge.
Note B — Investment in Partnerships
The Company has a 1% general partnership interest in both AREP and AREH. AREP is the 99% limited partner and holding company of AREH which is involved in the following operating businesses: (i) Oil & Gas; (ii) Gaming; (iii) Real Estate; and (iv) Home Fashion.
The carrying amount of the investment in partnerships on the Company’s balance sheet exceeds the underlying equity in the net assets of the partnerships by $254,382,000. This difference is as a result of adjustments reflected in AREP’s equity to account for certain acquisitions from affiliates of the general partner. The differences between the historical cost of companies acquired and the purchase price paid to the affiliates of the general partner were accounted for as contributions from or distributions to the general partner.

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AMERICAN PROPERTY INVESTORS, INC.
NOTES TO BALANCE SHEET
December 31, 2006
Summarized financial information for American Real Estate Partners, L.P. and subsidiaries as of December 31, 2006 is as follows (in thousands of dollars):

December 31, 2006

ASSETS
Cash and cash equivalents	$1,912,235
Investments	539,115
Inventories, net	245,502
Trade, notes and other receivables, net	176,496
Other current assets	134,987
Assets held for sale	47,503
Total current assets	3,055,838
Property, plant and equipment, net
Gaming	422,715
Real Estate	283,974
Home Fashion	200,382
Total property, plant and equipment	907,071
Equity investment and other	179,932
Intangible assets	25,916
Other assets	75,990
Total assets	$4,244,747

LIABILITIES AND PARTNERS’ EQUITY
Accounts payable	$69,853
Accrued expenses and other current liabilities	197,792
Current portion of long-term debt	23,970
Securities sold not yet purchased	25,398
Margin liability on marketable securities	—
Liabilities of discontinued operations held for sale	—
Total current liabilities	317,013
Long-term debt	1,184,990
Other non-current liabilities	22,212
Preferred limited partnership units	117,656
Minority interests	292,221
Partners’ equity	2,310,655
Total liabilities and partners’ equity	$4,244,747
Note C — Note Receivable
The Company has an unsecured demand note receivable due from Carl C. Icahn, in the amount of $9,500,000. Interest on the note accrues at the rate of 3.75% per annum and is payable on the last day of April and October. Interest has been paid through December 31, 2006.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of
Lear Corporation
We have audited the accompanying consolidated balance sheets of Lear Corporation and Subsidiaries (the Company) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2006. Our audits also included the financial statement schedule for the three years in the period ended December 31, 2006, included in Item 8. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule for the three years in the period ended December 31, 2006, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
As discussed in Note 2 to the consolidated financial statements, in 2006 the Company changed its method of accounting for stock-based compensation.
As discussed in Note 10 to the consolidated financial statements, in 2006 the Company changed its method of accounting for pension and other postretirement benefit plans.

/s/ Ernst & Young LLP
Detroit, Michigan
February 20, 2007

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LEAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005
	(in millions, except share data)
ASSETS
Current Assets:	$502.7	$197.3
Cash and cash equivalents
Accounts receivable	2,006.9	2,000.1
Inventories	581.5	595.6
Current assets of business held for sale	427.8	607.7
Other	371.4	445.7
Total current assets	3,890.3	3,846.4
Long-Term Assets:
Property, plant and equipment, net	1,471.7	1,614.7
Goodwill, net	1,996.7	1,939.8
Long-term assets of business held for sale	—	485.2
Other	491.8	402.3
Total long-term assets	3,960.2	4,442.0
	$7,850.5	$8,288.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$39.3	$23.4
Accounts payable and drafts	2,317.4	2,516.0
Accrued liabilities	1,099.3	1,008.6
Current liabilities of business held for sale	405.7	549.3
Current portion of long-term debt	25.6	9.4
Total current liabilities	3,887.3	4,106.7
Long-Term Liabilities:
Long-term debt	2,434.5	2,243.1
Long-term liabilities of business held for sale	48.5	27.6
Other	878.2	800.0
Total long-term liabilities	3,361.2	3,070.7
Stockholders’ Equity:
Common stock, par value $0.01 per share, 150,000,000 shares authorized, 81,984,306 shares and 73,281,653 shares issued as of December 31, 2006 and 2005, respectively	0.7	0.7
Additional paid-in capital	1,338.1	1,108.6
Common stock held in treasury, 5,732,316 shares and 6,094,847 shares as of December 31, 2006 and 2005, respectively, at cost	(210.2)	(225.5)
Retained earnings (deficit)	(362.5)	361.8
Accumulated other comprehensive loss	(164.1)	(134.6)
Total stockholders’ equity	602.0	1,111.0
	$7,850.5	$8,288.4

The accompanying notes are an integral part of these consolidated financial statements.

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LEAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2006	2005	2004
	(in million, except per share data)
Net sales	$17,838.9	$17,089.2	$16,960.0
Cost of sales	16,911.2	16,353.2	15,557.9
Selling, general and administrative expenses	646.7	630.6	633.7
Goodwill impairment charge	2.9	1,012.8	—
Loss on divestiture of Interior business	636.0	—	—
Interest expense	209.8	183.2	165.5
Other expense, net	85.7	38.0	38.6
Income (loss) before provision for income taxes, minority interests in consolidated subsidiaries, equity in net (income) loss of affiliates and cumulative effect of a change in accounting principle	(653.4)	(1,128.6)	564.3
Provision for income taxes	54.9	194.3	128.0
Minority interests in consolidated subsidiaries	18.3	7.2	16.7
Equity in net (income) loss of affiliates	(16.2)	51.4	(2.6)
Income (loss) before cumulative effect of a change in accounting principle	(710.4)	(1,381.5)	422.2
Cumulative effect of a change in accounting principle	2.9	—	—
Net income (loss)	$(707.5)	$(1,381.5)	$422.2
Basic net income (loss) per share:
Income (loss) before cumulative effect of a change in accounting principle	$(10.35)	$(20.57)	$6.18
Cumulative effect of change in accounting principle	0.04	—	—
Basic net income (loss) per share	$(10.31)	$(20.57)	$6.18
Diluted net income (loss) per share:
Income (loss) before cumulative effect of a change in accounting principle	$(10.35)	$(20.57)	$5.77
Cumulative effect of change in accounting principle	0.04	—	—
Diluted net income (loss) per share	$(10.31)	$(20.57)	$5.77

The accompanying notes are an integral part of these consolidated financial statements.

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LEAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	December 31,
	2006	2005	2004
	(in millions, except share data)
Common Stock
Balance at beginning and end of period	$0.7	$0.7	$0.7
Additional Paid-in Capital
Balance at beginning of period	$1,108.6	$1,064.4	$1,027.7
Net proceeds from the issuance of 8,695,653 shares of common stock	199.2	—	—
Stock-based compensation	30.7	43.8	26.4
Cumulative effect of a change in accounting principle	(0.4)	—	—
Tax benefit of stock options exercised	—	0.4	10.3
Balance at end of period	$1,338.1	$1,108.6	$1,064.4
Treasury Stock
Balance at beginning of period	$(225.5)	$(204.1)	$(110.8)
Issuances of 362,531 shares at an average price of $42.40	15.3	—	—
Purchases of 490,900 shares at an average price of $51.75	—	(25.4)	—
Issuances of 126,529 shares at an average price of $31.99	—	4.0	—
Purchases of 1,834,300 shares at an average price of $53.29	—	—	(97.7)
Issuances of 395,126 shares at an average price of $11.12 per share in settlement of stock-based compensation	—	—	4.4
Balance at end of period	$(210.2)	$(225.5)	$(204.1)
Retained Earnings (Deficit)
Balance at beginning of period	$361.8	$1,810.5	$1,441.8
Net income (loss)	(707.5)	(1,381.5)	422.2
Dividends declared of $0.25 per share in 2006, $1.00 per share in 2005 and $0.80 per share in 2004	(16.8)	(67.2)	(53.5)
Balance at end of period	$(362.5)	$361.8	$1,810.5
Accumulated Other Comprehensive Income (Loss)
Defined Benefit Plans
Balance at beginning of period	$(115.0)	$(72.6)	$(62.2)
Defined benefit plan adjustments	17.4	(42.4)	(10.4)
Adoption of SFAS No. 158	(166.6)	—	—
Balance at end of period	$(264.2)	$(115.0)	$(72.6)
Derivative Instruments and Hedging Activities
Balance at beginning of period	$9.0	$17.4	$(13.7)
Derivative instruments and hedging activities adjustments	5.7	(8.4)	31.1
Balance at end of period	$14.7	$9.0	$17.4
Cumulative Translation Adjustments
Balance at beginning of period	$(86.8)	$65.6	$(61.5)
Cumulative translation adjustments	90.7	(152.4)	127.1
Balance at end of period	$3.9	$(86.8)	$65.6
Deferred Income Tax Asset
Balance at beginning of period	$58.2	$48.2	$35.5
Deferred income tax asset adjustments	23.3	10.0	12.7
Balance at end of period	$81.5	$58.2	$48.2
Accumulated other comprehensive income (loss)	$(164.1)	$(134.6)	$58.6
Total Stockholders’ Equity	$602.0	$1,111.0	$2,730.1
Comprehensive Income (Loss)
Net income (loss)	$(707.5)	$(1,381.5)	$422.2
Defined benefit plan adjustments	17.4	(42.4)	(10.4)
Derivative instruments and hedging activities adjustments	5.7	(8.4)	31.1
Cumulative translation adjustments	90.7	(152.4)	127.1
Deferred income tax asset adjustments	23.3	10.0	12.7
Comprehensive Income (Loss)	$(570.4)	$(1,574.7)	$582.7

The accompanying notes are an integral part of these consolidated financial statements.

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LEAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2006	2005	2004
	(in millions)
Cash Flows from Operating Activities:
Net income (loss)	$(707.5)	$(1,381.5)	$422.2
Adjustments to reconcile net income (loss) to net cash provided by operating activities —
Cumulative effect of a change in accounting principle	(2.9)	—	—
Goodwill impairment charges	2.9	1,012.8	—
Loss on divestiture of Interior business	636.0	—	—
Fixed asset impairment charges	15.8	97.4	3.0
Deferred tax provision (benefit)	(55.0)	44.7	8.7
Equity in net (income) loss of affiliates	(16.2)	51.4	(2.6)
Depreciation and amortization	392.2	393.4	355.1
Net change in recoverable customer engineering and tooling	194.9	(112.5)	(32.5)
Net change in working capital items	(110.1)	9.7	(62.4)
Net change in sold accounts receivable	(178.0)	411.1	(70.4)
Other, net	113.2	34.3	54.8
Net cash provided by operating activities	285.3	560.8	675.9
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(347.6)	(568.4)	(429.0)
Cost of acquisitions, net of cash acquired	(30.5)	(11.8)	(103.0)
Net proceeds from disposition of businesses and other assets	65.9	33.3	56.3
Other, net	—	5.3	3.2
Net cash used in investing activities	(312.2)	(541.6)	(472.5)
Cash Flows from Financing Activities:
Issuance of senior notes	900.0	—	399.2
Repayment of senior notes	(1,356.9)	(600.0)	—
Primary credit facility borrowings, net	597.0	400.0	—
Other long-term debt repayments, net	(36.5)	(32.7)	(49.4)
Short-term debt repayments, net	(11.8)	(23.8)	(29.8)
Net proceeds from the sale of common stock	199.2	—	—
Dividends paid	(16.8)	(67.2)	(68.0)
Proceeds from exercise of stock options	0.2	4.7	24.4
Repurchase of common stock	—	(25.4)	(97.7)
Increase (decrease) in drafts	3.0	(3.3)	(12.6)
Other, net	—	0.7	—
Net cash provided by (used in) financing activities	277.4	(347.0)	166.1
Effect of foreign currency translation	54.9	(59.8)	46.1
Net Change in Cash and Cash Equivalents	305.4	(387.6)	415.6
Cash and Cash Equivalents at Beginning of Year	197.3	584.9	169.3
Cash and Cash Equivalents at End of Year	$502.7	$197.3	$584.9
Changes in Working Capital:
Accounts receivable	$153.2	$(250.3)	$(147.7)
Inventories	29.4	(76.9)	(7.0)
Accounts payable	(358.9)	298.1	189.8
Accrued liabilities and other	66.2	38.8	(97.5)
Net change in working capital items	$(110.1)	$9.7	$(62.4)
Supplementary Disclosure:
Cash paid for interest	$218.5	$172.6	$153.5
Cash paid for income taxes, net of refunds received of $30.7 in 2006, $76.7 in 2005 and $52.7 in 2004	$84.8	$112.7	$140.0

The accompanying notes are an integral part of these consolidated financial statements.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(1) Basis of Presentation
The consolidated financial statements include the accounts of Lear Corporation (“Lear” or the “Parent”), a Delaware corporation and the wholly owned and less than wholly owned subsidiaries controlled by Lear (collectively, the “Company”). In addition, Lear consolidates variable interest entities in which it bears a majority of the risk of the entities’ potential losses or stands to gain from a majority of the entities’ expected returns. Investments in affiliates in which Lear does not have control, but does have the ability to exercise significant influence over operating and financial policies, are accounted for under the equity method (Note 6, “Investments in Affiliates and Other Related Party Transactions”).
The Company and its affiliates design and manufacture complete automotive seat systems, electrical distribution systems and various electronic products. The Company also supplies automotive interior systems and components, including instrument panels and cockpit systems, headliners and overhead systems, door panels and flooring and acoustic systems. The Company’s main customers are automotive original equipment manufacturers. The Company operates facilities worldwide (Note 13, “Segment Reporting”).
(2) Summary of Significant Accounting Policies
Assets and Liabilities of Business Held for Sale
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company classifies the assets and liabilities of a business as held for sale when management approves and commits to a formal plan of sale and it is probable that the sale will be completed. The carrying value of the net assets of the business held for sale are then recorded at the lower of their carrying value or fair market value, less costs to sell. As of December 31, 2006, the assets and liabilities of the Company’s North American interior business are classified as held for sale and all prior period balance sheet information has been restated (Note 3, “Divestiture of Interior Business”).
Cash and Cash Equivalents
Cash and cash equivalents include all highly liquid investments with original maturities of ninety days or less.
Accounts Receivable
The Company records accounts receivable as its products are shipped to its customers. The Company’s customers are the major automotive manufacturers in the world. The Company records accounts receivable reserves for known collectibility issues, as such issues relate to specific transactions or customer balances. As of December 31, 2006 and 2005, accounts receivable are reflected net of reserves of $14.9 million and $20.4 million, respectively. The Company writes off accounts receivable when it becomes apparent based upon age or customer circumstances that such amounts will not be collected. Generally, the Company does not require collateral for its accounts receivable.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(2) Summary of Significant Accounting Policies – (continued)
Inventories
Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Finished goods and work-in-process inventories include material, labor and manufacturing overhead costs. The Company records inventory reserves for inventory in excess of production and/or forecasted requirements and for obsolete inventory in production and service inventories. As of December 31, 2006 and 2005, inventories are reflected net of reserves of $87.1 million and $85.7 million, respectively. A summary of inventories is shown below (in millions):

	December 31,
	2006	2005

Raw materials	$439.9	$449.2
Work-in-process	35.6	36.7
Finished goods	106.0	109.7
Inventories	$581.5	$595.6
Pre-Production Costs Related to Long-Term Supply Arrangements
The Company incurs pre-production engineering, research and development (“ER&D”) and tooling costs related to the products produced for its customers under long-term supply agreements. The Company expenses all pre-production ER&D costs for which reimbursement is not contractually guaranteed by the customer. In addition, the Company expenses all pre-production tooling costs related to customer-owned tools for which reimbursement is not contractually guaranteed by the customer or for which the customer has not provided a non-cancelable right to use the tooling. During 2006 and 2005, the Company capitalized $122.0 million and $227.2 million, respectively, of pre-production ER&D costs for which reimbursement is contractually guaranteed by the customer. During 2006 and 2005, the Company also capitalized $449.0 million and $638.6 million, respectively, of pre-production tooling costs related to customer-owned tools for which reimbursement is contractually guaranteed by the customer or for which the customer has provided a non-cancelable right to use the tooling. These amounts are included in other current and other long-term assets in the consolidated balance sheets. During 2006 and 2005, the Company collected $765.0 million and $715.8 million, respectively, of cash related to ER&D and tooling costs.
During 2006 and 2005, the Company capitalized $17.4 million and $44.4 million, respectively, of Company-owned tooling. These amounts are included in property, plant and equipment, net, in the consolidated balance sheets.
The classification of capitalized pre-production ER&D and tooling costs related to long-term supply agreements is shown below (in millions):

	December 31,
	2006	2005

Current	$87.7	$160.4
Long-term	116.2	146.9
Recoverable customer engineering and tooling	$203.9	$307.3
Gains and losses related to ER&D and tooling projects are reviewed on an aggregate program basis. Net gains on projects are deferred and recognized over the life of the related long-term supply agreement. Net losses on projects are recognized as costs are incurred.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(2) Summary of Significant Accounting Policies – (continued)
Property, Plant and Equipment
Property, plant and equipment is stated at cost. Depreciable property is depreciated over the estimated useful lives of the assets, using principally the straight-line method as follows:

Buildings and improvements	20 to 40 years
Machinery and equipment	5 to 15 years
A summary of property, plant and equipment is shown below (in millions):

	December 31,
	2006	2005

Land	$131.0	$131.5
Buildings and improvements	516.7	572.8
Machinery and equipment	2,077.5	2,116.0
Construction in progress	60.7	56.1
Total property, plant and equipment	2,785.9	2,876.4
Less — accumulated depreciation	(1,314.2)	(1,261.7)
Net property, plant and equipment	$1,471.7	$1,614.7
Depreciation expense was $387.0 million, $388.5 million and $350.6 million for the years ended December 31, 2006, 2005 and 2004, respectively.
Costs associated with the repair and maintenance of the Company’s property, plant and equipment are expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency or safety of the Company’s property, plant and equipment are capitalized and depreciated over the remaining life of the related asset.
Impairment of Goodwill
Goodwill is not amortized but is tested for impairment on at least an annual basis. Impairment testing is required more often than annually if an event or circumstance indicates that an impairment, or decline in value, may have occurred. In conducting its impairment testing, the Company compares the fair value of each of its reporting units to the related net book value. If the fair value of a reporting unit exceeds its net book value, goodwill is considered not to be impaired. If the net book value of a reporting unit exceeds its fair value, an impairment loss is measured and recognized. The Company conducts its annual impairment testing on the first day of the fourth quarter each year.
The Company utilizes an income approach to estimate the fair value of each of its reporting units. The income approach is based on projected debt-free cash flow which is discounted to the present value using discount factors that consider the timing and risk of cash flows. The Company believes that this approach is appropriate because it provides a fair value estimate based upon the reporting unit’s expected long-term operating cash flow performance. This approach also mitigates the impact of cyclical trends that occur in the industry. Fair value is estimated using recent automotive industry and specific platform production volume projections, which are based on both third-party and internally-developed forecasts, as well as commercial, wage and benefit, inflation and discount rate assumptions. Other significant assumptions include terminal value growth rates, terminal value margin rates, future capital expenditures and changes in future working capital requirements. While there are inherent uncertainties related to the assumptions used and to management’s application of these assumptions to this analysis, the Company believes that the income approach provides a reasonable estimate of the fair value of its reporting units.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(2) Summary of Significant Accounting Policies – (continued)
The Company’s 2006 annual goodwill impairment analysis, completed as of October 1, resulted in no impairment.
During the third and fourth quarters of 2005, events occurred which indicated a significant decline in the fair value of the Company’s interior segment, as well as an impairment of the related goodwill. These events included unfavorable operating results, primarily as a result of higher raw material costs, lower production volumes on key platforms, industry overcapacity, insufficient customer pricing and changes in certain customers’ sourcing strategies, as well as the Company’s decision to evaluate strategic alternatives with respect to this segment. The Company evaluated the net book value of goodwill within its interior segment by comparing the fair value of the reporting unit to the related net book value. As a result, the Company recorded total goodwill impairment charges of $1.0 billion in 2005 related to the interior segment. The Company also recognized a $2.9 million goodwill impairment charge related to this segment during the second quarter of 2006. The goodwill resulted from a $19.0 million purchase price adjustment for an indemnification claim related to the Company’s acquisition of UT Automotive, Inc. (“UT Automotive”) from United Technologies Corporation (“UTC”) in May 1999. The purchase price adjustment was allocated to the Company’s electronic and electrical and interior segments (Note 12, “Commitments and Contingencies”).
A summary of the changes in the carrying amount of goodwill, by reportable operating segment, for each of the two years in the period ended December 31, 2006, is shown below (in millions):

	Seating	Electronic and Electrical	Interior	Total

Balance as of January 1, 2005	$1,075.7	$945.9	$1,017.8	$3,039.4
Goodwill impairment charges	—	—	(1,012.8)	(1,012.8)
Foreign currency translation and other	(41.5)	(40.3)	(5.0)	(86.8)
Balance as of December 31, 2005	$1,034.2	$905.6	$—	$1,939.8
Purchase price adjustment	—	16.1	2.9	19.0
Goodwill impairment charges	—	—	(2.9)	(2.9)
Foreign currency translation and other	26.5	14.3	—	40.8
Balance as of December 31, 2006	$1,060.7	$936.0	$—	$1,996.7
Intangible Assets
The Company’s intangible assets acquired through business acquisitions are valued based on independent appraisals. A summary of intangible assets as of December 31, 2006 and 2005, is shown below (in millions):

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Weighted Average Useful Life (Years)

Technology	$2.8	$(0.8)	$2.4	10.0
Customer contracts	23.0	(8.4)	14.6	7.7
Customer relationships	29.8	(4.5)	25.3	19.0
Balance as of December 31, 2006	$55.6	$(13.7)	$41.9	14.7

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(2) Summary of Significant Accounting Policies – (continued)

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Weighted Average Useful Life (Years)

Technology	$2.8	$(0.4)	$2.4	10.0
Customer contracts	20.8	(4.9)	15.9	7.7
Customer relationships	27.2	(2.4)	24.8	18.8
Balance as of December 31, 2005	$50.8	$(7.7)	$43.1	14.2
Excluding the impact of any future acquisitions, the Company’s estimated annual amortization expense is approximately $5.0 million in each of the three succeeding years, decreasing to approximately $4.5 and $4.0 million in the two years thereafter.
Impairment of Long-Lived Assets
The Company monitors its long-lived assets for impairment indicators on an ongoing basis in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” If impairment indicators exist, the Company performs the required analysis and records impairment charges in accordance with SFAS No. 144. In conducting its analysis, the Company compares the undiscounted cash flows expected to be generated from the long-lived assets to the related net book values. If the undiscounted cash flows exceed the net book value, the long-lived assets are considered not to be impaired. If the net book value exceeds the undiscounted cash flows, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived assets. Fair value is estimated based upon either discounted cash flow analyses or estimated salvage values. Cash flows are estimated using internal budgets based on recent sales data, independent automotive production volume estimates and customer commitments, as well as assumptions related to discount rates. Changes in economic or operating conditions impacting these estimates and assumptions could result in the impairment of long-lived assets.
The Company recorded fixed asset impairment charges related to certain operating locations within its interior segment of $10.0 million and $82.3 million in the years ended December 31, 2006 and 2005, respectively. The remaining fixed assets of the Company’s North American interior business were written down to zero in the fourth quarter of 2006 as a result of entering into the agreement relating to the divestiture of the North American interior business (Note 3, “Divestiture of Interior Business”).
In the years ended December 31, 2006 and 2005, the Company also recognized fixed asset impairment charges of $5.8 million and $15.1 million, respectively, in conjunction with its restructuring actions. In the year ended December 31, 2004, the Company recognized fixed asset impairment charges of $3.0 million related to certain facility consolidations. See Note 5, “Restructuring.” The Company has certain other facilities that have generated operating losses in recent years. The results of the related impairment analyses indicated that impairment of the fixed assets was not required. However, the Company will continue to monitor the operating plans of these facilities for potential impairment.
These fixed asset impairment charges are recorded in cost of sales in the consolidated statements of operations for the years ended December 31, 2006, 2005 and 2004.
Revenue Recognition and Sales Commitments
The Company enters into agreements with its customers to produce products at the beginning of a vehicle’s life. Although such agreements do not provide for minimum quantities, once the Company enters into such agreements, the Company is generally required to fulfill its customers’ purchasing requirements for the entire production life of the vehicle. These agreements generally may be terminated by the customer at any time. Historically, terminations of these agreements have been minimal. In certain instances, the Company may be committed under existing agreements to supply products to its customers at selling prices which are not sufficient to cover the direct cost to produce such products. In such situations, the Company recognizes losses as they are incurred.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(2) Summary of Significant Accounting Policies – (continued)
The Company receives blanket purchase orders from its customers on an annual basis. Generally, each purchase order provides the annual terms, including pricing, related to a particular vehicle model. Purchase orders do not specify quantities. The Company recognizes revenue based on the pricing terms included in its annual purchase orders as its products are shipped to its customers. The Company is asked to provide its customers with annual cost reductions as part of certain agreements. The Company accrues for such amounts as a reduction of revenue as its products are shipped to its customers. In addition, the Company has ongoing adjustments to its pricing arrangements with its customers based on the related content, the cost of its products and other commercial factors. Such pricing accruals are adjusted as they are settled with the Company’s customers.
Amounts billed to customers related to shipping and handling costs are included in net sales in the consolidated statements of operations. Shipping and handling costs are included in cost of sales in the consolidated statements of operations.
Cost of Sales and Selling, General and Administrative Expenses
Cost of sales includes material, labor and overhead costs associated with the manufacture and distribution of the Company’s products. Distribution costs include inbound freight costs, purchasing and receiving costs, inspection costs, warehousing costs and other costs of the Company’s distribution network. Selling, general and administrative expenses include selling, research and development and administrative costs not directly associated with the manufacture and distribution of the Company’s products.
Research and Development
Costs incurred in connection with the development of new products and manufacturing methods, to the extent not recoverable from the Company’s customers, are charged to selling, general and administrative expenses as incurred. These costs amounted to $169.8 million, $174.0 million and $197.6 million for the years ended December 31, 2006, 2005 and 2004, respectively.
Other Expense, Net
Other expense includes state and local non-income related taxes, foreign exchange gains and losses, discounts and expenses associated with the Company’s asset-based securitization and factoring facilities, losses on the extinguishment of debt (see Note 8, “Long-Term Debt”), gains and losses on the sales of fixed assets and other miscellaneous income and expense. A summary of other expense is shown below (in millions):

	For the Year Ended December 31,
	2006	2005	2004

Other expense	$101.3	$41.8	$38.6
Other income	(15.6)	(3.8)	—
Other expense, net	$85.7	$38.0	$38.6
Foreign Currency Translation
With the exception of foreign subsidiaries operating in highly inflationary economies, which are measured in U.S. dollars, assets and liabilities of foreign subsidiaries are translated into U.S. dollars at the foreign exchange rates in effect at the end of the period. Revenues and expenses of foreign subsidiaries are translated using an average of the foreign exchange rates in effect during the period. Translation adjustments that arise from translating a foreign subsidiary’s financial statements from the functional currency to U.S. dollars are reflected in accumulated other comprehensive loss in the consolidated balance sheets.
Transaction gains and losses that arise from foreign exchange rate fluctuations on transactions denominated in a currency other than the functional currency, except those transactions which operate as a hedge of a foreign currency investment position, are included in the statements of operations as incurred.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(2) Summary of Significant Accounting Policies – (continued)
Stock-Based Compensation
On January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), “Share-Based Payment,” using the modified prospective transition method and recognized income of $2.9 million as a cumulative effect of a change in accounting principle related to a change in accounting for forfeitures. There was no income tax effect resulting from this adoption (Note 9, “Income Taxes”). SFAS No. 123(R) requires the estimation of expected forfeitures at the grant date and the recognition of compensation cost only for those awards expected to vest. Previously, the Company accounted for forfeitures as they occurred. The adoption of SFAS No. 123(R) did not  result in the recognition of additional compensation cost related to outstanding unvested awards, as the Company recognized compensation cost using the fair value provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” for all employee awards granted after January 1, 2003. The pro forma effect on net income (loss) and net income (loss) per share, as if the fair value recognition provisions had been applied to all outstanding and unvested awards granted prior to January 1, 2003, is shown below (in millions, except per share data):

	For the Year Ended December 31,
	2005	2004

Net income (loss), as reported	$(1,381.5)	$422.2
Add: Stock-based employee compensation expense included in reported net income (loss)	14.7	10.9
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(18.1)	(21.6)
Net income (loss), pro forma	$(1,384.9)	$411.5
Net income (loss) per share:
Basic – as reported	$(20.57)	$6.18
Basic – pro forma	$(20.62)	$6.03
Diluted – as reported	$(20.57)	$5.77
Diluted – pro forma	$(20.62)	$5.63
For the year ended December 31, 2006, total stock-based employee compensation expense was $32.0 million.
For further information related to the Company’s stock-based compensation programs, see Note 11, “Stock-Based Compensation.”
Net Income (Loss) Per Share
Basic net income (loss) per share is computed using the weighted average common shares outstanding during the period. Diluted net income (loss) per share includes the dilutive effect of common stock equivalents using the average share price during the period. In addition, when the impact is dilutive, diluted net income per share is calculated by increasing net income for the after-tax interest expense on convertible debt and by increasing total shares outstanding by the number of shares that would be issuable upon conversion. Prior to the repurchase of substantially all of the Company’s outstanding zero-coupon convertible notes during 2006, there were 4,813,056 shares issuable upon conversion of the Company’s convertible zero-coupon senior notes. Tables summarizing net income (loss), for diluted net income (loss) per share (in millions) and shares outstanding are shown below:

	For the Year Ended December 31,
	2006	2005	2004

Net income (loss)	$(707.5)	$(1,381.5)	$422.2
Add: After-tax interest expense on convertible debt	—	—	9.3
Net income (loss), for diluted net income (loss) per share	$(707.5)	$(1,381.5)	$431.5

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(2) Summary of Significant Accounting Policies – (continued)

	For the Year Ended December 31,
	2006	2005	2004

Weighted average common shares outstanding	68,607,262	67,166,668	68,278,858
Dilutive effect of common stock equivalents	—	—	1,635,349
Shares issuable upon conversion of convertible debt	—	—	4,813,056
Diluted shares outstanding	68,607,262	67,166,668	74,727,263
For further information related to the zero-coupon convertible senior notes, see Note 8, “Long-Term Debt.”
The shares issuable upon conversion of the Company’s outstanding zero-coupon convertible debt and the effect of common stock equivalents, including options, restricted stock units, performance units and stock appreciation rights were excluded from the computation of diluted shares outstanding for the years ended December 31, 2006 and 2005, as inclusion would have resulted in antidilution. A summary of these options and their exercise prices, as well as these restricted stock units, performance units and stock appreciation rights, is shown below:

	For the Year Ended December 31,
	2006	2005	2004

Options
Antidilutive options	2,790,305	2,983,405	—
Exercise prices	$22.12 – $55.33	$22.12 – $55.33	—
Restricted stock units	1,964,571	2,234,122	—
Performance units	169,909	123,672	—
Stock appreciation rights	1,751,854	1,215,046	—
Use of Estimates
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. During 2006, there were no material changes in the methods or policies used to establish estimates and assumptions. Generally, matters subject to estimation and judgment include amounts related to accounts receivable realization, inventory obsolescence, asset impairments, useful lives of intangible and fixed assets and unsettled pricing discussions with customers and suppliers (Note 2, “Summary of Significant Accounting Policies”); restructuring accruals (Note 5, “Restructuring”); deferred tax asset valuation allowances and income taxes (Note 9, “Income Taxes”); pension and other postretirement benefit plan assumptions (Note 10, “Pension and Other Postretirement Benefit Plans”); accruals related to litigation, warranty and environmental remediation costs (Note 12, “Commitments and Contingencies”); and self-insurance accruals. Actual results may differ from estimates provided.
Reclassifications
Certain amounts in prior years’ financial statements have been reclassified to conform to the presentation used in the year ended December 31, 2006.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(3) Divestiture of Interior Business
European Interior Business
On October 16, 2006, the Company completed the contribution of substantially all of its European interior business to International Automotive Components Group, LLC (“IAC Europe”), the Company’s joint venture with WL Ross & Co. LLC (“WL Ross”) and Franklin Mutual Advisers, LLC (“Franklin”), in exchange for a one-third equity interest. In connection with the transaction, the Company entered into various ancillary agreements providing the Company with customary minority shareholder rights and registration rights with respect to its equity interest in IAC Europe. The Company’s European interior business included substantially all of its interior components business in Europe (other than Italy and one facility in France), consisting of nine manufacturing facilities in five countries supplying door panels, overhead systems, instrument panels, cockpits and interior trim to various original equipment manufacturers. IAC Europe also owns the European interior business formerly held by Collins & Aikman Corporation.
In connection with this transaction, the Company recorded the fair market value of its initial investment in IAC Europe at $105.6 million and recognized a pretax loss of approximately $29.1 million. This loss is recorded as part of the Company’s loss on divestiture of interior business in the statement of operations for the year ended December 31, 2006. The Company did not account for the divestiture of its European interior business as a discontinued operation due to its continuing involvement with IAC Europe. The Company’s investment in IAC Europe is accounted for under the equity method of accounting (Note 6, “Investments in Affiliates and Other Related Party Transactions”).
North American Interior Business
On November 30, 2006, the Company entered into an Asset Purchase Agreement with International Automotive Components Group North America, Inc. and International Automotive Components Group North America, LLC (together, “IAC North America”), WL Ross and Franklin, under which the Company agreed to transfer substantially all of the assets of the Company’s North American interior business, as well as interests in two China joint ventures and $25 million of cash, to IAC North America. Under the terms of the agreement, the Company will receive a 25% equity interest in IAC North America and warrants to purchase an additional 7% equity interest. In addition, under the terms of the agreement, the Company will be obligated to fund up to an additional $40 million to the IAC North America joint venture, in the event that the joint venture does not meet certain financial targets in 2007. The Asset Purchase Agreement also contains a closing date net working capital adjustment provision and requires the Company to have a minimum level of recoverable customer engineering and tooling as of the closing date. The closing of the transaction contemplated by the agreement is subject to various conditions, including the receipt of required third-party consents, as well as other closing conditions customary for transactions of this type. The transaction is expected to close in the first quarter of 2007.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(3) Divestiture of Interior Business – (continued)
The Company accounted for the North American interior business as held for sale as of December 31, 2006, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, the Company recorded an estimated pretax loss of $606.9 million to adjust the net carrying value of the assets and liabilities of the North American interior business to their recovery value under the terms of the agreement. The Company expects to incur additional losses on the divestiture through the transaction closure date. The total pretax loss is expected to be in the range of $650 million to $675 million. The Company will not account for the divestiture as a discontinued operation due to its continuing involvement with IAC North America. The Company will account for its investment in IAC North America under the equity method of accounting effective upon the closing of the transaction. The major classes of the assets and liabilities of the Company’s North American interior business that are classified as held for sale in the Company’s consolidated balance sheets are shown below (in millions):

	December 31,
	2006	2005

Cash and cash equivalents	$19.2	$10.3
Accounts receivable	284.5	337.5
Inventories	69.2	92.7
Recoverable customer engineering and tooling	52.7	157.2
Other current assets	2.2	10.0
Current assets of business held for sale	427.8	607.7
Property, plant and equipment, net	—	404.5
Other long-term assets	—	80.7
Long-term assets of business held for sale	—	485.2
Total assets of business held for sale	$427.8	$1,092.9

	December 31,
	2006	2005

Accounts payable and drafts	323.7	477.6
Accrued liabilities	79.8	71.7
Current portion of long-term debt	2.2	—
Current liabilities of business held for sale	405.7	549.3
Long-term debt	19.6	—
Other long-term liabilities	28.9	27.6
Long-term liabilities of business held for sale	48.5	27.6
Total liabilities of business held for sale	$454.2	$576.9
The total assets of business held for sale include recoverable customer engineering and tooling contracts and other monetary assets amounting to $92.9 million for which valuation allowances have been recorded in consolidation in order to determine the loss on the transaction. The fair value of these monetary assets approximates the carrying value indicated above before any valuation allowances.
For further information on the operating results of the Company’s interior business, see Note 13, “Segment Reporting.”
(4) Sale of Common Stock
On November 8, 2006, the Company completed the sale of 8,695,653 shares of common stock for an aggregate purchase price of $23 per share to affiliates of and funds managed by Carl C. Icahn. The net proceeds from the sale of $199.2 million will be used for general corporate purposes, including strategic investments in the Company’s core businesses.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(5) Restructuring
2006 and 2005
In order to address unfavorable industry conditions, the Company began to implement consolidation and census actions in the second quarter of 2005. These actions are part of a comprehensive restructuring strategy intended to (i) better align the Company’s manufacturing capacity with the changing needs of its customers, (ii) eliminate excess capacity and lower the operating costs of the Company and (iii) streamline the Company’s organizational structure and reposition its business for improved long-term profitability.
In connection with the restructuring actions, the Company currently expects to incur pre-tax costs of approximately $300 million, although all aspects of the restructuring actions have not been finalized. Such costs will include employee termination benefits, asset impairment charges and contract termination costs, as well as other incremental costs resulting from the restructuring actions. These incremental costs will principally include equipment and personnel relocation costs. The Company also expects to incur incremental manufacturing inefficiency costs at the operating locations impacted by the restructuring actions during the related restructuring implementation period. Restructuring costs will be recognized in the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States. Generally, charges will be recorded as elements of the restructuring strategy are finalized. Actual costs recorded in the Company’s consolidated financial statements may vary from current estimates.
In connection with the Company’s restructuring actions, the Company recorded charges of $93.2 million in 2006. This consists of $81.9 million recorded as cost of sales and $17.2 million recorded as selling, general and administrative expenses, offset by net gains on the sales of two facilities and machinery and equipment, which are recorded as other expense, net. The 2006 charges consist of employee termination benefits of $79.3 million, asset impairment charges of $5.8 million and contract termination costs of $6.5 million, as well as other net costs of $1.6 million. Employee termination benefits were recorded based on existing union and employee contracts, statutory requirements and completed negotiations. Asset impairment charges relate to the disposal of buildings, leasehold improvements and machinery and equipment with carrying values of $5.8 million in excess of related estimated fair values. Contract termination costs include lease cancellation costs of $0.8 million, which was paid in 2006, the repayment of various government-sponsored grants of $0.7 million, costs associated with the termination of subcontractor and other relationships of $4.1 million and pension benefit curtailment charges of $0.9 million.
A summary of the 2006 restructuring charges, excluding the $0.9 million pension and other postretirement benefit plan curtailments, is shown below (in millions):

	Accrual as of December 31, 2005	Charges	Utilization		Accrual as of December 31, 2006
			Cash	Non-cash

Employee termination benefits	$15.1	$79.3	$(58.0)	$—	$36.4
Asset impairments	—	5.8	—	(5.8)	—
Contract termination costs	5.0	5.6	(7.2)	—	3.4
Other related costs	—	1.6	(1.6)	—	—
Total	$20.1	$92.3	$(66.8)	$(5.8)	$39.8
In connection with the Company’s restructuring actions, the Company recorded charges of $88.9 million in 2005, including $84.6 million recorded as cost of sales and $6.2 million recorded as selling, general and administrative expenses. The remaining amounts include a gain on the sale of a facility, which is recorded as other expense, net. The 2005 charges consist of employee termination benefits of $56.5 million, asset impairment charges of $15.1 million and contract termination costs of $13.5 million, as well as other net costs of $3.8 million. Employee termination benefits were recorded based on existing union and employee contracts, statutory requirements and completed negotiations. Asset impairment charges relate to the disposal of buildings, leasehold improvements and machinery and equipment with carrying values of $15.1 million in excess of related estimated fair values. Contract

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(5) Restructuring – (continued)
termination costs include lease cancellation costs of $3.4 million, which are expected to be paid through 2006, the repayment of various government-sponsored grants of $4.8 million, the termination of joint venture, subcontractor and other relationships of $3.2 million and pension and other postretirement benefit plan curtailments of $2.1 million.
A summary of the 2005 restructuring charges, excluding the $2.1 million pension and other postretirement benefit plan curtailments, is shown below (in millions):

		Utilization		Accrual as of December 31, 2005
	Charges	Cash	Non-cash

Employee termination benefits	$56.5	$(41.4)	$—	$15.1
Asset impairments	15.1	—	(15.1)	—
Contract termination costs	11.4	(6.4)	—	5.0
Other related costs	3.8	(3.8)	—	—
Total	$86.8	$(51.6)	$(15.1)	$20.1
2004
In 2004, the Company recorded $7.8 million for employee termination benefits and asset impairments at two U.S. seating facilities. In addition, the Company also incurred $39.9 million in estimated costs related to additional facility consolidations and closures and census reductions.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(6) Investments in Affiliates and Other Related Party Transactions
The Company’s beneficial ownership in affiliates accounted for under the equity method is shown below:

	December 31,
	2006	2005	2004

Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras)	60%	60%	60%
Lear-Kyungshin Sales and Engineering LLC	60	60	60
Shanghai Lear STEC Automotive Parts Co., Ltd. (China)	55	55	55
Lear Shurlok Electronics (Proprietary) Limited (South Africa)	51	51	—
Industrias Cousin Freres, S.L. (Spain)	50	50	50
Hanil Lear India Private Limited (India)	50	50	50
Nanjing Lear Xindi Automotive Interiors Systems Co., Ltd. (China)	50	50	50
Lear Dongfeng Automotive Seating Co., Ltd. (China)	50	50	50
Dong Kwang Lear Yuhan Hoesa (Korea)	50	50	50
Tacle Seating USA, LLC	49	—	—
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China)	41	41	41
Beijing Lear Dymos Automotive Seating and Interior Co., Ltd. (China)	40	40	50
Total Interior Systems — America, LLC	39	39	39
UPM S.r.L. (Italy)	39	39	39
Markol Otomotiv Yan Sanayi VE Ticaret A.S. (Turkey)	35	35	35
International Automotive Components Group, LLC	33	—	—
Lear Diamond Electro-Circuit Systems Co., Ltd. (Japan)	—	50	50
RecepTec Holdings, L.L.C.	—	21	21
Shenyang Lear Automotive Seating and Interior Systems Co., Ltd. (China)	—	—	60
Lear Furukawa Corporation	—	—	51
Lear-NHK Seating and Interior Co., Ltd. (Japan)	—	—	50
Bing Assembly Systems, L.L.C.	—	—	49
JL Automotive, LLC	—	—	49
Precision Fabrics Group, Inc.	—	—	43
Klingel Italiana S.R.L. (Italy)	—	—	40
Summarized group financial information for affiliates accounted for under the equity method as of December 31, 2006 and 2005, and for the years ended December 31, 2006, 2005 and 2004, is shown below (unaudited; in millions):

	December 31,
	2006	2005

Balance sheet data:
Current assets	$580.1	$183.8
Non-current assets	317.2	64.5
Current liabilities	610.0	186.0
Non-current liabilities	12.9	16.5

	For the Year Ended December 31,
	2006	2005	2004

Income statement data:
Net sales	$956.8	$1,248.4	$1,127.1
Gross profit	50.7	56.1	87.7
Income before provision for income taxes	16.3	0.9	16.0
Net income (loss)	11.5	(4.2)	11.3

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(6) Investments in Affiliates and Other Related Party Transactions – (continued)
As of December 31, 2006 and 2005, the Company’s aggregate investment in affiliates was $141.3 million and $28.5 million, respectively. In addition, the Company had notes and advances due from affiliates of $12.8 million and $2.8 million as of December 31, 2006 and 2005, respectively.
A summary of transactions with affiliates and other related parties is shown below (in millions):

	For the Year Ended December 31,
	2006	2005	2004

Sales to affiliates	$35.8	$144.9	$140.3
Purchases from affiliates	51.1	224.9	120.9
Purchases from other related parties(1)	12.5	13.6	12.5
Management and other fees for services provided to affiliates	—	0.6	3.3
Dividends received from affiliates	1.6	5.3	3.2
——————
(1)
Includes $4.0 million, $4.3 million and $3.5 million in 2006, 2005 and 2004, respectively, paid to CB Richard Ellis (formerly Trammell Crow Company in 2005 and 2004) for real estate brokerage, as well as property and project management services; includes $6.6 million, $7.0 million and $7.3 million in 2006, 2005 and 2004, respectively, paid to Analysts International, Sequoia Services Group for the purchase of computer equipment and for computer-related services; includes $0.5 million, $0.4 million and $0.4 million in 2006, 2005 and 2004, respectively, paid to Elite Support Management Group, L.L.C. for the provision of information technology temporary support personnel; includes $1.4 million, $1.9 million and $1.3 million in 2006, 2005 and 2004, respectively, paid to Creative Seating Innovations, Inc. for prototype tooling and parts; and includes $0.7 million and $2.4 million in 2006 and 2005, respectively, paid to the Materials Group for plastic resins. Each entity employed a relative of the Company’s Chairman and Chief Executive Officer in 2006. In addition, Elite Support Management and Creative Seating Innovations were each partially owned by relatives of the Company’s Chairman and Chief Executive Officer in 2006. As a result, such entities may be deemed to be related parties. These purchases were made in the ordinary course of the Company’s business and in accordance with the Company’s normal procedures for engaging service providers or normal sourcing procedures for suppliers, as applicable.
The Company’s investments in Honduras Electrical Distribution Systems S. de R.L. de C.V., Lear-Kyungshin Sales and Engineering LLC and Shanghai Lear STEC Automotive Parts Co., Ltd. are accounted for under the equity method as the result of certain approval rights granted to the minority shareholder.
The Company guarantees 60% of certain of the debt of Honduras Electrical Distribution Systems S. de R.L. de C.V., 40% of certain of the debt of Beijing Lear Dymos Automotive Seating and Interior Co., Ltd. and 39% of certain of the debt of Total Interior Systems — America, LLC. As of December 31, 2006, the amount of debt guaranteed by the Company was $17.9 million.
2006
In October 2006, the Company completed the contribution of substantially all of its European interior business to International Automotive Components Group, LLC, a joint venture the Company formed with WL Ross and Franklin (Note 3, “Divestiture of Interior Business”). In February 2006, the Company formed Tacle Seating USA, LLC, a joint venture with Tachi-S Engineering U.S.A., Inc., to manufacture and supply seat systems.
Also in 2006, the Company divested its ownership interest in RecepTec Holdings, L.L.C, recognizing a gain of $13.4 million, which is reflected in equity in net (income) loss in affiliates in the consolidated statement of operations for the year ended December 31, 2006. In addition, the Company and its joint venture partner dissolved Lear Diamond Electro-Circuit Systems Co., Ltd.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(6) Investments in Affiliates and Other Related Party Transactions – (continued)
2005
In December 2005, the Company engaged in the restructuring of two of its previously unconsolidated affiliates, Bing Assembly Systems, L.L.C. (“BAS”) and JL Automotive, LLC (“JLA”), which involved capital restructurings, changes in the investors and amendments to the related operating agreements. Each venture assembles, sequences and manufactures automotive interior components. These restructurings resulted in the recognition of a $29.8 million loss, which is reflected in equity in net (income) loss of affiliates in the accompanying statement of operations for the year ended December 31, 2005. In addition, as part of the restructurings, a new joint venture partner, Comer Holdings, LLC, acquired a 51% ownership interest in Integrated Manufacturing and Assembly, LLC (formerly BAS) and CL Automotive, LLC (formerly JLA) with Lear retaining a 49% ownership interest in both of these ventures. Upon the completion of these restructurings, which were effective December 31, 2005, it was determined that both of these ventures are variable interest entities and that the Company is the primary beneficiary due to its financing of the ventures through member loans and through various amendments to the respective operating agreements. Accordingly, the assets and liabilities of these ventures are reflected in the Company’s consolidated financial statements. The equity interests of the ventures not owned by the Company are reflected as minority interests in the Company’s consolidated financial statements as of December 31, 2005. The operating results of these ventures are included in the consolidated statements of operations from the date of consolidation, December 31, 2005.
In January 2005, the Company acquired an additional 29% of Lear Furukawa Corporation (“Lear Furukawa”) for $2.3 million, increasing its ownership interest to 80%. The acquisition was accounted for as a purchase, and accordingly, the assets purchased and liabilities assumed are reflected in the Company’s consolidated financial statements. The operating results of Lear Furukawa are included in the consolidated statement of operations from the date of acquisition. The operating results of the Company, after giving pro forma effect to this acquisition, are not materially different from reported results. Previously, Lear Furukawa was accounted for under the equity method as shareholder resolutions required a two-thirds majority vote for approval of corporate actions.
In July 2005, the Company began reflecting the financial position and results of operations of Shenyang Lear Automotive Seating and Interior Systems Co., Ltd. (“Shenyang”) in its consolidated financial statements, due to a change in the approval rights granted to the minority shareholder. Previously, Shenyang was accounted for under the equity method as certain shareholder resolutions required unanimous shareholder approval.
Also in 2005, the Company divested its ownership interest in Precision Fabrics Group, Inc. (“Precision Fabrics”) and recognized a charge of $16.9 million. This charge is reflected in equity in net (income) loss of affiliates in the consolidated statement of operations for the year ended December 31, 2005. In addition, in 2005, the Company sold its ownership interests in Klingel Italiana S.R.L and dissolved Lear-NHK Seating and Interior Co., Ltd.
2004
In December 2004, the Company formed Dong Kwang Lear Yuhan Hoesa, a joint venture with Dong Kwang Tech Co., Ltd., to manufacture and supply seat systems in Korea. In October 2004, the Company formed Beijing Lear Dymos Automotive Seating and Interior Co., Ltd., a joint venture with Dymos Incorporated, to manufacture and supply seat systems in China. In February 2004, the Company formed two joint ventures, Lear-Kyungshin Sales and Engineering LLC and Honduras Electrical Distribution Systems S. de R.L. de C.V. (collectively, the “Kyungshin affiliates”), with Kyungshin Industrial Co., Ltd. to manufacture and supply wire harnesses.
Also in 2004, the Company sold its ownership interests in Corporate Eagle Two, L.L.C., Saturn Electronics Texas, L.L.C. and Nawon Ind. Co., Ltd. (“Nawon”).
In conjunction with the acquisition of GHW Grote & Hartmann GmbH in July 2004, the Company assumed a 40% ownership interest in Klingel Italiana S.R.L.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(7) Short-Term Borrowings
The Company utilizes other uncommitted lines of credit as needed for its short-term working capital fluctuations. As of December 31, 2006, the Company had unused unsecured lines of credit available from banks of $165.0 million, subject to certain restrictions imposed by the New Credit Agreement (Note 8, “Long-Term Debt”). As of December 31, 2006 and 2005, the weighted average interest rate on outstanding borrowings was 4.0% and 5.0%, respectively.
(8) Long-Term Debt
A summary of long-term debt and the related weighted average interest rates, including the effect of hedging activities described in Note 14, “Financial Instruments,” is shown below (in millions):

	December 31,
	2006		2005
Debt Instrument	Long-Term Debt	Weighted Average Interest Rate	Long-Term Debt	Weighted Average Interest Rate

Amended and Restated Primary Credit Facility	$997.0	7.49%	$400.0	5.67%
8.50% Senior Notes, due 2013	300.0	8.50%	—	—
8.75% Senior Notes, due 2016	600.0	8.75%	—	—
5.75% Senior Notes, due 2014	399.3	5.635%	399.3	5.635%
Zero-Coupon Convertible Senior Notes, due 2022	3.6	4.75%	300.1	4.75%
8.125% Senior Notes, due 2008	73.3	8.125%	295.6	8.125%
8.11% Senior Notes, due 2009	41.4	8.11%	800.0	8.35%
Other	45.5	7.06%	57.5	6.34%
	2,460.1		2,252.5
Less — current portion	(25.6)		(9.4)
Long-term debt	$2,434.5		$2,243.1
Primary Credit Facility
On April 25, 2006, the Company entered into a $2.7 billion Amended and Restated Credit and Guarantee Agreement (the “New Credit Agreement”), which provides for maximum revolving borrowing commitments of $1.7 billion and a term loan facility of $1.0 billion. The New Credit Agreement replaced the Company’s prior primary credit facility. The $1.7 billion revolving credit facility matures on March 23, 2010, and the $1.0 billion term loan facility matures on April 25, 2012. The New Credit Agreement provides for multicurrency borrowings in a maximum aggregate amount of $750 million, Canadian borrowings in a maximum aggregate amount of $200 million and swing-line borrowings in a maximum aggregate amount of $300 million, the commitments for which are part of the aggregate revolving credit facility commitment.
Of the $1.0 billion proceeds under the term loan facility, $400.0 million was used to repay the term loan facility under the Company’s prior primary credit facility and $521.1 million was used to repurchase outstanding zero-coupon convertible senior notes with an accreted value of $303.2 million, Euro 13.0 million aggregate principal amount of the Company’s senior notes due 2008 and $206.6 million aggregate principal amount of the Company’s senior notes due 2009. In connection with these transactions, the Company recognized a net gain of $0.6 million on the extinguishment of debt, which is included in other expense, net in the consolidated statement of operations for the year ended December 31, 2006.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(8) Long-Term Debt – (continued)
As of December 31, 2006, the Company had $997.0 million in borrowings outstanding under the New Credit Agreement, all of which were outstanding under the term loan facility. There were no revolving borrowings outstanding. As of December 31, 2006, the commitment fee on the $1.7 billion revolving credit facility was 0.50% per annum. Borrowings and repayments under the Company’s New Credit Agreement (as well as predecessor facilities) are shown below (in millions):

Year	Borrowings	Repayments

2006	$11,978.2	$11,381.2
2005	8,942.4	8,542.4
2004	4,153.1	4,153.1
Zero-Coupon Convertible Senior Notes
In February 2002, the Company issued $640.0 million aggregate principal amount at maturity of zero-coupon convertible senior notes due 2022 (the “Convertible Notes”), yielding gross proceeds of $250.3 million. The Convertible Notes are unsecured and rank equally with the Company’s other unsecured senior indebtedness, including the Company’s other senior notes. Each Convertible Note of $1,000 principal amount at maturity was issued at a price of $391.06, representing a yield to maturity of 4.75%. Holders of the Convertible Notes may convert their notes at any time on or before the maturity date at a conversion rate, subject to adjustment, of 7.5204 shares of the Company’s common stock per note, provided that the average per share price of the Company’s common stock for the 20 trading days immediately prior to the conversion date is at least a specified percentage, beginning at 120% upon issuance and declining 1/2% each year thereafter to 110% at maturity, of the accreted value of the Convertible Note, divided by the conversion rate (the “Contingent Conversion Trigger”). The Convertible Notes are also convertible (1) if the long-term credit rating assigned to the Convertible Notes by either Moody’s Investors Service or Standard & Poor’s Ratings Services is reduced below Ba3 or BB-, respectively (which is currently the case), or either ratings agency withdraws its long-term credit rating assigned to the notes, (2) if the Company calls the Convertible Notes for redemption or (3) upon the occurrence of specified other events.
As discussed above, during the second quarter of 2006, the Company repurchased substantially all of the Convertible Notes with borrowings under its New Credit Agreement. As of December 31, 2006, notes with an accreted value of $3.6 million were outstanding.
Other Senior Notes
In November 2006, the Company issued $300 million aggregate principal amount of unsecured 8.50% senior notes due 2013 (the “2013 Notes”) and $600 million aggregate principal amount of unsecured 8.75% senior notes due 2016 (the “2016 Notes”). The notes are unsecured and rank equally with the Company’s other unsecured senior indebtedness, including the Company’s other senior notes. The proceeds from these notes were used to repurchase the Company’s senior notes due 2008 (the “2008 Notes”) and senior notes due 2009 (the “2009 Notes”). The Company repurchased 2008 Notes and 2009 Notes with an aggregate principal amount of Euro 181.4 million and $552.0 million, respectively, for an aggregate purchase price of $835.8 million, including related fees. In connection with these transactions, the Company recognized a loss of $48.5 million on the extinguishment of debt, which is included in other expense, net in the consolidated statement of operations for the year ended December 31, 2006. In January 2007, the Company completed an exchange offer of the 2013 Notes and the 2016 Notes for substantially identical notes registered under the Securities Act of 1933, as amended. Interest on both the 2013 Notes and 2016 Notes is payable on June 1 and December 1 of each year.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(8) Long-Term Debt – (continued)
The Company may redeem all or part of the 2013 Notes and the 2016 Notes, at its option, at any time subsequent to December 1, 2010, in the case of the 2013 Notes, and December 1, 2011, in the case of the 2016 Notes, at the redemption prices set forth below, together with any interest accrued but not yet paid to the date of redemption. These redemption prices, expressed as a percentage of the principal amount due, are set forth below:

	Twelve-Month Period Commencing December 1,
	2013 Notes	2016 Notes

2010	104.250%	N/A
2011	102.125%	104.375%
2012	100.0%	102.917%
2013	100.0%	101.458%
2014 and thereafter	100.0%	100.0%
The Company may redeem all or part of the 2013 Notes and the 2016 Notes, at its option, at any time prior to December 1, 2010, in the case of the 2013 Notes, and December 1, 2011, in the case of the 2016 Notes, at the greater of (a) 100% of the principal amount of the notes to be redeemed or (b) the sum of the present values of the redemption price set forth above and the remaining scheduled interest payments from the redemption date through December 1, 2010, in the case of the 2013 Notes, or December 1, 2011, in the case of the 2016 Notes, discounted to the redemption date on a semiannual basis at the applicable treasury rate plus 50 basis points, together with any interest accrued but not yet paid to the date of redemption.
In addition to the senior notes discussed above, the Company has outstanding $399.3 million aggregate principal amount of senior notes due 2014 (the “2014 Notes”). Interest on the 2014 Notes is payable on February 1 and August 1 of each year. The Company also has outstanding Euro 55.6 million ($73.3 million based on the exchange rate in effect as of December 31, 2006) aggregate principal amount of 2008 Notes. Interest on the 2008 Notes is payable on April 1 and October 1 of each year. During 2006, the Company repurchased an aggregate principal amount of Euro 194.4 million ($257.0 million based on the exchange rates in effect as of the transaction dates) of the 2008 Notes using proceeds from the issuance of the 2013 Notes and 2016 Notes and borrowings under the New Credit Agreement. In addition, the Company has outstanding $41.4 million aggregate principal amount of 2009 Notes. Interest on the 2009 Notes is payable on May 15 and November 15 of each year. During 2006, the Company repurchased an aggregate principal amount of $758.6 million of the 2009 Notes using proceeds from the issuance of the 2013 Notes and 2016 Notes and borrowings under the New Credit Agreement.
The Company may redeem all or part of the 2014 Notes, the 2008 Notes and the 2009 Notes, at its option, at any time, at the greater of (a) 100% of the principal amount of the notes to be redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date, discounted to the redemption date on a semiannual basis at the applicable treasury rate plus 20 basis points in the case of the 2014 Notes, at the Bund rate plus 50 basis points in the case of the 2008 Notes and at the applicable treasury rate plus 50 basis points in the case of the 2009 Notes, together with any interest accrued but not yet paid to the date of the redemption.
Guarantees
The senior notes of the Company are senior unsecured obligations and rank pari passu in right of payment with all of the Company’s existing and future unsubordinated unsecured indebtedness. The Company’s obligations under the senior notes are guaranteed, on a joint and several basis, by certain of its subsidiaries, which are primarily domestic subsidiaries and all of which are directly or indirectly wholly owned by the Company (Note 18, “Supplemental Guarantor Condensed Consolidating Financial Statements”). The Company’s obligations under the New Credit Agreement are secured by a pledge of all or a portion of the capital stock of certain of its subsidiaries, including substantially all of its first-tier subsidiaries, and are partially secured by a security interest in the Company’s assets and the assets of certain of its domestic subsidiaries. In addition, the Company’s obligations under the New Credit Agreement are guaranteed by the same subsidiaries that guarantee the Company’s obligations under the senior notes.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(8) Long-Term Debt – (continued)
Covenants
The New Credit Agreement contains certain affirmative and negative covenants, including (i) limitations on fundamental changes involving the Company or its subsidiaries, asset sales and restricted payments, (ii) a limitation on indebtedness with a maturity shorter than the term loan facility, (iii) a limitation on aggregate subsidiary indebtedness to an amount which is no more than 4% of consolidated total assets, (iv) a limitation on aggregate secured indebtedness to an amount which is no more than $100 million and (v) requirements that the Company maintain an initial leverage ratio of not more than 4.0 to 1, as of December 31, 2006, with decreases over time and an initial interest coverage ratio of not less than 2.50 to 1 with increases over time.
The leverage and interest coverage ratios, as well as the related components of their computation, are defined in the New Credit Agreement. The leverage ratio is calculated as the ratio of consolidated indebtedness to consolidated operating profit. For the purpose of the covenant calculation, (i) consolidated indebtedness is generally defined as reported debt, net of cash and excludes transactions related to the Company’s asset-backed securitization and factoring facilities and (ii) consolidated operating profit is generally defined as net income excluding income taxes, interest expense, depreciation and amortization expense, other income and expense, minority interests in income of subsidiaries in excess of net equity earnings in affiliates, certain restructuring and other non-recurring charges, extraordinary gains and losses and other specified non-cash items. Consolidated operating profit is a non-GAAP financial measure that is presented not as a measure of operating results, but rather as a measure used to determine covenant compliance under the Company’s primary credit facility. The interest coverage ratio is calculated as the ratio of consolidated operating profit to consolidated interest expense. For the purpose of the covenant calculation, consolidated interest expense is generally defined as interest expense plus any discounts or expenses related to the Company’s asset-backed securitization facility less amortization of deferred finance fees and interest income. As of December 31, 2006, the Company was in compliance with all covenants set forth in the New Credit Agreement. The Company’s leverage and interest coverage ratios were 2.4 to 1 and 4.2 to 1, respectively.
Reconciliations of (i) consolidated indebtedness to reported debt, (ii) consolidated operating profit to income before provision for income taxes and cumulative effect of a change in accounting principle and (iii) consolidated interest expense to reported interest expense are shown below (in millions):

December 31, 2006

Consolidated indebtedness	$1,996.7
Cash and cash equivalents	502.7
Reported debt	$2,499.4

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(8) Long-Term Debt – (continued)

Year Ended December 31, 2006

Consolidated operating profit	$835.9
Depreciation and amortization	(392.2)
Consolidated interest expense	(200.4)
Loss on divestiture of interior business	(636.0)
Other expense, net (excluding certain costs related to asset-backed securitization facility)	(77.7)
Restructuring charges	(105.5)
Impairment charges	(12.9)
Other non-cash items	(64.6)
Loss before provision for income taxes, minority interests in consolidated subsidiaries, equity in net income of affiliates and cumulative effect of a change in accounting principle	$(653.4)
Consolidated interest expense	$200.4
Certain costs related to asset-backed securitization facility	(8.0)
Amortization of deferred financing fees	8.7
Bank facility and other fees	8.7
Reported interest expense	$209.8
The New Credit Agreement also contains customary events of default, including an event of default triggered by a change of control of the Company. The senior notes due 2013 and 2016 (having an aggregate principal amount outstanding of $900 million as of December 31, 2006) provide holders of the notes the right to require the Company to repurchase all or any part of their notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, upon a “change of control” (as defined in the indenture governing the notes). The transaction contemplated by the Agreement and Plan of Merger with affiliates of American Real Estate Partners, L.P. would not constitute a change of control for these purposes (Note 17, “Subsequent Event”). The indentures governing the Company’s other senior notes do not contain a change in control repurchase obligation.
With the exception of the Convertible Notes, the senior notes also contain covenants restricting the ability of the Company and its subsidiaries to incur liens and to enter into sale and leaseback transactions. With respect to the indenture governing the Company’s Convertible Notes, the Company received consents from a majority of the holders of the Convertible Notes allowing the Company to execute a supplemental indenture which eliminated the covenants and related provisions in the indenture that restricted the Company’s ability to incur liens and to enter into sale and leaseback transactions. As of December 31, 2006, the Company was in compliance with all covenants and other requirements set forth in its senior notes.
Other
As of December 31, 2006, other long-term debt was principally made up of amounts outstanding under term loans and capital leases.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(8) Long-Term Debt – (continued)
Scheduled Maturities
As of December 31, 2006, the scheduled maturities of long-term debt for the five succeeding years are shown below (in millions):

Year	Maturities

2007	$25.6
2008	85.9
2009	53.1
2010	10.7
2011	8.6
(9) Income Taxes
A summary of income (loss) before provision for income taxes, minority interests in consolidated subsidiaries and equity in net (income) loss of affiliates and the components of provision for income taxes is shown below (in millions):

	For the Year Ended December 31,
	2006	2005	2004

Income (loss) before provision for income taxes, minority interests in consolidated subsidiaries, equity in net (income) loss of affiliates and cumulative effect of a change in accounting principle
Domestic	$(785.3)	$(1,520.8)	$47.7
Foreign	131.9	392.2	516.6
	$(653.4)	$(1,128.6)	$564.3
Domestic provision for income taxes:
Current provision (benefit)	$30.6	$(12.9)	$7.2
Deferred provision (benefit)	(1.6)	65.3	(4.0)
Total domestic provision	29.0	52.4	3.2
Foreign provision for income taxes:
Current provision	79.3	162.5	112.1
Deferred provision (benefit)	(53.4)	(20.6)	12.7
Total foreign provision	25.9	141.9	124.8
Provision for income taxes	$54.9	$194.3	$128.0
The domestic provision includes withholding taxes related to dividends and royalties paid by the Company’s foreign subsidiaries. The foreign deferred provision (benefit) includes the benefit of prior unrecognized net operating loss carryforwards of $14.1 million, $1.8 million and $5.7 million for the years ended December 31, 2006, 2005 and 2004, respectively.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(9) Income Taxes – (continued)
A summary of the differences between the provision (benefit) for income taxes calculated at the United States federal statutory income tax rate of 35% and the consolidated provision for income taxes is shown below (in millions):

	For the Year Ended December 31,
	2006	2005	2004

Income (loss) before provision for income taxes, minority interests in consolidated subsidiaries, equity in net (income) loss of affiliates and cumulative effect of a change in accounting principle multiplied by the United States federal statutory rate	$(228.7)	$(395.0)	$197.5
Differences in income taxes on foreign earnings, losses and remittances	10.2	(34.0)	(46.5)
Valuation allowance adjustments	259.4	275.2	13.3
Research and development credits	(11.4)	(22.6)	(16.6)
Goodwill impairment	1.0	354.4	—
Investment credit / grants	(6.7)	(22.8)	(7.4)
Other	31.1	39.1	(12.3)
Provision for income taxes	$54.9	$194.3	$128.0
For the years ended December 31, 2006, 2005 and 2004, income in foreign jurisdictions with tax holidays was $109.2 million, $54.7 million and $143.4 million, respectively. Such tax holidays generally expire from 2007 through 2018.
Deferred income taxes represent temporary differences in the recognition of certain items for income tax and financial reporting purposes. A summary of the components of the net deferred income tax asset (liability) is shown below (in millions):

	December 31,
	2006	2005

Deferred income tax assets:
Tax loss carryforwards	$451.1	$259.0
Tax credit carryforwards	140.1	85.7
Retirement benefit plans	113.5	90.1
Accrued liabilities	66.7	71.7
Reserves related to current assets	41.1	29.7
Self-insurance reserves	19.6	20.6
Defined benefit plan liability adjustments	84.0	39.5
Deferred compensation	15.3	20.2
Recoverable customer engineering and tooling	—	57.5
Long-term asset basis differences	102.2	—
Derivative instruments and hedging	8.2	22.0
Other	0.2	—
	1,042.0	696.0
Valuation allowance	(843.9)	(478.3)
	$198.1	$217.7

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(9) Income Taxes – (continued)

	December 31,
	2006	2005

Deferred income tax liabilities:
Long-term asset basis differences	$—	$(137.4)
Recoverable customer engineering and tooling	(14.7)	—
Undistributed earnings of foreign subsidiaries	(106.4)	(86.8)
Other	—	(4.3)
	$(121.1)	$(228.5)
Net deferred income tax asset (liability)	$77.0	$(10.8)
During 2005, the Company concluded that it was no longer more likely than not that it would realize its U.S. deferred tax assets. As a result, in the fourth quarter of 2005, the Company recorded a tax charge of $300.3 million comprised of (i) a full valuation allowance in the amount of $255.0 million with respect to its net U.S. deferred tax assets and (ii) an increase in related tax reserves of $45.3 million. During 2006, the Company continued to incur losses in the United States for which no tax benefit was recorded and the related U.S. valuation allowance increased to $545.0 million. In addition, deferred tax assets have been fully offset by a valuation allowance in certain foreign jurisdictions due to a history of operating losses. The Company intends to maintain these valuation allowances until it is more likely than not that the deferred taxes within these countries will be realized. The classification of the net deferred income tax liability is shown below (in millions):

	December 31,
	2006	2005

Deferred income tax assets:
Current	$83.3	$138.6
Long-term	110.5	76.0
Deferred income tax liabilities:
Current	(20.8)	(33.3)
Long-term	(96.0)	(192.1)
Net deferred income tax asset (liability)	$77.0	$(10.8)
Deferred income taxes have not been provided on $975.6 million of certain undistributed earnings of the Company’s foreign subsidiaries as such amounts are considered to be permanently reinvested. It is not practicable to determine the unrecognized deferred income tax liability on these earnings because the actual tax liability on these earnings, if any, is dependent on circumstances existing when remittance occurs.
The Company operates in multiple jurisdictions throughout the world, and its tax returns are periodically audited or subject to review by both domestic and foreign tax authorities. The Company reviews its income tax positions on a continuous basis and records a tax reserve when it believes a liability is probable and can be reasonably estimated in accordance with SFAS No. 5, “Accounting for Contingencies.” The tax issues which resulted in reserves will be resolved on an item by item basis upon the occurrence of certain events, which may include the resolution of tax audits and the expiration of the statute of limitations for the relevant taxing authority to examine the Company’s tax position. In addition, the reserves may be affected by changes in tax laws, the issuance of new or proposed regulations or the availability of new information that impacts a tax exposure item. Reserves associated with income tax uncertainties are included in either accrued liabilities or other long-term liabilities and are not included as a component of deferred tax assets or liabilities. Interest and penalties, where applicable, are included in the tax reserves.
As of December 31, 2006, the Company had tax loss carryforwards of $1.5 billion. Of the total loss carryforwards, $872.0 million has no expiration date and $600.9 million expires from 2007 through 2026. In addition, the Company had tax credit carryforwards of $140.1 million comprised principally of U.S. foreign tax credits, research and development credits and investment tax credits that generally expire between 2015 and 2026.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(10) Pension and Other Postretirement Benefit Plans
The Company has noncontributory defined benefit pension plans covering certain domestic employees and certain employees in foreign countries, principally Canada. The Company’s salaried pension plans provide benefits based on final average earnings formulas. The Company’s hourly pension plans provide benefits under flat benefit and cash balance formulas. The Company also has contractual arrangements with certain employees which provide for supplemental retirement benefits. In general, the Company’s policy is to fund its pension benefit obligation based on legal requirements, tax considerations and local practices.
The Company has postretirement benefit plans covering a portion of the Company’s domestic and Canadian employees. The Company’s postretirement benefit plans generally provide for the continuation of medical benefits for all eligible employees who complete ten years of service after age 45 and retire from the Company at age 55 or older. The Company does not fund its postretirement benefit obligation. Rather, payments are made as costs are incurred by covered retirees.
Obligations and Funded Status
A reconciliation of the change in benefit obligation, the change in plan assets and the net amount recognized in the consolidated balance sheets is shown below (based on a September 30 measurement date, in millions):

	December 31,
	Pension		Other Postretirement
	2006	2005	2006	2005

Change in benefit obligation:
Benefit obligation at beginning of year	$788.3	$630.8	$265.5	$222.1
Service cost	50.3	41.0	12.7	11.7
Interest cost	44.2	37.6	15.0	13.5
Amendments	3.5	5.6	—	(1.0)
Actuarial (gain) loss	(30.5)	96.0	(16.3)	22.4
Benefits paid	(24.9)	(21.6)	(9.1)	(7.8)
Curtailment (gain) loss	(4.6)	(1.7)	—	0.1
Special termination benefits	1.7	0.1	0.4	0.3
Settlements	—	(1.5)	—	—
Acquisitions, new plans and other	22.5	0.5	—	—
Translation adjustment	10.4	1.5	(0.3)	4.2
Benefit obligation at end of year	$860.9	$788.3	$267.9	$265.5

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(10) Pension and Other Postretirement Benefit Plans – (continued)

	December 31,
	Pension		Other Postretirement
	2006	2005	2006	2005

Change in plan assets:
Fair value of plan assets at beginning of year	$474.2	$394.5	$—	$—
Actual return on plan assets	42.7	45.6	—	—
Employer contributions	69.5	48.7	9.1	7.8
Benefits paid	(24.9)	(21.6)	(9.1)	(7.8)
Settlements	—	(1.5)	—	—
Acquisitions, new plans and other	11.5	0.2	—	—
Translation adjustment	0.6	8.3	—	—
Fair value of plan assets at end of year	$573.6	$474.2	$—	$—
Funded status	$(287.3)	$(314.1)	$(267.9)	$(265.5)
Contributions between September 30 and December 31	11.9	15.8	2.1	1.8
	(275.4)	(298.3)	(265.8)	(263.7)
Unrecognized net actuarial loss		182.9		111.3
Unrecognized net transition (asset) obligation		(0.2)		8.9
Unrecognized prior service cost (credit)		50.5		(37.1)
Net amount recognized	$(275.4)	$(65.1)	$(265.8)	$(180.6)
Amounts recognized in the consolidated balance sheets:
Accrued liabilities	$(4.9)	$(19.8)	$(10.0)	$(7.6)
Other long-term liabilities	(270.5)	(208.8)	(255.8)	(173.0)
Other long-term assets (intangible asset)		48.5		—
Accumulated other comprehensive loss		115.0		—
Net amount recognized	$(275.4)	$(65.1)	$(265.8)	$(180.6)
As of December 31, 2006 and 2005, the accumulated benefit obligation for all of the Company’s pension plans was $766.2 million and $697.2 million, respectively. As of December 31, 2006, the majority of the Company’s pension plans had accumulated benefit obligations in excess of plan assets. As of December 31, 2005, all of the Company’s pension plans had accumulated benefit obligations in excess of plan assets. The projected benefit obligation, the accumulated benefit obligation and the fair value of plan assets of pension plans with accumulated benefit obligations in excess of plan assets were $860.4 million, $765.9 million and $573.3 million, respectively, as of December 31, 2006, and $788.3 million, $697.2 million and $474.2 million, respectively, as of December 31, 2005.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(10) Pension and Other Postretirement Benefit Plans – (continued)
New Accounting Pronouncement
The Financial Accounting Standards Board (“FASB”) issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R).” This statement requires recognition of the funded status of a company’s defined benefit pension and postretirement benefit plans as an asset or liability on the balance sheet. Previously, under the provisions of SFAS No. 87, “Employers’ Accounting for Pensions,” and SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions,” the asset or liability recorded on the balance sheet reflected the funded status of the plan, net of certain unrecognized items that qualified for delayed income statement recognition. Under SFAS
No. 158, these previously unrecognized items are to be recorded in accumulated other comprehensive loss when the recognition provisions are adopted. The Company adopted the recognition provisions as of December 31, 2006, and the funded status of its defined benefit plans is reflected in its consolidated balance sheet as of December 31, 2006. In accordance with the transition provisions of SFAS No. 158, prior periods have not been restated. The incremental effect of applying the recognition provisions of SFAS No. 158 on the Company’s consolidated balance sheet as of December 31, 2006, is shown below (in millions):

	Before Adoption of SFAS No. 158	Adjustments	After Adoption of SFAS No. 158

Intangible assets (other long-term assets)	$45.7	$(45.7)	$—
Liability for defined benefit plan obligations (current and long-term liabilities)	(420.3)	(120.9)	(541.2)
Accumulated other comprehensive loss — (stockholders’ equity)	97.6	166.6	264.2
See Note 16, “Accounting Pronouncements,” for a discussion of other provisions of SFAS No. 158 that have not yet been adopted by the Company.
Accumulated Other Comprehensive Loss
Amounts recorded in accumulated other comprehensive loss not yet recognized in net periodic benefit cost as of December 31, 2006, are shown below:

	Pension	Other Postretirement

Net actuarial loss	$150.1	$91.8
Net transition (asset) obligation	(0.1)	7.8
Prior service cost (credit)	47.9	(33.3)
	$197.9	$66.3
Amounts recorded in accumulated other comprehensive loss that are expected to be recognized as components of net periodic benefit cost in the year ended December 31, 2007, are shown below (in millions):

	Pension	Other Postretirement

Amortization of actuarial loss	$3.1	$4.5
Amortization of net transition (asset) obligation	(0.1)	1.0
Amortization of prior service cost (credit)	4.7	(3.5)
	$7.7	$2.0

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(10) Pension and Other Postretirement Benefit Plans – (continued)
Net Periodic Benefit Cost
The components of the Company’s net periodic benefit cost are shown below (in millions):

	For the Year Ended December 31,
	Pension			Other Postretirement
	2006	2005	2004	2006	2005	2004

Service cost	$50.3	$41.0	$36.7	$12.7	$11.7	$13.1
Interest cost	44.2	37.6	32.2	15.0	13.5	12.3
Expected return on plan assets	(39.4)	(30.2)	(24.3)	—	—	—
Amortization of actuarial loss	7.1	3.0	2.8	5.8	3.6	3.9
Amortization of transition (asset) obligation	(0.1)	(0.2)	(0.3)	1.0	1.1	1.2
Amortization of prior service cost (credit)	5.4	5.4	4.3	(3.7)	(3.1)	(2.8)
Special termination benefits	1.7	—	0.1	0.4	0.3	0.2
Settlement loss	—	1.0	0.5	—	—	—
Curtailment (gain) loss	0.9	0.5	1.9	—	1.4	(7.7)
Net periodic benefit cost	$70.1	$58.1	$53.9	$31.2	$28.5	$20.2
Assumptions
The weighted-average actuarial assumptions used in determining the benefit obligation are shown below:

	December 31,
	Pension		Other Postretirement
	2006	2005	2006	2005

Discount rate:
Domestic plans	6.00%	5.75%	5.90%	5.70%
Foreign plans	5.00%	5.00%	5.30%	5.30%
Rate of compensation increase:
Domestic plans	3.75%	3.75%	N/A	N/A
Foreign plans	4.00%	3.25%	N/A	N/A
The weighted-average actuarial assumptions used in determining net periodic benefit cost are shown below:

	For the Year Ended December 31,
	Pension			Other Postretirement
	2006	2005	2004	2006	2005	2004

Discount rate:
Domestic plans	5.75%	6.00%	6.25%	5.70%	6.00%	6.25%
Foreign plans	5.00%	6.00%	6.25%	5.30%	6.50%	6.50%
Expected return on plan assets:
Domestic plans	8.25%	7.75%	7.75%	N/A	N/A	N/A
Foreign plans	6.90%	7.00%	7.00%	N/A	N/A	N/A
Rate of compensation increase:
Domestic plans	3.75%	3.00%	3.00%	N/A	N/A	N/A
Foreign plans	3.90%	3.25%	3.25%	N/A	N/A	N/A

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(10) Pension and Other Postretirement Benefit Plans – (continued)
The expected return on plan assets is determined based on several factors, including adjusted historical returns, historical risk premiums for various asset classes and target asset allocations within the portfolio. Adjustments made to the historical returns are based on recent return experience in the equity and fixed income markets and the belief that deviations from historical returns are likely over the relevant investment horizon.
For measurement purposes, domestic healthcare costs were assumed to increase 9% in 2007, grading down over time to 5% in seven years. Foreign healthcare costs were assumed to increase 7% in 2007, grading down over time to 4% in eleven years on a weighted average basis.
Assumed healthcare cost trend rates have a significant effect on the amounts reported for the postretirement benefit plans. A 1% increase in the assumed rate of healthcare cost increases each year would increase the postretirement benefit obligation as of December 31, 2006, by $59.1 million and increase the postretirement net periodic benefit cost by $7.0 million for the year then ended. A 1% decrease in the assumed rate of healthcare cost increases each year would decrease the postretirement benefit obligation as of December 31, 2006, by $46.2 million and decrease the postretirement net periodic benefit cost by $5.4 million for the year then ended.
Plan Assets
The Company’s pension plan asset allocations by asset category are shown below (based on a September 30 measurement date). Pension plan asset allocations for the foreign plans relate to the Company’s Canadian pension plans.

	December 31,
	2006	2005

Equity securities:
Domestic plans	69%	71%
Foreign plans	58%	59%
Debt securities:
Domestic plans	28%	27%
Foreign plans	36%	38%
Cash and other:
Domestic plans	3%	2%
Foreign plans	6%	3%
The Company’s investment policies incorporate an asset allocation strategy that emphasizes the long-term growth of capital. The Company believes this strategy is consistent with the long-term nature of plan liabilities and ultimate cash needs of the plans. For the domestic portfolio, the Company targets an equity allocation of 60% – 80% of plan assets, a fixed income allocation of 15% – 40% and cash allocation of 0% – 15%. For the foreign portfolio, the Company targets an equity allocation of 50% – 70% of plan assets, a fixed income allocation of 30% – 50% and a cash allocation of 0% – 10%. Differences in the target allocations of the domestic and foreign portfolios are reflective of differences in the underlying plan liabilities. Diversification within the investment portfolios is pursued by asset class and investment management style. The investment portfolios are reviewed on a quarterly basis to maintain the desired asset allocations, given the market performance of the asset classes and investment management styles.
The Company utilizes investment management firms to manage these assets in accordance with the Company’s investment policies. Retained investment managers are provided investment guidelines that indicate prohibited assets, which include commodities contracts, futures contracts, options, venture capital, real estate and interest-only or principal-only strips. Derivative instruments are also prohibited without the specific approval of the Company. Investment managers are limited in the maximum size of individual security holdings and the maximum exposure to any one industry relative to the total portfolio. Fixed income managers are provided further investment guidelines that indicate minimum credit ratings for debt securities and limitations on weighted average maturity and portfolio duration.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(10) Pension and Other Postretirement Benefit Plans – (continued)
The Company evaluates investment manager performance against market indices which the Company believes are appropriate to the investment management style for which the investment manager has been retained. The Company’s investment policies incorporate an investment goal of aggregate portfolio returns which exceed the returns of the appropriate market indices by a reasonable spread over the relevant investment horizon.
Contributions
The Company expects to contribute approximately $60 million to its domestic and foreign pension plan asset portfolios in 2007. Contributions to the pension plans are consistent with minimum funding requirements of the relevant governmental authorities. The Company may make contributions in excess of these minimums when the Company believes it is financially advantageous to do so and based on its other capital requirements. In addition, the Company’s future funding obligations may be affected by changes in applicable legal requirements.
Benefit Payments
As of December 31, 2006, the Company’s estimate of expected benefit payments in each of the five succeeding years and in the aggregate for the five years thereafter are shown below (in millions):

	Pension	Other Postretirement

2007	$27.1	$10.0
2008	29.0	10.7
2009	31.1	11.5
2010	34.8	12.2
2011	37.6	12.6
Five years thereafter	241.9	73.5
Defined Contribution and Multi-employer Pension Plans
The Company also sponsors defined contribution plans and participates in government-sponsored programs in certain foreign countries. Contributions are determined as a percentage of each covered employee’s salary. The Company also participates in multi-employer pension plans for certain of its hourly employees. Contributions are based on collective bargaining agreements. For the years ended December 31, 2006, 2005 and 2004, the aggregate cost of the defined contribution and multi-employer pension plans was $22.7 million, $25.8 million and $25.1 million, respectively.
Subsequent Events
In 2006, the Company elected to freeze its U.S. salaried defined benefit pension plan effective December 31, 2006. In conjunction with this, the Company established a new defined contribution retirement plan for its salaried employees effective January 1, 2007. Contributions to this plan will be determined as a percentage of each covered employee’s salary and are expected to be in the range of $18 million to $25 million in 2007. Subsequent to the measurement date of September 30, 2006, the Company incurred curtailment gains of approximately $36.5 million and $14.7 million with respect to pension and other postretirement benefit plans, respectively. The pension plan curtailment gain resulted from the suspension of the accrual of defined benefits related to the Company’s U.S. salaried defined benefit pension plan. The other postretirement benefit plan curtailment gain resulted from employee terminations associated with a facility closure in the fourth quarter of 2006. The Company uses a September 30 measurement date for its U.S. pension and other postretirement benefit plans, and as these curtailments occurred after the measurement date, the related curtailment gains will be recognized by the Company in the first quarter of 2007.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(11) Stock-Based Compensation
The Company has three plans under which it has issued stock options: the 1994 Stock Option Plan, the 1996 Stock Option Plan and the Long-Term Stock Incentive Plan. Options issued to date under these plans generally vest three years following the grant date and expire ten years from the issuance date.
A summary of option transactions during each of the three years in the period ended December 31, 2006, is shown below:

	Stock Options	Price Range

Outstanding as of January 1, 2004	4,002,625	$15.50 – $55.33
Expired or cancelled	(14,450)	$15.50 – $54.22
Exercised	(693,495)	$15.50 – $54.22
Outstanding as of December 31, 2004	3,294,680	$22.12 – $55.33
Expired or cancelled	(176,800)	$22.12 – $54.22
Exercised	(134,475)	$22.12 – $54.22
Outstanding as of December 31, 2005	2,983,405	$22.12 – $55.33
Expired or cancelled	(186,100)	$22.12 – $54.22
Exercised	(7,000)	$22.12
Outstanding as of December 31, 2006	2,790,305	$22.12 – $55.33
A summary of options outstanding as of December 31, 2006, is shown below:

Range of exercise prices	$22.12 – 27.25	$33.00 – 39.83	$41.83 – 42.32	$54.22 – 55.33
Options outstanding and exercisable:
Number outstanding and exercisable	215,475	795,080	1,389,300	390,450
Weighted average remaining contractual life (years)	3.16	3.56	5.42	1.56
Weighted average exercise price	$22.58	$36.98	$41.83	$54.27
As of December 31, 2005, 2,967,405 options were exercisable. During 2006, an additional 16,000 options became exercisable. As of December 31, 2006, all outstanding options were exercisable.
The Long-Term Stock Incentive Plan also permits the grants of stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units (collectively, “Incentive Units”) to officers and other key employees of the Company. As of December 31, 2006, the Company had outstanding stock-settled stock appreciation rights covering 1,751,854 shares with a weighted average exercise price of $28.99 per right and outstanding restricted stock and performance shares convertible into a maximum of 2,134,480 shares of common stock of the Company. Restricted stock and performance shares include 1,285,387 restricted stock units at no cost to the employee, 679,184 restricted stock units at a weighted average cost to the employee of $40.86 per unit and 169,909 performance shares at no cost to the employee. As of December 31, 2006, the Company also had outstanding 463,748 cash-settled stock appreciation rights with a weighted average exercise price of $28.74 per right.
Stock appreciation rights granted prior to 2006 vest on a graded basis over one to three years following the grant date and expire seven years from the grant date. Stock appreciation rights granted in 2006 vest three years following the grant date and expire seven years from the grant date. Restricted stock units granted prior to 2006 vest on a graded basis over two to five years following the grant date. Restricted stock units granted in 2006 vest on a graded basis over two to four years following the grant date. Performance shares vest three years following the grant date.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(11) Stock-Based Compensation – (continued)
A summary of Incentive Unit transactions during each of the three years in the period ended December 31, 2006, is shown below:

	Stock Appreciation Rights(1)	Restricted Stock Units	Performance Shares(2)

Outstanding as of January 1, 2004	—	1,394,716	256,158
Granted	—	954,637	53,193
Expired or cancelled	—	(39,332)	(6,664)
Distributed	—	(476,337)	(93,660)
Outstanding as of December 31, 2004	—	1,833,684	209,027
Granted	1,215,046	605,811	56,733
Expired or cancelled	—	(74,528)	(67,452)
Distributed	—	(130,845)	(74,636)
Outstanding as of December 31, 2005	1,215,046	2,234,122	123,672
Granted	642,285	406,086	130,655
Expired or cancelled	(91,002)	(146,045)	(84,418)
Distributed or exercised	(14,475)	(529,592)	—
Outstanding as of December 31, 2006	1,751,854	1,964,571	169,909
——————
(1)
Does not include cash-settled stock appreciation rights.
(2)
Performance shares reflected as “granted” are notional shares granted at the beginning of a three-year performance period whose eventual payout is subject to satisfaction of performance criteria. Performance shares reflected as “distributed” are those that are paid out in shares of common stock upon satisfaction of the performance criteria at the end of the three-year performance period.
As of December 31, 2005, all outstanding stock appreciation rights were nonvested. During 2006, 375,331 stock appreciation rights vested and 360,856 of these remain outstanding as of December 31, 2006. All outstanding restricted stock units and performance shares are nonvested. Restricted stock units and performance shares are distributed when vested. As of December 31, 2006, unrecognized compensation cost related to nonvested Incentive Units was $41.9 million. This amount is expected to be recognized over the next 1.6 years on a weighted average basis.
The fair values of the stock-settled stock appreciation right grants, which have a seven-year term, were estimated as of the grant dates using the Black-Scholes option pricing model with the following weighted average assumptions: expected dividend yields of 0.00% in 2006 and 1.91% in 2005; expected life of 5 years in 2006 and 41/2 years in 2005; risk-free interest rate of 4.58% in 2006 and 4.40% in 2005; and expected volatility of 40.00% in 2006 and 2005. The weighted average fair value of the stock-settled stock appreciation right grants were $13.21 per right in 2006 and $9.30 per right in 2005.
(12) Commitments and Contingencies
Legal and Other Contingencies
As of December 31, 2006 and December 31, 2005, the Company had recorded reserves for pending legal disputes, including commercial disputes and other matters, of $18.0 million and $49.2 million, respectively. Such reserves reflect amounts recognized in accordance with accounting principles generally accepted in the United States and typically exclude the cost of legal representation. Product warranty liabilities are recorded separately from legal liabilities, as described below.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(12) Commitments and Contingencies – (continued)
Commercial Disputes
The Company is involved from time to time in legal proceedings and claims, including, without limitation, commercial or contractual disputes with its suppliers, competitors and customers. These disputes vary in nature and are usually resolved by negotiations between the parties.
On January 29, 2002, Seton Company (“Seton”), one of the Company’s leather suppliers, filed a suit alleging that the Company had breached a purported agreement to purchase leather from Seton for seats for the life of the General Motors GMT 800 program. Seton filed the lawsuit in the U.S. District Court for the Eastern District of Michigan seeking compensatory and exemplary damages totaling approximately $96.5 million, plus interest, on breach of contract and promissory estoppel claims. In May 2005, this case proceeded to trial, and the jury returned a $30.0 million verdict against the Company. On September 27, 2005, the Court denied the Company’s post-trial motions challenging the judgment and granted Seton’s motion to award prejudgment interest in the amount of approximately $4.7 million. On October 4, 2006, the Sixth Circuit Court of Appeals affirmed the judgment of the trial court. On October 18, 2006, the Company filed a Petition for Rehearing with the court which was denied on November 16, 2006. On December 7, 2006, the Court of Appeals issued a mandate indicating that the order affirming the judgment was final. In December 2006, the Company paid the principal and all remaining interest on the judgment.
On January 26, 2004, the Company filed a patent infringement lawsuit against Johnson Controls Inc. and Johnson Controls Interiors LLC (together, “JCI”) in the U.S. District Court for the Eastern District of Michigan alleging that JCI’s garage door opener products infringed certain of the Company’s radio frequency transmitter patents. JCI counterclaimed seeking a declaratory judgment that the subject patents are invalid and unenforceable, and that JCI is not infringing these patents. JCI also has filed motions for summary judgment asserting that its garage door opener products do not infringe the Company’s patents and that one of the Company’s patents is invalid and unenforceable. The Company is vigorously pursuing its claims against JCI. A trial date has not been scheduled.
After the Company filed its patent infringement action against JCI, affiliates of JCI sued one of the Company’s vendors and certain of the vendor’s employees in Ottawa County, Michigan Circuit Court on July 8, 2004, alleging misappropriation of trade secrets and disclosure of confidential information. The suit alleges that the defendants misappropriated and shared with the Company trade secrets involving JCI’s universal garage door opener product. JCI seeks to enjoin the defendants from selling or attempting to sell a competing product, as well as compensatory damages and attorney fees. The Company is not a defendant in this lawsuit; however, the agreements between the Company and the defendants contain customary indemnification provisions. The Company does not believe that its garage door opener product benefited from any allegedly misappropriated trade secrets or technology. However, JCI has sought discovery of certain information which the Company believes is confidential and proprietary, and the Company has intervened in the case as a non-party for the limited purpose of protecting its rights with respect to JCI’s discovery efforts. The trial has been rescheduled to October 2007.
On June 13, 2005, The Chamberlain Group (“Chamberlain”) filed a lawsuit against the Company and Ford Motor Company (“Ford”) in the Northern District of Illinois alleging patent infringement. Two counts were asserted against the Company and Ford based upon two Chamberlain rolling-code garage door opener system patents. Two additional counts were asserted against Ford only (not the Company) based upon different Chamberlain patents. The Chamberlain lawsuit was filed in connection with the marketing of the Company’s universal garage door opener system, which competes with a product offered by JCI. JCI obtained technology from Chamberlain to operate its product. In October 2005, JCI joined the lawsuit as a plaintiff along with Chamberlain. In October 2006, Ford was dismissed from the suit. JCI and Chamberlain have filed a motion for a preliminary injunction, and the Company is vigorously defending the claims asserted in this lawsuit. A trial date has not yet been scheduled.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(12) Commitments and Contingencies – (continued)
Product Liability Matters
In the event that use of the Company’s products results in, or is alleged to result in, bodily injury and/or property damage or other losses, the Company may be subject to product liability lawsuits and other claims. In addition, the Company is a party to warranty-sharing and other agreements with its customers relating to its products. These customers may pursue claims against the Company for contribution of all or a portion of the amounts sought in connection with product liability and warranty claims. The Company can provide no assurances that it will not experience material claims in the future or that it will not incur significant costs to defend such claims. In addition, if any of the Company’s products are, or are alleged to be, defective, the Company may be required or requested by its customers to participate in a recall or other corrective action involving such products. Certain of the Company’s customers have asserted claims against the Company for costs related to recalls or other corrective actions involving its products. In certain instances, the allegedly defective products were supplied by tier II suppliers against whom the Company has sought or will seek contribution. In this regard, in the first quarter of 2007, the Company received notice of a potential warranty claim concerning a component produced by a tier II supplier and incorporated into a product supplied by the Company. The alleged non-conformity is not safety-related. The Company is continuing to work with the customer and the tier II supplier to evaluate the matter and determine the appropriate corrective action, if any. The Company has also placed its tier II supplier on notice of the potential claim and of the Company’s intention to seek full contribution and reimbursement for any loss. The Company carries insurance for certain legal matters, including product liability claims, but such coverage may be limited. The Company does not maintain insurance for product warranty or recall matters.
The Company records product warranty liabilities based on its individual customer agreements. Product warranty liabilities are recorded for known warranty issues when amounts related to such issues are probable and reasonably estimable. In certain product liability and warranty matters, the Company may seek recovery from its suppliers that supply materials or services included within the Company’s products that are associated with the related claims.
A summary of the changes in product warranty liabilities for each of the two years in the period ended December 31, 2006, is shown below (in millions):

Balance as of January 1, 2005	$43.4
Expense, net	16.7
Settlements	(26.0)
Foreign currency translation and other	(1.7)
Balance as of December 31, 2005	32.4
Expense, net	17.5
Settlements	(12.4)
Foreign currency translation and other	3.4
Balance as of December 31, 2006	$40.9
Environmental Matters
The Company is subject to local, state, federal and foreign laws, regulations and ordinances which govern activities or operations that may have adverse environmental effects and which impose liability for clean-up costs resulting from past spills, disposals or other releases of hazardous wastes and environmental compliance. The Company’s policy is to comply with all applicable environmental laws and to maintain an environmental management program based on ISO 14001 to ensure compliance. However, the Company currently is, has been and in the future may become the subject of formal or informal enforcement actions or procedures.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(12) Commitments and Contingencies – (continued)
The Company has been named as a potentially responsible party at several third-party landfill sites and is engaged in the cleanup of hazardous waste at certain sites owned, leased or operated by the Company, including several properties acquired in its 1999 acquisition of UT Automotive. Certain present and former properties of
UT Automotive are subject to environmental liabilities which may be significant. The Company obtained agreements and indemnities with respect to certain environmental liabilities from UTC in connection with its acquisition of UT Automotive. UTC manages and directly funds these environmental liabilities pursuant to its agreements and indemnities with the Company.
As of December 31, 2006 and December 31, 2005, the Company had recorded reserves for environmental matters of $3.6 million and $3.2 million, respectively. While the Company does not believe that the environmental liabilities associated with its current and former properties will have a material adverse effect on its business, consolidated financial position, results of operations or cash flows no assurances can be given in this regard.
One of the Company’s subsidiaries and certain predecessor companies were named as defendants in an action filed by three plaintiffs in August 2001 in the Circuit Court of Lowndes County, Mississippi, asserting claims stemming from alleged environmental contamination caused by an automobile parts manufacturing plant located in Columbus, Mississippi. The plant was acquired by the Company as part of its acquisition of UT Automotive in May 1999 and sold almost immediately thereafter, in June 1999, to Johnson Electric Holdings Limited (“Johnson Electric”). In December 2002, 61 additional cases were filed by approximately 1,000 plaintiffs in the same court against the Company and other defendants relating to similar claims. In September 2003, the Company was dismissed as a party to these cases. In the first half of 2004, the Company was named again as a defendant in these same 61 additional cases and was also named in five new actions filed by approximately 150 individual plaintiffs related to alleged environmental contamination from the same facility. The plaintiffs in these actions are persons who allegedly were either residents and/or owned property near the facility or worked at the facility. In November 2004, two additional lawsuits were filed by 28 plaintiffs (individuals and organizations), alleging property damage as a result of the alleged contamination. Each of these complaints seeks compensatory and punitive damages.
All of the plaintiffs subsequently dismissed their claims for health effects and personal injury damages and the cases proceeded with approximately 280 plaintiffs alleging property damage claims only. In March 2005, the venue for these lawsuits was transferred from Lowndes County, Mississippi, to Lafayette County, Mississippi. In April 2005, certain plaintiffs filed an amended complaint alleging negligence, nuisance, intentional tort and conspiracy claims and seeking compensatory and punitive damages.
In the first quarter of 2006, co-defendant UTC entered into a settlement agreement with the plaintiffs. During the third quarter of 2006, the Company and co-defendant Johnson Electric entered into a settlement memorandum with the plaintiffs’ counsel outlining the terms of a global settlement, including establishing the requisite percentage of executed settlement agreements and releases that were required to be obtained from the individual plaintiffs for a final settlement to proceed. Since November 2006, the Company has reached a final settlement with respect to approximately 85% of the plaintiffs involving an aggregate payment of $875,000 and is in the process of attempting to resolve the remaining claims.
UTC, the former owner of UT Automotive, and Johnson Electric have each sought indemnification for losses associated with the Mississippi claims from the Company under the respective acquisition agreements, and the Company has claimed indemnification from them under the same agreements. In the first quarter of 2006, UTC filed a lawsuit against the Company in the State of Connecticut Superior Court, District of Hartford, seeking declaratory relief and indemnification from the Company for the settlement amount, attorney fees, costs and expenses UTC paid in settling and defending the Columbus, Mississippi lawsuits. In the second quarter of 2006, the Company filed a motion to dismiss this matter and filed a separate action against UTC and Johnson Electric in the State of Michigan, Circuit Court for the County of Oakland, seeking declaratory relief and indemnification from UTC or Johnson Electric for the settlement amount, attorney fees, costs and expenses the Company has paid, or will pay, in settling and defending the Columbus, Mississippi lawsuits. During the fourth quarter of 2006, UTC agreed to dismiss the

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(12) Commitments and Contingencies – (continued)
lawsuit filed in the State of Connecticut Superior Court, District of Hartford and agreed to proceed with the lawsuit filed in the State of Michigan, Circuit Court for the County of Oakland. During the first quarter of 2007, Johnson Electric and UTC each filed counter-claims against the Company seeking declaratory relief and indemnification from the Company for the settlement amount, attorney fees, costs and expenses each has paid or will pay in settling and defending the Columbus, Mississippi lawsuits. To date, no company admits to, or has been found to have, an obligation to fully defend and indemnify any other. The Company intends to vigorously pursue its claims against UTC and Johnson Electric and believes that it is entitled to indemnification from either UTC or Johnson Electric for its losses. However, the ultimate outcome of these matters is unknown.
Other Matters
In January 2004, the Securities and Exchange Commission (the “SEC”) commenced an informal inquiry into the Company’s September 2002 amendment of its 2001 Form 10-K. The amendment was filed to report the Company’s employment of relatives of certain of its directors and officers and certain related party transactions. The SEC’s inquiry does not relate to the Company’s consolidated financial statements. In February 2005, the staff of the SEC informed the Company that it proposed to recommend to the SEC that it issue an administrative “cease and desist” order as a result of the Company’s failure to disclose the related party transactions in question prior to the amendment of its 2001 Form 10-K. The Company expects to consent to the entry of the order as part of a settlement of this matter.
In April 2006, a former employee of the Company filed a purported class action lawsuit in the U.S. District Court for the Eastern District of Michigan against the Company, members of its Board of Directors, members of its Employee Benefits Committee (the “EBC”) and certain members of its human resources personnel alleging violations of the Employment Retirement Income Security Act (“ERISA”) with respect to the Company’s retirement savings plans for salaried and hourly employees. In the second quarter of 2006, the Company was served with three additional purported class action ERISA lawsuits, each of which contained similar allegations against the Company, members of its Board of Directors, members of its EBC and certain members of its senior management and its human resources personnel. At the end of the second quarter of 2006, the court entered an order consolidating these four lawsuits. During the third quarter of 2006, plaintiffs filed their consolidated complaint, which alleges breaches of fiduciary duties substantially similar to those alleged in the four individually filed lawsuits. The consolidated complaint continues to name certain current and former members of the Board of Directors and the EBC and certain members of senior management and adds certain other current and former members of the EBC. The consolidated complaint generally alleges that the defendants breached their fiduciary duties to plan participants in connection with the administration of the Company’s retirement savings plans for salaried and hourly employees. The fiduciary duty claims are largely based on allegations of breaches of the fiduciary duties of prudence and loyalty and of over-concentration of plan assets in the Company’s common stock. The plaintiffs purport to bring these claims on behalf of the plans and all persons who were participants in or beneficiaries of the plans from October 21, 2004, to the present and seek to recover losses allegedly suffered by the plans. The complaints do not specify the amount of damages sought. During the fourth quarter of 2006, the defendants filed a motion to dismiss all defendants and all counts in the consolidated complaint. No determination has been made that a class action can be maintained, and there have been no decisions on the merits of the cases. The Company intends to vigorously defend the consolidated lawsuit.
Between February 9, 2007 and February 21, 2007, certain stockholders filed six purported class action lawsuits against the Company, certain members of the Company’s Board of Directors and American Real Estate Partners, L.P. and certain of its affiliates (collectively, “AREP”). Three of the lawsuits were filed in the Delaware Court of Chancery and have since been consolidated into a single action. Three of the lawsuits were filed in Michigan Circuit Court. The class action complaints, which are substantially similar, generally allege that the Agreement and Plan of Merger (“Merger Agreement”) unfairly limits the process of selling the Company and that certain members of the Company’s Board of Directors have breached their fiduciary duties in connection with the Merger Agreement and have acted with conflicts of interest in approving the Merger Agreement. The lawsuits seek to enjoin the merger, to invalidate the Merger Agreement and to enjoin the operation of certain provisions of the

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(12) Commitments and Contingencies – (continued)
Merger Agreement, a declaration that certain members of the Company’s Board of Directors breached their fiduciary duties in approving the Merger Agreement and an award of unspecified damages or rescission in the event that the proposed merger with AREP is completed. On February 23, 2007, the plaintiffs in the consolidated Delaware action filed a consolidated amended complaint, a motion for expedited proceedings and a motion to preliminarily enjoin the merger contemplated by the Merger Agreement. The Company believes that the lawsuits are without merit and intends to defend against them vigorously.
Prior to the acquisition of UT Automotive from UTC in May 1999, one of the Company’s subsidiaries purchased the stock of a UT Automotive subsidiary. In connection with the acquisition, the Company agreed to indemnify UTC for certain matters, including tax consequences if the Internal Revenue Service (the “IRS”) overturned UTC’s tax treatment of the transaction. On June 28, 2006, this matter was settled with the Appeals Office of the IRS. As a result of the IRS settlement in the second quarter of 2006, the Company was required to make an indemnity payment to UTC of $20.5 million. The payment has been recorded as an adjustment to the original purchase price and allocated to goodwill in a manner consistent with the original purchase price allocation. The amount allocated to the Interiors — Americas unit of $2.9 million was immediately written off as this unit’s goodwill is fully impaired. On September 1, 2006, the Company entered into a Payment Agreement and Limited Release with UTC in order to settle its indemnity obligation related to this issue. In connection with this agreement, the Company made a payment to UTC in the amount of $20.6 million, including interest up to the date of the agreement.
Although the Company records reserves for legal, product warranty and environmental matters in accordance with SFAS No. 5, “Accounting for Contingencies,” the outcomes of these matters are inherently uncertain. Actual results may differ significantly from current estimates.
The Company is involved in certain other legal actions and claims arising in the ordinary course of business, including, without limitation, commercial disputes, intellectual property matters, personal injury claims, tax claims and employment matters. Although the outcome of any legal matter cannot be predicted with certainty, the Company does not believe that any of these other legal proceedings or matters in which the Company is currently involved, either individually or in the aggregate, will have a material adverse effect on its business, consolidated financial position, results of operations or cash flows.
Employees
Approximately 78% of the Company’s employees are members of industrial trade unions and are employed under the terms of collective bargaining agreements. Collective bargaining agreements covering approximately 58% of the Company’s unionized workforce of approximately 81,500 employees, including 20% of the Company’s unionized workforce in the United States and Canada, are scheduled to expire in 2007. Management does not anticipate any significant difficulties with respect to the agreements as they are renewed.
Lease Commitments
A summary of lease commitments as of December 31, 2006, under non-cancelable operating leases with terms exceeding one year is shown below (in millions):

2007	$93.7
2008	75.6
2009	65.3
2010	52.9
2011	43.5
2012 and thereafter	71.3
Total	$402.3

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(12) Commitments and Contingencies – (continued)
The Company previously guaranteed the residual value of certain of its leased assets. In October 2006, the residual value guarantees were released in conjunction with the expiration of the related leases. The Company was not required to make any payments related to these residual value guarantees.
The Company’s operating leases cover principally buildings and transportation equipment. Rent expense was $133.8 million, $136.1 million and $125.0 million for the years ended December 31, 2006, 2005 and 2004, respectively.
(13) Segment Reporting
Historically, the Company has had three reportable operating segments: seating, electronic and electrical and interior. The seating segment includes seat systems and components thereof. The electronic and electrical segment includes electronic products and electrical distribution systems, primarily wire harnesses and junction boxes; interior control and entertainment systems; and wireless systems. The interior segment includes instrument panels and cockpit systems, headliners and overhead systems, door panels, flooring and acoustic systems and other interior products. See Note 3, “Divestiture of Interior Business.”
Each of the Company’s operating segments reports its results from operations and makes its requests for capital expenditures directly to the chief operating decision-making group. The economic performance of each operating segment is driven primarily by automobile production volumes in the geographic regions in which it operates, as well as by the success of the vehicle platforms for which it supplies products. Also, each operating segment operates in the competitive tier I automotive supplier environment and is continually working with its customers to manage costs and improve quality. The Company’s manufacturing facilities generally use just-in-time manufacturing techniques to produce and distribute their automotive interior products. The Company’s production processes generally make use of unskilled labor, dedicated facilities, sequential manufacturing processes and commodity raw materials. The Other category includes the corporate headquarters, geographic headquarters and the elimination of intercompany activities, none of which meets the requirements of being classified as an operating segment.
The accounting policies of the Company’s operating segments are the same as those described in Note 2, “Summary of Significant Accounting Policies.” The Company evaluates the performance of its operating segments based primarily on (i) revenues from external customers, (ii) income (loss) before goodwill impairment charges, loss on divestiture of interior business, interest, other expense, provision for income taxes, minority interests in consolidated subsidiaries, equity in net (income) loss of affiliates and cumulative effect of a change in accounting principle (“segment earnings”) and (iii) cash flows, being defined as segment earnings less capital expenditures plus depreciation and amortization.
A summary of revenues from external customers and other financial information by reportable operating segment is shown below (in millions):

	2006
	Seating	Electronic and Electrical	Interior	Other	Consolidated

Revenues from external customers	$11,624.8	$2,996.9	$3,217.2	$—	$17,838.9
Segment earnings(1)	604.0	102.5	(183.8)	(241.7)	281.0
Depreciation and amortization	167.3	110.1	93.8	21.0	392.2
Capital expenditures	161.1	77.0	98.7	10.8	347.6
Total assets	4,386.4	2,374.5	528.3	561.3	7,850.5

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(13) Segment Reporting – (continued)

	2005
	Seating	Electronic and Electrical	Interior	Other	Consolidated

Revenues from external customers	$11,035.0	$2,956.6	$3,097.6	$—	$17,089.2
Segment earnings(1)	323.3	180.0	(191.1)	(206.8)	105.4
Depreciation and amortization	150.7	106.0	116.6	20.1	393.4
Capital expenditures	229.2	102.9	190.9	45.4	568.4
Total assets	3,985.2	2,122.4	1,506.8	674.0	8,288.4

	2005
	Seating	Electronic and Electrical	Interior	Other	Consolidated

Revenues from external customers	$11,314.6	$2,680.4	$2,965.0	$—	$16,960.0
Segment earnings(1)	682.1	210.9	85.1	(209.7)	768.4
Depreciation and amortization	133.4	89.9	108.9	22.9	355.1
Capital expenditures	208.6	116.4	86.9	17.1	429.0
Total assets	4,172.7	2,122.4	2,403.6	1,070.8	9,944.4
——————
(1)
See definition above.
In 2005, the Company changed its allocation of cash and cash equivalents. Cash and cash equivalents, previously reflected in the reportable operating segments, has been reflected in total in “Other.” Total assets by reportable operating segment as of December 31, 2004, reflect this change. In addition, prior years’ reportable operating segment information has been reclassified to reflect the current organizational structure of the Company.
For the year ended December 31, 2006, segment earnings include restructuring charges of $39.9 million, $42.6 million, $10.1 million and $6.5 million in the seating, electronic and electrical and interior segments and in the other category, respectively (Note 5, “Restructuring”). In addition, 2006 segment earnings include additional fixed asset impairment charges of $10.0 million in the interior segment (Note 2, “Summary of Significant Accounting Policies”).
For the year ended December 31, 2005, segment earnings includes restructuring charges of $30.9 million, $30.0 million, $27.9 million and $2.0 million in the seating, electronic and electrical and interior segments and in the other category, respectively. In addition, 2005 segment earnings include additional fixed asset impairment charges of $82.3 million in the interior segment.
For the year ended December 31, 2004, segment earnings include restructuring charges of $7.8 million in the seating segment.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(13) Segment Reporting – (continued)
A reconciliation of consolidated income before goodwill impairment charges, loss on divestiture of interior business, interest, other expense, provision for income taxes, minority interests in consolidated subsidiaries, equity in net (income) loss of affiliates and cumulative effect of a change in accounting principal to income (loss) before provision for income taxes, minority interests in consolidated subsidiaries, equity in net (income) loss of affiliates and effect of a change in accounting principle is shown below (in millions):

	For the Year Ended December 31,
	2006	2005	2004

Segment earnings	$522.7	$312.2	$978.1
Corporate and geographic headquarters and elimination of intercompany activity (“Other”)	(241.7)	(206.8)	(209.7)
Income before goodwill impairment charges, loss on divestiture of Interior business, interest, other expense, provision for income taxes, minority interests in consolidated subsidiaries, equity in net (income) loss of affiliates and cumulative effect of a change in accounting principle	281.0	105.4	768.4
Goodwill impairment charges	2.9	1,012.8	—
Loss on divestiture of Interior business	636.0	—	—
Interest expense	209.8	183.2	165.5
Other expense, net	85.7	38.0	38.6
Income (loss) before provision for income taxes, minority interests in consolidated subsidiaries and equity in net (income) loss of affiliates and cumulative effect of a change in accounting principle	$(653.4)	$(1,128.6)	$564.3
Revenues from external customers and tangible long-lived assets for each of the geographic areas in which the Company operates is shown below (in millions):

	For the Year Ended December 31,
	2006	2005	2004

Revenues from external customers:
United States	$6,624.3	$6,252.2	$6,200.7
Canada	1,375.3	1,374.1	1,317.8
Germany	2,034.3	2,123.4	2,026.0
Mexico	1,789.5	1,595.6	1,475.7
Other countries	6,015.5	5,743.9	5,939.8
Total	$17,838.9	$17,089.2	$16,960.0

	December 31,
	2006	2005

Tangible long-lived assets:
United States	$472.6	$563.3
Canada	51.5	50.6
Germany	161.3	185.1
Mexico	168.2	153.9
Other countries	618.1	661.8
Total	$1,471.7	$1,614.7

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(13) Segment Reporting – (continued)
A substantial majority of the Company’s consolidated and reportable operating segment revenues are from four automotive manufacturing companies, with General Motors and Ford and their respective affiliates accounting for 55%, 53% and 56% of the Company’s net sales in 2006, 2005 and 2004, respectively. Excluding net sales to Saab, Volvo, Jaguar and Land Rover, which are affiliates of General Motors or Ford, General Motors and Ford accounted for approximately 47%, 44% and 46% of the Company’s net sales in 2006, 2005 and 2004, respectively. The following is a summary of the percentage of revenues from major customers:

	For the Year Ended December 31,
	2006	2005	2004

General Motors Corporation	31.9%	28.3%	31.4%
Ford Motor Company	22.6	24.7	24.1
DaimlerChrysler	10.3	11.4	11.8
BMW	7.4	7.6	7.5
In addition, a portion of the Company’s remaining revenues are from the above automotive manufacturing companies through various other automotive suppliers.
(14) Financial Instruments
The carrying values of the Company’s senior notes vary from their fair values. The fair values were determined by reference to quoted market prices of these securities. As of December 31, 2006 and 2005, the aggregate carrying value of the Company’s senior notes was $1.4 billion and $1.8 billion, respectively, as compared to an estimated fair value of $1.3 billion and $1.6 billion, respectively. As of December 31, 2006 and 2005, the carrying values of the Company’s other senior indebtedness and other financial instruments approximated their fair values, which were determined based on related instruments currently available to the Company for similar borrowings with like maturities.
Certain of the Company’s European and Asian subsidiaries periodically factor their accounts receivable with financial institutions. Such receivables are factored without recourse to the Company and are excluded from accounts receivable in the consolidated balance sheets. As of December 31, 2006 and December 31, 2005, the amount of factored receivables was $256.3 million and $256.2 million, respectively. The Company cannot provide any assurances that these factoring facilities will be available or utilized in the future.
Asset-Backed Securitization Facility
The Company and several of its U.S. subsidiaries sell certain accounts receivable to a wholly owned, consolidated, bankruptcy-remote special purpose corporation (Lear ASC Corporation) under an asset-backed securitization facility (the “ABS facility”). In turn, Lear ASC Corporation transfers undivided interests in up to $150 million of the receivables to bank-sponsored commercial paper conduits. The level of funding utilized under this facility is based on the credit ratings of the Company’s major customers, the level of aggregate accounts receivable in a specific month and the Company’s funding requirements. Should the Company’s major customers experience further reductions in their credit ratings, the Company may be unable or choose not to utilize the ABS facility in the future. Should this occur, the Company would utilize its New Credit Agreement to replace the funding currently provided by the ABS facility. In addition, the ABS facility providers can elect to discontinue the program in the event the Company’s senior secured debt credit rating declines to below B- or B3 by Standard & Poor’s Ratings Services or Moody’s Investors Service, respectively. In October 2006, the ABS facility was amended to extend the termination date from October 2006 to October 2007. No assurances can be given that the ABS facility will be extended upon its maturity.
The Company retains a subordinated ownership interest in the pool of receivables sold to Lear ASC Corporation. This retained interest is recorded at fair value, which is generally based on a discounted cash flow analysis. As of December 31, 2006, accounts receivable totaling $568.6 million had been transferred to Lear ASC

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(14) Financial Instruments – (continued)
Corporation, but no undivided interests in the receivables were transferred to the conduits. As such, this retained interest is included in accounts receivable in the consolidated balance sheet as of December 31, 2006. As of December 31, 2005, accounts receivable totaling $673.4 million had been transferred to Lear ASC Corporation, including $523.4 million of retained interests, which serves as credit enhancement for the facility and is included in accounts receivable in the consolidated balance sheet as of December 31, 2005, and $150.0 million of undivided interests, which was transferred to the conduits and is excluded from accounts receivable in the consolidated balance sheet as of December 31, 2005.
During the years ended December 31, 2006, 2005 and 2004, the Company and its subsidiaries sold to Lear ASC Corporation adjusted accounts receivable totaling $4.4 billion, $4.2 billion and $4.7 billion, respectively, under the ABS facility and recognized discounts of $8.0 million, $4.7 million and $1.4 million, respectively. These discounts are included in other expense, net, in the consolidated statements of operations for the years ended December 31, 2006, 2005 and 2004. The Company continues to service the transferred receivables and receives an annual servicing fee of 1.0% of the sold accounts receivable. The conduit investors and Lear ASC Corporation have no recourse to the other assets of the Company or its subsidiaries for the failure of the accounts receivable obligors to pay timely on the accounts receivable.
Certain cash flows received from and paid to Lear ASC Corporation are shown below (in millions):

	For the Year Ended December 31,
	2006	2005	2004

Proceeds from (repayments of) securitizations	$(150.0)	$150.0	$—
Proceeds from collections reinvested in securitizations	4,476.2	4,288.1	4,664.4
Servicing fees received	6.1	5.3	5.5
Under the provisions of FASB Interpretation (“FIN”) No. 46R, “Consolidation of Variable Interest Entities,” Lear ASC Corporation is a variable interest entity. The accounts of this entity have historically been included in the consolidated financial statements of the Company, as this entity is a wholly owned subsidiary of Lear. In addition, the bank conduits, which purchase undivided interests in the Company’s sold accounts receivable, are variable interest entities. Under the current ABS facility, the provisions of FIN No. 46R do not require the Company to consolidate any of the bank conduits’ assets or liabilities.
Derivative Instruments and Hedging Activities
The Company uses derivative financial instruments, including forward foreign exchange, futures, option and swap contracts, to manage its exposures to fluctuations in foreign exchange rates and interest rates. The use of these financial instruments mitigates the Company’s exposure to these risks with the intent of reducing the variability of the Company’s operating results. The Company is not a party to leveraged derivatives. On the date a derivative contract is entered into, the Company designates the derivative as either (1) a hedge of a recognized asset or liability or of an unrecognized firm commitment (a fair value hedge), (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (a cash flow hedge) or (3) a hedge of a net investment in a foreign operation (a net investment hedge).
For a fair value hedge, both the effective and ineffective portions of the change in the fair value of the derivative are recorded in earnings and reflected in the consolidated statement of operations on the same line as the gain or loss on the hedged item attributable to the hedged risk. For a cash flow hedge, the effective portion of the change in the fair value of the derivative is recorded in accumulated other comprehensive income (loss) in the consolidated balance sheet. When the underlying hedged transaction is realized, the gain or loss included in accumulated other comprehensive income (loss) is recorded in earnings and reflected in the consolidated statement of operations on the same line as the gain or loss on the hedged item attributable to the hedged risk. For a net investment hedge of a foreign operation, the effective portion of the change in the fair value of the derivative is recorded in cumulative translation adjustment, which is a component of accumulated other comprehensive income

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(14) Financial Instruments – (continued)
 (loss) in the consolidated balance sheet. In addition, for both cash flow and net investment hedges, changes in the fair value excluded from the Company’s effectiveness assessments and the ineffective portion of changes in the fair value are recorded in earnings and reflected in the consolidated statement of operations as other expense, net.
The Company formally documents its hedge relationships, including the identification of the hedging instruments and the hedged items, as well as its risk management objectives and strategies for undertaking the hedge transaction. Derivatives are recorded at fair value in other current and long-term assets and other current and long-term liabilities in the consolidated balance sheet. This process includes linking derivatives that are designated as hedges of specific assets, liabilities, firm commitments or forecasted transactions. The Company also formally assesses, both at inception and at least quarterly thereafter, whether a derivative used in a hedging transaction is highly effective in offsetting changes in either the fair value or cash flows of the hedged item. When it is determined that a derivative ceases to be a highly effective hedge, the Company discontinues hedge accounting.
Forward foreign exchange, futures and option contracts — The Company uses forward foreign exchange, futures and option contracts to reduce the effect of fluctuations in foreign exchange rates on short-term, foreign currency denominated intercompany transactions and other known foreign currency exposures. Gains and losses on the derivative instruments are intended to offset gains and losses on the hedged transaction in an effort to reduce the earnings volatility resulting from fluctuations in foreign exchange rates. The principal currencies hedged by the Company include the Mexican peso and the Canadian dollar, as well as the Euro and other European currencies. Forward foreign exchange, futures and option contracts are accounted for as cash flow hedges when the hedged item is a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability. As of December 31, 2006, contracts designated as cash flow hedges with $464.9 million of notional amount were outstanding with maturities of less than twelve months. As of December 31, 2006, the fair market value of these contracts was approximately $15.0 million. As of December 31, 2006, other foreign currency derivative contracts that did not qualify for hedge accounting had a total notional amount outstanding of $346.7 million. These foreign currency derivative contracts consist principally of cash transactions between three and thirty days, hedges of intercompany loans and hedges of certain other balance sheet exposures. As of December 31, 2006, the fair market value of these contracts was approximately $1.6 million.
Interest rate swap contracts — The Company uses interest rate swap contracts to manage its exposure to fluctuations in interest rates. Interest rate swap contracts which fix the interest payments of certain variable rate debt instruments or fix the market rate component of anticipated fixed rate debt instruments are accounted for as cash flow hedges. Interest rate swap contracts which hedge the change in fair market value of certain fixed rate debt instruments are accounted for as fair value hedges. As of December 31, 2006, contracts representing $800.0 million of notional amount were outstanding with maturity dates of August 2007 through September 2011. All of these contracts modify the variable rate characteristics of the Company’s variable rate debt instruments, which are generally set at three-month LIBOR rates. These contracts convert variable rate obligations into fixed rate obligations with a weighted average interest rate of 4.902%. The fair market value of all outstanding interest rate swap contracts is subject to changes in value due to changes in interest rates. As of December 31, 2006, the fair market value of these contracts was approximately negative $2.7 million.
As of December 31, 2006 and 2005, net gains of approximately $14.7 million and $9.0 million, respectively, related to derivative instruments and hedging activities were recorded in accumulated other comprehensive loss. During the years ended December 31, 2006, 2005 and 2004, net gains (losses) of approximately $(2.2) million, $33.5 million and $(7.4) million, respectively, related to the Company’s hedging activities were reclassified from accumulated other comprehensive loss into earnings. During the year ending December 31, 2007, the Company expects to reclassify into earnings net gains of approximately $16.0 million recorded in accumulated other comprehensive loss. Such gains will be reclassified at the time the underlying hedged transactions are realized. During the years ended December 31, 2006, 2005 and 2004, amounts recognized in the consolidated statements of operations related to changes in the fair value of cash flow and fair value hedges excluded from the effectiveness assessments and the ineffective portion of changes in the fair value of cash flow and fair value hedges were not material.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(14) Financial Instruments – (continued)
Non-U.S. dollar financing transactions — The Company has designated its Euro-denominated senior notes (Note 8, “Long-Term Debt”) as a net investment hedge of long-term investments in its Euro-functional subsidiaries. As of December 31, 2006, the amount recorded in accumulated other comprehensive loss related to the effective portion of the net investment hedge of foreign operations was approximately negative $147.2 million. Such amount will be included in accumulated other comprehensive loss until the Company liquidates its related net investment in its designated foreign operations.
(15) Quarterly Financial Data (unaudited)

	Thirteen Weeks Ended
	April 1, 2006	July 1, 2006	September 30, 2006	December 31, 2006

Net sales	$4,678.5	$4,810.2	$4,069.7	$4,280.5
Gross profit	219.2	284.1	186.8	237.6
Goodwill impairment charges	—	2.9	—	—
Loss on divestiture of Interior business	—	—	28.7	607.3
Income (loss) before cumulative effect of a change in accounting principle	15.0	(6.4)	(74.0)	(645.0)
Net income (loss)	17.9	(6.4)	(74.0)	(645.0)
Basic net income (loss) per share before cumulative effect of a change in accounting accounting principle	0.22	(0.10)	(1.10)	(8.90)
Basic net income (loss) per share	0.27	(0.10)	(1.10)	(8.90)
Diluted net income (loss) per share before cumulative effect of a change in accounting accounting principle	0.22	(0.10)	(1.10)	(8.90)
Diluted net income (loss) per share	0.26	(0.10)	(1.10)	(8.90)

	Thirteen Weeks Ended
	April 2, 2005	July 2, 2005	October 1, 2005	December 31, 2005

Net sales	$4,286.0	$4,419.3	$3,986.6	$4,397.3
Gross profit	199.9	220.8	86.4	228.9
Goodwill impairment charges	—	—	670.0	342.8
Net income (loss)	15.6	(44.4)	(750.1)	(602.6)
Basic net income (loss) per share	0.23	(0.66)	(11.17)	(8.97)
Diluted net income (loss) per share	0.23	(0.66)	(11.17)	(8.97)
(16) Accounting Pronouncements
Inventory Costs — The FASB issued SFAS No. 151, “Inventory Costs — an amendment of ARB No. 43, Chapter 4.” This statement clarifies the requirement that abnormal inventory-related costs be recognized as current-period charges and requires that the allocation of fixed production overheads to inventory conversion costs be based on the normal capacity of the production facilities. The provisions of this statement are to be applied prospectively to inventory costs incurred during fiscal years beginning after June 15, 2005. The effects of adoption were not significant.
Nonmonetary Assets — The FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets — an amendment of APB Opinion No. 29.” APB Opinion No. 29, in general, requires the use of fair value as the measurement basis for exchanges of nonmonetary assets. This statement eliminates the exception to the fair value measurement principle for nonmonetary exchanges of similar productive assets and replaces it with a general exception for nonmonetary asset exchanges that lack commercial substance. The provisions of this statement are to be applied prospectively to nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The effects of adoption were not significant.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(16) Accounting Pronouncements – (continued)
Financial Instruments — The FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments — an amendment of FASB Statements No. 133 and 140.” This statement resolves issues related to the application of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” to beneficial interests in securitized assets. The provisions of this statement are to be applied prospectively to all financial instruments acquired or issued during fiscal years beginning after September 15, 2006. The Company is currently evaluating the provisions of this statement but does not expect the effects of adoption to be significant.
The FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets — an amendment of FASB Statement No. 140.” This statement requires that all servicing assets and liabilities be initially measured at fair value. The provisions of this statement are to be applied prospectively to all servicing transactions beginning after September 15, 2006. The effects of adoption were not significant.
Fair Value Measurements — The FASB issued SFAS No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The provisions of this statement are to generally be applied prospectively in fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of this statement on its financial statements.
Pension and Other Postretirement Benefits — The FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106 and 132(R).” The Company adopted the funded status recognition provisions of SFAS No. 158 as of December 31, 2006. For a discussion of the effects of adopting the recognition provisions of SFAS No. 158, see Note 10, “Pension and Other Postretirement Benefit Plans.”
This statement also requires the measurement of defined benefit plan asset and liabilities as of the annual balance sheet date. Currently, the Company measures its plan assets and liabilities using an early measurement date of September 30, as allowed by the original provisions of SFAS No. 87, “Employers’ Accounting for Pensions,” and SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” The measurement date provisions of SFAS No. 158 are effective for fiscal years ending after December 15, 2008. The Company is currently evaluating the measurement date provisions of this statement.
Income Taxes — The FASB issued Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109.” FIN 48 clarifies the accounting for uncertainty in income taxes by establishing minimum standards for the recognition and measurement of tax positions taken or expected to be taken in a tax return. Under the requirements of FIN 48, the Company must review all of its uncertain tax positions and make a determination as to whether its position is more-likely-than-not to be sustained upon examination by regulatory authorities. If a position meets the more-likely-than-not criterion, then the related tax benefit is measured based on the cumulative probability analysis of the amount that is more-likely-than-not to be realized upon ultimate settlement. FIN 48 is effective for fiscal years beginning after December 15, 2006. The cumulative impact of the initial adoption of FIN 48 will be reported as an adjustment to the Company’s beginning retained deficit balance in 2007. The Company is currently evaluating the impact of this interpretation on its financial statements.
Financial Statement Reporting — The SEC issued Staff Accounting Bulletin (“SAB”) No. 108. SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The interpretive guidance is effective for financial statements covering fiscal years ending after November 15, 2006. The effect of adoption was not significant.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(17) Subsequent Event
On February 9, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AREP Car Holdings Corp., a Delaware corporation (“Parent”), and AREP Car Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub would be merged with and into the Company, and as a result, the Company would continue as the surviving corporation and a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Carl C. Icahn.
Pursuant to the Merger Agreement, as of the effective time of the merger, each issued and outstanding share of common stock of the Company, other than shares (i) owned by Parent, Merger Sub or any subsidiary of Parent and (ii) owned by any shareholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be canceled and automatically converted into the right to receive $36.00 in cash, without interest.
The Merger Agreement contains provisions pursuant to which the Company may solicit alternative acquisition proposals for forty-five days after the date of the Merger Agreement (the “Solicitation Period”) and receive unsolicited proposals thereafter. The Company may terminate the Merger Agreement under certain circumstances, including if its board of directors determines in good faith that it has received a Superior Proposal (as defined in the Merger Agreement) and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, and in certain other limited circumstances, the Company would be required to pay a fee of $85.2 million to Parent plus up to $15.0 million of Parent’s out-of-pocket expenses (including fees and expenses of financing sources, counsel, accountants, investment bankers, experts and consultants) relating to the Merger Agreement. If such termination is to accept a Superior Proposal prior to the end of the Solicitation Period, the Company would be required to pay a fee of $73.5 million to Parent plus up to $6.0 million of Parent’s out-of-pocket expenses.
Parent has obtained debt financing commitments for the transaction contemplated by the Merger Agreement. Consummation of the merger is not subject to a financing condition, but is subject to other conditions, including receipt of the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock, antitrust approvals and other customary closing conditions.
In connection with the execution of the Merger Agreement, the Company entered into a voting agreement with Icahn Partners LP, Icahn Partners Master Fund LP, Koala Holding LLC and High River Limited Partnership. In the aggregate, such holders beneficially own approximately 15% of the Company’s outstanding common stock. Pursuant to the voting agreement, such holders agreed to vote in favor of the merger and, subject to certain exceptions, not to dispose of any shares of common stock prior to consummation of the merger. Such holders have also agreed to vote in favor of a Superior Proposal under certain circumstances. In addition, American Real Estate Partners, L.P. has provided a limited guaranty in favor of the Company with respect to the performance by Parent and Merger Sub of certain payment obligations under the Merger Agreement.
For further information regarding the Merger Agreement, please refer to the Merger Agreement and certain related documents which are incorporated by reference as exhibits to this Report.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(18) Supplemental Guarantor Condensed Consolidating Financial Statements

	December 31, 2006
	Parent	Guarantors	Non- Guarantors	Eliminations	Consolidated
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$195.8	$4.0	$302.9	$—	$502.7
Accounts receivable	12.7	243.5	1,750.7	—	2,006.9
Inventories	15.2	136.9	429.4	—	581.5
Current assets of business held for sale	77.1	217.1	133.6	—	427.8
Other	45.9	29.9	295.6	—	371.4
Total current assets	346.7	631.4	2,912.2	—	3,890.3
Long-Term Assets:
Property, plant and equipment, net	230.9	284.1	956.7	—	1,471.7
Goodwill, net	454.5	551.1	991.1	—	1,996.7
Investments in subsidiaries	3,691.2	3,257.4	—	(6,948.6)	—
Other	233.7	24.1	234.0	—	491.8
Total long-term assets	4,610.3	4,116.7	2,181.8	(6,948.6)	3,960.2
	$4,957.0	$4,748.1	$5,094.0	$(6,948.6)	$7,850.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$—	$—	$39.3	$—	$39.3
Accounts payable and drafts	157.0	395.7	1,764.7	—	2,317.4
Other accrued liabilities	322.3	145.8	631.2	—	1,099.3
Current liabilities of business held for sale	60.4	226.1	119.2	—	405.7
Current portion of long-term debt	6.0	—	19.6	—	25.6
Total current liabilities	545.7	767.6	2,574.0	—	3,887.3
Long-Term Liabilities:
Long-term debt	2,413.2	—	21.3	—	2,434.5
Long-term liabilities of business held for sale	—	0.1	48.4	—	48.5
Intercompany accounts, net	1,193.7	503.1	(1,696.8)	—	—
Other	202.4	176.5	499.3	—	878.2
Total long-term liabilities	3,809.3	679.7	(1,127.8)	—	3,361.2
Stockholders’ Equity	602.0	3,300.8	3,647.8	(6,948.6)	602.0
	$4,957.0	$4,748.1	$5,094.0	$(6,948.6)	$7,850.5

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(18) Supplemental Guarantor Condensed Consolidating Financial Statements – (continued)

	December 31, 2005
	Parent	Guarantors	Non- Guarantors	Eliminations	Consolidated
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$38.6	$4.8	$153.9	$—	$197.3
Accounts receivable	46.1	208.7	1,745.3	—	2,000.1
Inventories	24.6	176.9	394.1	—	595.6
Current assets of business held for sale	228.7	264.3	114.7	—	607.7
Other	151.4	68.5	225.8	—	445.7
Total current assets	489.4	723.2	2,633.8	—	3,846.4
Long-Term Assets:
Property, plant and equipment, net	216.7	479.8	918.2	—	1,614.7
Goodwill, net	454.5	536.5	948.8	—	1,939.8
Long-term assets of business held for sale	108.5	267.3	109.4	—	485.2
Investments in subsidiaries	3,274.0	2,895.0	—	(6,169.0)	—
Other	104.9	26.9	270.5	—	402.3
Total long-term assets	4,158.6	4,205.5	2,246.9	(6,169.0)	4,442.0
	$4,648.0	$4,928.7	$4,880.7	$(6,169.0)	$8,288.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$—	$—	$23.4	$—	$23.4
Accounts payable and drafts	223.0	560.2	1,732.8	—	2,516.0
Other accrued liabilities	238.8	161.2	608.6	—	1,008.6
Current liabilities of business held for sale	169.6	275.7	104.0	—	549.3
Current portion of long-term debt	2.1	2.1	5.2	—	9.4
Total current liabilities	633.5	999.2	2,474.0	—	4,106.7
Long-Term Liabilities:
Long-term debt	2,194.7	8.4	40.0	—	2,243.1
Long-term liabilities of business held for sale	—	0.3	27.3	—	27.6
Intercompany accounts, net	410.0	1,012.5	(1,422.5)	—	—
Other	298.8	157.7	343.5	—	800.0
Total long-term liabilities	2,903.5	1,178.9	(1,011.7)	—	3,070.7
Stockholders’ Equity	1,111.0	2,750.6	3,418.4	(6,169.0)	1,111.0
	$4,648.0	$4,928.7	$4,880.7	$(6,169.0)	$8,288.4

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(18) Supplemental Guarantor Condensed Consolidating Financial Statements – (continued)

	For the Year Ended December 31, 2006
	Parent	Guarantors	Non- Guarantors	Eliminations	Consolidated
	(in millions)
Net sales	$1,580.3	$6,889.8	$12,729.4	$(3,360.6)	$17,838.9
Cost of sales	1,691.5	6,755.6	11,824.7	(3,360.6)	16,911.2
Selling, general and administrative expenses	240.5	75.0	331.2	—	646.7
Goodwill impairment charges	—	2.9	—	—	2.9
Loss on divestiture of Interior business	240.4	259.6	136.0	—	636.0
Interest (income) expense	(114.4)	126.1	198.1	—	209.8
Intercompany (income) expense, net	(281.2)	77.4	203.8	—	—
Other expense, net	27.6	48.8	9.3	—	85.7
Income (loss) before provision (benefit) for income taxes, minority interests in consolidated subsidiaries and equity in net (income) loss of affiliates and subsidiaries	(224.1)	(455.6)	26.3	—	(653.4)
Provision (benefit) for income taxes	5.4	(67.4)	116.9	—	54.9
Minority interests in consolidated subsidiaries	—	—	18.3	—	18.3
Equity in net (income) loss of affiliates	(12.7)	(5.2)	1.7	—	(16.2)
Equity in net (income) loss of subsidiaries	493.6	(80.1)	—	(413.5)	—
Loss before cumulative effect of a change in accounting principle	(710.4)	(302.9)	(110.6)	413.5	(710.4)
Cumulative effect of a change in accounting principle	2.9	—	—	—	2.9
Net loss	$(707.5)	$(302.9)	$(110.6)	$413.5	$(707.5)

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(18) Supplemental Guarantor Condensed Consolidating Financial Statements – (continued)

	For the Year Ended December 31, 2005
	Parent	Guarantors	Non- Guarantors	Eliminations	Consolidated
	(in millions)
Net sales	$1,657.2	$6,599.0	$11,350.1	$(2,517.1)	$17,089.2
Cost of sales	1,727.4	6,568.4	10,574.5	(2,517.1)	16,353.2
Selling, general and administrative expenses	309.6	2.8	318.2	—	630.6
Goodwill impairment charges	—	1,012.8	—	—	1.012.8
Interest expense	45.9	94.2	43.1	—	183.2
Intercompany (income) expense, net	(373.7)	308.2	65.5	—	—
Other expense, net	6.4	19.4	12.2	—	38.0
Income (loss) before provision (benefit) for income taxes, minority interests in consolidated subsidiaries and equity in net (income) loss of affiliates and subsidiaries	(58.4)	(1,406.8)	336.6	—	(1,128.6)
Provision (benefit) for income taxes	270.2	(140.6)	64.7	—	194.3
Minority interests in consolidated subsidiaries	—	—	7.2	—	7.2
Equity in net (income) loss of affiliates	40.6	(3.5)	14.3	—	51.4
Equity in net (income) loss of subsidiaries	1,012.3	(193.9)	—	(818.4)	—
Net income (loss)	$(1,381.5)	$(1,068.8)	$250.4	$818.4	$(1,381.5)

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(18) Supplemental Guarantor Condensed Consolidating Financial Statements – (continued)

	For the Year Ended December 31, 2004
	Parent	Guarantors	Non- Guarantors	Eliminations	Consolidated
	(in millions)
Net sales	$1,652.1	$6,937.7	$10,990.3	$(2,620.1)	$16,960.0
Cost of sales	1,739.9	6,270.1	10,168.0	(2,620.1)	15,557.9
Selling, general and administrative expenses	205.3	129.5	298.9	—	633.7
Interest expense	30.2	100.5	34.8	—	165.5
Intercompany (income) expense, net	(317.2)	339.4	(22.2)	—	—
Other (income) expense, net	(17.8)	29.5	26.9	—	38.6
Income before provision (benefit) for income taxes, minority interests in consolidated subsidiaries and equity in net (income) loss of affiliates and subsidiaries	11.7	68.7	483.9	—	564.3
Provision (benefit) for income taxes	(17.9)	25.1	120.8	—	128.0
Minority interests in consolidated subsidiaries	—	—	16.7	—	16.7
Equity in net (income) loss of affiliates	0.3	(3.3)	0.4	—	(2.6)
Equity in net income of subsidiaries	(392.9)	(305.8)	—	698.7	—
Net income	$422.2	$352.7	$346.0	$(698.7)	$422.2

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(18) Supplemental Guarantor Condensed Consolidating Financial Statements – (continued)

	For the Year Ended December 31, 2006
	Parent	Guarantors	Non- Guarantors	Eliminations	Consolidated
	(in millions)
Net Cash Provided by Operating Activities	$28.9	$(102.0)	$358.4	$—	$285.3
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(47.8)	(94.8)	(205.0)	—	(347.6)
Cost of acquisitions, net of cash acquired	—	(24.9)	(5.6)	—	(30.5)
Net proceeds from disposition of businesses and other assets	(1.4)	22.5	44.8	—	65.9
Net cash used in investing activities	(49.2)	(97.2)	(165.8)	—	(312.2)
Cash Flows from Financing Activities:
Issuance of senior notes	900.0	—	—	—	900.0
Repayment of senior notes	(1,356.9)	—	—	—	(1,356.9)
Primary credit facility borrowings, net	597.0	—	—	—	597.0
Other long-term debt repayments, net	(44.8)	(10.5)	18.8	—	(36.5)
Short-term debt repayments, net	—	—	(11.8)	—	(11.8)
Change in intercompany accounts	(102.0)	192.6	(90.6)	—	—
Net proceeds from the sale of common stock	199.2	—	—	—	199.2
Dividends paid	(16.8)	—	—	—	(16.8)
Proceeds from exercise of stock options	0.2	—	—	—	0.2
Increase in drafts	1.6	(2.3)	3.7	—	3.0
Net cash provided by financing activities	177.5	179.8	(79.9)	—	277.4
Effect of foreign currency translation	—	18.6	36.3	—	54.9
Net Change in Cash and Cash Equivalents	157.2	(0.8)	149.0	—	305.4
Cash and Cash Equivalents at Beginning of Year	38.6	4.8	153.9	—	197.3
Cash and Cash Equivalents at End of Year	$195.8	$4.0	$302.9	$—	$502.7

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(18) Supplemental Guarantor Condensed Consolidating Financial Statements – (continued)

	For the Year Ended December 31, 2005
	Parent	Guarantors	Non- Guarantors	Eliminations	Consolidated
	(in millions)
Net Cash Provided by Operating Activities	$(260.7)	$(15.8)	$837.3	$—	$560.8
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(123.0)	(235.9)	(209.5)	—	(568.4)
Cost of acquisitions, net of cash acquired	—	—	(11.8)	—	(11.8)
Net proceeds from disposition of businesses and other assets	7.8	16.1	9.4	—	33.3
Other, net	1.9	0.6	2.8	—	5.3
Net cash used in investing activities	(113.3)	(219.2)	(209.1)	—	(541.6)
Cash Flows from Financing Activities:
Repayment of senior notes	(600.0)	—	—	—	(600.0)
Primary credit facility borrowings, net	400.0	—	—	—	400.0
Other long-term debt repayments, net	(17.7)	(2.2)	(12.8)	—	(32.7)
Short-term debt repayments, net	—	—	(23.8)	—	(23.8)
Change in intercompany accounts	601.1	234.5	(835.6)	—	—
Dividends paid	(67.2)	—	—	—	(67.2)
Proceeds from exercise of stock options	4.7	—	—	—	4.7
Repurchase of common stock	(25.4)	—	—	—	(25.4)
Decrease in drafts	(7.1)	1.5	2.3	—	(3.3)
Other, net	0.7	—	—	—	0.7
Net cash used in financing activities	289.1	233.8	(869.9)	—	(347.0)
Effect of foreign currency translation	—	2.2	(62.0)	—	(59.8)
Net Change in Cash and Cash Equivalents	(84.9)	1.0	(303.7)	—	(387.6)
Cash and Cash Equivalents at Beginning of Year	123.5	3.8	457.6	—	584.9
Cash and Cash Equivalents at End of Year	$38.6	$4.8	$153.9	$—	$197.3

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(18) Supplemental Guarantor Condensed Consolidating Financial Statements – (continued)

	For the Year Ended December 31, 2004
	Parent	Guarantors	Non- Guarantors	Eliminations	Consolidated
	(in millions)
Net Cash Provided by Operating Activities	$100.6	$64.6	$510.7	$—	$675.9
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(71.6)	(146.2)	(211.2)	—	(429.0)
Cost of acquisitions, net of cash acquired	(14.1)	(3.3)	(85.6)	—	(103.0)
Net proceeds from disposition of businesses and other assets	15.3	13.2	27.8	—	56.3
Other, net	0.8	0.1	2.3	—	3.2
Net cash used in investing activities	(69.6)	(136.2)	(266.7)	—	(472.5)
Cash Flows from Financing Activities:
Issuance of senior notes	399.2	—	—	—	399.2
Other long-term debt repayments, net	(11.4)	1.0	(39.0)	—	(49.4)
Short-term debt repayments, net	(0.3)	(0.1)	(29.4)	—	(29.8)
Change in intercompany accounts	(189.1)	66.2	122.9	—	—
Dividends paid	(68.0)	—	—	—	(68.0)
Proceeds from exercise of stock options	24.4	—	—	—	24.4
Repurchase of common stock	(97.7)	—	—	—	(97.7)
Decrease in drafts	(6.1)	(5.3)	(1.2)	—	(12.6)
Net cash provided by financing activities	51.0	61.8	53.3	—	166.1
Effect of foreign currency translation	—	4.5	41.6	—	46.1
Net Change in Cash and Cash Equivalents	82.0	(5.3)	338.9	—	415.6
Cash and Cash Equivalents at Beginning of Year	41.5	9.1	118.7	—	169.3
Cash and Cash Equivalents at End of Year	$123.5	$3.8	$457.6	$—	$584.9
Basis of Presentation — Certain of the Company’s wholly owned subsidiaries (the “Guarantors”) have unconditionally fully guaranteed, on a joint and several basis, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of the Company’s obligations under the New Credit Agreement and the indentures governing the Company’s senior notes, including the Company’s obligations to pay principal, premium, if any, and interest with respect to the senior notes. The senior notes consist of $300 million aggregate principal amount of 8.50% senior notes due 2013, $600 million aggregate principal amount of 8.75% senior notes due 2016, $399 million aggregate principal amount of 5.75% senior notes due 2014, $4 million aggregate principal amount of zero-coupon convertible senior notes due 2022, Euro 56 million aggregate principal amount of 8.125% senior notes due 2008 and $41 million aggregate principal amount of 8.11% senior notes due 2009. The Guarantors under the indentures are currently Lear Automotive Dearborn, Inc., Lear Automotive (EEDS) Spain S.L., Lear Corporation EEDS and Interiors, Lear Corporation (Germany) Ltd., Lear Corporation Mexico, S. de R.L. de C.V., Lear Operations Corporation and Lear Seating Holdings Corp. #50. Lear Automotive Dearborn, Inc. became a Guarantor under the indentures effective April 25, 2006. In lieu of providing separate audited financial statements for the Guarantors, the Company has included the audited supplemental guarantor condensed consolidating financial statements above. These financial statements reflect the guarantors listed above for all periods presented. Management does not believe that separate financial statements of the Guarantors are material to investors. Therefore, separate financial statements and other disclosures concerning the Guarantors are not presented.
As of and for the years ended December 31, 2005 and 2004, the supplemental guarantor condensed consolidating financial statements have been restated to reflect certain changes to the equity investments of the guarantor subsidiaries.
Distributions — There are no significant restrictions on the ability of the Guarantors to make distributions to the Company.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(18) Supplemental Guarantor Condensed Consolidating Financial Statements – (continued)
Selling, General and Administrative Expenses — During 2006, 2005 and 2004, the Parent allocated $50.0 million, $62.3 million and $63.3 million, respectively, of corporate selling, general and administrative expenses to its operating subsidiaries. The allocations were based on various factors, which estimate usage of particular corporate functions, and in certain instances, other relevant factors, such as the revenues or the number of employees of the Company’s subsidiaries.
Long-Term Debt of the Parent and the Guarantors — A summary of long-term debt of the Parent and the Guarantors on a combined basis is shown below (in millions):

	December 31,
	2006	2005

Amended and restated primary credit facility	$997.0	$400.0
Senior notes	1,417.6	1,795.0
Other long-term debt	4.6	12.3
	2,419.2	2,207.3
Less — current portion	(6.0)	(4.2)
	$2,413.2	$2,203.1
The obligations of foreign subsidiary borrowers under the New Credit Agreement are guaranteed by the Parent.
For a more detailed description of the above indebtedness, see Note 8, “Long-Term Debt.”
The aggregate minimum principal payment requirements on long-term debt of the Parent and the Guarantors, including capital lease obligations, in each of the five years subsequent to December 31, 2006, are shown below (in millions):

Year	Maturities

2007	$6.0
2008	79.3
2009	47.2
2010	6.0
2011	6.0

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LEAR CORPORATION AND SUBSIDIARIES
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

	Balance as of Beginning of Year	Additions	Retirements	Other Changes	Balance as of End of Year
	(in millions)
FOR THE YEAR ENDED DECEMBER 31, 2006:
Valuation of accounts deducted from related assets:
Allowance for doubtful accounts	$20.4	$7.7	$(12.2)	$(1.0)	$14.9
Reserve for unmerchantable inventories	85.7	28.4	(23.3)	(3.7)	87.1
Restructuring reserves	25.5	92.3	(75.9)	—	41.9
Allowance for deferred tax assets	478.3	364.6	(28.4)	29.4	843.9
	$609.9	$493.0	$(139.8)	$24.7	$987.8

FOR THE YEAR ENDED DECEMBER 31, 2005:
Valuation of accounts deducted from related assets:
Allowance for doubtful accounts	$26.7	$12.5	$(15.8)	$(3.0)	$20.4
Reserve for unmerchantable inventories	86.4	33.8	(23.3)	(11.2)	85.7
Restructuring reserves	20.9	86.8	(80.3)	(1.9)	25.5
Allowance for deferred tax assets	277.7	276.3	(44.5)	(31.2)	478.3
	$411.7	$409.4	$(163.9)	$(47.3)	$609.9

FOR THE YEAR ENDED DECEMBER 31, 2004:
Valuation of accounts deducted from related assets:
Allowance for doubtful accounts	$30.6	$11.7	$(16.0)	$0.4	$26.7
Reserve for unmerchantable inventories	55.8	45.5	(16.0)	1.1	86.4
Restructuring reserves	8.1	18.8	(6.0)	—	20.9
Allowance for deferred tax assets	220.8	84.4	(27.5)	—	277.7
	$315.3	$160.4	$(65.5)	$1.5	$411.7

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LEAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2007	December 31, 2006
	(unaudited)
	(in millions, except share data)
ASSETS
Current Assets:
Cash and cash equivalents	$330.4	$502.7
Accounts receivable	2,412.7	2,006.9
Inventories	599.0	581.5
Current assets of business held for sale	38.3	427.8
Other	317.6	371.4
Total current assets	3,698.0	3,890.3
Long-Term Assets:
Property, plant and equipment, net	1,425.9	1,471.7
Goodwill, net	2,006.6	1,996.7
Other	530.5	491.8
Total long-term assets	3,963.0	3,960.2
	$7,661.0	$7,850.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$11.5	$39.3
Accounts payable and drafts	2,480.3	2,317.4
Accrued liabilities	1,152.8	1,099.3
Current liabilities of business held for sale	16.7	405.7
Current portion of long-term debt	26.4	25.6
Total current liabilities	3,687.7	3,887.3
Long-Term Liabilities:
Long-term debt	2,431.8	2,434.5
Long-term liabilities of business held for sale	21.6	48.5
Other	827.4	878.2
Total long-term liabilities	3,280.8	3,361.2
Stockholders’ Equity:
Common stock, $0.01 par value, 150,000,000 shares authorized; 82,166,506 shares and 81,984,306 shares issued as of March 31, 2007 and December 31, 2006, respectively	0.7	0.7
Additional paid-in capital	1,357.3	1,338.1
Common stock held in treasury, 5,508,097 shares as of March 31, 2007, and 5,732,316 shares as of December 31, 2006, at cost	(201.9)	(210.2)
Retained deficit	(308.0)	(362.5)
Accumulated other comprehensive loss	(155.6)	(164.1)
Total stockholders’ equity	692.5	602.0
	$7,661.0	$7,850.5

The accompanying notes are an integral part of these condensed consolidated balance sheets.

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LEAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31, 2007	April 1, 2006
	(unaudited; in millions, except per share data)
Net sales	$4,406.1	$4,678.5
Cost of sales	4,095.2	4,459.3
Selling, general and administrative expenses	126.5	165.0
Loss on divestiture of Interior business	25.6	—
Interest expense	51.5	47.7
Other (income) expense, net	25.0	(8.3)
Income before provision (benefit) for income taxes and cumulative effect of a change in accounting principle	82.3	14.8
Provision (benefit) for income taxes	32.4	(0.2)
Income before cumulative effect of a change in accounting principle	49.9	15.0
Cumulative effect of a change in accounting principle	—	2.9
Net income	$49.9	$17.9
Basic net income per share:
Income before cumulative effect of a change in accounting principle	$0.65	$0.22
Cumulative effect of a change in accounting principle	—	0.05
Basic net income per share	$0.65	$0.27
Diluted net income per share:
Income before cumulative effect of a change in accounting principle	$0.64	$0.22
Cumulative effect of a change in accounting principle	—	0.04
Diluted net income per share	$0.64	$0.26

The accompanying notes are an integral part of these condensed consolidated statements.

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LEAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31, 2007	April 1, 2006
	(unaudited; in millions)
Cash Flows from Operating Activities:
Net income	$49.9	$17.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Cumulative effect of a change in accounting principle	—	(2.9)
Loss on divestiture of Interior business	25.6	—
Depreciation and amortization	74.5	97.8
Net change in recoverable customer engineering and tooling	23.8	128.6
Net change in working capital items	(150.4)	(235.8)
Net change in sold accounts receivable	(38.9)	38.1
Other, net	(26.3)	(4.3)
Net cash provided by (used in) operating activities	(41.8)	39.4
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(29.2)	(92.6)
Divestiture of Interior business	(57.3)	—
Other, net	(28.6)	27.9
Net cash used in investing activities	(115.1)	(64.7)
Cash Flows from Financing Activities:
Long-term debt repayments, net	(3.6)	(6.1)
Short-term debt repayments, net	(11.0)	—
Dividends paid	—	(16.8)
Proceeds from exercise of stock options	5.7	—
Increase (decrease) in drafts	(13.5)	1.1
Net cash used in financing activities	(22.4)	(21.8)
Effect of foreign currency translation	7.0	10.7
Net Change in Cash and Cash Equivalents	(172.3)	(36.4)
Cash and Cash Equivalents as of Beginning of Period	502.7	207.6
Cash and Cash Equivalents as of End of Period	$330.4	$171.2
Changes in Working Capital Items:
Accounts receivable	$(434.2)	$(428.2)
Inventories	(20.6)	14.0
Accounts payable	224.5	103.9
Accrued liabilities and other	79.9	74.5
Net change in working capital items	$(150.4)	$(235.8)
Supplementary Disclosure:
Cash paid for interest	$36.9	$26.6
Cash paid for income taxes	$45.7	$42.9

The accompanying notes are an integral part of these condensed consolidated statements.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(1) Basis of Presentation
The condensed consolidated financial statements include the accounts of Lear Corporation (“Lear” or the “Parent”), a Delaware corporation and the wholly owned and less than wholly owned subsidiaries controlled by Lear (collectively, the “Company”). In addition, Lear consolidates variable interest entities in which it bears a majority of the risk of the entities’ potential losses or stands to gain from a majority of the entities’ expected returns. Investments in affiliates in which Lear does not have control, but does have the ability to exercise significant influence over operating and financial policies, are accounted for under the equity method.
The Company and its affiliates design and manufacture complete automotive seat systems, electrical distribution systems and select electronic products. Through the first quarter of 2007, the Company also supplied automotive interior systems and components, including instrument panels and cockpit systems, headliners and overhead systems, door panels and flooring and acoustic systems (Note 3, “Divestiture of Interior Business”). The Company’s main customers are automotive original equipment manufacturers. The Company operates facilities worldwide.
Certain amounts in the prior period’s financial statements have been reclassified to conform to the presentation used in the quarter ended March 31, 2007.
(2) Merger Agreement
On February 9, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AREP Car Holdings Corp., a Delaware corporation (“Parent”), and AREP Car Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub would be merged with and into the Company, and as a result, the Company would continue as the surviving corporation and a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Carl C. Icahn.
Pursuant to the Merger Agreement, as of the effective time of the merger, each issued and outstanding share of common stock of the Company, other than shares (i) owned by Parent, Merger Sub or any subsidiary of Parent and (ii) owned by any shareholders who are entitled to and who have properly exercised appraisal rights under Delaware law, will be canceled and automatically converted into the right to receive $36.00 in cash, without interest.
The Merger Agreement contains provisions pursuant to which the Company was permitted to solicit alternative acquisition proposals for forty-five days after the date of the Merger Agreement (the “Solicitation Period”) and continue ongoing discussions or negotiations thereafter. The Solicitation Period ended on March 26, 2007, and no alternative acquisition proposals have been received as of the date of this Report. The Company may terminate the Merger Agreement under certain circumstances, including if its board of directors determines in good faith that it has received a Superior Proposal (as defined in the Merger Agreement) and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, and in certain other limited circumstances, the Company would be required to pay a fee of $85.2 million to Parent plus up to $15.0 million of Parent’s out-of-pocket expenses (including fees and expenses of financing sources, counsel, accountants, investment bankers, experts and consultants) relating to the Merger Agreement.
Parent has obtained debt financing commitments for the transaction contemplated by the Merger Agreement. Consummation of the merger is not subject to a financing condition, but is subject to other conditions, including receipt of the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock, antitrust approvals and other customary closing conditions.
In connection with the execution of the Merger Agreement, the Company entered into a voting agreement with Icahn Partners LP, Icahn Partners Master Fund LP, Koala Holding Limited Partnership and High River Limited Partnership. In the aggregate, such holders beneficially own approximately 16% of the Company’s outstanding common stock. Pursuant to the voting agreement, such holders agreed to vote in favor of the merger and, subject to certain exceptions, not to dispose of any shares of common stock prior to consummation of the merger. Such holders have also agreed to vote in favor of a Superior Proposal under certain circumstances. In addition, American Real

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(2) Merger Agreement – (continued)
Estate Partners, L.P. has provided a limited guaranty in favor of the Company with respect to the performance by Parent and Merger Sub of certain payment obligations under the Merger Agreement.
If presented, the transaction contemplated by the Merger Agreement will be voted on by shareholders of record as of May 14, 2007, at the Company’s annual stockholders’ meeting, which has been scheduled for June 27, 2007.
For further information regarding the Merger Agreement, please refer to the Merger Agreement and certain related documents, which are incorporated by reference as exhibits to this Report.
(3) Divestiture of Interior Business
On March 31, 2007, the Company completed the transfer of substantially all of the assets of the Company’s North American interior business (as well as its interests in two China joint ventures and $27.4 million of cash) to International Automotive Components Group North America, Inc. and International Automotive Components Group North America, LLC (together, “IAC North America”), in exchange for a 25% equity interest in IAC North America and warrants for an additional 7% of the current outstanding equity of IAC North America. In addition, under the terms of the divestiture agreement, the Company has agreed to fund up to an additional $40 million to IAC North America, in the event that IAC North America does not meet certain financial targets in 2007. The legal transfer of certain assets included in this transaction is subject to the satisfaction of certain post-closing conditions. In connection with this transaction, IAC North America assumed the ordinary course liabilities of the Company’s North American interior business, and the Company retained certain pre-closing liabilities, including pension and postretirement healthcare liabilities incurred through the closing date of the transaction.
The Company recorded a loss on divestiture of interior business of $606.9 million in the fourth quarter of 2006 and an additional charge of $29.4 million in the first quarter of 2007, including $6.2 million recorded as cost of sales, $2.0 million recorded as selling, general and administrative expenses and $21.2 million recorded as loss on divestiture of interior business. Approximately $22.5 million of the first quarter 2007 charge represented cash costs. As of March 31, 2007, the beneficial ownership interests of certain less than wholly owned subsidiaries were transferred to IAC North America, however, as described above, the transfer of legal ownership is subject to the satisfaction of certain post-closing conditions. Accordingly, these assets and liabilities remain classified as held for sale on the Company’s condensed consolidated balance sheet as of March 31, 2007. A summary of the major classes of the assets and liabilities of the Company’s North American interior business that are classified as held for sale in the Company’s condensed consolidated balance sheets are shown below (in millions):

	March 31, 2007	December 31, 2006

Cash and cash equivalents	$12.8	$19.2
Accounts receivable	17.3	284.5
Inventories	3.9	69.2
Other current assets	4.3	54.9
Current assets of business held for sale	$38.3	$427.8
Accounts payable and drafts	$8.4	$323.7
Accrued liabilities	5.4	79.8
Current portion of long-term debt	2.9	2.2
Current liabilities of business held for sale	16.7	405.7
Long-term debt	18.2	19.6
Other long-term liabilities	3.4	28.9
Long-term liabilities of business held for sale	21.6	48.5
Total liabilities of business held for sale	$38.3	$454.2

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(3) Divestiture of Interior Business – (continued)
The Company did not account for the divestiture of its North American interior business as a discontinued operation due to its continuing involvement with IAC North America. The Company’s investment in IAC North America is accounted for under the equity method of accounting.
The divestiture of the Company’s North American interior business substantially completes the disposition of the Company’s interior business. On October 16, 2006, the Company completed the contribution of substantially all of its European interior business to International Automotive Components Group, LLC (“IAC Europe”), in exchange for a one-third equity interest in IAC Europe. In connection with this transaction, the Company recorded a loss on divestiture of interior business of $33.5 million, of which $4.4 million was recorded in the first quarter of 2007 and $29.1 million was recorded in 2006.
(4) Stock-Based Compensation
On January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” using the modified prospective transition method and recognized income of $2.9 million as a cumulative effect of a change in accounting principle related to a change in accounting for forfeitures. There was no income tax effect resulting from this adoption. SFAS No. 123(R) requires the estimation of expected forfeitures at the grant date and the recognition of compensation cost only for those awards expected to vest. Previously, the Company accounted for forfeitures as they occurred. In the first quarters of 2007 and 2006, there were no outstanding unvested awards for which no compensation cost was recognized as the Company adopted the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” for all employee awards granted after January 1, 2003.
(5) Restructuring
In order to address unfavorable industry conditions, the Company began to implement consolidation and census actions in the second quarter of 2005. These actions are part of a comprehensive restructuring strategy intended to (i) better align the Company’s manufacturing capacity with the changing needs of its customers, (ii) eliminate excess capacity and lower the operating costs of the Company and (iii) streamline the Company’s organizational structure and reposition its business for improved long-term profitability.
The Company currently expects to incur pretax costs of approximately $300 million, in connection with the restructuring actions, although all aspects of the restructuring actions have not been finalized. Such costs include employee termination benefits, asset impairment charges and contract termination costs, as well as other incremental costs resulting from the restructuring actions. These incremental costs principally include equipment and personnel relocation costs. The Company also expects to incur incremental manufacturing inefficiency costs at the operating locations impacted by the restructuring actions during the related restructuring implementation period. Restructuring costs are recognized in the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States. Generally, charges are recorded as elements of the restructuring strategy are finalized. Actual costs recorded in the Company’s consolidated financial statements may vary from current estimates.
In connection with the Company’s restructuring actions, the Company recorded net charges of $13.6 million in the first quarter of 2007, including $11.1 million recorded as cost of sales and $2.5 million recorded as selling, general and administrative expenses. The first quarter 2007 charges consist of employee termination benefits of $24.1 million, fixed asset impairment charges of $0.4 million, net contract termination costs of $(12.7) million and other costs of $1.8 million. Employee termination benefits were recorded based on existing union and employee contracts, statutory requirements and completed negotiations. Asset impairment charges relate to the disposal of machinery and equipment with carrying values of $0.4 million in excess of related estimated fair values. Contract termination costs include lease cancellation costs, the repayment of various government-sponsored grants and a net pension and other postretirement benefit plan curtailment gain of $13.9 million.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(5) Restructuring – (continued)
A summary of the first quarter 2007 restructuring charges, excluding the net pension and other postretirement benefit plan curtailment gain of $13.9 million is shown below (in millions):

	Accrual as of December 31, 2006	2007 Charges	2007 Utilization		Accrual as of March 31, 2007
			Cash	Non-cash

Employee termination benefits	$36.4	$24.1	$(36.9)	$—	$23.6
Asset impairments	—	0.4	—	(0.4)	—
Contract termination costs	3.4	1.2	(1.4)	—	3.2
Other related costs	—	1.8	(1.8)	—	—
Total	$39.8	$27.5	$(40.1)	$(0.4)	$26.8
(6) Inventories
Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Finished goods and work-in-process inventories include material, labor and manufacturing overhead costs. A summary of inventories is shown below (in millions):

	March 31, 2007	December 31, 2006

Raw materials	$439.9	$439.9
Work-in-process	36.2	35.6
Finished goods	122.9	106.0
Inventories	$599.0	$581.5
(7) Property, Plant and Equipment
Property, plant and equipment is stated at cost. Depreciable property is depreciated over the estimated useful lives of the assets, principally using the straight-line method. A summary of property, plant and equipment is shown below (in millions):

	March 31, 2007	December 31, 2006

Land	$132.6	$133.5
Buildings and improvements	607.5	559.1
Machinery and equipment	2,024.1	2,081.3
Construction in progress	22.0	12.0
Total property, plant and equipment	2,786.2	2,785.9
Less – accumulated depreciation	(1,360.3)	(1,314.2)
Net property, plant and equipment	$1,425.9	$1,471.7
Depreciation expense was $73.2 million and $96.6 million in the three months ended March 31, 2007 and April 1, 2006, respectively.
Costs associated with the repair and maintenance of the Company’s property, plant and equipment are expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency or safety of the Company’s property, plant and equipment are capitalized and depreciated over the remaining life of the related asset.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(8) Goodwill
A summary of the changes in the carrying amount of goodwill, by reportable operating segment, for the three months ended March 31, 2007, is shown below (in millions):

	Seating	Electronic and Electrical	Total

Balance as of January 1, 2007	$1,060.7	$936.0	$1,996.7
Foreign currency translation and other	7.6	2.3	9.9
Balance as of March 31, 2007	$1,068.3	$938.3	$2,006.6
(9) Long-Term Debt
A summary of long-term debt and the related weighted average interest rates, including the effect of hedging activities described in Note 19, “Financial Instruments,” is shown below (in millions):

	March 31, 2007		December 31, 2006
	Long-Term Debt	Weighted Average Interest Rate	Long-Term Debt	Weighted Average Interest Rate

Primary Credit Facility	$997.0	7.49%	$997.0	7.49%
8.50% Senior Notes, due 2013	300.0	8.50%	300.0	8.50%
8.75% Senior Notes, due 2016	600.0	8.75%	600.0	8.75%
5.75% Senior Notes, due 2014	399.4	5.635%	399.3	5.635%
8.125% Euro-denominated Senior Notes, due 2008	74.2	8.125%	73.3	8.125%
8.11% Senior Notes, due 2009	41.4	8.11%	41.4	8.11%
Zero-coupon Convertible Senior Notes, due 2022	0.7	4.75%	3.6	4.75%
Other	45.5	7.03%	45.5	7.06%
	2,458.2		2,460.1
Current portion	(26.4)		(25.6)
Long-term debt	$2,431.8		$2,434.5
Primary Credit Facility
The Company’s Primary Credit Facility consists of an Amended and Restated Credit and Guarantee Agreement, which provides for maximum revolving borrowing commitments of $1.7 billion and a term loan facility of $1.0 billion. As of March 31, 2007 and December 31, 2006, the Company had $997.0 million in borrowings outstanding under the Primary Credit Facility, all of which were outstanding under the term loan facility. There were no revolving borrowings outstanding.
The Company’s obligations under the Primary Credit Facility are secured by a pledge of all or a portion of the capital stock of certain of its subsidiaries, including substantially all of its first-tier subsidiaries, and are partially secured by a security interest in the Company’s assets and the assets of certain of its domestic subsidiaries. In addition, the Company’s obligations under the Primary Credit Facility are guaranteed, on a joint and several basis, by certain of its subsidiaries, which are primarily domestic subsidiaries and all of which are directly or indirectly 100% owned by the Company.
The Primary Credit Facility contains certain affirmative and negative covenants, including (i) limitations on fundamental changes involving the Company or its subsidiaries, asset sales and restricted payments, (ii) a limitation on indebtedness with a maturity shorter than the term loan facility, (iii) a limitation on aggregate subsidiary indebtedness to an amount which is no more than 4% of consolidated total assets, (iv) a limitation on aggregate secured indebtedness to an amount which is no more than $100 million and (v) requirements that the Company

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(9) Long-Term Debt – (continued)
maintain a leverage ratio of not more than 4.0 to 1, as of March 31, 2007, with decreases over time and an interest coverage ratio of not less than 2.50 to 1 with increases over time.
The leverage and interest coverage ratios, as well as the related components of their computation, are defined in the Primary Credit Facility. The leverage ratio is calculated as the ratio of consolidated indebtedness to consolidated operating profit. For the purpose of the covenant calculation, (i) consolidated indebtedness is generally defined as reported debt, net of cash and excludes transactions related to the Company’s asset-backed securitization and factoring facilities and (ii) consolidated operating profit is generally defined as net income excluding income taxes, interest expense, depreciation and amortization expense, other income and expense, minority interests in income of subsidiaries in excess of net equity earnings in affiliates, certain restructuring and other non-recurring charges, extraordinary gains and losses and other specified non-cash items. Consolidated operating profit is a non-GAAP financial measure that is presented not as a measure of operating results, but rather as a measure used to determine covenant compliance under the Company’s Primary Credit Facility. The interest coverage ratio is calculated as the ratio of consolidated operating profit to consolidated interest expense. For the purpose of the covenant calculation, consolidated interest expense is generally defined as interest expense plus any discounts or expenses related to the Company’s asset-backed securitization facility less amortization of deferred finance fees and interest income. As of March 31, 2007, the Company was in compliance with all covenants set forth in the Primary Credit Facility. The Company’s leverage and interest coverage ratios were 2.3 to 1 and 4.6 to 1, respectively.
Reconciliations of (i) consolidated indebtedness to reported debt, (ii) consolidated operating profit to income before provision for income taxes and (iii) consolidated interest expense to reported interest expense are shown below (in millions):

March 31, 2007

Consolidated indebtedness	$2,139.3
Cash and cash equivalents	330.4
Reported debt	$2,469.7

Three Months Ended March 31, 2007

Consolidated operating profit	$266.6
Depreciation and amortization	(74.5)
Consolidated interest expense	(45.3)
Costs related to divestiture of interior business	(33.8)
Other expense, net (excluding certain amounts related to asset-backed securitization facility)	(26.3)
Restructuring charges	(15.8)
Other excluded items	27.0
Other non-cash items	(15.6)
Income before provision for income taxes	$82.3
Consolidated interest expense	$45.3
Certain amounts related to asset-backed securitization facility	1.3
Amortization of deferred financing fees	2.3
Bank facility and other fees	2.6
Reported interest expense	$51.5

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(9) Long-Term Debt – (continued)
The Primary Credit Facility also contains customary events of default, including an event of default triggered by a change of control of the Company. The senior notes due 2013 and 2016 (having an aggregate principal amount outstanding of $900 million as of March 31, 2007) provide holders of the notes the right to require the Company to repurchase all or any part of their notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, upon a “change of control” (as defined in the indenture governing the notes). The transaction contemplated by the Merger Agreement with affiliates of American Real Estate Partners, L.P. would not constitute a change of control for these purposes (Note 2, “Merger Agreement”). The indentures governing the Company’s other senior notes do not contain a change of control repurchase obligation.
The Company’s senior notes also contain covenants restricting the ability of the Company and its subsidiaries to incur liens and to enter into sale and leaseback transactions. As of March 31, 2007, the Company was in compliance with all covenants and other requirements set forth in its senior notes.
All of the Company’s senior notes are guaranteed by the same subsidiaries that guarantee the Primary Credit Facility. In the event that any such subsidiary ceases to be a guarantor under the Primary Credit Facility, such subsidiary will be released as a guarantor of the senior notes. The Company’s obligations under the senior notes are not secured by the pledge of the assets or capital stock of any of its subsidiaries.
(10) Pension and Other Postretirement Benefit Plans
Net Periodic Benefit Cost
The components of the Company’s net periodic benefit cost are shown below (in millions):

	Pension		Other Postretirement
	Three Months Ended		Three Months Ended
	March 31, 2007	April 1, 2006	March 31, 2007	April 1, 2006

Service cost	$8.0	$12.6	$2.9	$3.2
Interest cost	10.4	10.8	3.7	3.7
Expected return on plan assets	(10.2)	(9.7)	—	—
Amortization of actuarial loss	0.8	1.8	1.1	1.4
Amortization of transition obligation	—	—	0.2	0.2
Amortization of prior service cost	1.1	1.3	(0.9)	(0.9)
Curtailment gain, net	(36.9)	—	(13.4)	—
Special termination benefits	5.7	0.1	0.8	0.1
Net periodic benefit cost (gain)	$(21.1)	$16.9	$(5.6)	$7.7
In the first quarter of 2007, the Company recorded a pension plan curtailment gain of $36.4 million and an other postretirement benefit plan curtailment gain of $14.7 million. The pension plan curtailment gain resulted from the suspension of the accrual of defined benefits related to the Company’s U.S. salaried defined benefit pension plan as the Company elected to freeze its U.S. salaried defined benefit plan effective December 31, 2006. The other postretirement benefit plan curtailment gain resulted from employee terminations associated with a facility closure in 2006. As both curtailment gains were incurred subsequent to the Company’s defined benefit plan measurement date of September 30, 2006, they were recorded in the first quarter of 2007. The Company recognized additional net pension and other postretirement benefit costs of $5.2 million and $1.3 million, respectively, related to other restructuring actions and the divestiture of the Company’s North American interior business.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(10) Pension and Other Postretirement Benefit Plans – (continued)
Contributions
Employer contributions to the Company’s domestic and foreign pension plans for the three months ended March 31, 2007, were approximately $9.5 million, in aggregate. The Company expects to contribute an additional $45 million to $50 million, in aggregate, to its domestic and foreign pension portfolios in 2007.
(11) Cost of Sales and Selling, General and Administrative Expenses
Cost of sales includes material, labor and overhead costs associated with the manufacture and distribution of the Company’s products. Distribution costs include inbound freight costs, purchasing and receiving costs, inspection costs, warehousing costs and other costs of the Company’s distribution network. Selling, general and administrative expenses include selling, research and development and administrative costs not directly associated with the manufacture and distribution of the Company’s products.
(12) Other (Income) Expense, Net
Other (income) expense includes state and local non-income taxes, foreign exchange gains and losses, fees associated with the Company’s asset-backed securitization and factoring facilities, minority interests in consolidated subsidiaries, equity in net income of affiliates, gains and losses on the sales of assets and other miscellaneous income and expense. A summary of other (income) expense, net is shown below (in millions):

	March 31, 2007	April 1, 2006

Other expense	$28.6	$18.4
Other income	(3.6)	(26.7)
Other (income) expense, net	$25.0	$(8.3)
For the first quarter of 2007, other expense includes a loss of $3.9 million related to the acquisition of the minority interest in an affiliate. For the first quarter of 2006, other income includes gains of $25.9 million related to the sales of the Company’s interests in two affiliates.
(13) Income Taxes
The provision for income taxes was $32.4 million in the first quarter of 2007, representing an effective tax rate of 39.4%, as compared to a benefit for income taxes of $0.2 million, representing an effective tax rate of negative 1.4%, in the first quarter of 2006. The provision for income taxes in the first quarter of 2007 was impacted by costs of $33.8 million related to the divestiture of the Company’s interior business, for a significant portion of which no tax benefit was provided as it was incurred in the United States. This was offset by the impact of the U.S. salaried pension plan curtailment gain of $36.4 million, for which no tax expense was provided. The provision for income taxes in the first quarter of 2007 was also impacted by a portion of the Company’s restructuring charges and costs related to the Merger Agreement, for which no tax benefit was provided as the charges were incurred in certain countries for which no tax benefit is likely to be realized due to a history of operating losses in those countries. Excluding these items, the effective tax rate in the first quarter of 2007 approximated the U.S. federal statutory income tax rate of 35% adjusted for income taxes on foreign earnings, losses and remittances, foreign valuation allowances, the U.S. valuation allowance, tax credits, income tax incentives and other permanent items. Further, the Company’s current and future provision for income taxes is significantly impacted by the recognition of valuation allowances in certain countries, particularly the United States. The Company intends to maintain these allowances until it is more likely than not that the deferred tax assets will be realized. The Company’s future income tax expense will include no tax benefit with respect to U.S. losses and no tax expense with respect to U.S. income until the allowance is eliminated. Accordingly, income taxes are impacted by the U.S. valuation allowance and the mix of earnings among jurisdictions. The benefit for income taxes in the first quarter of 2006 includes a one-time tax

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(13) Income Taxes – (continued)
benefit of $8.6 million resulting from a tax audit resolution and court rulings in certain jurisdictions. The benefit for income taxes in the first quarter of 2006 was also impacted by gains on the sales of the Company’s interests in two U.S. affiliates, for which no tax expense was recognized, and a portion of the Company’s restructuring charges, for which no tax benefit was provided as the charges were incurred in certain countries for which no tax benefit is likely to be realized due to a history of operating losses in those countries.
On January 1, 2007 the Company adopted the provisions of Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109.” FIN 48 clarifies the accounting for uncertainty in income taxes by establishing minimum standards for the recognition and measurement of tax positions taken or expected to be taken in a tax return. Under the requirements of FIN 48, the Company must review all of its tax positions and make a determination as to whether its position is more-likely-than-not to be sustained upon examination by regulatory authorities. If a tax position meets the more-likely-than-not standard, then the related tax benefit is measured based on the cumulative probability analysis of the amount that is more-likely-than-not to be realized upon ultimate settlement or disposition of the underlying issue.
The Company recognized the cumulative impact of adopting FIN 48 as a $4.5 million decrease to its liability for unrecognized tax benefits with a corresponding decrease to the Company’s retained deficit balance as of January 1, 2007. As of January 1, 2007, the Company’s gross unrecognized tax benefits were $148.6 million (including interest and penalties), of which $114.9 million, if recognized, would affect the Company’s effective tax rate. The gross unrecognized tax benefits differ from the amount that would affect the effective tax rate due primarily to the impact of the valuation allowance.
The Company continues to recognize both interest and penalties accrued with respect to unrecognized tax benefits as income tax expense. As of January 1, 2007 the Company had recorded reserves for the payment of interest and penalties in the amount of $28.6 million. During the three months ended March 31, 2007, the Company recognized an increase in liability for gross interest and penalties of approximately $4.4 million.
The Company operates in multiple jurisdictions throughout the world, and its tax returns are periodically audited or subject to review by both domestic and foreign tax authorities. The Company considers its significant tax jurisdictions to include Canada, Germany, Hungary, Mexico, Poland, Spain and the United States. The Company or its subsidiaries remain subject to income tax examination in certain U.S. state and local jurisdictions for years after 1998, in Germany, Mexico and Poland for years after 2000, in Spain for years after 2001 and in the U.S. federal jurisdiction, Canada and Hungary for years after 2002.
(14) Net Income Per Share
Basic net income per share is computed using the weighted average common shares outstanding during the period. Diluted net income per share includes the dilutive effect of common stock equivalents using the average share price during the period, as well as shares issuable upon conversion of the Company’s outstanding zero-coupon convertible senior notes. A summary of shares outstanding is shown below:

	Three Months Ended
	March 31, 2007	April 1, 2006

Weighted average common shares outstanding	76,410,482	67,216,992
Dilutive effect of common stock equivalents	1,579,369	724,075
Diluted shares outstanding	77,989,851	67,941,067
Diluted net income per share	$0.64	$0.26
Shares issuable upon conversion of the Company’s outstanding zero-coupon convertible debt and the effect of certain common stock equivalents, including options, restricted stock units, performance units and stock appreciation rights, were excluded from the computation of diluted shares outstanding for the three months ended

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(14) Net Income Per Share – (continued)
March 31, 2007 and April 1, 2006, as inclusion would have resulted in antidilution. A summary of these options and their exercise prices, as well as these restricted stock units and stock appreciation rights, is shown below:

	Three Months Ended
	March 31, 2007	April 1, 2006

Options
Antidilutive options	2,236,780	2,907,005
Exercise price	$35.93 – $55.33	$22.12 – $55.33
Restricted stock units	—	821,237
Performance units	—	48,563
Stock appreciation rights	642,285	1,138,114
(15) Comprehensive Income
Comprehensive income is defined as all changes in a Company’s net assets except changes resulting from transactions with stockholders. It differs from net income in that certain items currently recorded in equity are included in comprehensive income. A summary of comprehensive income is shown below (in millions):

	Three Months Ended
	March 31, 2007	April 1, 2006

Net income	$49.9	$17.9
Other comprehensive income (loss):
Derivative instruments and hedging activities	(5.0)	(5.8)
Foreign currency translation adjustment	13.5	15.6
Other comprehensive income	8.5	9.8
Comprehensive income	$58.4	$27.7
(16) Pre-Production Costs Related to Long-Term Supply Agreements
The Company incurs pre-production engineering, research and development (“ER&D”) and tooling costs related to the products produced for its customers under long-term supply agreements. The Company expenses all pre-production ER&D costs for which reimbursement is not contractually guaranteed by the customer. In addition, the Company expenses all pre-production tooling costs related to customer-owned tools for which reimbursement is not contractually guaranteed by the customer or for which the customer has not provided a non-cancelable right to use the tooling. During the first quarters of 2007 and 2006, the Company capitalized $22.4 million and $38.8 million, respectively, of pre-production ER&D costs for which reimbursement is contractually guaranteed by the customer. In addition, during the first quarters of 2007 and 2006, the Company capitalized $42.5 million and $173.9 million, respectively, of pre-production tooling costs related to customer-owned tools for which reimbursement is contractually guaranteed by the customer or for which the customer has provided a non-cancelable right to use the tooling. These amounts are included in other current and long-term assets in the condensed consolidated balance sheets. During the first quarters of 2007 and 2006, the Company collected $91.6 million and $298.5 million, respectively, of cash related to ER&D and tooling costs.
During the first quarter of 2007, the Company did not capitalize any Company-owned tooling. During the first quarter of 2006, the Company capitalized $1.4 million of Company-owned tooling. Amounts capitalized as Company-owned tooling are included in property, plant and equipment, net in the condensed consolidated balance sheets.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(16) Pre-Production Costs Related to Long-Term Supply Agreements – (continued)
The classification of recoverable customer engineering and tooling is shown below (in millions):

	March 31, 2007	December 31, 2006

Current	$61.4	$87.7
Long-term	112.8	116.2
Recoverable customer engineering and tooling	$174.2	$203.9
Gains and losses related to ER&D and tooling projects are reviewed on an aggregated program basis. Net gains on projects are deferred and recognized over the life of the long-term supply agreement. Net losses on projects are recognized as costs are incurred.
(17) Legal and Other Contingencies
As of March 31, 2007 and December 31, 2006, the Company had recorded reserves for pending legal disputes, including commercial disputes and other matters, of $21.3 million and $18.0 million, respectively. Such reserves reflect amounts recognized in accordance with accounting principles generally accepted in the United States and typically exclude the cost of legal representation. Product warranty liabilities are recorded separately from legal liabilities, as described below.
Commercial Disputes
The Company is involved from time to time in legal proceedings and claims, including, without limitation, commercial or contractual disputes with its suppliers, competitors and customers. These disputes vary in nature and are usually resolved by negotiations between the parties.
On January 29, 2002, Seton Company (“Seton”), one of the Company’s leather suppliers, filed a suit alleging that the Company had breached a purported agreement to purchase leather from Seton for seats for the life of the General Motors GMT 800 program. Seton filed the lawsuit in the U.S. District Court for the Eastern District of Michigan seeking compensatory and exemplary damages totaling approximately $96.5 million, plus interest, on breach of contract and promissory estoppel claims. In May 2005, this case proceeded to trial, and the jury returned a $30.0 million verdict against the Company. On September 27, 2005, the Court denied the Company’s post-trial motions challenging the judgment and granted Seton’s motion to award prejudgment interest in the amount of approximately $4.7 million. On October 4, 2006, the Sixth Circuit Court of Appeals affirmed the judgment of the trial court. On October 18, 2006, the Company filed a Petition for Rehearing with the court which was denied on November 16, 2006. On December 7, 2006, the Court of Appeals issued a mandate indicating that the order affirming the judgment was final. In December 2006, the Company paid the principal and all remaining interest on the judgment.
On January 26, 2004, the Company filed a patent infringement lawsuit against Johnson Controls Inc. and Johnson Controls Interiors LLC (together, “JCI”) in the U.S. District Court for the Eastern District of Michigan alleging that JCI’s garage door opener products infringed certain of the Company’s radio frequency transmitter patents. JCI counterclaimed seeking a declaratory judgment that the subject patents are invalid and unenforceable, and that JCI is not infringing these patents. JCI also has filed motions for summary judgment asserting that its garage door opener products do not infringe the Company’s patents and that one of the Company’s patents is invalid and unenforceable. The Company is vigorously pursuing its claims against JCI. A trial date has not been scheduled.
After the Company filed its patent infringement action against JCI, affiliates of JCI sued one of the Company’s vendors and certain of the vendor’s employees in Ottawa County, Michigan Circuit Court on July 8, 2004, alleging misappropriation of trade secrets and disclosure of confidential information. The suit alleges that the defendants misappropriated and shared with the Company trade secrets involving JCI’s universal garage door opener product. JCI seeks to enjoin the defendants from selling or attempting to sell a competing product, as well as compensatory

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(17) Legal and Other Contingencies – (continued)
damages and attorney fees. The Company is not a defendant in this lawsuit; however, the agreements between the Company and the defendants contain customary indemnification provisions. The Company does not believe that its garage door opener product benefited from any allegedly misappropriated trade secrets or technology. However, JCI has sought discovery of certain information which the Company believes is confidential and proprietary, and the Company has intervened in the case as a non-party for the limited purpose of protecting its rights with respect to JCI’s discovery efforts. The trial has been rescheduled to October 2007.
On June 13, 2005, The Chamberlain Group (“Chamberlain”) filed a lawsuit against the Company and Ford Motor Company (“Ford”) in the Northern District of Illinois alleging patent infringement. Two counts were asserted against the Company and Ford based upon two Chamberlain rolling-code garage door opener system patents. Two additional counts were asserted against Ford only (not the Company) based upon different Chamberlain patents. The Chamberlain lawsuit was filed in connection with the marketing of the Company’s universal garage door opener system, which competes with a product offered by JCI. JCI obtained technology from Chamberlain to operate its product. In October 2005, JCI joined the lawsuit as a plaintiff along with Chamberlain. In October 2006, Ford was dismissed from the suit. JCI and Chamberlain have filed a motion for a preliminary injunction, and on March 30, 2007, the Court issued a decision granting plaintiffs’ motion for a preliminary injunction but did not enter an injunction at that time. In response, the Company filed a motion seeking to stay the effectiveness of any injunction that may be entered and General Motors Corporation (“GM”) moved to intervene. On April 25, 2007, the court granted GM’s motion to intervene, entered a preliminary injunction order that exempts the Company’s existing GM programs and denied the Company’s motion to stay the effectiveness of the preliminary injunction order pending appeal. On April 27, 2007, the Company filed its notice of appeal from the granting of the preliminary injunction and the denial of its motion to stay its effectiveness. No trial date has been set by the district court.
Product Liability Matters
In the event that use of the Company’s products results in, or is alleged to result in, bodily injury and/or property damage or other losses, the Company may be subject to product liability lawsuits and other claims. In addition, the Company is a party to warranty-sharing and other agreements with its customers relating to its products. These customers may pursue claims against the Company for contribution of all or a portion of the amounts sought in connection with product liability and warranty claims. The Company can provide no assurances that it will not experience material claims in the future or that it will not incur significant costs to defend such claims. In addition, if any of the Company’s products are, or are alleged to be, defective, the Company may be required or requested by its customers to participate in a recall or other corrective action involving such products. Certain of the Company’s customers have asserted claims against the Company for costs related to recalls or other corrective actions involving its products. In certain instances, the allegedly defective products were supplied by tier II suppliers against whom the Company has sought or will seek contribution. The Company carries insurance for certain legal matters, including product liability claims, but such coverage may be limited. The Company does not maintain insurance for product warranty or recall matters.
The Company records product warranty liabilities based on its individual customer agreements. Product warranty liabilities are recorded for known warranty issues when amounts related to such issues are probable and reasonably estimable. In certain product liability and warranty matters, the Company may seek recovery from its suppliers that supply materials or services included within the Company’s products that are associated with the related claims.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(17) Legal and Other Contingencies – (continued)
A summary of the changes in product warranty liabilities for the three months ended March 31, 2007, is shown below (in millions):

Balance as of January 1, 2007	$40.9
Expense	1.4
Income related to favorable settlements	(2.7)
Settlements	(5.8)
Foreign currency translation and other	(1.2)
Balance as of March 31, 2007	$32.6
Environmental Matters
The Company is subject to local, state, federal and foreign laws, regulations and ordinances which govern activities or operations that may have adverse environmental effects and which impose liability for clean-up costs resulting from past spills, disposals or other releases of hazardous wastes and environmental compliance. The Company’s policy is to comply with all applicable environmental laws and to maintain an environmental management program based on ISO 14001 to ensure compliance. However, the Company currently is, has been and in the future may become the subject of formal or informal enforcement actions or procedures.
The Company has been named as a potentially responsible party at several third-party landfill sites and is engaged in the cleanup of hazardous waste at certain sites owned, leased or operated by the Company, including several properties acquired in its 1999 acquisition of UT Automotive, Inc. (“UT Automotive”). Certain present and former properties of UT Automotive are subject to environmental liabilities which may be significant. The Company obtained agreements and indemnities with respect to certain environmental liabilities from United Technologies Corporation (“UTC”) in connection with its acquisition of UT Automotive. UTC manages and directly funds these environmental liabilities pursuant to its agreements and indemnities with the Company.
As of March 31, 2007 and December 31, 2006, the Company had recorded reserves for environmental matters of $2.8 million and $3.2 million, respectively. While the Company does not believe that the environmental liabilities associated with its current and former properties will have a material adverse effect on its business, consolidated financial position, results of operations or cash flows, no assurances can be given in this regard.
One of the Company’s subsidiaries and certain predecessor companies were named as defendants in an action filed by three plaintiffs in August 2001 in the Circuit Court of Lowndes County, Mississippi, asserting claims stemming from alleged environmental contamination caused by an automobile parts manufacturing plant located in Columbus, Mississippi. The plant was acquired by the Company as part of its acquisition of UT Automotive in May 1999 and sold almost immediately thereafter, in June 1999, to Johnson Electric Holdings Limited (“Johnson Electric”). In December 2002, 61 additional cases were filed by approximately 1,000 plaintiffs in the same court against the Company and other defendants relating to similar claims. In September 2003, the Company was dismissed as a party to these cases. In the first half of 2004, the Company was named again as a defendant in these same 61 additional cases and was also named in five new actions filed by approximately 150 individual plaintiffs related to alleged environmental contamination from the same facility. The plaintiffs in these actions are persons who allegedly were either residents and/or owned property near the facility or worked at the facility. In November 2004, two additional lawsuits were filed by 28 plaintiffs (individuals and organizations), alleging property damage as a result of the alleged contamination. Each of these complaints seeks compensatory and punitive damages.
All of the plaintiffs subsequently dismissed their claims for health effects and personal injury damages and the cases proceeded with approximately 280 plaintiffs alleging property damage claims only. In March 2005, the venue for these lawsuits was transferred from Lowndes County, Mississippi, to Lafayette County, Mississippi. In April 2005, certain plaintiffs filed an amended complaint alleging negligence, nuisance, intentional tort and conspiracy claims and seeking compensatory and punitive damages.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(17) Legal and Other Contingencies – (continued)
In the first quarter of 2006, co-defendant UTC entered into a settlement agreement with the plaintiffs. During the third quarter of 2006, the Company and co-defendant Johnson Electric entered into a settlement memorandum with the plaintiffs’ counsel outlining the terms of a global settlement, including establishing the requisite percentage of executed settlement agreements and releases that were required to be obtained from the individual plaintiffs for a final settlement to proceed. Since November 2006, the Company has reached a final settlement with respect to approximately 85% of the plaintiffs involving aggregate payments of $875,000 and is in the process of attempting to resolve the remaining claims.
UTC, the former owner of UT Automotive, and Johnson Electric have each sought indemnification for losses associated with the Mississippi claims from the Company under the respective acquisition agreements, and the Company has claimed indemnification from them under the same agreements. In the first quarter of 2006, UTC filed a lawsuit against the Company in the State of Connecticut Superior Court, District of Hartford, seeking declaratory relief and indemnification from the Company for the settlement amount, attorney fees, costs and expenses UTC paid in settling and defending the Columbus, Mississippi lawsuits. In the second quarter of 2006, the Company filed a motion to dismiss this matter and filed a separate action against UTC and Johnson Electric in the State of Michigan, Circuit Court for the County of Oakland, seeking declaratory relief and indemnification from UTC or Johnson Electric for the settlement amount, attorney fees, costs and expenses the Company has paid, or will pay, in settling and defending the Columbus, Mississippi lawsuits. During the fourth quarter of 2006, UTC agreed to dismiss the lawsuit filed in the State of Connecticut Superior Court, District of Hartford and agreed to proceed with the lawsuit filed in the State of Michigan, Circuit Court for the County of Oakland. During the first quarter of 2007, Johnson Electric and UTC each filed counter-claims against the Company seeking declaratory relief and indemnification from the Company for the settlement amount, attorney fees, costs and expenses each has paid or will pay in settling and defending the Columbus, Mississippi lawsuits. To date, no company admits to, or has been found to have, an obligation to fully defend and indemnify any other. The Company intends to vigorously pursue its claims against UTC and Johnson Electric and believes that it is entitled to indemnification from either UTC or Johnson Electric for its losses. However, the ultimate outcome of these matters is unknown.
Other Matters
In January 2004, the Securities and Exchange Commission (the “SEC”) commenced an informal inquiry into the Company’s September 2002 amendment of its 2001 Form 10-K. The amendment was filed to report the Company’s employment of relatives of certain of its directors and officers and certain related party transactions. The SEC’s inquiry does not relate to the Company’s consolidated financial statements. In February 2005, the staff of the SEC informed the Company that it proposed to recommend to the SEC that it issue an administrative “cease and desist” order as a result of the Company’s failure to disclose the related party transactions in question prior to the amendment of its 2001 Form 10-K. The Company expects to consent to the entry of the order as part of a settlement of this matter.
In April 2006, a former employee of the Company filed a purported class action lawsuit in the U.S. District Court for the Eastern District of Michigan against the Company, members of its Board of Directors, members of its Employee Benefits Committee (the “EBC”) and certain members of its human resources personnel alleging violations of the Employment Retirement Income Security Act (“ERISA”) with respect to the Company’s retirement savings plans for salaried and hourly employees. In the second quarter of 2006, the Company was served with three additional purported class action ERISA lawsuits, each of which contained similar allegations against the Company, members of its Board of Directors, members of its EBC and certain members of its senior management and its human resources personnel. At the end of the second quarter of 2006, the court entered an order consolidating these four lawsuits as In re: Lear Corp. ERISA Litigation. During the third quarter of 2006, plaintiffs filed their consolidated complaint, which alleges breaches of fiduciary duties substantially similar to those alleged in the four individually filed lawsuits. The consolidated complaint continues to name certain current and former members of the Board of Directors and the EBC and certain members of senior management and adds certain other current and former members of the EBC. The consolidated complaint generally alleges that the defendants breached their

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(17) Legal and Other Contingencies – (continued)
fiduciary duties to plan participants in connection with the administration of the Company’s retirement savings plans for salaried and hourly employees. The fiduciary duty claims are largely based on allegations of breaches of the fiduciary duties of prudence and loyalty and of over-concentration of plan assets in the Company’s common stock. The plaintiffs purport to bring these claims on behalf of the plans and all persons who were participants in or beneficiaries of the plans from October 21, 2004, to the present and seek to recover losses allegedly suffered by the plans. The complaints do not specify the amount of damages sought. During the fourth quarter of 2006, the defendants filed a motion to dismiss all defendants and all counts in the consolidated complaint. The filings related to the motion to dismiss have been made, but the Court has not yet ruled on the motion. No determination has been made that a class action can be maintained, and there have been no decisions on the merits of the cases. The Company intends to vigorously defend the consolidated lawsuit.
On March 1, 2007, a purported class action ERISA lawsuit was filed on behalf of participants in the Company’s 401(k) plans. The lawsuit was filed in the United States District Court for the Eastern District of Michigan and alleges that the Company, members of its Board of Directors, and members of the Employee Benefits Committee (collectively, the “Lear Defendants”) breached their fiduciary duties to the participants in the 401(k) plans by approving the Agreement and Plan of Merger (the “Merger Agreement”) with AREP Car Holdings Corp. and AREP Car Acquisition Corp. (collectively the “AREP Entities”). On March 8, 2007, the plaintiff filed a motion for expedited discovery to support a potential motion for preliminary injunction to enjoin the Merger Agreement. The Lear Defendants filed an opposition to the motion for expedited discovery on March 22, 2007. Plaintiff filed a reply on April 11, 2007. On April 18, 2007, the Judge denied plaintiff’s motion for expedited discovery. On March 15, 2007, the plaintiff requested that the case be reassigned to the Judge overseeing In re: Lear Corp. ERISA Litigation (described above). The Lear Defendants have opposed the reassignment. On March 22, 2007, the Lear Defendants filed a motion to dismiss all counts of the complaint against the Lear Defendants. Plaintiff also filed a motion for preliminary injunction and expedited briefing schedule on April 10, 2007. The Lear Defendants’ opposition brief is due May 10, 2007. The Court has not set a hearing date on either of these motions.
Between February 9, 2007 and February 21, 2007, certain stockholders filed six purported class action lawsuits against the Company, certain members of the Company’s Board of Directors and American Real Estate Partners, L.P. and certain of its affiliates (collectively, “AREP”). Three of the lawsuits were filed in the Delaware Court of Chancery and have since been consolidated into a single action. Three of the lawsuits were filed in Michigan Circuit Court; those too have since been consolidated into a single action. The class action complaints, which are substantially similar, generally allege that the Merger Agreement unfairly limits the process of selling the Company and that certain members of the Company’s Board of Directors have breached their fiduciary duties in connection with the Merger Agreement and have acted with conflicts of interest in approving the Merger Agreement. The lawsuits seek to enjoin the merger, to invalidate the Merger Agreement and to enjoin the operation of certain provisions of the Merger Agreement, a declaration that certain members of the Company’s Board of Directors breached their fiduciary duties in approving the Merger Agreement and an award of unspecified damages or rescission in the event that the proposed merger with AREP is completed. On February 23, 2007, the plaintiffs in the consolidated Delaware action filed a consolidated amended complaint, a motion for expedited proceedings and a motion to preliminarily enjoin the transactions contemplated by the Merger Agreement. On March 27, 2007, the plaintiffs in the consolidated Delaware action filed a consolidated second amended complaint. On May 9, 2007, the court overseeing the consolidated Michigan action will hear the Company’s motion to dismiss that action. A hearing on the plaintiffs’ motion for preliminary injunction in the consolidated Delaware action is scheduled for June 6, 2007, and a trial is scheduled for the fourth quarter of 2007. The Company believes that the lawsuits are without merit and intends to defend against them vigorously.
Although the Company records reserves for legal, product warranty and environmental matters in accordance with SFAS No. 5, “Accounting for Contingencies,” the outcomes of these matters are inherently uncertain. Actual results may differ significantly from current estimates.
The Company is involved in certain other legal actions and claims arising in the ordinary course of business, including, without limitation, commercial disputes, intellectual property matters, personal injury claims, tax claims

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(17) Legal and Other Contingencies – (continued)
and employment matters. Although the outcome of any legal matter cannot be predicted with certainty, the Company does not believe that any of these other legal proceedings or matters in which the Company is currently involved, either individually or in the aggregate, will have a material adverse effect on its business, consolidated financial position, results of operations or cash flows.
(18) Segment Reporting
Historically, the Company has had three reportable operating segments: seating, electronic and electrical and interior. The seating segment includes seat systems and components thereof. The electronic and electrical segment includes electronic products and electrical distribution systems, primarily wire harnesses and junction boxes, interior control and entertainment systems and wireless systems. The interior segment includes instrument panels and cockpit systems, headliners and overhead systems, door panels, flooring and acoustic systems and other interior products (Note 3, “Divestiture of Interior Business”). The Other category includes unallocated costs related to corporate headquarters, geographic headquarters and the elimination of intercompany activities, none of which meets the requirements of being classified as an operating segment.
The Company evaluates the performance of its operating segments based primarily on (i) revenues from external customers, (ii) income (loss) before loss on divestiture of interior business, interest expense, other (income) expense, provision (benefit) for income taxes and cumulative effect of a change in accounting principle (“segment earnings”) and (iii) cash flows, being defined as segment earnings less capital expenditures plus depreciation and amortization. A summary of revenues from external customers and other financial information by reportable operating segment is shown below (in millions):

	Three Months Ended March 31, 2007
	Seating	Electronic and Electrical	Interior	Other	Consolidated

Revenues from external customers	$2,994.2	$788.7	$623.2	$—	$4,406.1
Segment earnings	197.1	17.5	8.8	(39.0)	184.4
Depreciation and amortization	40.8	28.3	1.3	4.1	74.5
Capital expenditures	20.2	8.6	0.1	0.3	29.2
Total assets	4,371.0	2,277.7	134.7	877.6	7,661.0

	Three Months Ended April 1, 2006
	Seating	Electronic and Electrical	Interior	Other	Consolidated

Revenues from external customers	$2,992.5	$787.3	$898.7	$—	$4,678.5
Segment earnings	125.9	53.1	(59.5)	(65.3)	54.2
Depreciation and amortization	40.4	26.8	24.8	5.8	97.8
Capital expenditures	36.8	15.7	33.1	7.0	92.6
Total assets	4,170.6	2,178.1	1,511.1	621.5	8,481.3
For the three months ended March 31, 2007, segment earnings include restructuring charges of ($4.7) million, $17.9 million and $0.4 million in the seating and electronic and electrical segments and in the other category, respectively. For the three months ended April 1, 2006, segment earnings include restructuring charges of $15.1 million, $2.0 million and $5.8 million in the seating, electronic and electrical and interior segments, respectively (Note 5, “Restructuring”).

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(18) Segment Reporting – (continued)
A reconciliation of consolidated segment earnings to consolidated income before provision (benefit) for income taxes and cumulative effect of a change in accounting principle is shown below (in millions):

	Three Months Ended
	March 31, 2007	April 1, 2006

Segment earnings	$184.4	$54.2
Loss on divestiture of Interior business	25.6	—
Interest expense	51.5	47.7
Other (income) expense, net	25.0	(8.3)
Income before provision (benefit) for income taxes and cumulative effect of a change in accounting principle	$82.3	$14.8
(19) Financial Instruments
Certain of the Company’s European and Asian subsidiaries periodically factor their accounts receivable with financial institutions. Such receivables are factored without recourse to the Company and are excluded from accounts receivable in the condensed consolidated balance sheets. As of March 31, 2007 and December 31, 2006, the amount of factored receivables was $219.9 million and $256.3 million, respectively. The Company cannot provide any assurances that these factoring facilities will be available or utilized in the future.
Asset-Backed Securitization Facility
The Company and several of its U.S. subsidiaries sell certain accounts receivable to a wholly-owned, consolidated, bankruptcy-remote special purpose corporation (Lear ASC Corporation) under an asset-backed securitization facility (the “ABS facility”). In turn, Lear ASC Corporation transfers undivided interests in up to $150 million of the receivables to bank-sponsored commercial-paper conduits. As of March 31, 2007 and December 31, 2006, accounts receivable totaling $445.4 million and $568.6 million, respectively, had been transferred to Lear ASC Corporation, but no undivided interests in the receivables were transferred to the conduits. As such, these retained interests are included in accounts receivable in the condensed consolidated balance sheets as of March 31, 2007 and December 31, 2006. In the first quarter of 2006, a discount on the sale of receivables of $1.6 million was recognized and is reflected in other (income) expense, net in the condensed consolidated statement of income.
The Company retains a subordinated ownership interest in the pool of receivables sold to Lear ASC Corporation. This retained interest is recorded at fair value, which is generally based on a discounted cash flow analysis. The Company continues to service the transferred receivables for an annual servicing fee. The conduit investors and Lear ASC Corporation have no recourse to the Company or its subsidiaries for the failure of the accounts receivable obligors to pay timely on the accounts receivable.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(19) Financial Instruments – (continued)
The following table summarizes certain cash flows received from and paid to Lear ASC Corporation (in millions):

	Three Months Ended
	March 31, 2007	April 1, 2006

Proceeds from collections reinvested in securitizations	$932.7	$1,071.6
Servicing fees received	1.2	1.5
Derivative Instruments and Hedging Activities
Forward foreign exchange, futures and option contracts — The Company uses forward foreign exchange, futures and option contracts to reduce the effect of fluctuations in foreign exchange rates on short-term, foreign currency denominated intercompany transactions and other known foreign currency exposures. Gains and losses on the derivative instruments are intended to offset gains and losses on the hedged transaction in an effort to reduce the earnings volatility resulting from fluctuations in foreign exchange rates. The principal currencies hedged by the Company include the Mexican peso and the Hungarian forint, as well as the Euro and other European currencies. Forward foreign exchange, futures and option contracts are accounted for as cash flow hedges when the hedged item is a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability. As of March 31, 2007, contracts designated as cash flow hedges with $380.4 million of notional amount were outstanding with maturities of less than nine months. As of March 31, 2007, the fair market value of these contracts was approximately $9.4 million. As of March 31, 2007, other foreign currency derivative contracts that did not qualify for hedge accounting with $439.8 million of notional amount were outstanding. These foreign currency derivative contracts consist principally of cash transactions between three and thirty days, hedges of intercompany loans and hedges of certain other balance sheet exposures. As of March 31, 2007, the fair market value of these contracts was approximately $1.6 million.
Interest rate swap contracts — The Company uses interest rate swap contracts to manage its exposure to fluctuations in interest rates. Interest rate swap contracts which fix the interest payments of certain variable rate debt instruments or fix the market rate component of anticipated fixed rate debt instruments are accounted for as cash flow hedges. Interest rate swap contracts which hedge the change in fair market value of certain fixed rate debt instruments are accounted for as fair value hedges. As of March 31, 2007, contracts representing $800.0 million of notional amount were outstanding with maturity dates of August 2007 through September 2011. All of these contracts modify the variable rate characteristics of the Company’s variable rate debt instruments, which are generally set at three-month LIBOR rates. These contracts convert variable rate obligations into fixed rate obligations with a weighted average interest rate of 4.902%. The fair market value of all outstanding interest rate swap contracts is subject to changes in value due to changes in interest rates. As of March 31, 2007, the fair market value of these contracts was approximately negative $5.0 million.
Commodity swap contracts — The Company uses derivative instruments including financially settled forward, swap and option contracts to manage its exposure to fluctuations in certain commodity prices. All derivative instruments are currently designated as cash flow hedges, as the hedged item is a forecasted transaction. Gains and losses on the derivative instruments are intended to offset gains and losses on the hedged transaction in an effort to reduce the earnings volatility resulting from fluctuations in commodity prices. As of March 31, 2007, the fair market value of these commodity instruments was $1.1 million with maturity dates through December 2008.
As of March 31, 2007 and December 31, 2006, net gains of approximately $9.8 million and $14.7 million, respectively, related to derivative instruments and hedging activities were recorded in accumulated other comprehensive loss. In the three months ended March 31, 2007 and April 1, 2006, net gains of $3.6 million and $1.6 million, respectively, related to the Company’s hedging activities were reclassified from accumulated other comprehensive loss into earnings. During the twelve month period ending March 29, 2008, the Company expects to reclassify into earnings net gains of approximately $11.5 million recorded in accumulated other comprehensive loss.

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(19) Financial Instruments – (continued)
Such gains will be reclassified at the time the underlying hedged transactions are realized. During the three months ended March 31, 2007 and April 1, 2006, amounts recognized in the condensed consolidated statements of income related to changes in the fair value of cash flow and fair value hedges excluded from the effectiveness assessments and the ineffective portion of changes in the fair value of cash flow and fair value hedges were not material.
Non-U.S. dollar financing transactions — The Company designated its previously outstanding Euro-denominated senior notes (Note 9, “Long-Term Debt”) as a net investment hedge of long-term investments in its Euro-functional subsidiaries. As of March 31, 2007, the amount recorded in accumulated other comprehensive loss related to the effective portion of the net investment hedge of foreign operations was approximately negative $148.0 million. Such amount will be included in accumulated other comprehensive loss until the Company liquidates its related net investment in its designated foreign operations.
(20) Accounting Pronouncements
Financial Instruments
The FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments — an amendment of FASB Statements No. 133 and 140.” This statement resolves issues related to the application of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” to beneficial interests in securitized assets. The provisions of this statement are to be applied prospectively to all financial instruments acquired or issued during fiscal years beginning after September 15, 2006. The effects of adoption were not significant.
The FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets — an amendment of FASB Statement No. 140.” This statement requires that all servicing assets and liabilities be initially measured at fair value. The provisions of this statement are to be applied prospectively to all servicing transactions beginning after September 15, 2006. The effects of adoption were not significant.
Fair Value Measurements
The FASB issued SFAS No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The provisions of this statement are to generally be applied prospectively in fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of this statement on its financial statements.
Pension and Other Postretirement Benefits
The FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106 and 132(R).” The Company adopted the funded status recognition provisions of SFAS No. 158 as of December 31, 2006.
This statement also requires the measurement of defined benefit plan asset and liabilities as of the annual balance sheet date. Currently, the Company measures its plan assets and liabilities using an early measurement date of September 30, as allowed by the original provisions of SFAS No. 87, “Employers’ Accounting for Pensions,” and SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” The measurement date provisions of SFAS No. 158 are effective for fiscal years ending after December 15, 2008. The Company is currently evaluating the measurement date provisions of this statement.
Fair Value Option
The FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement No. 115.” This statement allows entities to measure eligible financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(20) Accounting Pronouncements – (continued)
provisions of this statement are effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Company is currently evaluating the impact of this statement on its financial statements.
(21) Supplemental Guarantor Condensed Consolidating Financial Statements

	March 31, 2007
	Parent	Guarantors	Non- guarantors	Eliminations	Consolidated
	(unaudited; in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$100.0	$6.2	$224.2	$—	$330.4
Accounts receivable	26.5	333.9	2,052.3	—	2,412.7
Inventories	14.5	128.7	455.8	—	599.0
Current assets of business held for sale	—	—	38.3	—	38.3
Other	33.8	19.8	264.0	—	317.6
Total current assets	174.8	488.6	3,034.6	—	3,698.0
Long-Term Assets:
Property, plant and equipment, net	199.4	284.9	941.6	—	1,425.9
Goodwill, net	454.5	551.1	1,001.0	—	2,006.6
Investments in subsidiaries	3,890.6	2,343.1	—	(6,233.7)	—
Other	237.8	24.4	268.3	—	530.5
Total long-term assets	4,782.3	3,203.5	2,210.9	(6,233.7)	3,963.0
	$4,957.1	$3,692.1	$5,245.5	$(6,233.7)	$7,661.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$—	$—	$11.5	$—	$11.5
Accounts payable and drafts	148.0	399.5	1,932.8	—	2,480.3
Accrued liabilities	310.7	193.9	648.2	—	1,152.8
Current liabilities of business held for sale	—	—	16.7	—	16.7
Current portion of long-term debt	6.0	—	20.4	—	26.4
Total current liabilities	464.7	593.4	2,629.6	—	3,687.7
Long-Term Liabilities:
Long-term debt	2,411.2	—	20.6	—	2,431.8
Long-term liabilities of business held for sale	—	—	21.6	—	21.6
Intercompany accounts, net	1,219.6	604.0	(1,823.6)	—	—
Other	169.1	170.6	487.7	—	827.4
Total long-term liabilities	3,799.9	774.6	(1,293.7)	—	3,280.8
Stockholders’ Equity	692.5	2,324.1	3,909.6	(6,233.7)	692.5
	$4,957.1	$3,692.1	$5,245.5	$(6,233.7)	$7,661.0

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(21) Supplemental Guarantor Condensed Consolidating Financial Statements – (continued)

	December 31, 2006
	Parent	Guarantors	Non-guarantors	Eliminations	Consolidated
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$195.8	$4.0	$302.9	$—	$502.7
Accounts receivable	12.7	243.5	1,750.7	—	2,006.9
Inventories	15.2	136.9	429.4	—	581.5
Current assets of business held for sale	77.1	217.1	133.6	—	427.8
Other	45.9	29.9	295.6	—	371.4
Total current assets	346.7	631.4	2,912.2	—	3,890.3
Long-Term Assets:
Property, plant and equipment, net	230.9	284.1	956.7	—	1,471.7
Goodwill, net	454.5	551.1	991.1	—	1,996.7
Investments in subsidiaries	3,691.2	3,257.4	—	(6,948.6)	—
Other	233.7	24.1	234.0	—	491.8
Total long-term assets	4,610.3	4,116.7	2,181.8	(6,948.6)	3,960.2
	$4,957.0	$4,748.1	$5,094.0	$(6,948.6)	$7,850.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$—	$—	$39.3	$—	$39.3
Accounts payable and drafts	157.0	395.7	1,764.7	—	2,317.4
Accrued liabilities	322.3	145.8	631.2	—	1,099.3
Current liabilities of business held for sale	60.4	226.1	119.2	—	405.7
Current portion of long-term debt	6.0	—	19.6	—	25.6
Total current liabilities	545.7	767.6	2,574.0	—	3,887.3
Long-Term Liabilities:
Long-term debt	2,413.2	—	21.3	—	2,434.5
Long-term liabilities of business held for sale	—	0.1	48.4	—	48.5
Intercompany accounts, net	1,193.7	503.1	(1,696.8)	—	—
Other	202.4	176.5	499.3	—	878.2
Total long-term liabilities	3,809.3	679.7	(1,127.8)	—	3,361.2
Stockholders’ Equity	602.0	3,300.8	3,647.8	(6,948.6)	602.0
	$4,957.0	$4,748.1	$5,094.0	$(6,948.6)	$7,850.5

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(21) Supplemental Guarantor Condensed Consolidating Financial Statements – (continued)

	For the Three Months Ended March 31, 2007
	Parent	Guarantors	Non- guarantors	Eliminations	Consolidated
	(unaudited; in millions)
Net sales	$288.3	$1,525.5	$3,614.7	$(1,022.4)	$4,406.1
Cost of sales	298.9	1,499.1	3,319.6	(1,022.4)	4,095.2
Selling, general and administrative expenses	34.1	14.0	78.4	—	126.5
Loss on divestiture of Interior business	(17.2)	28.2	14.6	—	25.6
Interest expense	21.8	28.3	1.4	—	51.5
Intercompany (income) expense, net	(79.6)	16.8	62.8	—	—
Other expense, net	2.0	10.0	13.0	—	25.0
Income (loss) before income taxes and equity in net income of subsidiaries	28.3	(70.9)	124.9	—	82.3
Provision (benefit) for income taxes	—	(9.8)	42.2	—	32.4
Equity in net income of subsidiaries	(21.6)	(5.9)	—	27.5	—
Net income (loss)	$49.9	$(55.2)	$82.7	$(27.5)	$49.9

	For the Three Months Ended April 1, 2006
	Parent	Guarantors	Non- guarantors	Eliminations	Consolidated
	(unaudited; in millions)
Net sales	$475.6	$1,889.0	$3,152.5	$(838.6)	$4,678.5
Cost of sales	500.6	1,850.8	2,946.5	(838.6)	4,459.3
Selling, general and administrative expenses	59.4	27.3	78.3	—	165.0
Interest expense	15.1	23.5	9.1	—	47.7
Intercompany (income) expense, net	(131.8)	87.5	44.3	—	—
Other (income) expense, net	(31.3)	12.0	11.0	—	(8.3)
Income (loss) before income taxes, equity in net (income) loss of subsidiaries and cumulative effect of a change in accounting principle	63.6	(112.1)	63.3	—	14.8
Provision (benefit) for income taxes	(2.9)	1.7	1.0	—	(0.2)
Equity in net (income) loss of subsidiaries	51.5	(41.2)	—	(10.3)	—
Income (loss) before cumulative effect of a change in accounting principle	15.0	(72.6)	62.3	10.3	15.0
Cumulative effect of a change in accounting principle	2.9	—	—	—	2.9
Net income	$17.9	$(72.6)	$62.3	$10.3	$17.9

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(21) Supplemental Guarantor Condensed Consolidating Financial Statements – (continued)

	For the Three Months Ended March 31, 2007
	Parent	Guarantors	Non- guarantors	Eliminations	Consolidated
	(unaudited; in millions)
Net cash used in operating activities	$15.2	$(54.2)	$(2.8)	$—	$(41.8)
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(2.8)	(17.7)	(8.7)	—	(29.2)
Divestiture of Interior business	(6.5)	(12.9)	(37.9)	—	(57.3)
Other, net	0.6	0.3	(29.5)	—	(28.6)
Net cash used in investing activities	(8.7)	(30.3)	(76.1)	—	(115.1)
Cash Flows from Financing Activities:
Long-term debt repayments, net	(2.9)	—	(0.7)	—	(3.6)
Short-term debt repayments, net	—	—	(11.0)	—	(11.0)
Proceeds from exercise of stock options	5.7	—	—	—	5.7
Decrease in drafts	(1.0)	(2.5)	(10.0)	—	(13.5)
Change in intercompany accounts	(104.1)	86.5	17.6	—	—
Net cash used in financing activities	(102.3)	84.0	(4.1)	—	(22.4)
Effect of foreign currency translation	—	2.7	4.3	—	7.0
Net Change in Cash and Cash Equivalents	(95.8)	2.2	(78.7)		(172.3)
Cash and Cash Equivalents as of Beginning of Period	195.8	4.0	302.9	—	502.7
Cash and Cash Equivalents as of End of Period	$100.0	$6.2	$224.2	$—	$330.4

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(21) Supplemental Guarantor Condensed Consolidating Financial Statements – (continued)

	For the Three Months Ended April 1, 2006
	Parent	Guarantors	Non- guarantors	Eliminations	Consolidated
	(unaudited; in millions)
Net cash provided by operating activities	$154.7	$(41.3)	$(74.0)	$—	$39.4
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(14.4)	(30.6)	(47.6)		(92.6)
Other, net	31.2	(3.0)	(0.3)	—	27.9
Net cash used in investing activities	16.8	(33.6)	(47.9)	—	(64.7)
Cash Flows from Financing Activities:
Long-term debt repayments, net	(2.1)	(0.1)	(3.9)	—	(6.1)
Dividends paid	(16.8)	—	—	—	(16.8)
Increase in drafts	7.6	(0.6)	(5.9)	—	1.1
Change in intercompany accounts	(152.5)	78.3	74.2	—	—
Net cash used in financing activities	(163.8)	77.6	64.4	—	(21.8)
Effect of foreign currency translation	—	3.7	7.0	—	10.7
Net Change in Cash and Cash Equivalents	7.7	6.4	(50.5)		(36.4)
Cash and Cash Equivalents as of Beginning of Period	38.6	4.8	164.2	—	207.6
Cash and Cash Equivalents as of End of Period	$46.3	$11.2	$113.7	$—	$171.2
Basis of Presentation — Certain of the Company’s wholly-owned subsidiaries (the “Guarantors”) have unconditionally fully guaranteed, on a joint and several basis, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of the Company’s obligations under the Primary Credit Facility and the indentures governing the Company’s senior notes, including the Company’s obligations to pay principal, premium, if any, and interest with respect to the senior notes. The senior notes consist of $300 million aggregate principal amount of 8.50% senior notes due 2013, $600 million aggregate principal amount of 8.75% senior notes due 2016, $399 million aggregate principal amount of 5.75% senior notes due 2014, Euro 56 million aggregate principal amount of 8.125% senior notes due 2008, $41 million aggregate principal amount of 8.11% senior notes due 2009 and $1 million aggregate principal amount of zero-coupon convertible senior notes due 2022. The Guarantors under the indentures are currently Lear Automotive Dearborn, Inc., Lear Automotive (EEDS) Spain S.L., Lear Corporation EEDS and Interiors, Lear Corporation (Germany) Ltd., Lear Corporation Mexico, S. de R.L. de C.V., Lear Operations Corporation and Lear Seating Holdings Corp. #50. Lear Automotive Dearborn, Inc. became a Guarantor under the indentures effective April 25, 2006. In lieu of providing separate audited financial statements for the Guarantors, the Company has included the audited supplemental guarantor condensed consolidating financial statements above. These financial statements reflect the guarantors listed above for all periods presented. Management does not believe that separate financial statements of the Guarantors are material to investors. Therefore, separate financial statements and other disclosures concerning the Guarantors are not presented.
As of December 31, 2006 and for the three months ended April 1, 2006, the supplemental guarantor condensed consolidating financial statements have been restated to reflect certain changes to the equity investments of guarantor subsidiaries.
Distributions — There are no significant restrictions on the ability of the Guarantors to make distributions to the Company.
Selling, General and Administrative Expenses — During the three months ended March 31, 2007 and April 1, 2006, the Parent allocated $2.5 million and $12.9 million, respectively, of corporate selling, general and administrative expenses to its operating subsidiaries. The allocations were based on various factors, which estimate

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LEAR CORPORATION AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(21) Supplemental Guarantor Condensed Consolidating Financial Statements – (continued)
usage of particular corporate functions, and in certain instances, other relevant factors, such as the revenues or the number of employees of the Company’s subsidiaries.
Long-term debt of the Parent and the Guarantors — A summary of long-term debt of the Parent and the Guarantors on a combined basis is shown below (in millions):

	March 31, 2007	December 31, 2006

Amended and restated primary credit facility	$997.0	$997.0
Senior notes	1,415.7	1,417.6
Other long-term debt	4.5	4.6
	2,417.2	2,419.2
Less — current portion	(6.0)	(6.0)
	$2,411.2	$2,413.2
The obligations of foreign subsidiary borrowers under the Primary Credit Facility are guaranteed by the Parent.
For more information on the above indebtedness, see Note 9, “Long-Term Debt.”

Until                  , 200_, all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.
___________________
PROSPECTUS
___________________
AMERICAN REAL ESTATE PARTNERS, L.P.
(Exact name of co-registrant as specified in its charter)
AMERICAN REAL ESTATE FINANCE CORP.
(Exact name of co-registrant as specified in its charter)
AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant of guarantee as specified in its charter)
Offer to exchange our 7⅛% Senior Notes due 2013, which have been registered under the Securities Act of 1933, for any and all of our outstanding
7⅛% Senior Notes due 2013.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
Indemnification Under the Delaware Limited Partnership Act and the American Real Estate Partners L.P. Limited Partnership Agreement
AREP is organized under the laws of Delaware. Section 17-108 of the Delaware Act, provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partners or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.
Section 6.15 of the AREP partnership agreement, dated as of May 12, 1987, as amended, provides that the general partner, its affiliates, and all officers, directors, employees and agents of the general partner and its affiliates (individually, an “Indemnitee”), to the fullest extent permitted by law, will be indemnified and held harmless from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as (x) the general partner or an affiliate thereof or (y) a partner, shareholder, director, officer, employee or agent of the general partner or an affiliate thereof or (z) a person serving at the request of the partnership in another entity in a similar capacity, which relate to, arise out of or are incidental to the partnership, its property, business or affairs, including, without limitation, liabilities under the federal and state securities laws, regardless of whether the Indemnitee continues to be a general partner, an affiliate, or an officer, director, employee or agent of the general partner or of an affiliate thereof at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of the partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful and (ii) the Indemnitee’s conduct did not constitute willful misconduct. The partnership agreement further provides that an Indemnitee shall not be denied indemnification in whole or in part under Section 6.15 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the partnership agreement. Any indemnification under Section 6.15 shall be satisfied solely out of the assets of the partnership.
Indemnification Under the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of AREP Finance
AREP Finance, the co-issuer of the notes, is a corporation incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrants. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 21. Exhibits

Exhibit No.	Description

4.1
Indenture, dated as of February 7, 2005, among American Real Estate Partners, L.P., American Real Estate Finance Corp., AREH, as guarantor and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4.9 to AREP’s Form 8-K (SEC File No. 1-9516), filed on February 10, 2005).

4.2	Form of 7 1/8% Senior Note due 2013 (incorporated by reference to Exhibit 4.9 to AREP’s Form 8-K (SEC File No. 1-9516), filed on February 10, 2005).
4.3
Registration Rights Agreement, dated as of January 17, 2007, among American Real Estate Partners, L.P., American Real Estate Finance Corp., AREH and Jefferies & Company (incorporated by reference to Exhibit 4.3 to AREP’s Form 8-K (SEC File No. 1-9516), filed on January 19, 2007).

5.1	Opinion of Proskauer Rose LLP.(1)
12.1	Ratio of earnings to fixed charges.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Grant Thornton LLP.
23.3	Consent of Grant Thornton LLP.
23.4	Consent of KPMG LLP.
23.5	Consent of KPMG LLP.
23.6	Consent of KPMG LLP.
23.7	Consent of Ernst & Young LLP.
23.8	Consent of Proskauer Rose LLP (included in Exhibit 5.1).(1)
24.1	Power of Attorney (included on the signature pages to this S-4).
25.1	Statement of Eligibility of Trustee.(1)
99.1	Letter of Transmittal.(1)
99.2	Notice of Guaranteed Delivery.(1)
99.3	Letter to Clients.(1)
99.4	Letter to Brokers.(1)
99.5	Form of Exchange Agent Agreement by and between AREP and Wilmington Trust Company.(1)
——————
(1)
To be filed by amendment.
Item 22. Undertakings
The undersigned registrants hereby undertake:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(a) If the registrant is relying on Rule 430B:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or
(b) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;
(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.
(9) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on June 21, 2007.

AMERICAN REAL ESTATE PARTNERS, L.P.

By:	American Property Investors, Inc., its general partner

By:	/s/ Keith A. Meister
Keith A. Meister Principal Executive Officer and Vice Chairman of the Board
KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Keith A. Meister as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Keith A. Meister	Principal Executive Officer	June 21, 2007
Keith A. Meister	and Vice Chairman of the Board (Principal Executive Officer)

/s/ Andrew Skobe	Chief Financial Officer	June 21, 2007
Andrew Skobe	(Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer)

/s/ Jack G. Wasserman	Director	June 21, 2007
Jack G. Wasserman

/s/ William A. Leidesdorf	Director	June 21, 2007
William A. Leidesdorf

/s/ James L. Nelson	Director	June 21, 2007
James L. Nelson

/s/ Vincent J. Intrieri	Director	June 21, 2007
Vincent J. Intrieri

Chairman of the Board
Carl C. Icahn

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on June 21, 2007.

AMERICAN REAL ESTATE FINANCE CORP.

By:	/s/ Keith A. Meister
Keith A. Meister Principal Executive Officer and Vice Chairman of the Board
KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Keith A. Meister as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Keith A. Meister	Principal Executive Officer	June 21, 2007
Keith A. Meister	and Vice Chairman of the Board (Principal Executive Officer)

/s/ Andrew Skobe	Chief Financial Officer	June 21, 2007
Andrew Skobe	(Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer)

/s/ Jack G. Wasserman	Director	June 21, 2007
Jack G. Wasserman

/s/ William A. Leidesdorf	Director	June 21, 2007
William A. Leidesdorf

/s/ James L. Nelson	Director	June 21, 2007
James L. Nelson

/s/ Vincent J. Intrieri	Director	June 21, 2007
Vincent J. Intrieri

Chairman of the Board
Carl C. Icahn

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on June 21, 2007.

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP

By:	/s/ Keith A. Meister
Keith A. Meister Principal Executive Officer and Vice Chairman of the Board
KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Keith A. Meister as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Keith A. Meister	Principal Executive Officer	June 21, 2007
Keith A. Meister	and Vice Chairman of the Board (Principal Executive Officer)

/s/ Andrew Skobe	Chief Financial Officer	June 21, 2007
Andrew Skobe	(Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer)

/s/ Jack G. Wasserman	Director	June 21, 2007
Jack G. Wasserman

/s/ William A. Leidesdorf	Director	June 21, 2007
William A. Leidesdorf

/s/ James L. Nelson	Director	June 21, 2007
James L. Nelson

/s/ Vincent J. Intrieri	Director	June 21, 2007
Vincent J. Intrieri

Chairman of the Board
Carl C. Icahn